                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:

[X] Preliminary proxy statement

[_] Definitive proxy statement

[_] Definitive additional materials

[_] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                               ZAPATA CORPORATION
                (Name of Registrant as Specified in its Charter)

                               ZAPATA CORPORATION
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[_] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1)  Title of each class of securities to which transaction applies:.....  N/A
   2)  Aggregate number of securities to which transaction applies:........  N/A
   3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11*:......................  N/A
   4)  Proposed maximum aggregate value of transaction:....................  N/A
   5)  Total fee paid:.....................................................  N/A

--------
*Set forth the amount on which the filing fee is calculated and state how it was determined.

[X] Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form of Schedule and the date of its filing.

   1)  Amount previously paid:..............................             $26,000
   2)  Form, Schedule or Registration Statement No.:........        Schedule 14A
   3)  Filing party:........................................  Zapata Corporation
   4)  Date filed:..........................................  September 29, 1995

                  PRELIMINARY COPY--FOR THE INFORMATION OF THE
                    SECURITIES AND EXCHANGE COMMISSION ONLY.

                [LETTERHEAD OF ZAPATA CORPORATION APPEARS HERE]

                               November 10, 1995

To Our Stockholders:

  You are cordially invited to attend a Special Meeting of Stockholders of Zapata Corporation (the "Company") to be held on December 12, 1995, at 10:00 a.m., local time, at the Omni Hotel, 4 Riverway, Houston, Texas, 77056.

  At the Special Meeting, stockholders will be asked to consider and vote upon the approval of the sale of the Company's natural gas compression business conducted by its wholly owned subsidiaries, Energy Industries, Inc. and Zapata Energy Industries, L.P., to Weatherford Enterra, Inc., all as more fully described in the accompanying Proxy Statement.

  A description of the proposed sale transaction and other important information is included in the accompanying Proxy Statement.

  The proposed sale transaction is an important component of the Company's strategic plan to exit the energy business and transform the Company into a food services company. THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE SALE PROPOSAL.

  Whether or not you plan to attend the Special Meeting, we ask that you indicate the manner in which you wish your shares to be voted and sign and return your proxy as promptly as possible in the enclosed envelope so that your vote may be recorded. You may vote your shares in person if you attend the Special Meeting, even if you send in your proxy.

  I appreciate your continued interest in the Company.

                                          Sincerely,

                                          Avram A. Glazer
                                          President and Chief Executive
                                           Officer

                 PRELIMINARY COPY -- FOR THE INFORMATION OF THE
                    SECURITIES AND EXCHANGE COMMISSION ONLY.

                               ZAPATA CORPORATION
                        1717 St. James Place, Suite 550
                              Houston, Texas 77056
                                 (713) 941-6100

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD DECEMBER 12, 1995

To the Stockholders of
Zapata Corporation:

  Notice is hereby given that a special meeting (the "Special Meeting") of stockholders of Zapata Corporation will be held at the Omni Hotel, 4 Riverway, Houston, Texas, 77056 on December 12, 1995, at 10:00 a.m. local time, for the following purposes:

    1. To consider and vote upon the sale of the Company's natural gas compression business conducted by its wholly owned subsidiaries, Energy Industries, Inc. and Zapata Energy Industries, L.P. (the "Energy Industries Sale Proposal"), to Weatherford Enterra, Inc., all as more fully described in the accompanying Proxy Statement.

    2. To transact such other business incidental to the conduct of the Special Meeting or any adjournment(s) or postponement(s) thereof.

  The Board of Directors has fixed the close of business on November 3, 1995 as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Special Meeting and any adjournment(s) or postponement(s) thereof, and only stockholders of record at said time and on said date are entitled to notice of, and to vote at, the Special Meeting.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ENERGY INDUSTRIES SALE PROPOSAL.

  Stockholders are cordially invited to attend the Special Meeting in person. Those who will not attend and who wish their shares voted are requested to sign, date and mail promptly the enclosed proxy, for which a stamped return envelope is provided.

                                          By Order of the Board of Directors,

                                          JOSEPH L. VON ROSENBERG, III
                                          Vice President, General Counsel
                                          and Corporate Secretary
Houston, Texas
November 10, 1995

WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE SPECIAL MEETING, YOU ARE URGED TO PROMPTLY COMPLETE, SIGN AND MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE.

                  PRELIMINARY COPY--FOR THE INFORMATION OF THE
                    SECURITIES AND EXCHANGE COMMISSION ONLY.

                               TABLE OF CONTENTS

INTRODUCTION................................................................   1
  General...................................................................   1
  Purpose Of The Special Meeting............................................   1
  Record Date, Voting Securities And Quorum.................................   1
  Vote Required.............................................................   2
  No Appraisal Rights.......................................................   2
  Proxy Information.........................................................   2
THE ENERGY INDUSTRIES SALE PROPOSAL.........................................   3
  Background of the Energy Industries Sale Proposal.........................   3
  Fairness Opinion of Financial Advisor.....................................   6
  Recommendation of the Company's Board of Directors........................   9
  Terms of the Energy Industries Sale.......................................  11
  Voting Agreement of Major Stockholder.....................................  13
  Stockholder Approval......................................................  13
  No Rights of Appraisal....................................................  13
  Resolutions Proposed For Adoption By Stockholders.........................  14
  Fees And Expenses.........................................................  14
  Certain Federal Income Tax Consequences...................................  14
  Financial Information.....................................................  14
  Accounting Treatment......................................................  15
  Regulatory Approvals......................................................  15
  Relation To The Proposed Sale of Cimarron.................................  15
  Certain Information Concerning Weatherford Enterra........................  15
  Business of Energy Industries.............................................  15
SELECTED FINANCIAL DATA.....................................................  19
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS.......................  20
ENERGY INDUSTRIES UNAUDITED FINANCIAL STATEMENTS............................  26
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT..............  37
MARKET PRICES OF COMMON STOCK...............................................  38
INDEPENDENT ACCOUNTANTS.....................................................  38
OTHER MATTERS...............................................................  38
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE............................. 38

APPENDICES
  Appendix A--Purchase Agreement
  Appendix B--Opinion of Schroder Wertheim & Co.

                               ZAPATA CORPORATION
                        1717 ST. JAMES PLACE, SUITE 550
                              HOUSTON, TEXAS 77056
                                 (713) 941-6100

                               -----------------
                                PROXY STATEMENT
                               -----------------

                                  INTRODUCTION

GENERAL

  This Proxy Statement and the accompanying proxy card are furnished by Zapata Corporation, a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Company's Board of Directors (the "Board of Directors") for use at the Special Meeting of Stockholders or any adjournments or postponements thereof (the "Special Meeting"), to be held at the time and place set forth in the accompanying Notice of Special Meeting. This Proxy Statement, the accompanying Notice of Special Meeting of Stockholders and the enclosed form of proxy are first being mailed to stockholders of the Company on or about November 10, 1995.

PURPOSE OF THE SPECIAL MEETING

  At the Special Meeting, stockholders will be asked to consider and vote to approve the sale (the "Energy Industries Sale") of the Company's natural gas compression business which is currently conducted by two wholly owned subsidiaries of the Company, Energy Industries, Inc. and Zapata Energy Industries, L.P. (collectively, "Energy Industries") to Weatherford Enterra, Inc., and its wholly owned subsidiary, Enterra Compression Company (collectively, "Weatherford Enterra"). The Energy Industries Sale will be consummated in accordance with the terms and conditions of an Agreement dated as of September 20, 1995 (the "Purchase Agreement") by and among the Company, Energy Industries, Enterra Compression Company and Enterra Corporation. (On October 5, 1995, Enterra Corporation merged with and into Weatherford International Incorporated and that company changed its name to Weatherford Enterra, Inc. Accordingly, all references in this Proxy Statement to Weatherford Enterra prior to October 5, 1995 refer to Enterra Corporation and its wholly owned subsidiary, Enterra Compression Company.) The proposal to sell the Company's natural gas compression business is referred to herein as the "Energy Industries Sale Proposal". Pursuant to the Purchase Agreement, subject to stockholder approval, Weatherford Enterra will purchase from the Company all of the assets of Energy Industries, for a purchase price (the "Purchase Price") of $130 million, and assume certain liabilities of Energy Industries, subject to certain adjustments based on the net asset value of Energy Industries on the closing date, as described in "The Energy Industries Sale Proposal--Terms of the Energy Industries Sale--Purchase Price".

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ENERGY INDUSTRIES SALE PROPOSAL.

  At the date of this Proxy Statement, the Company does not know of any business to be presented at the Special Meeting other than those matters that are set forth in the Notice accompanying this Proxy Statement.

RECORD DATE, VOTING SECURITIES AND QUORUM

  The Board of Directors has fixed the close of business on November 3, 1995 (the "Record Date") as the record date for the determination of holders of outstanding shares of the Company's outstanding shares of common stock, $.25 par value ("Common Stock"), and the Company's outstanding shares of $2 Noncumulative Convertible Preference Stock, $1.00 par value ("$2 Preference Stock"), entitled to notice of, and to vote at, the Special Meeting and any adjournment or postponement thereof. Only holders of record of Common Stock and $2 Preference Stock at the close of business on the Record Date will be entitled to vote at the Special Meeting. On the Record Date, the Company had outstanding and entitled to vote
              shares of Common Stock and          shares of $2 Preference
Stock. Each holder of Common Stock and $2 Preference Stock as of the Record Date will be entitled to one vote, exercisable in person or by proxy, for each share of Common Stock or share of $2 Preference Stock held of record by such holder on the Record Date. Holders of $2 Preference Stock are entitled to vote together with the holders of Common Stock as a single class on all matters to be voted on by stockholders of the Company. The presence at the Special Meeting in person or by proxy of the holders of a majority of the combined votes of Common Stock and $2 Preference Stock entitled to vote, voting together as a single class, is necessary to constitute a quorum.

VOTE REQUIRED

  Under the Delaware General Corporation Law ("DGCL") and the Company's Certificate of Incorporation, the approval of the Energy Industries Sale Proposal requires the affirmative vote of more than 50% of the combined votes of the outstanding shares of Common Stock and $2 Preference Stock entitled to vote, voting together as a single class, which are present either in person or by proxy at the Special Meeting at which a quorum is present.

  Abstentions, broker non-votes (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and for which the broker or nominee does not have discretionary power to vote on a particular matter) and withheld votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. However, they are not counted for purposes of determining whether the Energy Industries Sale Proposal has been approved and will have the effect of votes against the Energy Industries Sale Proposal.

  In connection with the Energy Industries Sale, The Malcolm I. Glazer Trust, a stockholder of the Company which beneficially owns approximately 35.5% of the Company's outstanding Common Stock, agreed in a letter dated September 20, 1995 (the "Glazer Letter") on behalf of itself, and any affiliates of such Trust or Malcolm I. Glazer, the Chairman of the Board of the Company, that the Trust and such affiliates will vote all shares of Common Stock owned by them in accordance with the recommendation of the Board of Directors of the Company with respect to the approval of the Energy Industries Sale Proposal by the Company's stockholders. The Board of Directors has recommended that the stockholders of the Company vote "FOR" the Energy Industries Sale Proposal. See "The Energy Industries Sale Proposal--Voting Agreement with Major Stockholder."

NO APPRAISAL RIGHTS

  Stockholders are not entitled to appraisal rights under the DGCL with respect to the Energy Industries Sale Proposal. See "The Energy Industries Sale Proposal--No Rights of Appraisal."

PROXY INFORMATION

  Proxies in the accompanying form are solicited on behalf of and at the direction of the Board of Directors. All shares of Common Stock and $2 Preference Stock represented by properly executed proxies will be voted at the Special Meeting in accordance with the direction indicated on the proxies unless such proxies have previously been revoked. If authority to vote a proxy has not been withheld and no direction is indicated, the shares will be voted FOR approval of the Energy Industries Sale Proposal. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ENERGY INDUSTRIES SALE PROPOSAL. See "The Energy Industries Sale Proposal--Recommendation of the Company's Board of Directors." If any other matters are properly presented at the Special Meeting for action, including a question of adjourning the meeting from time to time, the persons named in the proxies and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

  A stockholder executing and returning a proxy has the power to revoke it at any time before it is exercised. A stockholder who wishes to revoke a proxy can do so by executing a later-dated proxy relating to the same shares and delivering it to the Secretary of the Company prior to the vote at the Special Meeting, by giving written notice of revocation to the Secretary prior to the vote at the Special Meeting or by appearing in person at the Special Meeting and voting in person the shares to which the proxy relates. Any written notice revoking a proxy should be sent to the Company, Attention: Joseph L. von Rosenberg, III, Corporate Secretary. The Company's executive offices are located at 1717 St. James Place, Suite 550, Houston, Texas 77056.

  In addition to the use of the mail, proxies may be solicited by personal interview and telephone, telegraph or telecopy by the directors, officers and regular employees of the Company. Such persons will receive no additional compensation for such services. Arrangements also will be made with certain brokerage firms and certain other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of Common Stock and $2 Preference Stock held of record by such persons, and such brokers, custodians, nominees and fiduciaries will be reimbursed by the Company for reasonable out-of-pocket expenses incurred by them in connection therewith. The Company has also engaged American Stock Transfer Company to assist in the solicitation of proxies. The Company pays American Stock Transfer Company a fee of $4,000 per month for transfer agent services and proxy solicitation services when required. The Company will also reimburse American Stock Transfer Company for out-of-pocket costs and expenses in connection with its solicitation.

                                 PROPOSAL NO. 1

                      THE ENERGY INDUSTRIES SALE PROPOSAL

BACKGROUND OF THE ENERGY INDUSTRIES SALE PROPOSAL

  General. The Company is a Delaware corporation which was organized in 1954 and which historically has operated within the energy industry. The Company was previously engaged in the operation of offshore drilling rigs, marine service and supply vessels and oil and gas operations. All of these operations have been divested in the last few years, with the exception of the Company's remaining interest in a Bolivian oil and gas operation.

  In fiscal 1993, the Company began to narrow the focus of its operations to the natural gas services market. In connection with that strategy, the Company acquired Cimarron Gas Holding Company ("Cimarron") in November 1992. Cimarron is engaged in the business of gathering and processing natural gas and its constituent products, as well as marketing and trading natural gas liquids. In September 1993, Cimarron purchased additional gathering and processing assets and expanded its operations through the acquisition of Stellar Energy Corporation and three affiliated companies. In November 1993, the Company acquired the natural gas compression business of Energy Industries. Energy Industries is engaged in the business of renting, fabricating, selling, installing and servicing natural gas compressor packages. Energy Industries operates one of the ten largest rental fleets of natural gas compressor packages in the United States. See "--Business of Energy Industries".

  In late 1994 and early 1995, the Board of Directors and senior management of the Company began to develop a strategic plan for the Company which involves repositioning the Company in the food packaging, food and food service equipment and supply businesses (collectively, "food services") and exiting the energy business in which the Company has historically operated. Specifically, the strategic plan called for the divestiture of the Company's remaining energy operations, Energy Industries, Cimarron and the Company's remaining domestic oil and gas assets, and the acquisition of, or joint ventures with, selected companies in the food services industry. In connection with the development of such strategic plan, certain members of senior management and certain members of the Board of Directors reviewed various publicly available materials regarding the food services industry, including information on overall market size, susceptibility of the industry to consolidation, general revenue and earnings history and trends and other relevant information. As a result of such evaluations and informal exchanges of information, a consensus developed among such senior management and Board members that the food services industry might provide better opportunities to increase the earnings and revenues of the Company as compared to the businesses in which the Company had historically operated. The Company publicly announced its decision to exit the energy business in April 1995. Certain members of senior management and certain Board members continued to evaluate information of the food services industry and the Board of Directors formally ratified the Company's strategic plan at a May 31, 1995 Board meeting.

  In March 1995, the Company executed an agreement to sell its marine protein operations to an investor group. However, that agreement was terminated in April 1995 due to the investor group's failure to obtain sufficient financing. The Board of Directors has since decided to retain the Company's marine protein operations in connection with the Company's focus on the food services industry.

  In April 1995, the Company engaged Schroder Wertheim & Co. Incorporated ("Schroder Wertheim"), an investment banking firm, as its financial advisor to assist in the potential divestiture of Energy Industries and Cimarron. In selecting Schroder Wertheim, the Board of Directors took into account Schroder Wertheim's expertise, reputation and familiarity with the natural gas industry. The Board of Directors had also engaged Schroder Wertheim in connection with the Envirodyne transaction described below. Schroder Wertheim, as a customary part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, private placements and valuations for estate, corporate and other purposes. In connection with the Energy Industries divestiture, Schroder Wertheim initiated contacts with a significant number of prospective purchasers which are described below under "--The Energy Industries Sale Proposal."

  A meeting of the Company's Board of Directors was held on May 5, 1995 to review and discuss the status of the sale of Energy Industries and Cimarron. At that meeting, the Board ratified the engagement of Schroder Wertheim and authorized the appropriate officers of the Company to negotiate terms and conditions of sale with viable bidders for each of Energy Industries and Cimarron, subject to formal approval by the Board of Directors. The authorized officers were the Chairman of the Board, the President, the General Counsel and the Chief Financial Officer of the Company. These officers were selected based on their positions and history with the Company and their collective operational, legal and financial expertise. Schroder Wertheim also was granted authority to negotiate terms on behalf of the Company, and participated in negotiations in consultation with the President, General Counsel and Chief Financial Officer of the Company, subject to final approval by the Board of Directors.

  In June 1995, the Company sold a portion of its natural gas reserves in the Gulf of Mexico. In August 1995, the Company sold its remaining domestic oil and gas operations, including its interests in five offshore federal leases in the Gulf of Mexico.

  In August 1995, the Company purchased 31% of the common stock of Envirodyne Industries, Inc. ("Envirodyne") for $18.8 million from Malcolm Glazer, Chairman of the Board of the Company and, through his beneficial ownership of a trust, a major stockholder of the Company. Mr. Glazer is also a director of Envirodyne. Such shares represented all of Mr. Glazer's interest in Envirodyne. The Company paid the purchase price by issuing a subordinated promissory note bearing interest at the prime rate and maturing in August 1997. This transaction was approved by an independent special committee composed of disinterested members of the Company's Board of Directors. Schroder Wertheim served as financial advisor to the Company in connection with the transaction and also provided a fairness opinion to the Board of Directors regarding the fairness, from a financial point of view, of the transaction. Envirodyne is a major supplier of food packaging products and food service supplies and Envirodyne is a leading worldwide producer of cellulosic casings used in the preparation and packaging of processed meat products and the world's second largest producer of heat shrinkable plastic bags and specialty films for packaging and preserving fresh and processed meat products, poultry and cheeses. Envirodyne is also a leading domestic producer of disposable plastic cutlery, drinking straws, custom dining kits and related products. In addition, Envirodyne is a leading domestic producer of thermo-formed and injection-molded plastic containers and horticultural trays and inserts. The Company is continuing to evaluate the acquisition of additional shares of Envirodyne common stock or proposing a merger with, or acquisition of, Envirodyne in the future.

  The Energy Industries Sale Proposal. In connection with the Energy Industries Sale, Schroder Wertheim initiated contact with approximately 37 companies. Those companies were selected on the basis of their potential strategic interest in Energy Industries or their potential interest in adding natural gas compression operations to their existing operations or energy investment portfolios. As a result of such contacts, 21 of the prospective purchasers signed confidentiality agreements and received confidential information regarding Energy Industries. The information sent to the 21 prospective purchasers included a confidential memorandum which provided a description of Energy Industries' operations and a summary of its historical financial and operating performance and management projections of future financial results. In addition to the confidential memorandum, prospective purchasers received a cover letter which set forth bidding procedures and which included a deadline for submission of non-binding indications of interest to Schroder Wertheim. Schroder Wertheim received six non-binding indications of interest ranging in value from $87 million to $115 million. Five of such offers were for all cash and one offer was for cash and securities. Of the six bidders, four were invited to perform due diligence at Energy Industries' headquarters in Corpus Christi, Texas where tours of the physical facilities were given by management and a data room was set up to afford the invitees the ability to perform detailed financial and operational due diligence. Such bidders were also afforded access to Energy Industries' management during the course of their due diligence investigations.

  Prior to the established deadline for submission of binding acquisition proposals, Weatherford Enterra approached Schroder Wertheim and expressed a desire to make a pre-emptive bid for Energy Industries. The Weatherford Enterra offer was for $130 million in cash and the assumption of certain current liabilities of Energy Industries. Schroder Wertheim had been engaged in similar discussions with other bidders but none of them expressed a desire to make a bid which was comparable to the Weatherford Enterra offer. Because the Weatherford Enterra proposal represented the highest offer in terms of total value and form of consideration, possessed a high degree of certainty with respect to the ultimate realization of the sales proceeds and contained fewer conditions than the other indications of interest received which generally contained financing and due diligence conditions, it was determined to be the most attractive offer to the Company.

  The Company entered into a letter agreement with Weatherford Enterra on June 29, 1995 (the "June 29 agreement") which set forth the purchase price of $130 million and certain additional material terms and conditions of the sale. Subsequent to the execution of the June 29 agreement, a dispute arose between the Company and Weatherford Enterra, principally regarding the issue of to what extent the June 29 agreement provided that Weatherford Enterra would assume certain liabilities of Energy Industries in connection with the sale. Weatherford Enterra threatened to institute litigation against the Company, through service of process on the Company of a complaint which Weatherford Enterra had filed in a Texas state court, if the Company did not uphold what Weatherford Enterra asserted to be terms of the June 29 agreement. However, as a result of several subsequent meetings between representatives of the Company and Weatherford Enterra, the parties resolved their dispute and agreed upon the terms and conditions of the Energy Industries Sale which are set forth in the Purchase Agreement. The Company believes that the terms and conditions in the Purchase Agreement are no less favorable to the Company than the terms and conditions in the June 29 agreement. In connection with the execution and delivery of the Purchase Agreement, Weatherford Enterra and the Company also executed and delivered a mutual release of any liability in connection with the dispute. Weatherford Enterra also withdrew its filed complaint with prejudice.

  A Company Board of Directors meeting was held on September 20, 1995 to review the status of the sale of Energy Industries and the proposed terms and conditions of the Purchase Agreement. At that meeting, Schroder Wertheim orally delivered its opinion, which was subsequently confirmed in writing, to the Board of Directors, that the consideration to be received by the Company pursuant to the Purchase Agreement was fair, from a financial point of view, to the Company. See "--Fairness Opinion of Financial Advisor". In its review of the Energy Industries Sale Proposal, the Board of Directors determined that the Energy Industries Sale Proposal was expedient and fair to, and in the best interests of the Company and its stockholders. See "--Recommendation of the Company's Board of Directors". In light of the Company's overall strategic plan of exiting the energy services business, the Board did not consider other alternatives to the sale of Energy Industries such as its continuing operation, growth of Energy Industries through potential acquisitions, or strategic alliances or joint ventures of Energy Industries with other third parties.

  At that Board meeting the Board of Directors approved the Energy Industries Sale Proposal pursuant to the terms and conditions of the Purchase Agreement in the form presented to the Board with such changes as might be approved by the appropriate Company officers, and directed that the Energy Industries Sale Proposal be submitted to stockholders of the Company for approval. All Board members except one were present at the meeting and the vote to approve the Energy Industries Sale Proposal at that meeting was unanimous. The Company and Weatherford Enterra executed the Purchase Agreement on September 20, 1995.

FAIRNESS OPINION OF FINANCIAL ADVISOR

  General. In connection with Schroder Wertheim's engagement as financial advisor with respect to the Energy Industries Sale, Schroder Wertheim assisted the Company in identifying, soliciting and evaluating proposals from potential acquirers of Energy Industries. Pursuant to this engagement, Schroder Wertheim was requested by the Company to render an opinion as to the fairness, from a financial point of view, of the consideration to be received by the Company in connection with the Energy Industries Sale. In connection with Schroder Wertheim's engagement, the Company has agreed to pay Schroder Wertheim a transaction fee of approximately $890,000, contingent upon and payable only upon the closing of the Energy Industries Sale, and has also agreed to reimburse Schroder Wertheim for reasonable expenses and to indemnify Schroder Wertheim against certain liabilities, including liabilities under the federal securities laws. Schroder Wertheim did not and will not receive a separate fee for rendering its opinion.

  Schroder Wertheim, as a customary part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, private placements and valuations for estate, corporate and other purposes. Schroder Wertheim regularly publishes research reports relating to the natural gas industry and businesses and securities of publicly owned companies in that industry. In selecting Schroder Wertheim, the Board of Directors took into account Schroder Wertheim's expertise, reputation, and familiarity with the natural gas industry. The Company had not engaged Schroder Wertheim to render services for the Company prior to its engagement for the Envirodyne transaction. No limitations were placed on Schroder Wertheim by the Board of Directors of the Company with respect to the investigation made or the procedures or analyses followed in preparing and rendering its opinion.

  Schroder Wertheim is a full service securities firm and in the course of its normal trading activities may from time to time effect transactions and hold positions in securities of the Company and Weatherford Enterra. Schroder Wertheim has also been engaged by the Company as financial advisor in connection with the proposed sale of Cimarron for which Schroder Wertheim will be entitled to a transaction fee equal to 1% of the aggregate consideration for the sale of Cimarron up to $25 million and 1.5% of the aggregate consideration greater than $25 million, contingent upon and payable only upon the closing of that sale. Schroder Wertheim also rendered financial advisory services and a fairness opinion to the Company in connection with the Envirodyne transaction for which Schroder Wertheim received an aggregate fee of $100,000. See "-- Background of the Energy Industries Sale Proposal--General" for a description of the Envirodyne transaction.

  In connection with its opinion, Schroder Wertheim reviewed a draft of the Purchase Agreement and the Glazer Letter. Schroder Wertheim also reviewed certain historical, pro forma and projected financial information concerning Energy Industries prepared by management of the Company. Schroder Wertheim also held discussions with members of management of the Company and Energy Industries regarding the historical and pro forma financial information reviewed by Schroder Wertheim and management's projections for future periods, as well as the current financial condition and prospects of Energy Industries. In addition, Schroder Wertheim (i) compared certain financial data for Energy Industries under the terms of the Energy Industries Sale Proposal with that of certain publicly traded companies which Schroder Wertheim deemed to be reasonably comparable to Energy Industries, (ii) compared the financial terms, to the extent publicly available, of certain recent acquisition transactions which were deemed to be reasonably comparable to the Energy Industries Sale Proposal, and (iii) performed such other financial studies, analyses, inquiries and investigations as Schroder Wertheim deemed appropriate.

  Schroder Wertheim did not assume any responsibility for independently verifying the information described above and assumed the accuracy and completeness of all information made available or obtained by it. The Board of Directors believes that Schroder Wertheim's reliance on such information is reasonable and is consistent with the Company's management's understanding of such information which related to the Company and Energy Industries, based on its historical familiarity and day-to-day utilization of such information. With respect to projections and financial forecasts of Energy Industries, Schroder Wertheim assumed that such information was reasonably prepared and reflected the best currently available estimates and judgments as to the expected future financial performance of Energy Industries. In addition, Schroder Wertheim did not undertake an independent appraisal of the assets of Energy Industries, nor was Schroder Wertheim furnished with any such appraisal. Schroder Wertheim's opinion was based on financial, economic, market, and other conditions as they existed as of the date of its opinion. Schroder Wertheim was not asked to express, and did not express, any opinion as to the appropriateness of the Energy Industries Sale for the Company from a business or operational point of view.

  Schroder Wertheim's analyses set forth in the following paragraphs were selected by Schroder Wertheim based on its experience in the valuation of business and their securities. Such analyses and other procedures followed in preparing and rendering Schroder Wertheim's opinion did not reflect any direction from the Company. The Board of Directors requested Schroder Wertheim to determine whether the Energy Industries Sale to Weatherford Enterra was fair, from a financial point of view, to the Company. No limitations were placed on Schroder Wertheim by the Board with respect to the investigation made or the procedures or analyses followed in preparing and rendering its opinion. Schroder Wertheim has informed the Company that its analyses must be considered as a whole and that selecting portions of Schroder Wertheim's analyses and other factors considered by Schroder Wertheim, without considering all factors and analyses, could create a misleading view of the processes underlying its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. In Schroder Wertheim's analyses, numerous assumptions were made with respect to industry and Energy Industries' performance, general business, regulatory and economic conditions and other factors, many of which are beyond the control of the Company and Schroder Wertheim. Any estimates contained therein are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than such estimates. Estimates of values, companies or assets do not purport to be appraisals or necessarily reflect the prices at which companies or assets may actually be sold. Because such estimates are inherently subject to uncertainty, neither the Company, Schroder Wertheim nor any other person assumes responsibility for their accuracy. Although Schroder Wertheim did not attribute any particular weight to any analysis or factor considered by it, Schroder Wertheim gave substantial weight to the fact that bids were solicited from a significant number of prospective purchases and the Weatherford Enterra offer represented the highest and most attractive offer to the Company (see "--Background of the Energy Industries Sale Proposal").

  Schroder Wertheim, in conjunction with the President, General Counsel and Chief Financial Officer of the Company, conducted the negotiations on behalf of the Company with Weatherford Enterra regarding the terms and conditions of the proposed sale. The Board of Directors did not participate in those negotiations, although as described under "--Background of the Energy Industries Sale Proposal," the sale proposal was subject to approval by the Board of Directors of the Company. Schroder Wertheim did not recommend to the Company or Weatherford Enterra the consideration to be paid by Weatherford Enterra.

  The full text of the written opinion of Schroder Wertheim dated September 20, 1995, which sets forth the assumptions made, factors considered and limitations on the review undertaken by Schroder Wertheim, is included as Appendix B to this Proxy Statement. The following is a summary of the analysis conducted by Schroder Wertheim as the basis for its fairness opinion which was presented orally to the Company's Board of Directors on September 20, 1995, and subsequently confirmed in writing, to the effect that, as of such date, the consideration to be received by the Company pursuant to the Purchase Agreement, is fair, from a financial point of view, to the Company. This summary does not purport to be a complete description of the analyses performed by Schroder Wertheim in this regard but does provide an overview of the material analyses conducted by Schroder Wertheim. Schroder Wertheim's opinion is directed only to the consideration to be received by the Company pursuant to the Purchase Agreement and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote regarding the Energy Industries Sale Proposal. The summary is qualified in its entirety by reference to the full text of such opinion. Stockholders are encouraged to read the opinion in its entirety.

  Schroder Wertheim is not obligated to update the fairness opinion and the Company does not currently intend to request Schroder Wertheim to do so.

  Review of Energy Industries' Recent and Pro Forma Projected Financial Information. Schroder Wertheim reviewed the historical and pro forma financial information of Energy Industries for various periods and management's projected financial performance for the fiscal years ended September 30, 1995 and 1996. In its review, Schroder Wertheim noted that results for the eleven months and latest twelve months ("LTM") ended August 31, 1995 and the projected results for the fiscal year ended September 30, 1995 reflect actual and expected declines in financial performance as compared to comparable prior year periods. Schroder Wertheim further noted that Energy Industries reported earnings before interest, taxes, depreciation and amortization ("EBITDA") of $13.2 million for the fiscal year ended September 30, 1994, $12.7 million for the LTM ended August 31, 1995 and projected EBITDA of $12.2 million and $14.3 million for the fiscal years ended September 30, 1995 and 1996, respectively.

  Analysis of Comparable Recent Acquisition Transactions. Schroder Wertheim reviewed the financial terms, to the extent publicly available, of certain recent acquisition transactions which Schroder Wertheim deemed to be reasonably comparable to the proposed Energy Industries Sale. In performing its analysis, Schroder Wertheim compared selected financial data, including Adjusted Purchase Price (the equity cost plus latest reported total debt, capitalized leases, preferred stock and minority interests, minus total cash and cash equivalents) or asset purchase price, as appropriate, as a multiple of LTM earnings before interest and taxes ("EBIT"), EBITDA and tangible book value of assets for selected recent natural gas compression industry sale transactions involving the sale of businesses which were direct comparables to Energy Industries based on similar operations. The selected transactions included all of the five significant sales transactions which have occurred since late 1993 for which information was available: (i) the Company's purchase of Energy Industries,
(ii) Enterra Corporation's acquisition of Total Energy Services Company, (iii) Tidewater Inc.'s acquisition of Brazos Gas Compressing Company, (iv) Tidewater Inc.'s acquisition of Haliburton Compression Services, and (v) Global Compression Services, Inc.'s acquisition of Total Compression, Inc. Schroder Wertheim's analysis indicated estimated mean LTM EBIT and LTM EBITDA multiples for the comparable transactions of approximately 13.8x and 8.5x, respectively, versus approximately 18.5x and 9.9x, respectively, for Energy Industries under the proposed terms of the Energy Industries Sale Proposal. Schroder Wertheim noted that the multiple of tangible book value of assets was below the range; however, this fact was determined to be attributable to (i) the relatively high book value of Energy Industries' fixed assets due to the step-up in book value of Energy Industries pursuant to the purchase accounting relating to the Company's acquisition of Energy Industries in November 1993, and (ii) Energy Industries' management's strategy of maintaining relatively large inventory balances.

  Comparison with Comparable Publicly Traded Companies. Schroder Wertheim compared selected financial data of Energy Industries with certain data relating to selected publicly traded companies engaged in businesses which Schroder Wertheim deemed to be reasonably comparable to that of Energy Industries (the "Public Comparables"). Specifically, Schroder Wertheim included in its review BJ Services Company, Dreco Energy Services, Ltd., Enerflex Systems, Ltd., Energy Ventures, Inc., EnServ Corporation, Production Operators Corporation, Tidewater Inc. and Weatherford International Incorporated (pro forma for its acquisition of Enterra Corporation). Such financial information included market valuation, operating performance and implied trading multiples based on the ratio of the Adjusted Market Value (equity market value plus latest reported total debt, capitalized leases, preferred stock and minority interest, minus cash and cash equivalents) as a multiple of revenue, operating income (or EBIT) and EBITDA. Schroder Wertheim compared the LTM and projected operating statistics and implied trading multiples of the Public Comparables to the LTM and projected operating statistics (based on management's estimates) and implied trading multiples for Energy Industries based on the terms of the Energy Industries Sale Proposal. In this review, Schroder Wertheim noted that the proposed purchase price implies multiples of LTM and projected EBIT and EBITDA which exceed comparable mean implied multiples for the Public Comparables. Such analysis showed that on the basis of multiples of LTM EBIT and EBITDA, the proposed purchase price implied multiples of 18.5x and 9.9x, respectively, for Energy Industries versus 13.3x and 7.9x, respectively, for the Public Comparables.

  Leveraged Buyout Analysis. A leveraged buyout ("LBO") analysis is a valuation methodology used to derive a theoretical maximum valuation of an enterprise to a purchaser which seeks to optimize the expected financial returns of an acquisition through the use of a high percentage of debt in the capital structure. The LBO analysis was generated based upon operating, capital expenditure, and balance sheet assumptions for future fiscal periods provided by or developed with the assistance of Energy Industries management. As the LBO analysis generated value based only on Energy Industries' projected results of operations on a stand-alone basis, the analysis would not necessarily reflect the value which a strategic buyer would place on the enterprise. The analysis indicated a LBO valuation for Energy Industries which was significantly below the proposed sale price. The theoretical LBO valuation was reasonably consistent with one of the bids received by the Company for Energy Industries in a proposed LBO involving the current Energy Industries management team and a large energy company.

  Discounted Cash Flow Analysis. A discounted cash flow analysis is a traditional valuation methodology used to derive a valuation of a corporate entity by capitalizing the estimated future earnings and calculating the estimated future free cash flows of such corporate entity and discounting such aggregated results back to the present. Schroder Wertheim performed a discounted cash flow analysis of Energy Industries based on operating, capital expenditure and balance sheet assumptions for future periods provided by or developed with the assistance of Energy Industries management. Using such information, Schroder Wertheim calculated such estimated "free cash flow" based on projected unleveraged net income (earnings before interest and after taxes; "EBIAT") adjusted for: (i) certain projected non-cash items (i.e. depreciation and amortization); (ii) projected capital expenditures; and (iii) projected changes in non-cash working capital investment. Schroder Wertheim discounted the stream of free cash flows provided in such projections back to the present using discount rates ranging from 12.0% to 16.0%. To estimate the terminal value of Energy Industries at the end of the forecast period, Schroder Wertheim applied a range of terminal multiples from 7.0x to 9.0x to the projected fiscal 2002 EBITDA and discounted such value estimates back to the present using discount rates ranging from 12.0% to 16.0%. Schroder Wertheim then summed the present values of the free cash flows and the present values of the terminal values to derive a range of implied enterprise values for Energy Industries of approximately $89.0 million to $136.8 million, after adjusting for total cash and cash equivalents.

RECOMMENDATION OF THE COMPANY'S BOARD OF DIRECTORS

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY VOTE "FOR" THE ENERGY INDUSTRIES SALE PROPOSAL.

  As discussed previously under "--Background of the Energy Industries Sale Proposal", the Board of Directors determined that the Energy Industries Sale Proposal was expedient and fair to, and in the best interests of, the Company and its stockholders. In making this determination, the following factors were considered and evaluated:

    (i) The Board's consideration that the focus of the Company's business strategy had shifted from the energy business toward the food processing business. The Board therefore elected to begin the exit of the energy business through the sale of Energy Industries and the other energy related operations discussed under "--Background of the Energy Industries Sale Proposal";

    (ii) The Board's review of presentations from, and discussions of the terms and conditions of the Energy Industries Sale Proposal with, senior executive officers of the Company and Energy Industries;

    (iii) The Board's consideration of, among other things, information with respect to the financial condition, results of operations and business of the Company and Energy Industries, on both a historical and a prospective basis;

    (iv) The fact that six other formal offers to purchase Energy Industries were received by the Company and that those offers were inferior to the Weatherford Enterra offer with respect to price and other material terms; and

    (v) The Board's consideration of Schroder Wertheim's oral opinion, which was to be subsequently confirmed in writing, as to the fairness to the Company from a financial point of view, of the consideration to be received by the Company pursuant to the Weatherford Enterra offer. In connection with its evaluation of this factor, the Board was aware of the fact that Schroder Wertheim did not assume any responsibility for independently verifying the information that it reviewed in connection with the rendering of its opinion and that Schroder Wertheim assumed the accuracy and completeness of all information made available or obtained by it. However, the Board believed that reliance by Schroder Wertheim was reasonable and was consistent with the Company's management's understanding of such information which related to the Company and Energy Industries, based on management's historical familiarity and day-to-day utilization of such information.

  The Board did not assign relative weights to the factors discussed above.

  In light of the Company's overall strategic plan of exiting the energy services business, the Board did not consider other alternatives to the sale of Energy Industries such as its continuing operation, growth of Energy Industries through potential acquisitions, or strategic alliances or joint ventures of Energy Industries with other third parties.

  The Energy Industries Sale is a major step in the Company's transition from an energy company to a food services company. The Company intends to use the net proceeds from the Energy Industries Sale for general corporate purposes, which may include repayment of debt, and for future acquisitions or joint ventures which are expected to be in the food services industry. While the Company is actively seeking acquisitions and joint venture opportunities, there can be no assurances that the Company will succeed in identifying or consummating any such opportunities or that acquisitions or joint ventures, if consummated, will be successful. The Company does not have any current plans or proposals to use the proceeds of the Energy Industries Sale for specific acquisitions or joint ventures. Other than the seeking of such proposed acquisitions and joint ventures and the Company's consideration of possible future transactions involving Envirodyne as described under "Background of the Energy Industries Sale Proposal--General", the Company currently has no plans or developments to advance its internal or external expansion in the food services industry. In addition, while the Company currently intends to focus on the food service industry, the Company may effect acquisitions in other industries if the Board determines that it is in the interests of the Company and stockholders to do so. While the Board of Directors believes that the consummation of the Energy Industry Sales Proposal is expedient and fair to, and in the best interests of, the Company and its stockholders, there can be no assurance that the Energy Industries Sale, or the Company's entry into the food services business, will result in an improvement in the Company's results of operations or financial condition.

TERMS OF THE ENERGY INDUSTRIES SALE

  General. The material terms and provisions of the Purchase Agreement are summarized below. However, such description does not purport to be complete and is qualified by reference to the Purchase Agreement, a copy of which is attached hereto as Appendix A. Reference is made to the Purchase Agreement for the complete terms and provisions thereof as well as for other provisions that are not summarized below.

  Purchase Agreement. The Purchase Agreement provides for the sale of substantially all of the assets of Energy Industries. Under the Purchase Agreement, Weatherford Enterra will also assume the following liabilities of Energy Industries (the "Assumed Liabilities"): (i) certain current liabilities of Energy Industries set forth on its May 31, 1995 balance sheet which have not been discharged prior to the closing date, (ii) certain current liabilities of Energy Industries that have arisen in the ordinary course of Energy Industries' Business, consistent with past practice, since May 31, 1995 which would be described on a balance sheet prepared in accordance with generally accepted accounting principles which have not been discharged prior to the closing date,
(iii) certain contracts, commitments and arrangements of Energy Industries, and
(iv) liabilities of Energy Industries with respect to warranty claims by customers.

  Purchase Price. At the Closing, Weatherford Enterra will, subject to the terms and conditions of the Purchase Agreement, purchase from the Company all of the Assets and assume the Assumed Liabilities. The Purchase Price of $130 million is payable to the Company in immediately available funds on the Closing Date, increased or decreased, as the case may be, by the amount that the net asset value of Energy Industries on the Closing Date is greater than, or less than, as the case may be, $106,623,968, the amount of Energy Industries' net asset value, as agreed to by the parties, on May 31, 1995. Under the terms of the Purchase Agreement, within 30 days after the Closing Date, Weatherford Enterra will deliver to the Company its own calculation of the net asset value of Energy Industries on the Closing Date and the Company must notify Weatherford Enterra of its agreement or disagreement with such calculation. If the parties cannot resolve any disagreement on the net asset value calculation, then such calculation will be finally determined by two independent public accounting firms chosen by the Company and Weatherford Enterra. Once the post-closing reconciliation of the net asset value is determined, Weatherford Enterra or the Company, as the case may be, must pay to the other within three days such reconciliation amount. The Company does not expect that such net asset value adjustment will materially vary the purchase price upward or downward.

  Representations and Warranties. In the Purchase Agreement, the Company makes representation and warranties regarding Energy Industries, including, without limitation, representations and warranties regarding Energy Industries' financial condition, liabilities, agreements, title to assets, litigation, environmental matters and compliance with laws and regulations. The Company considers such representations to be normal and customary in a transaction of this type. Weatherford Enterra has also made certain normal and customary representations and warranties to the Company in the Purchase Agreement.

  The representations and warranties set forth in the Purchase Agreement will, subject to certain exceptions, terminate one year after the Closing Date.

  Conditions to Closing. The obligations of Weatherford Enterra to consummate the Energy Industries Sale are conditioned upon the: (a) truth and correctness in all material respects of all representations and warranties of the Company made in the Purchase Agreement on the date of the Purchase Agreement and on the closing date, (b) performance in all material respects by the Company of all obligations and compliance with all covenants and conditions in the Purchase Agreement, (c) delivery of proper instruments for the transfer of the Assets,
(d) receipt by Weatherford Enterra of evidence of required third party consents (generally consisting of assignments to Weatherford Enterra of material contracts by customers) and governmental authorizations, and (e) receipt of customary closing certificates and legal opinions.

  The obligations of the Company to consummate the Energy Industries Sale are conditioned upon the: (a) truth and correctness in all material respects of all representations and warranties of Weatherford Enterra in the Purchase Agreement on the date of the Purchase Agreement and on the closing date, (b) performance in all material respects by Weatherford Enterra of all obligations and compliance with all covenants and conditions in the Purchase Agreement, (c) receipt of the Purchase Price, (d) execution and delivery of instruments for the assumption of the Assumed Liabilities, and (e) receipt of customary closing certificates and legal opinions.

  The obligation of each of Weatherford Enterra and the Company to consummate the Energy Industries Sale are conditioned upon: (a) receipt of all required regulatory approvals, (b) no violation by the closing of the Energy Industries Sale of any order of any court or other governmental authority, and (c) receipt of approval of the Energy Industries Sale by the stockholders of the Company.

  Indemnification. The Company has agreed to indemnify Weatherford Enterra and its and its affiliates after the Closing Date, from and against each claim paid, imposed or incurred by such persons: (a) resulting from any inaccuracy in any representations or warranties of the Company under the Purchase Agreement or any certificate delivered by the Company thereunder, (b) to the extent caused by a breach of any covenant in the Purchase Agreement by the Company,
(c) which is a liability of the Company or Energy Industries other than an Assumed Liability, (d) to the extent caused by any violation of any bulk sales law or other similar state laws in respect of the transactions contemplated by the Purchase Agreement, (e) with the exception of those matters governed by the following clause (f), because of, resulting from or arising out of the business, operations or assets of Energy Industries prior to the closing date (excluding any Assumed Liabilities), or (f) to the extent caused by an environmental claim or related liability which is caused by matters existing prior to the closing date, subject to reduction to the extent the liability has been exacerbated by Weatherford Enterra after the closing date or to the extent Weatherford Enterra failed to use reasonable efforts to mitigate such liability after the closing date, if Weatherford Enterra actually knew of such liability. There is a $250,000 deductible, subject to exceptions in certain cases, and a maximum aggregate liability of $4 million for claims described in clauses (a),
(b), (d), (e) and (f).

  Weatherford Enterra has agreed to indemnify and hold harmless the Company and its affiliates after the Closing Date from and against each claim paid, imposed on or incurred by such persons: (a) resulting from any inaccuracy in any representation or warranty of Weatherford Enterra under the Purchase Agreement or any agreement or certificate delivered by Weatherford Enterra thereunder,
(b) to the extent caused by a breach of any covenant in the Purchase Agreement by Weatherford Enterra, (c) which is an Assumed Liability, or (d) because of, resulting from or arising out of the operation of the natural gas compression business after the closing date. There is a $250,000 deductible, subject to exceptions in certain cases, and a maximum aggregate liability of $4 million for claims described in clauses (a), (b) and (d).

  Non-Competition Covenant by the Company. In connection with the Energy Industries Sale, the Company agreed, and the Purchase Agreement so provides, that, except for certain immaterial exceptions, for a period of three years after the closing date, the Company will not manage, operate or control, or be connected or a principal, agent, representative, consultant, investor, owner, partner, manager or joint venturer with, any business or enterprise engaged in any aspect of the natural gas compression business.

  Termination. Even if the Energy Industries Sale Proposal is approved by the Company's stockholders, the Purchase Agreement may be terminated by (a) mutual written consent of the Company and Weatherford Enterra; (b) by Weatherford Enterra if any of the conditions to Closing to be performed by the Company shall not have been complied with or performed at the time required for such compliance or performance; (c) by the Company if any of the conditions to Closing to be performed by Weatherford Enterra shall not have been complied with or performed at the time required for such compliance or performance; (d) by Weatherford Enterra or the Company if the Closing Date shall not have occurred on or before December 20, 1995 or such later date mutually agreed to by the parties; and (e) by Weatherford Enterra or the Company if any court or other governmental body shall have issued an order or taken any other action prohibiting the transactions contemplated in the Purchase Agreement which has become final and nonappealable.

  In the event that no transaction is consummated with Weatherford Enterra, the Company intends to seek opportunities to sell Energy Industries to another purchaser, and, if such transaction were required by the DGCL to be approved by stockholders, to seek stockholder approval of such transaction. No significant negotiations have been conducted by the Company regarding the sale of Energy Industries with persons other than Weatherford Enterra and there can be assurances that such an alternate sale would be on terms as favorable to the Company as the terms of the proposed sale to Weatherford Enterra.

VOTING AGREEMENT OF MAJOR STOCKHOLDER

  In connection with the Energy Industries Sale, The Malcolm I. Glazer Trust, a stockholder of the Company which beneficially owns approximately 35.3% of the Company's outstanding Common Stock, agreed pursuant to the Glazer Letter on behalf of itself, and any affiliates of such Trust or Malcolm I. Glazer, the Chairman of the Board of the Company, that the Trust and such affiliates will vote all shares of common stock owned by them in accordance with the recommendation of the Board of Directors of the Company with respect to the approval of the Energy Industries Sale Proposal by the Company's stockholders. As noted under "--Recommendation of the Company's Board of Directors", the Board of Directors has recommended that the stockholders of the Company vote "FOR" the Energy Industries Sale Proposal.

STOCKHOLDER APPROVAL

  Under Section 271 of the DGCL, stockholder approval is required for a Delaware corporation to sell all or substantially all of its assets. Because of the uncertainty regarding the precise point at which asset sales will be deemed to be substantially all of a company's assets, the Board of Directors of the Company is seeking stockholder approval of the Energy Industries Sale, and the Company and Weatherford Enterra have agreed to make such approval a condition to each party's obligation to consummate the Energy Industries Sale, so as to remove any uncertainty that the transaction was properly authorized. Even if Delaware law does not require stockholder approval of the Energy Industries Sale Proposal, the Company believes that the Company's seeking of stockholder approval will have the advantage of keeping its stockholders informed about the Company's new direction and exit from the energy business, and that stockholder approval may provide the Company, its Board of Directors and management with possible defenses against stockholder claims in connection with the Energy Industries Sale Proposal. See "--No Rights of Appraisal."

  In the event that the Energy Industries Sale Proposal is not approved by the stockholders, the Company will not proceed with the sale of Energy Industries to Weatherford Enterra. In that event, the Company may consider and consummate a transaction or transactions for the disposition of Energy Industries, to Weatherford Enterra or other purchasers, which do not require stockholder approval or which, if such transaction or transactions do require stockholder approval, are preceded by another solicitation of proxies by the Company to its stockholders seeking such approval.

NO RIGHTS OF APPRAISAL

  Under Section 262 of the DGCL, no holder of Common Stock or $2 Preference Stock is entitled to rights of appraisal in connection with the Energy Industries Sale. In addition, stockholders voting in favor of the Energy Industries Sale Proposal may be precluded from later seeking redress against the Company, its Board of Directors and management under the DGCL with respect to the Energy Industries Sale Proposal, and the Company intends to assert that a stockholder's vote for or signed proxy with no choice indicated would preclude such stockholder from seeking redress against the Company, its Board of Directors and management in such cases.

RESOLUTIONS PROPOSED FOR ADOPTION BY STOCKHOLDERS

  Resolutions in substantially the following form will be proposed at the Special Meeting for consideration of the Company's stockholders:

    "RESOLVED, that the Asset Purchase Agreement dated as of September 20, 1995 ("Purchase Agreement") by and among Zapata Corporation, Energy Industries, Inc., Zapata Energy Industries, L.P., Enterra Corporation (predecessor of Weatherford Enterra, Inc.) and Enterra Compression Company, in substantially the form attached as Appendix A to the Proxy Statement for the Special Meeting of Stockholders, and the transactions contemplated in such agreement, are hereby approved, with such changes and additions as the Board of Directors or the officers of Zapata Corporation in their sole discretion deem necessary or appropriate, and the directors and officers of Zapata Corporation are hereby authorized in their discretion to take such steps as are in their sole judgment necessary or appropriate to effectuate such Purchase Agreement; and further

    RESOLVED, that the officers of Zapata Corporation are hereby authorized in their discretion to execute such documents in the name and on behalf of the corporation and to take other actions as are in their sole judgment necessary or appropriate to effectuate the purpose of the foregoing resolution; and further

    RESOLVED, that all acts and deeds previously performed by the officers and directors of Zapata Corporation prior to the date of this resolution that are within the authority conferred by the foregoing resolutions are hereby ratified, confirmed and approved as authorized deeds of Zapata Corporation."

  The affirmative vote of a majority of the outstanding shares of Common Stock and $2 Preference Stock entitled to vote thereon, voting together as a single class, is required to adopt the above resolutions. THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE ABOVE RESOLUTIONS.

FEES AND EXPENSES

  Each of Weatherford Enterra and the Company will pay its own expenses in connection with the transactions contemplated by the Purchase Agreement.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  This section is a summary of the material federal income tax consequences which the Company expects to result from the Energy Industries Sale. The summary is based upon the Internal Revenue Code, judicial decisions, United States Treasury Department regulations promulgated thereunder and administrative rulings of the United States Treasury Department and existing interpretations thereof, any of which could be changed at any time. No rulings have been requested from the Internal Revenue Service with respect to any consequences resulting from the Energy Industries Sale.

  The Energy Industries Sale will have no federal income tax consequences to stockholders of the Company in their capacity as stockholders. The Company believes that the total amount of taxable gain that the Company will recognize as a result of the Energy Industries Sale will be approximately $47.7 million for tax purposes. The Company estimates that the recognition of such gain will increase the Company's United States federal and state income and franchise tax liability by approximately $14.0 million.

FINANCIAL INFORMATION

  For selected financial data of the Company and unaudited pro forma consolidated financial statements showing the effect of the consummation of the Energy Industries Sale, see "Selected Financial Data" and "Unaudited Pro Forma Consolidated Financial Statements".

  For selected historical data of Energy Industries, see "Energy Industries Unaudited Financial Statements."

ACCOUNTING TREATMENT

  The Energy Industries Sale will be subject to purchase accounting treatment.

REGULATORY APPROVALS

  The Energy Industries Sale was reportable under, and subject to the waiting period requirements of, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR Act"), by the Company and Weatherford Enterra. The Company and Weatherford Enterra each filed with the Federal Trade Commission and the Department of Justice a Notification and Report Form under the HSR Act with respect to the Energy Industries Sale on September 28, 1995. The required waiting period under the HSR Act for the Energy Industries Sale expired on October 28, 1995. The Company is not aware of any other material federal or state regulatory approvals that must be obtained in order to consummate the Energy Industries Sale.

RELATION TO THE PROPOSED SALE OF CIMARRON

  Neither the Energy Industries Sale Proposal nor the proposed sale of Cimarron is conditioned on the other. The Company believes that stockholder approval is not required under the DGCL for its proposed sale of Cimarron and the Company does not intend to seek such approval.

CERTAIN INFORMATION CONCERNING WEATHERFORD ENTERRA

  Weatherford Enterra is a diversified international energy service and manufacturing company that provides products and services around the world to the oil and gas exploration, production and transmission industries. Its principal executive offices are located at 1360 Post Oak Boulevard, Suite 1000, Houston, Texas 77056, telephone number (713) 439-9400.

  For a summary of the negotiations between Weatherford Enterra and the Company relating to the Energy Industries Sale Proposal, see "The Energy Industries Sale Proposal--Background of the Energy Industries Sale Proposal".

BUSINESS OF ENERGY INDUSTRIES

  General. In November 1993, the Company purchased the natural gas compression business of Energy Industries. Total consideration paid for the purchase of Energy Industries' natural gas compression business and for two related noncompetition agreements was $90.2 million. The purchase price consisted of $74.5 million in cash and approximately 2.7 million shares of Common Stock valued at $15.7 million, or $5.80 per share, which approximated the average trading price of the Common Stock prior to closing of the acquisition.

  Operations. Energy Industries generally does business under the name "Energy Industries, Inc." Energy Industries is engaged in the business of renting, fabricating, selling, installing and servicing natural gas compressor packages. A natural gas compressor package consists of a compressor, a natural gas engine or electric motor, a heat exchanger, a control panel and assorted piping and tubing. Natural gas compression is used in the production, processing and delivery of natural gas. Energy Industries primarily supplies natural gas compressor packages in natural gas production and processing applications. In natural gas production applications, natural gas compression is used to increase the flow rate of gas wells with low reservoir pressures. In natural gas processing applications, natural gas compression is used in the process of separating the various hydrocarbon components of the wellhead natural gas stream. In interstate natural gas pipeline applications, natural gas compression is used to increase the pressure of natural gas from reservoir levels to interstate pipeline standards.

  Energy Industries fabricates natural gas compressor packages at its Corpus Christi, Texas fabrication facility from components which are acquired from various suppliers at market prices. Energy Industries maintains an inventory of compressor and engine components at its Corpus Christi facility to support the fabrication and repair of natural gas compressor packages.

  Including its Corpus Christi, Texas location, Energy Industries maintains eleven branch offices in Texas, Louisiana, Oklahoma, Arkansas and New Mexico. Branch office personnel negotiate natural gas compressor package rentals and sales, perform maintenance services for Energy Industries' fleet of rental compressors and other natural gas compressor packages on a contract basis and recondition Energy Industries' rental fleet packages when rental contracts expire. Energy Industries also has facilities for fabricating natural gas compressor packages at its branches in Midland and Houston, Texas and Lafayette, Louisiana, if market conditions require.

  The following table identifies major categories of Energy Industries' natural gas compression revenue for the twelve months ended September 30, 1993 and 1994 and the nine months ended June 30, 1995. Because the Company acquired Energy Industries in November 1993, the Company's consolidated financial results for its fiscal year ended September 30, 1994 include only eleven months of Energy Industries' operations. For comparative purposes, however, the fiscal 1994 revenues presented in the following table are for the twelve months ended September 30, 1994 and include Energy Industries' revenue information for an additional month when Energy Industries was not owned by the Company. The Company did not own Energy Industries in fiscal 1993 and that period is presented for comparison purposes only.

                                                             TWELVE MONTHS ENDED
                                                NINE MONTHS     SEPTEMBER 30,
                                                   ENDED     -------------------
                                               JUNE 30, 1995   1994      1993
                                               ------------- --------- ---------
                                                        (IN THOUSANDS)
      Compressor rentals......................    $12,978    $  17,575 $  15,256
      Fabrication and sales...................     21,879       29,842    22,020
      Parts and service.......................     14,919       21,138    16,662
      Other...................................      3,310        9,981     9,334
                                                  -------    --------- ---------
          Total...............................    $53,086    $  78,536 $  63,272
                                                  =======    ========= =========

  Natural Gas Compressor Package Rentals. Energy Industries maintains a fleet of approximately 770 natural gas compressor packages of various capacities for rental to natural gas producers and processors. Energy Industries rents natural gas compressor packages to its customers under contracts which require monthly payments based on a fixed fee or on the volume of gas compressed. The initial fixed term of a natural gas compressor package rental is generally between one and 36 months and thereafter continues on a month-to-month basis. Customers typically continue to rent a package for a period substantially longer than the initial term of the contract. Contract compression pricing, which is based on prevailing market conditions, generally contains provisions for periodic rate adjustments to reflect market changes.

  Natural gas compressor package rental utilization is affected primarily by the number and age of producing oil and gas wells, the volume of natural gas consumed and natural gas prices. Rental rates for natural gas compressor packages are determined primarily by the demand for packages and secondarily by the size and horsepower of a natural gas compressor package. The following table compares utilizations and rental rates (on a horsepower basis) and fleet size for the Energy Industries' fleet of natural gas compressor packages at September 30, 1993 and 1994 and at June 30, 1995. The Company did not own Energy Industries prior to November 1993.

                                                           AS OF SEPTEMBER 30,
                                                 AS OF     --------------------
                                             JUNE 30, 1995   1994       1993
                                             ------------- ---------  ---------
   FLEET UTILIZATION:
     Horsepower.............................       81.5%        82.6%      74.4%
   MONTHLY RENTAL RATE, BASED ON:
     Horsepower.............................     $15.54       $16.61     $17.25
   FLEET SIZE:
     Number of Units........................        771          706        681
     Horsepower.............................    129,467      113,786    106,175

  Utilization of compressor packages increased from 1993 to 1994 in response to generally strengthening natural gas markets, a return of producer confidence and greater emphasis being placed on the rental operations. Changes in rental rates are primarily caused by the changes in the mix between smaller and higher horsepower natural gas compressor packages in the fleet. Growth in the fleet has resulted from the acquisitions of additional compressors and the construction of new compressor packages each year, net of retirements and sales of older equipment from the rental fleet.

  Natural Gas Compressor Package Sales. In addition to operating a fleet of natural gas compressor packages for rental purposes, Energy Industries designs, fabricates and sells natural gas compressor packages designed to customer specifications. Energy Industries sells compressor packages to natural gas producers, gatherers and transmission companies which expect the long life of their associated reserves or pipeline to justify the capital cost of acquiring, rather than renting, a natural gas compressor package. Most of Energy Industries' natural gas compressor package sales are for larger, high-horsepower packages.

  Because of the relatively high capital costs associated with these units, Energy Industries provides a capital lease financing option to its customers. Under the terms of a typical capital lease, a purchaser will lease the natural gas compressor package from Energy Industries for a period of between three and four years at monthly lease rates. At the termination of the lease, the lessee has the option to purchase the natural gas compressor package for a nominal amount or return the natural gas compressor package to Energy Industries.

  The following table compares Energy Industries' natural gas compressor package sales and cost of sales for the twelve months ended September 30, 1993 and 1994 and the nine months ended June 30, 1995. Because the Company acquired Energy Industries in November 1993, the Company's consolidated financial results for its fiscal year ended September 30, 1994 include only eleven months of Energy Industries' operations. For comparative purposes, however, the fiscal 1994 sales and cost of sales presented in the following table are for the twelve months ended September 30, 1994 and include Energy Industries' sales and cost of sales information for an additional month when Energy Industries was not owned by the Company. The Company did not own Energy Industries prior to November 1993.

                                                           TWELVE MONTHS ENDED
                                              NINE MONTHS     SEPTEMBER 30,
                                                 ENDED     --------------------
                                             JUNE 30, 1995   1994       1993
                                             ------------- ---------  ---------
                                             (IN THOUSANDS, EXCEPT % AMOUNTS)
      Compressor package sales..............    $21,879    $  29,842  $  22,020
      Cost of sales.........................     18,149       24,596     16,867
                                                -------    ---------  ---------
      Gross margin..........................    $ 3,730    $   5,246  $   5,153
                                                =======    =========  =========
      Gross margin/percentage...............       17.0%        17.6%      23.4%
                                                =======    =========  =========

  Parts and Service. Energy Industries provides on-site maintenance services to its rental and sales customers and to users of other natural gas compressor packages. Maintenance services provided by Energy Industries includes regular monitoring of compressor package operations and performance of a standardized, routine maintenance program for equipment in the field. Energy Industries sells compressor parts and engines in connection with maintenance service operations. Each branch location and each field technician maintains a small inventory of commonly used natural gas compressor package parts to support routine repairs to natural gas compressor packages covered under maintenance contracts.

  Natural Gas Compression Markets. Energy Industries conducts the majority of its operations in established natural gas producing regions of the United States, located in Texas, Louisiana, Arkansas, Oklahoma, New Mexico and offshore in the Gulf of Mexico. Its customers include natural gas companies and pipelines which are involved in the production, processing and transmission of natural gas.

  A substantial majority of the demand for natural gas compression (on a horsepower basis) is met through the use of natural gas compressor packages owned by the companies that use them. Energy Industries competes with other fabricators of natural gas compressors for sales in this market. The demand for newly constructed natural gas compressor packages is a function of growth in the consumption of natural gas and the age of producing wells. Natural gas compression is required to maintain production rates and to maximize recoverable reserves as natural gas reservoirs age and field pressure declines.

  The remaining demand for natural gas compression is met through rental of natural gas compressor packages. In addition to well age and natural gas consumption, a structural shift in U.S. oil and gas operations has affected demand for natural gas compression package rentals. Many of the major oil companies have directed their focus toward international operations and away from domestic natural gas reserves. Accordingly, these companies recently have been selling their domestic natural gas reserves and minimizing staff in domestic operations. As a result, demand for rental packages of natural gas compressors is expected to increase as buyers of natural gas reserves or producers with reduced staffs are less likely to own and operate natural gas compressor packages and more likely to rent natural gas compressor packages to meet their natural gas compression needs.

  International Operations. While most of Energy Industries' operations are domestic, Energy Industries sells natural gas compressor packages and parts in Canada through ENSERV, Inc. ("Enserv") and outside the U.S. and Canada through Atlas Copco Airpower, N.V. ("Atlas Copco"). The following table compares domestic and international sales for the twelve months ended December 31, 1993 and 1994 and the nine months ended June 30, 1995. Because the Company acquired Energy Industries in November 1993, the Company's consolidated financial results for its fiscal year ended September 30, 1994 include only eleven months of Energy Industries' operations. For comparative purposes, however, the fiscal 1994 sales presented in the following table are for the twelve months ended September 30, 1994 and include Energy Industries' sales information for an additional month when Energy Industries was not owned by the Company. The Company did not own Energy Industries prior to November 1993.

                                                           TWELVE MONTHS ENDED
                                              NINE MONTHS     SEPTEMBER 30,
                                                 ENDED     --------------------
                                             JUNE 30, 1995   1994       1993
                                             ------------- ---------  ---------
                                             (IN THOUSANDS, EXCEPT % AMOUNTS)
      CUSTOMER PACKAGE SALES:
        Domestic............................    $18,277    $  21,397  $  16,727
        International.......................      3,602        8,445      5,293
                                                -------    ---------  ---------
          Total.............................    $21,879    $  29,842  $  22,020
                                                =======    =========  =========
      PERCENT OF TOTAL SALES:
        Domestic............................       83.5%        71.7%      76.0%
        International.......................       16.5%        28.3%      24.0%

  Energy Industries has entered into an agreement whereby it is an exclusive supplier of gas compressor packages and parts to Enserv in Canada. This agreement runs through October 1996.

  Additionally, Energy Industries has entered into a marketing agreement with Atlas Copco, headquartered in Belgium, for package sales outside North America. As compensation for use of its worldwide marketing and distribution network, Atlas Copco receives a commission on all such international sales of Energy Industries' equipment. This agreement runs through 1998 and is subject to automatic annual renewal unless notice is given of a party's desire to terminate the relationship.

  Competition. The principal competitive factors in natural gas compression markets are price, service, availability and delivery time. Energy Industries operates in a highly competitive environment and competes with a large number of companies, some of which are larger and have greater resources than Energy Industries.

  Facilities and Real Estate. Energy Industries owns facilities and related real estate in Houston, Midland and Corpus Christi, Texas, Oklahoma City, Oklahoma and Lafayette, Louisiana. The main fabrication facility is in Corpus Christi, Texas, and the other properties are currently being used for branch offices. Other branch facilities are leased from third parties.

                            SELECTED FINANCIAL DATA

  The following table sets forth certain selected financial information for the periods presented and should be read in conjunction with the Consolidated Financial Statements of the Company and the related notes thereto and with "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in the Company's Form 10-K for the fiscal year ended September 30, 1994. The selected financial information contained herein has been restated to reflect the Company's marine protein operations as a continued operation as a result of the Company's decision to retain these operations. The Company's Form 10-K for the fiscal year ended September 30, 1994 reflected the marine protein operations as a discontinued operation. In connection with a restructuring consummated in 1990 and effective as of October 1, 1990, the Company implemented, for accounting purposes, a "quasi-reorganization," an elective accounting procedure that permits a company which has emerged from financial difficulty to restate its accounts and establish a fresh start in an accounting sense.

                             NINE MONTHS
                                ENDED
                              JUNE 30,                       FISCAL YEAR ENDED SEPTEMBER 30,
                          ---------------------     ---------------------------------------------------------
                            1995         1994         1994         1993         1992    1991        1990
                          --------     --------     --------     --------     -------- ------- --------------
                                                                                                   BEFORE
                                                                                                   QUASI-
                                                        AFTER QUASI-REORGANIZATION             REORGANIZATION
                                                    ------------------------------------------ --------------
INCOME STATEMENT DATA:
 Revenues...............  $179,708     $241,924     $337,826 (3) $265,045(3)  $106,413 $93,410    $ 91,781
 Operating income
  (loss)................    (6,701)(1)  (12,601)(2)  (24,700)(4)    3,006       10,901   3,063      (8,111)
 Income (loss) from
  continuing operations.    (3,463)      10,026 (5)      578 (5)    9,373 (6)    2,431   2,087     (34,383)
 Per common share income
  (loss) from continuing
  operations............     (0.11)        0.31         0.01         0.07         0.02    0.01       (1.09)
 Cash dividends paid....     1,153          404        1,566        2,933           --      --          --
 Common Stock dividends
  declared, per share...        --        0.035         0.07           --           --      --          --
CASH FLOW DATA:
 Capital expenditures...    18,339       20,049       28,251        4,569       11,595   8,730       5,341

--------
(1) Includes a $12.6 million provision for asset impairment of the Company's marine protein assets.
(2)Includes an $18.8 million oil and gas valuation provision.
(3) Includes $156.1 million and $186.3 million revenues in 1994 and 1993, respectively, from Cimarron, which was acquired during the first quarter of fiscal 1993. (After $157.2 million and $186.8 million in expenses in 1994 and 1993, respectively, Cimarron incurred operating losses of $1.1 million and $552,000 in 1994 and 1993, respectively.)
(4) Includes a $29.2 million oil and gas valuation provision.
(5) Includes a $37.5 million pretax gain from the sale of 4.1 million shares of common stock of Tidewater Inc. and expenses of $7.4 million related to the prepayment of indebtedness due to Norex America, Inc.
(6) Includes a $32.9 million pretax gain from the sale of 3.5 million shares of Tidewater Inc. common stock, a $6.4 million prepayment penalty in connection with a senior debt refinancing and a $5.7 million pretax loss resulting from the disposition of the Company's investment in Arethusa (Offshore) Limited.

                              JUNE 30,        FISCAL YEAR ENDED SEPTEMBER 30,
                          ----------------- -------------------------------------- OCT. 1,       SEPT. 30,
                            1995     1994     1994     1993        1992     1991     1990           1990
                          -------- -------- -------- --------    -------- -------- --------    --------------
                                                    (UNAUDITED, IN THOUSANDS)
                                                                                               BEFORE QUASI-
                                                      AFTER QUASI-ORGANIZATION                 REORGANIZATION
                                            -----------------------------------------------    --------------
BALANCE SHEET DATA:
 Working capital........  $ 48,664 $ 65,829 $ 60,584 $119,077(7) $ 30,281 $ 48,054 $ 60,217      $(389,673)
 Property and equipment,
  net...................   123,898  138,275  130,217  100,237      97,768  101,156  107,259        120,469
 Net assets of
  discontinued
  operations............        --       --       --       --          --       --  290,300        290,300
 Total assets...........   269,586  314,098  291,439  345,117     304,339  318,021  580,830        615,830
 Current maturities of
  long-term debt........     8,866    2,997    3,009    2,714      19,652   10,671  200,909(8)     639,544
 Long-term debt.........    61,948   70,323   69,078  139,646     120,298  139,951  147,513          9,759
 Stockholders' equity...   143,151  183,508  154,942  146,264     124,880  122,853  112,525       (174,557)

--------
(7) Includes $75.1 million of restricted cash primarily generated from the sale of Tidewater Inc. common stock in June 1993 which was subsequently used to fund the cash portion of the purchase price of the acquisition of Energy Industries.
(8) Includes indebtedness of $173.0 million due to senior creditors, $26.9 million due to the holders of subordinated debentures classified as debt and related restructuring liabilities and $985,000 of current maturities of long-term debt.

                        UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS

  The following unaudited pro forma condensed financial statements reflect the financial position of the Company as of June 30, 1995 and the results of its operations for the fiscal year ended September 30, 1994 and the nine months ended June 30, 1995 and 1994, both historically and on a pro forma basis, giving effect to the Energy Industries Sale as if it had been consummated as of June 30, 1995, in the case of the balance sheet, and November 1, 1993, the effective date of the Energy Industries acquisition by the Company, in the case of the income statements. The unaudited pro forma condensed financial statements also give effect to (a) the Company's decision to retain its marine protein operations as a continuing operation and (b) the sale of the Company's domestic oil and gas operations which were sold in August 1995. These unaudited pro forma condensed financial statements should be read in conjunction with the historical consolidated financial statements of the Company and related notes and "Management's Discussion and Analysis of Results of Operations and Financial Conditions" contained in the Company's Annual Report on Form 10-K for the year ended September 30, 1994. The unaudited pro forma condensed financial statements set forth below are not necessarily indicative of what the actual results of operations would have been had these events occurred as of the dates indicated.

  The unaudited pro forma condensed consolidated financial statements are intended to present information regarding the Company's results of operations and financial position for purposes of evaluating the impact of the Energy Industries Sale.

               UNAUDITED PRO FORMA CONDENSED STATEMENT OF INCOME
                  FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 1994
                  (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)

                                                                          PRO FORMA
                                     PRO FORMA ADJUSTMENTS               ADJUSTMENTS
                                     ---------------------            ------------------
                                       MARINE    DOMESTIC
                                       PROTEIN   OIL & GAS  RESTATED        ENERGY
                          HISTORICAL RETAINED(1)  SALE(2)  HISTORICAL INDUSTRIES SALE(3) AS ADJUSTED(5)
                          ---------- ----------- --------- ---------- ------------------ -------------
Revenues................   $241,212    $96,614    $(8,432)  $329,394       $(72,522)       $256,872
                           --------    -------    -------   --------       --------        --------
Expenses:
 Operating..............    212,450     81,880     (5,750)   288,580        (52,768)        235,812
 Provision for oil and
  gas property
  valuation.............     29,152               (29,152)
 Depreciation, depletion
  and amortization......     13,661      4,535     (4,563)    13,633         (4,867)          8,766
 Selling, general and
  administrative........     16,094      4,754       (796)    20,052         (6,917)         13,135
                           --------    -------    -------   --------       --------        --------
                            271,357     91,169    (40,261)   322,265        (64,552)        257,713
                           --------    -------    -------   --------       --------        --------
Operating income (loss).    (30,145)     5,445     31,829      7,129         (7,970)           (841)
                           --------    -------    -------   --------       --------        --------
Other income (expense):
 Interest income........      2,043                            2,043           (269)          1,774
 Interest expense.......     (6,138)    (3,218)               (9,356)         3,393 (4)      (5,963)
 Gain on sales of
  Tidewater common
  stock.................     37,457                           37,457                         37,457
 Other..................     (4,406)       114                (4,292)                        (4,292)
                           --------    -------    -------   --------       --------        --------
                             28,956     (3,104)               25,852          3,124          28,976
                           --------    -------    -------   --------       --------        --------
Income (loss) from
 continuing operations
 before taxes...........     (1,189)     2,341     31,829     32,981         (4,846)         28,135
Provision (benefit) for
 income taxes...........       (494)     1,068     11,140     11,714         (2,049)          9,665
                           --------    -------    -------   --------       --------        --------
Income (loss) from
 continuing operations..   $   (695)   $ 1,273    $20,689   $ 21,267       $ (2,797)       $ 18,470
                           ========    =======    =======   ========       ========        ========
Per common share income
 (loss) from continuing
 operations.............      (0.04)      0.05       0.65       0.66          (0.09)           0.57
Common stock dividends
 declared, per share....       0.07                             0.07                           0.07

--------
(1) The historical income statement has been restated to reflect the Company's marine protein operations as a continued operation as a result of the Company's decision to retain these operations. The Company's Form 10-K for the fiscal year ended September 30, 1994 reflected the marine protein operation as a discontinued operation.
(2) In August 1995, the Company completed the sale of its remaining U.S. offshore oil and gas properties. The Company received cash of $3,365, a production payment entitling the Company to a share of future revenues derived from the properties and other contract consideration. No gain or loss was recognized from the sale.
(3) The Company's consolidated financial results for its fiscal year ended September 30, 1994 include only eleven months of Energy Industries' operations because the Company acquired Energy Industries in November 1993.
(4) The pro forma adjustments include allocations of interest expense on general corporate debt of $3.4 million to Energy Industries.
(5) The Company has also announced its intention to sell Cimarron. Although the stockholders are not being asked to approve such sale, should such sale occur as intended, the pro forma financial results would be further adjusted as follows:

                                                          CIMARRON   AS FURTHER
                                              AS ADJUSTED   SALE      ADJUSTED
                                              ----------- ---------  ----------
      Revenue................................  $ 256,872  $(156,141)  $100,731
      Operating income (loss)................       (841)     1,063        222
      Income (loss) from continuing
       operations............................     18,470      1,472     19,942
      Per common share income (loss) from
       continuing operations.................       0.57       0.05       0.62

               UNAUDITED PRO FORMA CONDENSED STATEMENT OF INCOME
                    FOR THE NINE MONTHS ENDED JUNE 30, 1995
                  (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)

                                      PRO FORMA              PRO FORMA
                                     ADJUSTMENTS            ADJUSTMENTS
                                     -----------            -----------
                                      DOMESTIC                ENERGY
                                      OIL & GAS   ADJUSTED  INDUSTRIES
                          HISTORICAL    SALES    HISTORICAL    SALE        AS ADJUSTED(2)
                          ---------- ----------- ---------- -----------    --------------
Revenues................   $179,708    $(5,390)   $174,318   $(53,086)        $121,232
                           --------    -------    --------   --------         --------
Expenses:
 Operating..............    152,823     (3,156)    149,667    (40,221)         109,446
 Provisions for asset
  write-down............     12,607                 12,607                      12,607
 Depreciation, depletion
  and amortization......     10,775     (2,663)      8,112     (4,322)           3,790
 Selling, general and
  administrative........     10,204       (254)      9,950     (3,742)           6,208
                           --------    -------    --------   --------         --------
                            186,409     (6,073)    180,336    (48,285)         132,051
                           --------    -------    --------   --------         --------
Operating income (loss).     (6,701)       683      (6,018)    (4,801)         (10,819)
                           --------    -------    --------   --------         --------
Other income (expense):
 Interest income........      1,055                  1,055       (215)             840
 Interest expense.......     (4,872)                (4,872)     2,423 (1)       (2,449)
 Gain on sales of
  Tidewater common
  stock.................      4,811                  4,811                       4,811
 Other..................        928                    928       (474)             454
                           --------    -------    --------   --------         --------
                              1,922                  1,922      1,734            3,656
                           --------    -------    --------   --------         --------
Income (loss) from
 continuing operations
 before taxes...........     (4,779)       683      (4,096)    (3,067)          (7,163)
Provision (benefit) for
 income taxes...........     (1,316)       239      (1,077)    (1,354)          (2,431)
                           --------    -------    --------   --------         --------
Income (loss) from
 continuing operations..   $ (3,463)   $   444    $ (3,019)  $ (1,713)        $ (4,732)
                           ========    =======    ========   ========         ========
Per common share income
 (loss) from continuing
 operations.............      (0.11)      0.01       (0.10)     (0.06)           (0.16)
Common stock dividends
 declared, per share....         --         --          --         --               --

--------
(1) The pro forma adjustments include an allocation of interest expense on general corporate debt of $1.2 million to Energy Industries.
(2) The Company has also announced its intention to sell Cimarron. Although the stockholders are not being asked to approve such sale, should such sale occur as intended, the pro forma financial results would be further adjusted as follows:

                                                           CIMARRON  AS FURTHER
                                               AS ADJUSTED   SALE     ADJUSTED
                                               ----------- --------  ----------
      Revenue.................................  $121,232   $(57,829)  $ 63,403
      Operating income (loss).................   (10,819)       482    (10,337)
      Income (loss) from continuing
       operations.............................    (4,732)       635     (4,097)
      Per common share income (loss) from
       continuing operations..................     (0.16)      0.02      (0.14)

               UNAUDITED PRO FORMA CONDENSED STATEMENT OF INCOME
                    FOR THE NINE MONTHS ENDED JUNE 30, 1994
                  (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)

                                                     PRO FORMA
                                                    ADJUSTMENTS
                                                    -----------
                                                      ENERGY
                                                    INDUSTRIES
                                         HISTORICAL    SALE        AS ADJUSTED(2)
                                         ---------- -----------    --------------
Revenues...............................   $241,924   $(49,874)        $192,050
                                          --------   --------         --------
Expenses:
 Operating.............................    209,215    (36,480)         172,735
 Provisions for oil and gas property
  valuation............................     18,810                      18,810
 Depreciation, depletion and
  amortization.........................     11,969     (3,600)           8,369
 Selling, general and administrative...     14,531     (4,952)           9,579
                                          --------   --------         --------
                                           254,525    (45,032)         209,493
                                          --------   --------         --------
Operating income (loss)................    (12,601)    (4,842)         (17,443)
                                          --------   --------         --------
Operating income (expense):
 Interest income.......................      1,628       (180)           1,448
 Interest expense......................     (7,482)     2,729 (1)       (4,753)
 Gain on sales of Tidewater common
  stock................................     37,457                      37,457
 Other.................................     (2,859)                     (2,859)
                                          --------   --------         --------
                                            28,744      2,549           31,293
                                          --------   --------         --------
 Income (loss) from continuing
  operations before taxes..............     16,143     (2,293)          13,850
 Provision (benefit) for income taxes..      6,117       (941)           5,176
                                          --------   --------         --------
 Income (loss) from continuing
  operations...........................   $ 10,026   $ (1,352)        $  8,674
                                          ========   ========         ========
 Per common share income (loss) from
  continuing operations................       0.31      (0.04)            0.27
 Common stock dividends declared, per
  share................................       0.04         --             0.04

--------
(1) The pro forma adjustments include an allocation of interest expense on general corporate debt of $2.7 million to Energy Industries.
(2) The Company has also announced its intention to sell Cimarron. Although the stockholders are not being asked to approve such sale, should such sale occur as intended, the pro forma financial results would be further adjusted as follows:

                                                          CIMARRON   AS FURTHER
                                              AS ADJUSTED   SALE      ADJUSTED
                                              ----------- ---------  ----------
      Revenue................................  $192,050   $(120,456)  $ 71,594
      Operating income (loss)................   (17,443)        696    (16,747)
      Income (loss) from continuing
       operations............................     8,674         932      9,606
      Per common share income (loss) from
       continuing operations.................      0.27        0.03       0.30

                  UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                              AS OF JUNE 30, 1995
                  (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)

                                      PRO FORMA              PRO FORMA
                                     ADJUSTMENTS            ADJUSTMENTS
                                     -----------            -----------
                                      DOMESTIC                ENERGY
                                      OIL & GAS   ADJUSTED  INDUSTRIES      AS
                         HISTORICAL    SALE(1)   HISTORICAL   SALE(2)   ADJUSTED(3)
                         ----------  ----------- ---------- ----------- -----------
Current assets
 Cash................... $   4,158    $  3,365    $  7,523   $131,460    $ 94,981
                                                               (2,202)
                                                              (26,800)
                                                              (14,000)
                                                               (1,000)
 Receivables............    31,228        (633)     30,595    (10,197)     20,398
 Inventories............    54,131                  54,131    (24,174)     29,957
 Other current assets...     4,269                   4,269                  4,269
                         ---------    --------    --------   --------    --------
   Total current assets.    93,786       2,732      96,518     53,087     149,605
                         ---------    --------    --------   --------    --------
Investments and other
 assets.................    51,902       8,834      60,736     (7,771)     46,949
                                                              (20,016)
                                                               14,000
                         ---------    --------    --------   --------    --------
Property and equipment..   232,870     (74,536)    158,334    (67,307)     91,027
Accumulated
 depreciation...........  (108,972)     63,377     (45,595)     7,810     (37,785)
                         ---------    --------    --------   --------    --------
                           123,898     (11,159)    112,739    (59,497)     53,242
                         ---------    --------    --------   --------    --------
   Total assets......... $ 269,586    $    407    $269,993   $(20,197)   $249,796
                         =========    ========    ========   ========    ========
Current liabilities
 Current maturities of
  long-term debt........ $   8,866                $  8,866   $   (429)   $  8,437
 Other current
  liabilities...........    36,256         407      36,663     (6,638)     30,025
                         ---------    --------    --------   --------    --------
 Total current
  liabilities...........    45,122         407      45,529     (7,067)     38,462
                         ---------    --------    --------   --------    --------
Long-term debt..........    61,948                  61,948    (27,563)     34,385
                         ---------                --------   --------    --------
Other liabilities.......    19,365                  19,365                 19,365
                         ---------                --------               --------
Stockholders' equity:
 Preferred stock........         3                       3                      3
 Common stock...........     7,376                   7,376                  7,376
 Capital in excess of
  par value.............   129,344                 129,344                129,344
 Reinvested earnings....     7,168                   7,168     14,433      21,601
 Investment unrealized
  loss, net of tax......      (740)                   (740)                  (740)
                         ---------    --------    --------   --------    --------
                           143,151           0     143,151     14,433     157,584
                         ---------    --------    --------   --------    --------
 Total liabilities and
  stockholders' equity.. $ 269,586    $    407    $269,993   $(20,197)   $249,796
                         =========    ========    ========   ========    ========
Book value per share.... $    4.84    $     --    $   4.84   $   0.49    $   5.33

  The following notes set forth the explanations and assumptions used in preparing the unaudited pro forma condensed balance sheet as of June 30, 1995 (amounts in thousands).

(1) In August 1995, the Company completed the sale of its remaining U.S. offshore oil and gas properties. The Company received cash of $3,365, a production payment entitling the Company to a share of future revenues derived from the properties and other contract consideration. No gain or loss was recognized from the sale.
(2) To record the sale of Energy Industries, which resulted in net proceeds to the Company of $89,660, comprised of gross proceeds of $131,460 (purchase price of $130,000 plus a net asset value adjustment as of June 30, 1995 of $1,460) less: $26,800 repayment of debt, $14,000 in estimated federal and state income taxes and $1,000 in estimated commissions and fees. As of June 30, 1995, the after-tax book gain was estimated to have been $14,433. The after-tax book gain of $14,433 was based on sales proceeds of $131,460 less: $108,256 for the book value of the assets sold and write-off of the remaining unamortized goodwill and deferred cost balances, $1,000 for estimated commissions and fees and a $7,771 book tax provision. At closing the actual amount of cash proceeds will be increased or decreased, as the case may be, to the extent that the Net Asset Value is greater than or less than $106,624.
(3) The Company has also announced its intention to sell Cimarron. Although the stockholders are not being asked to approve such sale, should such sale occur as intended, the pro forma financial results would be further adjusted as indicated below:

                                                           CIMARRON  AS FURTHER
                                               AS ADJUSTED   SALE     ADJUSTED
                                               ----------- --------  ----------
      Current assets..........................  $149,605   $ 13,163   $162,768
      Other assets............................    46,949     (6,019)    40,930
      Property and equipment, net.............    53,242    (16,940)    36,302
                                                --------   --------   --------
          Total assets........................  $249,796   $ (9,796)  $240,000
                                                ========   ========   ========
      Current liabilities.....................  $ 38,462   $ (9,796)  $ 28,666
                                                --------   --------   --------
          Total liabilities and stockholders'
           equity.............................  $249,796   $ (9,796)  $240,000
                                                ========   ========   ========
      Book value per share....................     $5.53         --      $5.53

                          ENERGY INDUSTRIES UNAUDITED
                              FINANCIAL STATEMENTS

  The following unaudited financial statements reflect the financial position of Energy Industries at June 30, 1995 and September 30, 1994, and the results of operations of Energy Industries for the nine months ended June 30, 1995, the eight months ended June 30, 1994 and the eleven months ended September 30, 1994. The latter two periods are eight months and eleven months, respectively, rather than nine months and twelve months, respectively, because the Company did not own Energy Industries prior to November 1993 and therefore information for the one month, October 1993, is not included.

                               ENERGY INDUSTRIES

                            COMBINED BALANCE SHEETS
                           (UNAUDITED, IN THOUSANDS)

                                                         JUNE 30,  SEPTEMBER 30,
                                                           1995        1994
                                                         --------  -------------
                         ASSETS
Current assets:
  Cash.................................................. $  2,202    $  1,678
  Receivables...........................................   10,198      11,389
  Inventories...........................................   24,173      17,629
                                                         --------    --------
    Total current assets................................   36,573      30,696
                                                         --------    --------
Other assets............................................   20,016      19,434
                                                         --------    --------
Property and equipment..................................   67,307      56,661
Accumulated depreciation................................   (7,810)     (4,165)
                                                         --------    --------
                                                           59,497      52,496
                                                         --------    --------
    Total assets........................................ $116,086    $102,626
                                                         ========    ========
          LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current maturities of long-term debt.................. $    429    $     94
  Accounts payable......................................    3,558       2,745
  Accrued liabilities...................................    4,743       3,995
                                                         --------    --------
    Total current liabilities...........................    8,730       6,834
                                                         --------    --------
Long-term debt..........................................   27,563      15,106
                                                         --------    --------
Deferred income taxes...................................    1,651       1,422
                                                         --------    --------
Due to parent...........................................   52,842      55,677
                                                         --------    --------
Stockholder's equity:
  Common stock ($1.00 par value) authorized, issued
   and outstanding: 3,000 shares........................        3           3
  Capital in excess of par value........................   20,787      20,787
  Reinvested earnings...................................    4,510       2,797
                                                         --------    --------
                                                           25,300      23,587
                                                         --------    --------
  Total liabilities and stockholder's equity............ $116,086    $102,626
                                                         ========    ========

    The accompanying notes are an integral part of the financial statements.

                               ENERGY INDUSTRIES

                           COMBINED INCOME STATEMENTS
                           (UNAUDITED, IN THOUSANDS)

                                  NINE MONTHS  EIGHT MONTHS    ELEVEN MONTHS
                                     ENDED         ENDED           ENDED
                                 JUNE 30, 1995 JUNE 30, 1994 SEPTEMBER 30, 1994
                                 ------------- ------------- ------------------
Revenues........................    $53,086       $49,874         $72,522
                                    -------       -------         -------
Expenses:
  Operating expenses............     40,221        36,480          52,768
  Depreciation and amortization.      4,322         3,600           4.867
  Selling, general and
   administrative...............      3,742         4,952           6,917
                                    -------       -------         -------
                                     48,285        45,032          64,552
                                    -------       -------         -------
Operating income................      4,801         4,842           7,970
Interest expense, net...........     (2,208)       (2,549)         (3,124)
Other income....................        474            --              --
                                    -------       -------         -------
Income before income taxes......      3,067         2,293           4,846
Provision for income taxes......      1,354           941           2,049
                                    -------       -------         -------
Net income......................    $ 1,713       $ 1,352         $ 2,797
                                    =======       =======         =======


    The accompanying notes are an integral part of the financial statements.

                               ENERGY INDUSTRIES

                        COMBINED STATEMENT OF CASH FLOWS
                           (UNAUDITED, IN THOUSANDS)

                                   NINE MONTHS  EIGHT MONTHS    TWELVE MONTHS
                                      ENDED         ENDED           ENDED
                                  JUNE 30, 1995 JUNE 30, 1994 SEPTEMBER 30, 1994
                                  ------------- ------------- ------------------
Cash flow provided (used) by
 operating activities:
  Net income....................    $  1,713      $  1,352         $  2,797
                                    --------      --------         --------
  Adjustments to reconcile net
   income to net cash provided
   by operating activities:
    Depreciation and
     amortization...............       4,322         3,600            4,867
    Deferred taxes..............         229           941            1,363
    Changes in other assets and
     liabilities:
      Receivables...............       1,191          (964)          (2,064)
      Inventories...............      (6,544)       (2,341)             175
      Accounts payable and
       accrued liabilities......       1,509          (883)           1,026
      Other assets and
       liabilities..............        (358)         (874)            (313)
                                    --------      --------         --------
        Total adjustments.......         349          (521)           5,054
                                    --------      --------         --------
      Net cash provided
       operating activities.....       2,062           831            7,851
                                    --------      --------         --------
Cash flow used by investing
 activities:
  Business acquisitions, net of
   cash acquired................                   (73,222)         (73,222)
  Capital expenditures..........     (11,495)       (4,995)          (8,638)
                                    --------      --------         --------
      Net cash used by investing
       activities...............     (11,495)      (78,217)         (81,860)
                                    --------      --------         --------
Cash flow provided by financing
 activities:
  Borrowings....................      12,864                         15,000
  Principal payments of long-
   term obligations.............         (72)          (98)            (120)
  Proceeds from issuance of
   common stock to Parent.......                    20,790           20,790
  Repayments to Parent..........      (2,835)                       (20,795)
  Advances from Parent..........                    60,812           60,812
                                    --------      --------         --------
      Net cash provided by
       financing activities.....       9,957        81,504           75,687
                                    --------      --------         --------
Net increase in cash and cash
 equivalents....................         524         4,118            1,678
Cash and cash equivalents at
 beginning of period............       1,678
                                    --------      --------         --------
Cash and cash equivalents at end
 of period......................    $  2,202      $  4,118         $  1,678
                                    ========      ========         ========


    The accompanying notes are an integral part of the financial statements.

                               ENERGY INDUSTRIES

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Organization

  The combined financial statements of Energy Industries ("Energy Industries") are comprised of Zapata Rentals, Inc. (sole general partner of Zapata Energy Industries L.P.), Zapata Compression Investments, Inc. (sole limited partner of Zapata Energy Industries L.P.) and Energy Industries, Inc., three wholly-owned subsidiaries of Zapata Corporation (the "Company"). The financial statements are presented on a combined basis because their business activities are performed as one entity. Energy Industries is engaged in the business of renting, fabricating, selling, and servicing natural gas compressor packages used in the oil and gas industry. Energy Industries is headquartered in Corpus Christi, Texas and maintains a network of fifteen sales and service offices in the surrounding four state area. In 1993, Energy Industries was formed and acquired certain natural gas compression businesses (See Note 2).

 Basis of Presentation

  The combined financial statements of Energy Industries include the results for the nine months ended June 30, 1995, the eight months ended June 30, 1994 and the eleven months ended September 30, 1994. All significant intercompany transactions and account balances have been eliminated.

 Property and Equipment

  Depreciation of property and equipment is provided using the straight-line method over the estimated useful lives of the assets. Estimated useful lives of assets, determined as of the date of acquisition, are as follows:

                                                                    USEFUL LIVES
                                                                      (YEARS)
                                                                    ------------
      Natural gas compressors......................................      15
      Building and leasehold improvements..........................      20
      Furniture, machinery and compressor casting molds............       7
      Computers and transportation equipment.......................       5

  Repairs and maintenance are charged to expense as incurred and major renewals and betterments are capitalized. Upon the sale or retirement of equipment, the cost of the equipment disposed and the related accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in results from operations.

 Inventories

  Inventories are stated at the lower of cost or market. Cost is determined using the moving average method for parts inventories. The cost of major component inventories is determined by using specific identification.

 Goodwill

  Goodwill represents the excess of the cost of an acquisition over fair value of net assets acquired. Goodwill is evaluated annually for impairment based upon undiscounted cash flows and reduced to net realizable value if necessary. Goodwill is amortized using the straight-line method over the estimated benefit period of 40 years.

                               ENERGY INDUSTRIES

 Equipment Under Operating Leases and Held for Lease

  Energy Industries leases certain equipment to customers under agreements that contain an option to purchase the equipment at any time. The option amount is computed based on the original purchase price, less payments received, plus interest and insurance during the period from the inception of the lease to the date the option is exercised. The lease payments are generally computed to pay-out the original purchase price plus interest over approximately 36 months. Leases with noncancelable lease terms greater than 18 months are considered sales-type leases because by the end of the original lease term, the option price is expected to be lower than the equipment's fair market value. Equipment leased under agreements with noncancelable lease terms of less than 18 months and those which do not include a purchase option are accounted for as operating leases and included in the rental fleet in property and equipment. Rental equipment is depreciated over its estimated useful life.

 Concentrations of Credit Risk

  Energy Industries sells, leases, and rents gas compressors to customers in the oil and gas industry. Energy Industries generally does not require collateral. However, cash prepayments and security deposits are required for accounts with indicated credit risks. Energy Industries also bills for progress payments from time to time on large long-term construction projects. Energy Industries maintains reserves for potential losses, and credit losses have been within management's expectations.

  At June 30, 1995 and September 30, 1994, Energy Industries had cash deposits concentrated primarily in one bank.

 Revenue

  Revenues are recognized as services are performed, or as parts or equipment deliveries are made. In some cases, revenue is recognized on large compressor equipment construction when the project is completed, but before the equipment is actually shipped. This practice occurs when a customer agrees to take delivery and pay for the equipment, but is not yet ready to take possession of the equipment. Energy Industries provides a limited warranty on certain equipment and services. The warranty period varies depending on the equipment sold or service performed. A liability for performance under warranty obligations is accrued based upon the nature of the warranty and historical experience.

  Revenues are recognized on rental contracts as rental equipment is provided. Most rental contracts have an initial contract term of six to twelve months and then continue on a month-to-month basis.

 Income Taxes

  Energy Industries is included in the Company's consolidated U.S. federal income tax return, however, income tax effects are reflected on a separate company basis for financial reporting purposes. Energy Industries's method of accounting for income taxes recognizes deferred tax liabilities and assets based on the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement carrying amounts and the tax basis of assets and liabilities using currently enacted tax rates.

                               ENERGY INDUSTRIES

NOTE 2. ACQUISITION

  In November 1993, the Company purchased the natural gas compression business of Energy Industries, Inc. and Zapata Energy Industries L.P. (the "Acquisition"). Total consideration paid was $90.2 million consisting of $74.5 million in cash and 2.7 million shares of the Company's Common Stock. Additionally, Energy Industries incurred approximately $2.0 million in fees associated with the Acquisition. Energy Industries accounted for the acquisition using the purchase method of accounting and recorded $19.3 million of goodwill in connection therewith.

  The following assets and liabilities were acquired in connection with the Acquisition effective November 1, 1993 (in millions):

      Cash............................................................... $ 3.5
      Receivables........................................................   9.3
      Inventory..........................................................  16.2
                                                                          -----
                                                                           29.0
      Goodwill and other assets..........................................  19.7
      Property and equipment, net........................................  49.6
                                                                          -----
                                                                          $98.3
                                                                          =====
      Current liabilities................................................ $ 5.8
      Long-term debt.....................................................    .2
                                                                          -----
                                                                          $ 6.0
                                                                          =====

NOTE 3. INVENTORIES

  Energy Industries maintains inventories to support package fabrication in the Corpus Christi, Texas headquarters, as well as repair and maintenance operations in the branch offices. Inventories as of June 30, 1995 and September 30, 1994, respectively, are comprised of the following components (in thousands):

                                                          JUNE 30, SEPTEMBER 30,
                                                            1995       1994
                                                          -------- -------------
      Major fabrication components....................... $ 9,480     $ 3,908
      Parts to support fabrication.......................   6,164       7,422
      Parts to support field service.....................   5,808       4,291
      Used parts and equipment...........................   2,680       1,809
      Labor in process...................................      41         199
                                                          -------     -------
                                                          $24,173     $17,629
                                                          =======     =======

                               ENERGY INDUSTRIES

NOTE 4. PROPERTY, PLANT AND EQUIPMENT

  Upon the Acquisition, Energy Industries increased the net book value of property, plant and equipment by $22.5 million to reflect the estimated fair market value of the rental fleet and land and facilities at the date of the Acquisition. Property, plant and equipment as of September 30, 1994 are comprised as follows (in thousands):

      Rental fleet..................................................... $49,760
      Patterns and forms...............................................     145
      Leasehold improvements...........................................     899
      Furniture and fixtures...........................................     212
      Computer equipment...............................................     942
      Machinery and equipment..........................................   1,303
      Buildings........................................................   2,376
      Land.............................................................   1,024
                                                                        -------
                                                                         56,661
      Less accumulated depreciation....................................  (4,165)
                                                                        -------
                                                                        $52,496
                                                                        =======

  Depreciation expense for the eleven months ended September 30, 1994 was $4,201,000.

NOTE 5. GOODWILL

  Goodwill as of September 30, 1994 is summarized as follows (in thousands):

      Goodwill......................................................... $19,328
      Accumulated amortization.........................................    (443)
                                                                        -------
                                                                        $18,885
                                                                        =======

  Amortization expense for goodwill totalled $443,000 for the eleven months ended September 30, 1994.

NOTE 6. ACCRUED LIABILITIES

  Accrued liabilities as of September 30, 1994 are summarized as follows (in thousands):

      State Income Taxes................................................. $  425
      Accrued Payroll....................................................  1,279
      Ad Valorem Taxes...................................................    375
      Accrued Warranty...................................................    250
      Other Accrued Liabilities..........................................  1,666
                                                                          ------
                                                                          $3,995
                                                                          ======

                               ENERGY INDUSTRIES

NOTE 7. DEBT

  Energy Industries debt consisted of the following (in thousands):

                                                       JUNE 30, SEPTEMBER 30,
                                                         1995       1995
                                                       -------- -------------
      Texas Commerce Bank revolving/term credit
       facility, interest at prime or Eurodollar
       rates, 7.75% at September 30, 1994, due in
       quarterly installments beginning in 1997
       through 1999, collateralized by certain
       compression assets............................. $26,800     $15,000
      Other debt at approximately 8%..................   1,192         200
                                                       -------     -------
        Total debt....................................  27,992      15,200
      Less current maturities.........................     429          94
                                                       -------     -------
        Long-term debt................................ $27,563     $15,106
                                                       =======     =======

  At September 30, 1994, Energy Industries maintained a line of credit with Texas Commerce Bank. This credit agreement provides Energy Industries with a $30 million revolving credit facility that converts after two years to a three year amortizing term loan. The debt bears interest at a variable rate, adjusted periodically based on prime or Eurodollar interest rate.

  Pursuant to the credit agreement, Energy Industries has agreed to maintain certain financial covenants and to limit additional indebtedness, dividends, dispositions and acquisitions. The amount of restricted net assets for Energy Industries at September 30, 1994 was approximately $65.0 million. Additionally, Energy Industries' ability to transfer funds to the Company was limited to $5.0 million at September 30, 1994.

  The estimated fair value of total long-term debt at June 30, 1995 and September 30, 1994 approximates book value.

 Annual Maturities

  The annual maturities of long-term debt for the five years ending September 30, 1999 are as follows (in thousands):

      1995            1996                    1997                     1998                     1999
      ----            ----                    ----                     ----                     ----
      $94             $105                   $5,001                   $5,000                   $5,000

NOTE 8. CASH FLOW INFORMATION

  For purposes of the statement of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents.

  Net cash provided by operating activities reflects cash payments of interest and income taxes.

  Cash paid during the eleven months ended September 30, 1994 for interest was $70,000.

NOTE 9. INCOME TAXES

  Energy Industries' method of accounting for income taxes recognizes deferred tax assets and liabilities based on the expected future tax consequences of existing temporary differences between the financial reporting and tax reporting basis of assets and liabilities, and operating loss and tax credit carryforwards for tax purposes.

                               ENERGY INDUSTRIES

  Energy Industries' provision for income tax expense for the eleven months ended September 30, 1994, computed on a separate company basis, consisted of the following (in thousands):

           Current
             State.................................... $  375
             U.S......................................    311
           Deferred...................................
             U.S......................................  1,363
                                                       ------
                                                       $2,049
                                                       ======

  The provision for deferred taxes results from temporary differences in the recognition of revenues and expenses for tax and financial reporting purposes. The sources and income tax effects of these differences for the eleven months ended September 30, 1994 were as follows (in thousands):

      Book depreciation less than tax depreciation...................... $1,545
      Book reserves not deductible for tax purposes.....................    (24)
      Changes to tax carryforwards and other............................   (158)
                                                                         ------
                                                                         $1,363
                                                                         ======

  The following table reconciles the income tax provisions computed using the U.S. statutory rate of 34% to the provisions reflected in the financial statements (in thousands):

      Taxes at statutory rate............................................ $1,647
      State taxes, net of federal benefit................................    247
      Other..............................................................    155
                                                                          ------
                                                                          $2,049
                                                                          ======

  Temporary differences and tax credit carryforwards that gave rise to significant portions of deferred tax assets and liabilities as of September 30, 1994 are as follows (in thousands):

      Deferred tax assets:
        Book reserves not yet deductible............................... $   215
        Other..........................................................      97
                                                                        -------
          Total deferred tax assets....................................     312
                                                                        -------
      Deferred tax liabilities:
        Property and equipment.........................................  (1,601)
        Other..........................................................    (133)
                                                                        -------
          Total deferred tax liabilities...............................  (1,734)
                                                                        -------
          Net deferred tax liability................................... $(1,422)
                                                                        =======

NOTE 10. COMMITMENTS AND CONTINGENCIES

 Sales-Type Lease Receivables

  Energy Industries provides a capital lease financing option to its customers. Future minimum lease payments receivable under sales-type leases are due as follows: $3,769,000 in 1995, $241,000 in 1996 and $77,000 in 1997; deferred interest totalling $51,000 is included in these amounts. Energy Industries periodically sells a portion of its lease receivables to third party financiers. Certain of these receivables are sold with partial recourse to Energy Industries. At September 30, 1994, the total amount of recourse to Energy Industries on the unpaid balance of all previously sold receivables was $1.7 million. During the eleven

                               ENERGY INDUSTRIES
months ended September 30, 1994, Energy Industries sold a total of $8.3 million on these receivables. To date, Energy Industries has not experienced any significant recourse losses.

 Operating Leases Receivable

  Energy Industries maintains a fleet of natural gas compressor packages for rental under operating leases. At September 30, 1994, the net book value of such property was $46.3 million (accumulated depreciation totalled $3.5 million). Future minimum lease payments receivable under remaining noncancelable operating leases as of September 30, 1994 are as follows:
$3,256,000 in 1995, $782,000 in 1996 and $190,000 in 1997.

 Operating Leases Payable

  Energy Industries leases certain buildings and equipment under noncancelable operating leases. Future minimum payments under these operating lease obligations aggregate $1.3 million, and for the four years ending September 30, 1998 are:

                                                             1995 1996 1997 1998
                                                             ---- ---- ---- ----
Lease obligations........................................... $487 $414 $309 $102

  Rental expenses for operating leases were $533,000 for the eleven months ending September 30, 1994.

 Claims and Litigation

  Energy Industries is defending various claims and litigation arising from operations. In the opinion of management, uninsured losses, if any, resulting from theses matters will not have a material adverse effect on Energy Industries' results of operations or financial position.

 Foreign Representation

  Energy Industries entered into a contract with Atlas Copco to represent Energy Industries in countries and markets where Energy Industries did not have sales contracts or convenient access. Atlas Copco receives a commission on sales that Energy Industries makes internationally, whether they made the initial contact or not. The contract specifically excludes sales to Canada or Mexico. The contract is in effect until July 15, 1998 and renews automatically for successive one year terms unless terminated by one of the parties in advance.

  Energy Industries is also under contract with a former affiliate company. Energy Industries LTD, located in Calgary, Alberta, Canada. Pursuant to this agreement, Energy Industries is required to supply Energy Industries LTD with proprietary compressor components used in the fabrication of gas compressor packages. Also, according to this agreement, Energy Industries LTD cannot buy similar components from other manufacturers. The companies also are bound by non-compete agreements in each other's respective country. This agreement remains in effect through 1996, after which time, Energy Industries will be obligated to sell compressor components to Energy Industries LTD until 2002, but not on an exclusive basis in Canada. In addition, after 1996 either company may compete in the other's country for sales of new compressor packages or any other product or service.

NOTE. 11. RELATED PARTY TRANSACTIONS

  Energy Industries purchases Caterpillar engines and parts form Holt Company of Texas, a corporation owned by the CEO of Energy Industries, and a major stockholder and a director of the Company. During 1994, Energy Industries purchased $7.3 million of parts and engines from Holt Company of Texas. At September 30, 1994, Energy Industries owned the Holt Company $663,000 related to these purchases.

                               ENERGY INDUSTRIES

  Energy Industries interest expense includes an allocation of interest expense from the Company totalling $1,243,000 for the nine months ended June 30, 1995, $2,709,000 for the eight months ended June 30, 1994 and $3,364,000 for the eleven months ended September 30, 1994. Interest expense of the Company that was not directly attributable to or related to other operations of the Company was allocated to Energy Industries based on net assets. Additionally, the Company performs certain administrative functions for Energy Industries including insurance policy placement, income tax and legal support. These costs are charged to Energy Industries based upon costs incurred in support of these activities.

NOTE 12. PROFIT SHARING PLAN

  All qualified employees of Energy Industries are covered under the Energy Industries, Inc. Profit Sharing Plan. Energy Industries matches an employee's voluntary contribution on a dollar-for-dollar basis, up to 2% of the employee's gross payroll. Energy Industries can also elect to make an annual contribution to the plan based on profits. These contributions are allocated to the participants based on gross payroll. Contributions of $163,512 were made under this discretionary profit sharing feature of the plan for the eleven months ended September 30, 1994.

NOTE. 13. SUBSEQUENT EVENTS

  In January 1995, Energy Industries sold its heat exchanger division, located in Garland, Texas. The heat exchanger division manufactured one of the integral components of the gas compressor package, the "cooler" or "heat exchanger". Energy Industries received $1,470,000, and entered into an alliance agreement structured to provide Energy Industries with the heat exchangers necessary to perform its fabrication operations. As part of the consideration of the sale, Energy Industries received a $725,000 credit to be used against future purchases over the next five years at a rate of 10% off of normal invoice price. Approximately $5.5 million in revenues and approximately $471,000 in operating income, included in Energy Industries results for the eleven months ended September 30, 1994, was attributable to the heat exchanger division.

  During February 1995, Energy Industries acquired the rental fleet of J-Brex Company for $725,000. Fourteen active rental units were acquired in this transaction, and Energy Industries entered into a three-year agreement which affords Energy Industries the right of first refusal on these and any future compressors J-Brex may need.

  In April 1995, Energy Industries acquired the forty-four unit rental fleet of Mountain Front Pipeline Company, Inc. Energy Industries purchased these units for $2.7 million, and entered into an agreement with Mountain Front, which affords Energy Industries exclusive rights for these and any future compressors for a period of up to thirty months.

  On June 30, 1995, the Company announced that it had entered into an agreement to sell the assets of Energy Industries for $130 million to Enterra Corporation. The agreement is subject to stockholder approval and certain government approvals.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

  Set forth below is certain information with respect to beneficial ownership of the Company's voting securities as of September 30, 1995 by each director, certain executive officers, by the directors and executive officers of the Company as a group and the holders of the Company's voting securities known to the Company on September 30, 1995 to own beneficially 5% or more of any class of the Company's voting securities. For the purposes of this Proxy Statement, beneficial ownership of securities is defined in accordance with the rules of the Securities and Exchange Commission (the "Commission") to mean generally the power to vote or dispose of securities, regardless of any economic interest therein. Stockholders whose addresses are not listed below have the Company's address at 1717 St. James Place, Suite 550, Houston, Texas 77056.

                                                                         PERCENT
 TITLE OF CLASS OF                                       SHARES OWNED      OF
 SECURITY                    NAME AND ADDRESS           BENEFICIALLY(1)   CLASS
 -----------------           ----------------           ---------------  -------
 Common Stock        The Malcolm I. Glazer Trust.....     10,409,717(2)   35.3%
                     and Malcolm I. Glazer
                      1482 South Ocean Boulevard
                      Palm Beach, Florida 33480
                     Peter M. Holt...................      2,817,622(3)   9.6%
                      c/o Holt Company of Texas
                      S.W.W. White at Holt Avenue
                      San Antonio, Texas 78222
                     Avram A. Glazer.................         14,333        *
                     R.C. Lassiter...................         78,477        *
                     Robert V. Leffler, Jr. .........              0        *
                     W. George Loar..................              0        *
                     Robert W. Jackson...............        350,436(4)   1.2%
                     Joseph B. Mokry.................              0        *
                     Lamar C. McIntyre...............         42,026        *
                     Joseph L. von Rosenberg, III....         14,333        *
                     Directors and executive officers
                     as a group (10 persons).........     13,726,944      46.5%
 $2 Preference Stock Larry A. Reiten.................            150      5.7%
                      Route 1, Box 297
                      Bayfield, Wisconsin 54814-9701

--------
*Less than 1%.
(1) Except as otherwise noted, individuals listed in the table have sole voting and investment power with respect to the indicated shares. Investment power with respect to certain shares held by certain officers of the Company under the Company's Profit Sharing Plan is limited; such shares amount to less than 1% of the total number of shares of Common Stock held by all officers and directors as a group. Included in the amounts indicated are shares subject to stock options exercisable within 60 days of September 30, 1995. Such number of shares are 42,000 for Mr. McIntyre, 14,333 for each of Messrs. A. Glazer, M. Glazer and von Rosenberg, and 6,666 for Mr. Holt; and 91,665 shares for the directors and executive officers as a group.
(2) Based on information contained in a Schedule 13D, which was filed with the Commission by The Malcolm I. Glazer Trust and Mr. Glazer. The Schedule 13D states that Mr. Glazer contributed all of his shares of Common Stock to such trust and that, as trustee and beneficiary of such trust, Mr. Glazer is a beneficial owner of the shares of Common Stock held by such trust. The amount in the table also includes 14,333 shares of Common Stock which Mr. Glazer has the right to acquire within 60 days of September 30, 1995 through the exercise of stock options.
(3) Based on (i) information contained in a Schedule 13D, which was filed with the Commission by Mr. Holt and (ii) additional information provided to the Company by Mr. Holt. The Schedule 13D and the
   additional information indicates ownership as follows: 1,021,967 shares held by Mr. Holt, individually; 115,960 shares held by the Peter M. Holt Grantor Trust; 28,032 shares held by the Hawn-Holt Trust; 220,478 shares held by the S Stock GST Trust for Peter M. Holt; 55,478 shares held by the S Stock GST Trust for Benjamin D. Holt III; 120,478 shares held by the S Stock GST Trust for Anne Holt; 207,581 shares held by the Holt Corporate Stock Marital Trust--1985; 200,885 shares held by the Holt Corporate Stock Life Trust-- 1985 and 840,097 shares held by Benjamin D. Holt, Jr. Mr. Holt disclaims beneficial ownership as to all of the shares held by the S Stock GST Trust for Benjamin D. Holt III and the S Stock GST Trust for Anne Holt. The amount in the table also includes 6,666 shares of Common Stock, which Mr. Holt has the right to acquire within 60 days of September 30, 1995 through the exercise of nonqualified stock options.
(4)All such shares are owned by the Robert W. Jackson Trust.

                         MARKET PRICES OF COMMON STOCK

  The Common Stock is listed on the New York Stock Exchange (the "NYSE"). On June 29, 1995, the day prior to the first public announcement by the Company of the proposed Energy Industries Sale, the closing sales price of Common Stock on the NYSE was approximately $2.625 per share, and the high and low prices of the Common Stock for such day were approximately $2.875 per share and $2.625 per share, respectively.

                            INDEPENDENT ACCOUNTANTS

  Representatives of Coopers & Lybrand, L.L.P., the Company's independent accountants, will be present at the Special Meeting with the opportunity to make a statement if they desire and to respond to appropriate questions of stockholders.

                                 OTHER MATTERS

  The Board of Directors does not intend to bring any other matter before the Special Meeting and is not informed of any other business which others may bring before the meeting. However, if any other matters should properly come before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying Proxy to vote on such matters as they, in their discretion, may determine.

  Stockholders are entitled to submit proposals in a timely manner for inclusion in the Company's proxy statement and the form of proxy at an annual meeting of stockholders on matters appropriate for stockholder action consistent with the regulations of the Securities and Exchange Commission. As noted in the Company's proxy statement relating to the 1995 Annual Meeting of Stockholders, in order to be so included for the 1996 Annual Meeting, stockholder proposals must be received by the Company not later than January 15, 1996 and otherwise comply with the requirements applicable thereto.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents previously filed by the Company (File No. 1-4219) with the Securities and Exchange Commission are incorporated herein by reference:

   (1) Annual Report on Form 10-K for the year ended September 30, 1994;
   (2) Annual Report on Form 10-K/A for the year ended September 30, 1994;
   (3) Quarterly Report on Form 10-Q for the quarter ended December 31, 1994;
   (4) Quarterly Report on Form 10-Q for the quarter ended March 31, 1995;
   (5) Quarterly Report on Form 10-Q for the quarter ended June 30, 1995;
   (6) Quarterly Report on Form 10-Q/A for the quarter ended June 30, 1995;
   (7) Current Report on Form 8-K reporting event of March 1, 1995;
   (8) Current Report on Form 8-K reporting event of March 31, 1995;
   (9) Current Report on Form 8-K reporting event of April 13, 1995;
  (10) Current Report on Form 8-K reporting event of May 30, 1995; and
  (11) Current Report on Form 8-K reporting event of September 20, 1995.

  All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the date of the Special Meeting to which this Proxy Statement relates are deemed to be incorporated herein by reference, and shall be deemed a part hereof from the date of filing of such documents.

  Any statement contained in a document incorporated or deemed to be incorporated by reference herein, or contained in this Proxy Statement, shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part of this Proxy Statement, except as so modified or superseded.

  Accompanying this Proxy Statement is a copy of the Company's (i) Annual Report on Form 10-K for the year ended on September 30, 1994, and (ii) Quarterly Report on Form 10-Q for the quarter ended June 30, 1995.

  THE COMPANY WILL FURNISH WITHOUT CHARGE COPIES OF ANY AND ALL INFORMATION INCORPORATED BY REFERENCE HEREIN, EXCLUDING THE EXHIBITS THERETO AND THE FORM 10-K AND THE FORM 10-Q ACCOMPANYING THIS PROXY STATEMENT, TO INTERESTED SECURITY HOLDERS WHOSE PROXY IS BEING SOLICITED, UPON WRITTEN OR ORAL REQUEST AND BY FIRST CLASS MAIL OR OTHER PROMPT MEANS WITHIN ONE BUSINESS DAY OF RECEIPT OF SUCH REQUEST. THE COMPANY WILL FURNISH TO ANY SUCH PERSON ANY EXHIBITS DESCRIBED IN SUCH REPORTS UPON PAYMENT OF REASONABLE FEES RELATING TO THE COMPANY'S COST OF FURNISHING SUCH EXHIBITS. REQUESTS FOR COPIES SHOULD BE DIRECTED TO MR. JOSEPH L. VON ROSENBERG, III, CORPORATE SECRETARY, ZAPATA CORPORATION, 1717 ST. JAMES PLACE, SUITE 550, HOUSTON, TEXAS 77056, TELEPHONE NO. (713) 940-6100.

                                          By Order of the Board of Directors,

                                          JOSEPH L. von ROSENBERG, III
                                          Vice President, General Counsel and
                                           Corporate Secretary

Houston, Texas
November 10, 1995

                  PRELIMINARY COPY--FOR THE INFORMATION OF THE
                    SECURITIES AND EXCHANGE COMMISSION ONLY.

                              FRONT SIDE OF PROXY

                               ZAPATA CORPORATION

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

  The undersigned, hereby revoking all prior proxies, hereby appoints Messrs. Malcolm I. Glazer, Avram A. Glazer and Joseph L. von Rosenberg, III, and each of them, as proxies and attorneys-in-fact of the undersigned, with full and several power of substitution, to represent and to vote all the shares of Common Stock or $2 Noncumulative Convertible Preference Stock of ZAPATA CORPORATION (the "Company"), standing in the name of the undersigned and with respect to which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of the Company to be held on December 12, 1995 (the "Special Meeting"), and at any adjournment(s) or postponement(s) thereof, with respect to the following proposals:
  1. To approve and authorize the sale of the Company's natural gas compression business conducted by its wholly owned subsidiaries, Energy Industries, Inc. and Zapata Energy Industries, L.P., all as more particularly described in the Proxy Statement relating to the Special Meeting (the "Energy Industries Sale Proposal").
                         FOR [_]AGAINST [_]ABSTAIN [_]
  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ENERGY INDUSTRIES SALE PROPOSAL.
  2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting or any adjournment(s) or postponement(s) thereof, all as more particularly described in the Proxy Statement relating to the Special Meeting.

            (CONTINUED AND TO BE DATED AND SIGNED ON THE OTHER SIDE)

BACK SIDE OF PROXY

  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE SPECIFIC INDICATIONS ON THE REVERSE SIDE. IN THE ABSENCE OF SUCH INDICATIONS, THIS PROXY WILL BE VOTED FOR THE ENERGY INDUSTRIES SALE PROPOSAL, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSON VOTING THE PROXY WITH RESPECT TO ANY OTHER BUSINESS PROPERLY BEFORE THE SPECIAL MEETING.
  THE UNDERSIGNED ACKNOWLEDGE(S) RECEIPT OF THE NOTICE OF THE AFORESAID SPECIAL MEETING AND THE PROXY STATEMENT ACCOMPANYING THE SAME, EACH DATED NOVEMBER 10, 1995.

                                       ----------------------------------------
                                       PRINTED NAME
                                       ----------------------------------------
                                       SIGNATURE
                                       ----------------------------------------
                                       DATE

                                       (Please sign exactly as your name
                                       appears hereon. When signing as
                                       attorney, executor, administrator,
                                       trustee, guardian, etc., give your full
                                       title as such. For joint accounts, each
                                       joint owner should sign.)

                     PLEASE MARK, SIGN, DATE AND RETURN THE
                     PROXY CARD USING THE ENCLOSED ENVELOPE

                                   AGREEMENT

     THIS AGREEMENT (this "Agreement") is dated as of September 20, 1995, by and among, on the one hand, Zapata Corporation, a Delaware corporation ("Zapata"), Energy Industries, Inc., a Delaware corporation and a wholly-owned subsidiary of Zapata ("Zapata Sub"), and Zapata Energy Industries, L.P., a Delaware limited partnership which is wholly-owned by Zapata ("Zapata Partnership" and collectively with Zapata and Zapata Sub, the "Seller"), and, on the other hand, Enterra Corporation, a Delaware corporation ("Enterra"), and Enterra Compression Company, a Delaware corporation and a wholly-owned subsidiary of Enterra ("Enterra Sub", and collectively with Enterra, the "Purchasers").

     WHEREAS, the Purchasers desire to purchase from the Seller, and the Seller desires to sell to the Purchasers, the Assets (as defined herein) upon the terms and conditions set forth herein;

     WHEREAS, Purchasers desire to assume the Assumed Liabilities (as defined herein) from the Seller upon the terms and conditions set forth herein; and

     WHEREAS, to induce Purchasers to enter into this Agreement, a principal stockholder of Zapata has executed an agreement with Enterra pursuant to which such stockholder has agreed to vote the shares of common stock of Zapata owned or controlled by such stockholder in accordance with the recommendation of the Board of Directors of Zapata with respect to the approval by the stockholders of Zapata of resolutions to be submitted to the stockholders of Zapata relating to this Agreement;

   NOW, THEREFORE, in consideration of the respective representations, warranties and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I.
                                  DEFINITIONS

     Section 1.1 Accounting Terms and Determinations. Unless otherwise specified in this Agreement, all accounting terms used in this Agreement shall be interpreted, all determinations as to accounting matters pursuant to the terms of this Agreement shall be made and all financial statement matters and certificates and reports as to financial or accounting matters required to be delivered pursuant to the terms of this Agreement shall be prepared in accordance with GAAP (except that interim financial statements may not include footnotes) applied on a consistent basis.

       Section 1.2 Other Terms. As used herein, certain other words and terms shall have the meanings given to them in Exhibit 1 attached hereto.

                                  ARTICLE II.
                        REPRESENTATIONS, WARRANTIES AND
                            AGREEMENTS OF THE SELLER

     Each Seller, jointly and severally, hereby makes to the Purchasers the representations, warranties and agreements set forth in this Article II. The Seller has delivered to the Purchasers a Disclosure Schedule to this Agreement (the "Disclosure Schedule") on the date hereof. The Seller shall, from time to time through the Closing Date, advise the Purchasers as to any change, amendment or supplement to the Disclosure Schedule which is necessary to reflect changes in the subject matter thereof occurring through the Closing Date.

     Section 2.1 Organization and Qualification. Each Seller is a corporation or partnership, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each Seller has all requisite power and authority to carry on its business as now being conducted and to own, lease and operate its properties and assets as now owned, leased or operated. The nature of the businesses and activities of Seller, as currently conducted, do not require Seller to be qualified to do business in any foreign jurisdiction in which they are not so qualified, except to the extent the failure so to comply would not have a Material Adverse Effect. Zapata owns all of the outstanding capital stock of Zapata Sub and directly or indirectly owns all of the outstanding partnership interests of Zapata Partnership.

       Section 2.2 Authority Relative to the Agreement. Each Seller has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the performance of Seller's obligations hereunder and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the Boards of Directors of each Seller (or its general partner) and no further actions or proceedings on the part of any Seller are necessary to authorize the execution and delivery of this Agreement, the performance of Seller's obligations hereunder or the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each Seller, and this Agreement constitutes the legal, valid and binding agreement of each Seller, enforceable against each Seller in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to creditors' rights generally and general equitable principles.

       Section 2.3 No Violation. Except for any filings and waiting period requirements under the HSR Act, the consent of Seller's bank lender, preliminary and definitive proxy material filings of Zapata with the Securities and Exchange Commission, and approval of the stockholders of Zapata, no prior consent, approval or authorization of, or declaration, filing or registration with, any party, domestic or foreign, is necessary in connection with the execution, delivery and performance of this Agreement by the Seller, the failure of which to obtain would have a Material Adverse Effect. Neither the execution, delivery nor performance of this Agreement in its entirety, nor the consummation of all of the transactions contemplated hereby, will (i) violate any material Governmental Requirement applicable to the Seller or any of the Assets, (ii) be in conflict with, result in a breach or termination of any provision of, cause the acceleration of the maturity of any debt or obligation pursuant to, constitute a default under, or result in the creation of a Lien upon any property or assets of Seller pursuant to any terms, conditions or provisions of any material Governmental Authorization, lease, license, permit, Environmental Permit, Contract or other agreement or instrument to or of which any Seller is a party or a beneficiary (provided, however, that the parties acknowledge that consents to assignment of the above items will be delivered by Seller to Purchaser on or prior to the Closing Date and not on the date of this Agreement), (iii) give rise to any Lien on any of the Assets, or (iv) conflict with or violate any provision of the charter, Bylaws, limited partnership agreement or other organizational documents of any Seller or resolutions of the Board of Directors of any Seller (or any general partner thereof). There are no Proceedings pending, or to the Seller's knowledge threatened against the Seller, at law or in equity or before or by any Governmental Authority which may result in liability to the Purchasers upon the consummation of the transactions contemplated hereby or which would prevent or delay such consummation.

       Section 2.4 Financial Statements.

     (a) The Seller has provided the Purchasers with true and complete copies of the combined balance sheets of the Business as of May 31, 1995 (the "Balance Sheet Date" and the combined balance sheet as of such date, the "May Balance Sheet") and September 30, 1994 and the related income statements for the fiscal year ended September 30, 1994 and the eight (8)-month period ended May 31, 1995, and the Seller will provide the Purchasers with balance sheets and the related statements of income for the Business for each monthly period (unaudited) ending after the Balance Sheet Date and prior to the Closing Date (all of the foregoing statements of financial position and the related statements of income of the Business are collectively referred to as the "Seller's Financial Statements").

     (b) Seller's Financial Statements, which are, in the case of those financial statements existing on the date of this Agreement, attached hereto as
Schedule 2.4(b) (including without limitation all notes, schedules and supplemental data contained in or annexed to such statements), are or will be, as the case may be, accurate, complete and in accordance with the books and records of Seller and present, or will present, as the case may be, fairly in all material respects, the combined financial position and assets and liabilities of the Business as their respective dates and the results of its combined operations for the periods then ended, in conformity with GAAP (subject, in the case of the interim financial statements, to normal year-end adjustments, the effect of which, individually or in the aggregate, will not be materially adverse, and the fact that they do not or will not, as the case may be, contain all of the footnote disclosures required by GAAP, except as otherwise noted therein).

     Section 2.5 Accounting Records. The books of account and other accounting records of the Business, all of which have been or will be made available to the Purchasers, are complete and correct subject to normal year-end adjustments, the effect of which, individually or in the aggregate, will not be materially adverse, and have been maintained in accordance with Seller's normal business practices, including, but not limited to, the maintenance of an adequate system of internal controls.

     Section 2.6 Assets Acquired. Upon consummation of the transactions contemplated by this Agreement, Enterra Sub shall have acquired from Seller all of the assets (other than Excluded Assets, as defined herein) being used (or held for use) to generate the operating results reflected in Seller's Financial Statements. Since the Balance Sheet Date there has been no change in the inventory or revenue producing equipment of the Business that generated the revenues reflected in the Seller's Financial Statements, other than changes in the ordinary course of the Business, consistent with the past practice, which are not material in the aggregate.

     Section 2.7 Absence of Undisclosed Liabilities. Neither any Seller nor Energy Industries Financial Services, Inc. is liable for or subject to any liability in connection with the Business except for:

     (a) those Liabilities disclosed on the May Balance Sheet and not heretofore paid or discharged;

     (b) those Liabilities arising in the ordinary course of the Business consistent with past practice under any Contract, commitment or arrangement disclosed on Schedule 2.11 of the Disclosure Schedule or not required to be disclosed thereon because of the term or amount involved or otherwise; and

     (c) those Liabilities incurred in the ordinary course of the Business, consistent with past practice, and either not required to be shown on the May Balance Sheet or arising since the Balance Sheet Date, which liabilities and obligations individually and in the aggregate are of a character and magnitude consistent with its past practice.

     Section 2.8 Absence of Certain Changes. Except as and to the extent set forth on Schedule 2.8, since May 31, 1995 (a) no Seller has in connection with the Business (i) suffered, individually or in the aggregate, any Material Adverse Effect or (ii) conducted the Business other than in the ordinary course, consistent with past practice, and (b) neither Zapata Sub nor Zapata Partnership has declared, set aside or paid any dividend, or made or agreed to make any other distribution or payment in respect of its shares nor has it redeemed, purchased or otherwise acquired or agreed to redeem, purchase or otherwise acquire any of its shares.

       Section 2.9 Title to Properties: Encumbrances. Schedule 2.9 of the Disclosure Schedule sets forth a true and complete description of all real property used or held for use in connection with the Business. Seller has, except for Liens which will be terminated in their entirety on or before the Closing Date, and at the Closing will convey to Enterra Sub, unencumbered, good, legal, and indefeasible title to all of the Assets, except for Permitted Liens and those Assets disposed of for fair market value in the ordinary course of the Business, consistent with past practice, since the Balance Sheet Date and otherwise in accordance with this Agreement.

     Section 2.10 Litigation. Except as set forth on Schedule 2.10 of the Disclosure Schedule, there are no actions, suits, claims or other proceedings pending or, to the best knowledge of the Seller, threatened against any Seller or involving any of its Assets, at law or in equity or before or by any foreign, federal, state, municipal, or other governmental court, department, commission, board, bureau, agency, Governmental Authority, or other instrumentality or person or any board of arbitration or similar entity (a "Proceeding"). The Seller will promptly notify the Purchasers of any material Proceeding which relates to the Business initiated by or against Seller prior to the Closing Date.

     Section 2.11 Contracts. Except as listed and described on Schedule 2.11 of the Disclosure Schedule, no Seller is, in connection with the Business, a party to or otherwise bound by any written or oral:

     (a) Contract or commitment with any present or former stockholder, director, officer, partner, employee or consultant or for the employment of any person, including, without limitation, any consultant;

     (b) Contract or commitment for the purchase of, or payment for, supplies or products, or for the performance of services by a third party, involving in any one case $50,000 or more or in excess of $3,000,000 in the aggregate;

     (c) Contract or commitment to sell or supply products or to perform services outside the ordinary course of business, consistent with past practice, involving in any one case $50,000 or more or in excess of $3,000,000 in the aggregate;

     (d) Contract or commitment not otherwise covered by this Section 2.11 and continuing over a period of more than six (6) months from the date hereof and exceeding $100,000 in value, or in excess of $8,000,000 in the aggregate;

     (e) Any Equipment Lease, or any other lease under which Seller is either lessor or lessee, involving in any one case $100,000 or more or in excess of $4,000,000 in the aggregate;

     (f) Contract or commitment for any capital expenditure involving in any one case $200,000 or more or in excess of $500,000 in the aggregate;

     (g) Master service agreements which (i) (a) are not a standard form contract used in the gas compression industry or (b) contain amendments to the indemnification provisions in standard form agreements used in the gas compression industry, and (ii) continue over a period of more than six (6) months from the date hereof and exceeding $100,000 in value, or in excess of $14,000,000 in the aggregate; or

     (h) Contract, commitment or arrangement with any other Seller or any Affiliate of any Seller.

Except as may be disclosed on Schedule 2.11 of the Disclosure Schedule, each of the Contracts, commitments, arrangements, leases and other instruments, documents and undertakings listed on such Schedule or not required to be listed thereon because of the term or amount involved or otherwise, is valid and enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and general equitable principles. The Seller, and to Seller's knowledge, other parties thereto, are in material compliance with the provisions thereof. The Seller is not, and to Seller's knowledge, other parties thereto are not, in default in the performance, observance or fulfillment of any material obligation, covenant or condition contained therein, and, to Seller's knowledge, no event has occurred which with or without the giving of notice or lapse of time, or both, would constitute a default thereunder.

     Section 2.12 Compliance with Laws. Except as set forth on Schedule 2.12 of the Disclosure Schedule and except for such as would not in the aggregate have a Material Adverse Effect, to the knowledge of the Seller, no Seller is in default with respect to or in violation of (i) any judgment, order, writ, injunction or decree of any court or (ii) any legal requirement of any Governmental Authority. The consummation of the transactions contemplated by this Agreement will not constitute such a default or violation as to the Seller. Seller has all Governmental Authorizations required to conduct the Business as now being conducted. All required filings with respect to such Governmental Authorizations have been timely made and all required applications for renewal thereof have been timely filed. All such Governmental Authorizations are in full force and effect and there are no proceedings pending or threatened that seek the revocation, cancellation, suspension, or adverse modification thereof.

     Section 2.13 Insurance. Schedule 2.13 of the Disclosure Schedule sets forth all material policies of property, fire and casualty, product liability, workers' compensation, liability and other forms of insurance owned or held by Seller. Such description identifies the issuer of each such policy, the amount of coverage available and outstanding under each such policy, and whether each such policy is a "claims made" or an "occurrence" policy. True and complete copies of such policies have been made available to the Purchasers for review.

     Section 2.14 Trademarks. Schedule 2.14 of the Disclosure Schedule sets forth a list of each trademark, trademark registration, trademark registration application and trade name which any Seller owns or uses which is material to the operation of the Business and with respect to which they are the licensor or licensee.

     Section 2.15 Environmental Matters. In addition to the representations and warranties in Section 2.12 hereof, and not in limitation thereof, except as disclosed on Schedule 2.15, (a) no releases of Hazardous Materials have occurred and no conditions have existed from November 9, 1993 until the date of this Agreement, or the Closing Date, as applicable, at or from any property currently or previously owned or leased by Seller during the period such property was owned or leased by Seller, which would require (i) release reporting to a Governmental Authority or remediation under applicable Environmental Law and
(ii) result in a Material Adverse Effect; (b) there are no pending, or to the actual knowledge of Seller, threatened Environmental Claims against the Seller in connection with the Business including, without limitation, Environmental Claims brought pursuant to CERCLA or comparable state statutes with respect to the disposal, or arrangement for disposal or treatment (with a transporter or otherwise), of Hazardous Materials at sites or facilities owned by Seller or third-parties; and (c) to Seller's actual knowledge and during the period from November 9, 1993 through the date hereof, or the Closing Date, as applicable, there are and were no leaking underground storage tanks currently or previously owned or operated by Seller in connection with the Business located at any property currently or previously owned or operated by any Seller in connection with the Business which such leak occurred during the period such property was owned or leased by Seller.

     Section 2.16 Employee Severance/Continuation Agreements. Schedule 2.16 of the Disclosure Schedule sets forth a complete list of all employees of the Business that are subject to any employment, retention and/or severance agreement under which any Seller is obligated. Seller has furnished Purchasers with the forms (sufficient for determining costs) of such agreements and of any other plans or arrangements under which any Seller is obligated to provide any retention compensation or severance benefits to any Zapata Employee.

     Section 2.17 Completeness of Disclosure. No representation or warranty by any Seller contained in this Agreement, and no representation, warranty or statement contained in any list, certificate, Schedule or other instrument, document, agreement or writing furnished or to be furnished to, or made with, the Purchasers pursuant hereto or in connection with the negotiation, execution or performance hereof, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make any statement herein or therein not misleading.

     Section 2.18 No Other Representations. The Seller is not making any representations or warranties, express or implied, of any nature whatsoever except as specifically set forth in this Agreement.

                                  ARTICLE III.
                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

     Each Purchaser hereby makes, jointly and severally, to the Seller the representations and warranties set forth in this Article III.

     Section 3.1 Organization and Authority. Each Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. Each Purchaser has full power and authority to execute and deliver this Agreement. Enterra directly owns all of the outstanding capital stock of Enterra Sub.

     Section 3.2 Authority Relative to Agreement. The execution, delivery and performance of this Agreement have been duly and validly authorized and approved by the Board of Directors of each Purchaser and no further actions on the part of the Purchasers or Weatherford International Incorporated are necessary to the execution, delivery and performance of this Agreement. This Agreement has been duly executed and delivered by the Purchasers and is a valid, legally binding and enforceable obligation of the Purchasers, subject to the effect of bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to creditors' rights generally and general equitable principles.

     Section 3.3 No Violation. Except for any filing and waiting period requirements under the HSR Act, no prior consent, approval or authorization of, or declaration, filing or registration with, any party, domestic or foreign (including, without limitation, Weatherford International Incorporated), is necessary in connection with the execution, delivery and performance of this Agreement by the Purchasers, the failure of which to obtain would have a material adverse effect on Purchasers. Neither the execution, delivery nor performance of this Agreement in its entirety, nor the consummation of all of the transactions contemplated hereby, will (i) violate any material Governmental Requirement applicable to the Purchasers, or (ii) conflict with or violate any provision of the Certificate of Incorporation, Bylaws or resolutions of the Boards of Directors of either Purchaser. There are no Proceedings pending or, to the Purchasers' knowledge, threatened against the Purchasers, at law or in equity or before or by any Governmental Authority which may result in liability to any Seller upon the consummation of the transactions contemplated hereby or which would prevent or delay such consummation.

     Section 3.4 Financing. The Purchasers will have on the Closing Date sufficient funds available to permit the Purchasers to pay the total Purchase Price.

     Section 3.5 Independent Investigation. The Purchasers have been provided an opportunity to review all documents and information as they have deemed necessary or appropriate concerning the Business and such other matters as they have deemed necessary or appropriate in making their own financial, business and legal evaluations of the Business and the transactions contemplated hereby, and the Purchasers have independently and based on such documents, information and evaluations, as they have deemed appropriate, made their own independent appraisal and decision with respect to (i) the transactions contemplated hereby, and (ii) the properties, assets, business, financial value and condition of the Business and, except for the specific representations and warranties of Seller made in Article II hereof, Purchasers are acquiring the Assets "As Is".

     Section 3.6 Completeness of Disclosure. No representation or warranty by any Purchaser contained in this Agreement, and no representation, warranty or statement contained in any list, certificate, Schedule or other instrument, document, agreement or writing furnished or to be furnished to, or made with, the Seller pursuant hereto or in connection with the negotiation, execution or performance hereof, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make any statement herein or therein not misleading.

     Section 3.7 WARN. Based on the list of Continuing Employees which Purchasers are to deliver to Seller pursuant to Section 11.1 hereof and on which Seller intends to rely in fulfilling its obligations under the WARN Act, the Seller's termination of the Zapata Employees who are not Continuing Employees in accordance with Section 11.1(b) will not violate, conflict with or breach the WARN Act or result in any liability to Seller or its Affiliates arising out of the WARN Act.

     Section 3.8 No Other Representations. The Purchasers are not making any representations or warranties, express or implied, of any nature whatsoever except as specifically set forth in this Agreement.

                                    ARTICLE IV.
                            CONVEYANCE TO PURCHASER

     Section 4.1 Conveyance to Purchaser. Subject to the terms and conditions of this Agreement, the Seller will convey, transfer and deliver to Enterra Sub on the Closing Date all of the assets, properties and rights of, or used or held for use in connection with, the Business, its goodwill and the Business as a going concern (collectively, the "Assets"). The Assets to be conveyed, transferred and delivered shall include all those reflected on the May Balance Sheet with only such changes therein as shall have occurred between the Balance Sheet Date and the Closing Date in the ordinary course of business consistent with past practice. Without limitation of the foregoing provisions, the Assets shall include, without limitation, all real property, buildings, structures, leasehold rights and improvements, machinery, equipment, furniture, fixtures, supplies, vehicles, goodwill, cash, Inventories, accounts and notes receivable including STL Unit receivables and employee receivables (other than any such accounts receivable due from any Affiliate of Seller), contract rights and claims relating thereto, stock, securities, licenses and applications therefor, franchises, claims, deposits, all rights and interests in, to and under any patents, patent applications, trademarks, trademark registrations and applications therefor, copyrights, trade secrets, intellectual property, ideas and other know-how, shop rights, permits and other rights and privileges, all shares of capital stock of Energy Industries Financial Services, Inc., and all records, sales data, and customer and supplier lists of the Business or used or held for use in connection therewith. Notwithstanding anything in this Section
4.1 that may be construed to the contrary, the Assets shall not include accounts receivable due from any Affiliate of Seller, the corporate seal, certificate of incorporation or bylaws of any Seller, the partnership agreement or certificate of limited partnership of Zapata Partnership, minute books or other records having to do with the corporate or partnership organization of any Seller, or tax returns and schedules and work papers relating thereto; any rights to or under any insurance policies or any claims thereunder; intercompany receivables; books of accounts; the rights that will accrue to the Seller under this Agreement; any rights to Seller's claims for any Tax refunds; the tax records of any Seller; the name "Zapata" or any assets of any Seller not used or held for use in connection with the Business (collectively, the "Excluded Assets"). Notwithstanding any other provisions in this Agreement which could be construed to the contrary, Seller is not selling, and Purchasers are not purchasing, any assets owned by Zapata Protein, Inc., Cimarron Gas Holding Company or their respective subsidiaries which are not used or held for use in the Business.

     Section 4.2  Consideration for Assets.

          (a) At the Closing, the Purchasers will purchase the Assets from the Seller, upon and subject to the terms and conditions of this Agreement and in reliance upon the representations, warranties, covenants and agreements of the Seller contained herein, and will pay the Seller, as consideration for the Assets, the sum of One Hundred and Thirty Million Dollars ($130,000,000) (the "Purchase Price"), increased or decreased by the amount of the net asset value adjustment as set forth in Section 4.5(a). The allocation of the Purchase Price (and the liabilities to be assumed by the Purchasers at the Closing pursuant to Section 4.2(b) hereof) among the Assets shall be agreed upon by the parties. Once the allocation has been determined, the Purchasers and the Seller shall jointly prepare IRS Form 8594 pursuant to Temporary Treasury Regulations Section 1.1060-1T to report the allocation of the Purchase Price. The Seller and the Purchasers each hereby covenant and agree that they will not take a position on any tax return before any Governmental Authority or in any Proceeding that is in any way inconsistent with such allocation and will cooperate with each other in good faith to resolve any disagreement or dispute that may arise between them with respect thereto.

          (b) As further consideration for the Assets, at the Closing, Enterra Sub will deliver to the Seller a written undertaking in accordance with Section 4.4(b) hereof, whereby Enterra Sub will assume the following (collectively, the "Assumed Liabilities"):

          (i) all of Seller's liabilities and obligations of the Business on the May Balance Sheet which are also liabilities and obligations described in the example attached as Exhibit 2, but only if and to the extent that the same are accrued or reserved for on the May Balance Sheet and have not been paid or discharged prior to or at the Closing (all of which shall be included in the calculation of net asset value pursuant to Section 4.5);

          (ii) all of Seller's liabilities and obligations of the Business that have arisen in the ordinary course of the Business, consistent with past practice, between the Balance Sheet Date and the Closing Date that would be disclosed on a balance sheet prepared in accordance with GAAP and which are also liabilities and obligations of the type described in the example attached as Exhibit 2, but only if and to the extent that the same have not been paid or discharged prior to or at the Closing (all of which shall be included in the calculation of net asset value pursuant to Section 4.5);

          (iii) all liabilities and obligations of the Seller in respect of the Contracts, commitments and arrangements, which Contracts, commitments and arrangements are specifically identified in any list called for by paragraphs (b) through (g) of Section 2.11 as it may be supplemented or updated by Seller with Contracts, commitments and arrangements entered into in the ordinary course of business prior to the Closing Date consistent with Sections 5.1 or 5.2, or are not required to be identified on any such list because of the term or amount involved or the descriptive limitations set forth in Section 2.11, except that the Purchasers shall not assume any:

               (A) liabilities or obligations of the aforesaid character existing as of the Balance Sheet Date and which under GAAP are or should be accrued or reserved for on a balance sheet or the notes thereto as a liability or obligation, if and to the extent that the same were not accrued or reserved for on the May Balance Sheet; or

               (B) liabilities or obligations of the character described in paragraphs (b) through (g) of Section 2.11 existing at the date of this Agreement, except for those items which are specifically identified on Schedule 2.11(b) through Schedule 2.11(g) as they may be supplemented or updated by Seller with Contracts, commitments or arrangements entered into in the ordinary course of business prior to the Closing Date, consistent with Sections 5.1 and 5.2; or

               (C) liabilities or obligations arising out of any breach by any Seller of any item of the character referred to in this Section 4.2(b)(iii), including, without limitation, liabilities or obligations arising out of any Seller's failure to perform any Contract, commitment or arrangement in accordance with its terms prior to the Closing; or

               (D) any liabilities or obligations arising out of Seller's credit facility with Texas Commerce Bank; and

          (iv) liabilities and obligations of the Seller in respect of warranty claims by customers relating to the Business;

     In determining the liabilities and obligations of the Business to be assumed by Enterra Sub pursuant to Section 4.2(b)(i) and (ii) hereof, to the extent that there is a conflict between the methodology set forth in the example attached as Exhibit 2 and GAAP, then the methodology set forth in the example attached as Exhibit 2 shall control.

     (c) Other than the Assumed Liabilities, the Purchasers shall not assume or be responsible for any liability of any Seller (collectively, the "Excluded Liabilities"). (The parties acknowledge that it is possible that the Purchasers may, in the operation of the Business after the Closing Date, incur liability which may result in a Loss, other than as a result of contractual assumption of liability, and that such Loss, if any, shall be governed in accordance with the terms and provisions of Article X). The obligations of the Purchasers under
Section 4.2(b) are subject to whatever rights the Purchasers may have under this Agreement for a breach by any Seller of any representation, warranty, covenant or agreement contained in this Agreement. In addition to the foregoing, in no event shall the Purchasers assume or incur any liability or obligation under
Section 4.2(b) or otherwise (i) in respect of any Tax payable with respect to the sales, assets or income of the Seller, (ii) based upon Seller's employment of persons at any time except for the reimbursement arrangement set forth in
Section 11.1(b), or (iii) with respect to each item included as a liability in the Net Asset Value calculation provided for in Section 4.5, any liability in excess of the amount relating to such item included in such calculation (and which is not otherwise superseded by Section 12.2).

     (d) The Purchasers shall pay all sales, use, documentary and transfer Taxes, if any, due as a result of the sale of the Assets and other transactions undertaken pursuant to this Agreement.

     Section 4.3 Closing. The closing of the purchase and sale (the "Closing") provided for in this Agreement shall take place at the offices of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P., Texas Commerce Tower, Houston, Texas 77002 at 10:00 a.m. on the date which is the later of forty-five (45) days after the date hereof or five (5) days following satisfaction or waiver of all conditions set forth in Sections 7.1(a) and (c) and 7.2(d). Subject to the provisions of
Article VIII hereof, failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this
Section 4.3 shall not result in the termination of this Agreement and shall not relieve any parties to this Agreement of any obligation hereunder. For purposes of this Agreement, the date on which the Closing occurs is the "Closing Date".

     Section 4.4  Closing Deliveries.

     (a) At the Closing, the Seller shall deliver to the Purchasers such deeds, bills of sale, endorsements, assignments and other good and sufficient instruments of conveyance, transfer and assignment, in form and substance reasonably satisfactory to counsel for the Purchasers, as shall be effective to vest in the Enterra Sub good and indefeasible title to the Assets, subject only to Permitted Liens; deliver to Enterra Sub all of the Assets, including, without limitation, leases, contracts and commitments, books and records and other data relating to the Business and deliver to the Purchasers such other documents as may be required by this Agreement.

     (b) At the Closing, the Purchasers shall cause to be transferred to the Seller in immediately available funds the Purchase Price, increased or decreased, as the case may be, based on Zapata's calculation of Net Asset Value on the date of the most recently delivered balance sheet in Seller's Financial Statements to the extent that such Net Asset Value is greater than, or less than, as the case may be, One Hundred Six Million, Six Hundred Twenty-Three Thousand, Nine Hundred and Sixty-Eight Dollars ($106,623,968) ("Interim Net Asset Value Adjustment"), subject to adjustment pursuant to the Footnote to
Exhibit 2 and also pursuant to Section 4.5. Zapata's calculation shall utilize the same methods and criteria employed by Zapata in connection with the preparation of the May Balance Sheet and the example set forth in Exhibit 2, to the extent such methods and criteria are consistent with GAAP. In making such calculation, to the extent that there is a conflict between the methodology set forth in the example attached as Exhibit 2 and GAAP, then the methodology set forth in the example attached as Exhibit 2 shall control. At the Closing, the Purchasers shall also deliver to the Seller such instruments, in form and substance reasonably satisfactory to counsel for the Seller, as shall be necessary for Enterra Sub to assume the Assumed Liabilities; and deliver to the Seller such other documents as may be required by this Agreement.

     Section 4.5  Net Asset Value Adjustment.

     (a) As soon as reasonably practical following (but not more than ninety
(90) days after) the Closing Date, Enterra shall prepare and deliver to Zapata a statement of Assets and Assumed Liabilities as of the Closing Date (the "Statement of Net Assets"). The Statement of Net Assets shall be prepared using the same methods and criteria employed by the Seller in connection with the preparation of the May Balance Sheet and the example set forth in Exhibit 2, to the extent such methods and criteria are consistent with GAAP. In making such calculation, to the extent that there is a conflict between the methodology set forth in the example attached as Exhibit 2 and GAAP, then the methodology set forth in the example attached as Exhibit 2 shall control. All expenses incurred in connection with the preparation of the Statement of Net Assets shall be the responsibility of the Purchasers. The

Statement of Net Assets shall be accompanied by Enterra's calculation based thereon of the amount by which the Assets exceed the Assumed Liabilities (the amount of such excess, the "Net Asset Value", and Purchasers' calculation thereof, "Purchasers' Calculation of Net Asset Value"). Zapata shall have the opportunity, but not the obligation, to participate in Enterra's preparation of the Purchasers' Calculation of Net Asset Value. Within ten (10) days following the delivery of the Purchasers' Calculation of Net Asset Value, Zapata shall notify Enterra whether it agrees or disagrees with the determination of the Purchasers' Calculation of Net Asset Value, and, if Zapata disagrees, Enterra and Zapata shall, on a good faith basis, seek to reconcile their disagreement regarding the Purchasers' Calculation of Net Asset Value and Zapata's calculation of Net Asset Value ("Zapata's Calculation of Net Asset Value"). The calculation of Net Asset Value agreed upon by the Purchasers and Zapata shall be referred to herein as the "Agreed Upon Net Asset Value". Zapata and Enterra shall each have access to the other party's books, records and other information and documents supporting such other party's calculation of Net Asset Value.

     (b) If, after the review set forth in Section 4.5(a), Enterra and Zapata reconcile Zapata's Calculation of Net Asset Value with the Purchasers' Calculation of Net Asset Value, then within three (3) business days, as the case may be: (i) the Seller shall pay the Purchasers by wire transfer of immediately available funds the amount by which the Interim Net Asset Value Adjustment exceeds the Agreed Upon Net Asset Value, or (ii) the Purchasers shall pay to the Seller by wire transfer of immediately available funds the amount by which the Agreed Upon Net Asset Value exceeds the Interim Net Asset Value Adjustment. Any such amounts paid pursuant to this Section 4.5(b) shall be considered an increase or decrease, as the case may be, to the Purchase Price.

     (c) If, after the review set forth in Section 4.5(a), Enterra and Zapata are unable to reconcile Zapata's Calculation of Net Asset Value with the Purchasers' Calculation of Net Asset Value, as soon as practical, and in any event within ten (10) days, the calculation of Net Asset Value and the balance owing to the Purchasers or the Seller hereunder, as the case may be, shall be determined jointly by Coopers & Lybrand, L.L.P., Houston, Texas and another independent, Big Six accounting firm to be named by Enterra. The Net Asset Value as determined jointly by such accounting firms shall be referred to herein as the "Accountants' Calculation of Net Asset Value". In making such determination, to the extent that there is a conflict between the methodology set forth in the example attached as Exhibit 2 and GAAP, then the methodology set forth in the example attached as Exhibit 2 shall control. If Coopers & Lybrand, L.L.P. and such accounting firm named by Enterra shall not be able to agree on the Net Asset Value and the balance owing to the Purchasers or the Seller hereunder, as the case may be, within thirty (30) days, then such accounting firms shall select a third nationally recognized accounting firm which shall determine the Net Asset Value and the balance owing to the Purchasers or the Seller hereunder, as the case may be, and the determination of such third accounting firm shall be final and binding on the parties hereto. The fees and expenses of such accounting firms shall be borne equally by Zapata and Enterra. The parties hereto agree to cooperate fully with such accounting firms and furnish such firms with such information as they may require to make such determination.

     (d) After the determination of the Net Asset Value and the balance owing to the Purchasers or the Seller hereunder, as the case may be, by the accounting firm or firms provided for in Section 4.5(c), within three (3) days after such determination: (i) the Seller shall pay to the Purchasers by wire transfer of immediately available funds the amount by which the Interim Net Asset Value Adjustment exceeds the Accountants' Calculation of Net Asset Value, or (ii) the Purchasers shall pay to the Seller by wire transfer of immediately available funds the amount by which the Accountants' Calculation of Net Asset Value exceeds the Interim Asset Value Adjustment. Any such excess amounts paid pursuant to this Section 4.5(d) shall be considered an increase or decrease, as the case may be, to the Purchase Price.

     (e) Nothing in this Section 4.5 shall preclude any party from exercising, or shall adversely affect any right or remedy available to it hereunder or limit in any respect the exercise of, any right or remedy available to it hereunder for misrepresentation or breach of warranty hereunder, but neither the Purchasers nor any Seller shall have the right to dispute the Net Asset Value or any element of the calculation thereof once it has been finally determined in accordance with Section 4.5(a) or (c) hereof.

     (f) An example of the calculations referred to in this Section 4.5 is attached hereto on Exhibit 2.

     Section 4.6 Assets of Affiliates. To the extent any assets, properties or rights (other than the Excluded Assets), wherever located, used or held for use in connection with the Business, are owned, including, without limitation, assets, properties and rights (a) previously used or held for use in connection with the Business and (b) still owned by any Affiliate of any Seller, they are included within the term "Assets", such Affiliate is deemed to be included within the term "Seller", and the Seller shall cause each such Affiliate, at the Closing, to convey such Assets to Enterra Sub, or to a Seller for conveyance to Enterra Sub, in accordance with the provisions hereof.

     Section 4.7 Assigned Contracts. To the extent that any Seller's rights under any Contract included in the Assets, or under any other Asset to be assigned to Enterra Sub hereunder, may not be assigned without the consent of another person which has not been obtained by a Seller prior to the Closing, neither this Agreement nor any instruments of transfer shall constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof or be unlawful. If any such consent has not been obtained or if any attempted assignment would be ineffective or would impair Enterra Sub's rights under the instrument in question so that Enterra Sub would not in effect acquire the benefit of all such rights, then the Seller, to the maximum extent permitted by law and the instrument, shall act as Enterra Sub's agent in order to obtain for Enterra Sub the benefits thereunder and shall cooperate, to the maximum extent permitted by law and the instrument, with Enterra Sub in any other reasonable arrangement designed to provide such benefits to Enterra Sub (including, without limitation, by entering into an equivalent arrangement).

                                   ARTICLE V.
                   OBLIGATIONS OF THE SELLER PENDING CLOSING

     During the period commencing on the date of this Agreement through the Closing Date, the Seller hereby covenants and agrees to comply with the covenants and agreements contained in this Article V, to wit:

     Section 5.1 Affirmative Covenants of the Seller. Prior to the Closing Date, each Seller shall except as specifically contemplated by this Agreement:

     (a) operate and conduct the Business only in the ordinary course, consistent with past practice, including, without limitation, the continuation of existing insurance coverages;

     (b) preserve intact Zapata Sub's and Zapata Partnership's existence, business organization, Business, Assets and Governmental Authorizations;

     (c) promptly notify the Purchasers upon obtaining knowledge of any material default or event of default under any of the Contracts and promptly notify and provide copies to the Purchasers of any material written communications concerning such default; and

     (d) comply with all material Governmental Requirements applicable to Seller and the conduct of the Business except where the failure to do so would not have a Material Adverse Effect.

     Section 5.2 Negative Covenants of Zapata Sub and Zapata Partnership. Except with the prior written consent of the Purchasers or as otherwise specifically permitted by this Agreement, Zapata Sub and Zapata Partnership shall not, from the date of this Agreement to the Closing Date:

     (a) make any amendment to its, as applicable, Certificate of Incorporation, Bylaws, certificate of limited partnership or partnership agreement;

     (b) make any change in accounting methods except as may be required by applicable law or GAAP and after written notice to the Purchasers;

     (c) contract to create any obligation or Liability except in the ordinary course of the Business, consistent with past practice;

     (d) contract to create any mortgage, pledge, lien, security interest or encumbrance, restriction, or charge of any kind (other than Permitted Liens);

     (e) cancel any debts, waive any claims or rights of value or sell, transfer, or otherwise dispose of any of its properties or assets, except in the ordinary course of the Business, consistent with past practice;

     (f) sell any real estate owned as of the date of this Agreement or acquired thereafter except for fair market value in the ordinary course of the Business, consistent with past practice;

     (g) except in the ordinary course of the Business, consistent with past practice, or as agreed by Purchasers and Seller, grant any increase in compensation or pay or agree to pay or accrue any bonus or like benefit to or for the credit of any director, officer, employee or other person or enter into any employment, consulting or severance agreement or other agreement with any director, officer, employee, or other person or adopt, amend or terminate any benefit plan or change or modify the period of vesting or retirement age for any participant of such a plan;

     (h) acquire the capital stock or other equity securities or interest of any person;

     (i) make any capital expenditure or a series of expenditures of a similar nature in excess of $500,000 in the aggregate;

     (j) except for negotiations and discussions between the parties hereto relating to the transactions contemplated by this Agreement or as otherwise permitted hereunder, enter into any transaction, or enter into, modify or amend any Contract or commitment, other than in the ordinary course of the Business, consistent with past practice;

     (k) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization, or other reorganization or business combination of Zapata Sub and Zapata Partnership; or

     (l) agree to do any of the things described in clauses (a) through (k) of this Section 5.2.

     Section 5.3 Negative Covenant of Zapata. Except with the prior written consent of the Purchasers, Zapata shall not, from the date of this Agreement to the Closing Date, adopt a plan of complete liquidation or dissolution.

                                  ARTICLE VI.
                             ADDITIONAL AGREEMENTS

     Section 6.1 Access To, and Information Concerning, Properties and Records. During the pendency of the transactions contemplated hereby, the Seller shall give the Purchasers, their legal counsel, accountants and other representatives full access during normal business hours, throughout the period prior to the Closing Date, to all of the assets of the Business, including, without limitation, the books, Contracts, properties, premises, permits, licenses, Governmental Authorizations and records, and shall permit the Purchasers and their representatives to make such inspections (including, without limitation, with regard to such properties, physical inspection of the surface and subsurface thereof which is not materially intrusive) and to have discussions with material suppliers and customers of Seller as the Purchasers and such representatives may require and furnish to the Purchasers and their representatives during such period all such information concerning Seller and its affairs as they may reasonably request. With regard to physical inspection or testing, Purchasers shall restore such properties, to the extent reasonable and customary under the circumstances, to substantially their original condition. Purchasers shall be responsible for any Loss (other than consequences of complying with applicable Governmental Requirements) resulting directly from Purchasers' entry or conduct of such testing. Purchasers shall be responsible for disposal of any waste or materials generated during such investigation in accordance with any applicable Governmental Requirements. Upon Seller's request, Purchasers shall provide Seller a copy of any such written test methodologies or results which relate to the Assets. Purchasers shall maintain the confidentiality of such test results in accordance with
Section 6.4. The Purchasers agree that all discussions and communications with suppliers and customers of the Seller will be with the consent and cooperation of the Seller.

     Section 6.2 Miscellaneous Agreements and Consents. Subject to the terms and conditions of this Agreement, the Purchasers and the Seller agree to use their good faith, reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate and make effective, as soon as practicable after the date hereof, the transactions contemplated by this Agreement, including, without limitation, making the required filings under the HSR Act and seeking the early termination or expiration of the waiting period thereunder. Purchasers agree to pay the filing fee in connection with the HSR Act filings.

     Section 6.3 Public Announcement. Except as determined under applicable law by counsel to the Seller or the Purchasers, the timing and content of any announcements, press releases or other public statements concerning the matters contained herein will occur upon, and be determined by, the mutual consent of the Seller and the Purchasers.

     Section 6.4 Confidentiality. Without the express written consent of all of the parties hereto, each of the parties hereto agrees to maintain in confidence and not disclose to any other person the terms of the transactions contemplated herein or the information delivered in connection with the Purchasers' due diligence investigation, other than disclosures required to obtain the approvals for the transactions contemplated hereby, disclosures to those professionals and advisors who have a need to know, disclosures of information already available to the public or any other disclosures required by applicable law or judicial, regulatory or administrative proceeding. In the event that any Purchaser or any Seller is at any time requested or required (by oral questions, interrogatories, request for information or documents, subpoena or other similar process) to disclose any information supplied to it in connection with the transactions contemplated hereby, such party agrees to provide the other parties hereto prompt notice of such request so that an appropriate protective order may be sought and/or such other party may waive the first party's compliance with the terms of this Section 6.4.

     Section 6.5 Certain Post-Closing Assistance by Purchasers. Purchasers agree to cause the appropriate personnel to assist Seller in the prosecution or defense of any claims and litigation (including counterclaims filed by Seller) for which Seller has indemnified Purchasers hereunder. Such services shall be rendered by Purchasers to Seller at no cost and expense to Seller except that Seller shall reimburse Purchasers for any reasonable out-of-pocket travel and similar expenses incurred by the personnel of Purchasers in performing these functions.

     Section 6.6 Zapata Name. Purchasers acknowledge and agree that no rights of any kind whatsoever in the name "Zapata" are being granted or transferred in connection with this Agreement. At all times after the Closing Date, Purchasers shall refrain from using the word "Zapata" or any word or expression similar thereto in the name under which Purchasers do business or in any corporate name, trademark, service mark or other name or mark used in connection with their business. As promptly as practicable after the Closing Date, but in any event within thirty (30) days after the Closing Date, the name "Zapata" shall be removed by Purchasers from all of the Assets, including any stationery, business cards, forms or other documents.

     Section 6.7 Compliance with Bulk Sales Laws. The Purchasers and the Seller hereby waive compliance with the bulk sales law and any other similar laws in any applicable jurisdiction in respect of the transactions contemplated by this Agreement.

     Section 6.8 Stockholder Meeting. Zapata shall call and hold a meeting of its stockholders to be held as soon as is practicable for the purpose of voting on the transactions contemplated hereunder. Zapata's Board of Directors shall recommend to its stockholders approval of the transactions contemplated hereunder and shall take all such actions as may be reasonably required to obtain such approvals as promptly as practicable, including, without limitation, the solicitation of proxies.

                                  ARTICLE VII.
                             CONDITIONS TO CLOSING

     Section 7.1 Conditions to Each Party's Obligation to Close. The obligations of each party to close the transactions contemplated hereby are subject to the reasonable satisfaction or waiver of the following conditions on or prior to the Closing Date:

     (a) The receipt of regulatory approvals and the expiration of any applicable waiting period with respect thereto;

     (b) The Closing will not violate any injunction, order or decree of any court or Governmental Authority having competent jurisdiction; and

     (c) Approval of the transactions contemplated hereunder by the stockholders of Zapata.

     Section 7.2 Conditions to the Obligations of the Purchasers to Close. The obligations of the Purchasers to close the transactions contemplated herein are subject to the reasonable satisfaction or waiver of the following conditions on or prior to the Closing Date:

     (a) Subject to Section 7.4, all representations and warranties of the Seller contained herein shall be true and correct in all material respects (except to the extent qualified by a materiality standard, in which case such representations and warranties shall be true and correct) as of the date hereof and at and as of the Closing (except that Purchaser's satisfaction with its review of any update by Seller to Schedule 2.8 shall also be a condition to closing), with the same force and effect as though made on and as of the Closing;

     (b) The Seller shall have performed in all material respects all obligations and agreements and complied with all covenants and conditions contained in this Agreement to be performed or complied with by the Seller prior to the Closing Date;

     (c) The Seller shall have executed and delivered to the Purchasers proper instruments for the transfer of the Assets in form and substance reasonably satisfactory to Purchasers and their counsel in accordance with Section 4.4 hereof;

     (d) The Seller shall have furnished the Purchasers with evidence of consents as shall be required to enable the Purchasers to continue to enjoy the benefit of any material Governmental Authorization, lease, license, permit, Environmental Permit, Contract or other agreement or instrument to or of which any Seller is a party or a beneficiary as it relates to the Business, including, without limitation, consents to assignment of the agreements listed on Exhibit 3;

     (e) The Purchasers shall have received certificates dated as of the Closing Date executed by the President or Vice President of each Seller certifying to the effect described in Sections 7.2(a) and 7.2(b):

     (f) The Purchasers shall have received the written opinion dated the Closing Date of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P., counsel for the Seller, in form and substance reasonably satisfactory to the Purchasers and their counsel.

     Section 7.3 Conditions to the Obligations of the Seller to Close. The obligations of the Seller to close the transactions contemplated herein are subject to the reasonable satisfaction or waiver of the following conditions on or prior to the Closing Date:

     (a) All representations and warranties of Purchasers contained herein shall be true and correct in all material respects (except to the extent qualified by a materiality standard, in which case such representations and warranties shall be true and correct) as of the date hereof and at and as of the Closing, with the same force and effect as though made on and as of the Closing;

     (b) The Purchasers shall have performed in all material respects all obligations and agreements and complied with all covenants and conditions contained in this Agreement to be performed or complied with by Purchasers prior to the Closing Date;

     (c) The Seller shall have received certificates dated as of the Closing Date, executed by an appropriate officer of each Purchaser certifying to the effect described in Sections 7.3(a) and 7.3(b);

     (d) The Seller shall have received the Purchase Price;

     (e) Enterra Sub shall have executed and delivered to the Seller proper instruments for the assumption of the Assumed Liabilities, in each case, in form and substance reasonably satisfactory to Seller and its counsel in accordance with Section 4.4 hereto; and

     (f) The Seller shall have received the written opinion dated the Closing Date of Morgan, Lewis & Bockius, counsel for the Purchasers, in form and substance reasonably satisfactory to Seller and its counsel.

     Section 7.4 Amendments to Disclosure Schedule. In addition to changes, amendments or supplements to the Disclosure Schedule as permitted by the first paragraph of Article II, Seller may amend the Disclosure Schedule to include an item or items which should have been included on the date of this Agreement but which was inadvertently omitted. In such case, the Disclosure Schedule will be deemed corrected as of the date of this Agreement; provided however, that such amendment made by Seller shall not be taken into account in connection with determining fulfillment of Purchaser's condition to closing set forth in Section 7.2(a) hereof which provides that all representations of the Seller shall be true and correct in all material respects on the date of this Agreement (subject to the exception set forth therein).

                                 ARTICLE VIII.
                         TERMINATION; AMENDMENT; WAIVER

     Section 8.1 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date:

     (a) By mutual written consent of Enterra and Zapata;

     (b) By Enterra, if any of the conditions to Closing contained in Section
7.1 or 7.2 shall not have been complied with or performed at the time required for such compliance or performance and such noncompliance or nonperformance shall not have been waived in writing by Enterra.

     (c) By Zapata, if any of the conditions to Closing contained in Section 7.1 or 7.3 shall not have been complied with or performed at the time required for such compliance or performance and such noncompliance or nonperformance shall not have been waived in writing by Zapata.

     (d) By Enterra or Zapata, if the Closing Date shall not have occurred on or before 5:00 p.m., Houston time, on December 20, 1995 or such later date agreed to in writing by Enterra and Zapata; and

     (e) By Enterra or Zapata, if any court of competent jurisdiction in the United States of America or other federal or state governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions herein contemplated and such order, decree, ruling or other action shall have been final and nonappealable.

     Section 8.2 Effect of Termination. The following provisions shall apply in the event of a termination of this Agreement:

     (a) If this Agreement is terminated by either Enterra or Zapata as permitted under Section 8. l(a) or (e) hereof and not as the result of the failure of any party to perform its obligations hereunder, such termination shall be without liability to any party to this Agreement or any stockholder, partner, director, officer, employee, agent or representative of such party.

     (b) If this Agreement is terminated as a result of the failure of Purchasers to perform their obligations hereunder, Purchasers shall be fully liable for any and all damages (other than special, consequential or punitive damages) sustained or incurred by Seller.

     (c) If this Agreement is terminated as a result of the failure of Seller to perform its obligations hereunder, Seller shall be fully liable for any and all damages (other than special, consequential or punitive damages) sustained or incurred by Purchasers.

     (d) Seller and Purchasers agree that the provisions of Sections 6.4 and
12.3 shall survive any termination of this Agreement. In the event of such termination, each party promptly will destroy or, if requested, redeliver to the other party all documents, work papers and other materials furnished by such party relating to the transactions contemplated hereby (including all copies made thereof). All confidential information received by any party, or any employee, agent or representative of any party, concerning the other party shall continue to be treated in accordance with the confidentiality obligations set forth in Section 6.4.

     Section 8.3 Amendment. This Agreement may not be amended except by an instrument in writing signed by all the parties.

     Section 8.4 Extension; Waiver. At any time prior to the Closing Date, Purchasers or Seller may (i) extend the time for the performance of any of the obligations or other acts of the non-extending party, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto by the non-waiving party, or (iii) waive compliance with any of the agreements or conditions contained herein by the non-waiving party. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE IX.
                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

     Section 9.1 Survival of Representations and Warranties. The parties hereto agree that their respective representations and warranties contained in this Agreement shall survive for a period of one year after the Closing Date and shall thereafter terminate and be of no further force or effect, except that (a) all representations and warranties set forth in Sections 2.1, 2.2, 2.9, 3.1 and
3.2 hereof shall survive the Closing Date without limitation, (b) the representations and warranties set forth in Section 2.15 hereof shall survive for a period of five (5) years after the Closing Date, and (c) any representation or warranty as to which a claim (including, without limitation, a contingent claim) has been asserted in writing by a party and delivered to the other party during the survival period shall continue in effect with respect to such claim until such claim shall have been finally resolved or settled. Notwithstanding any investigation or audit conducted before or after the Closing Date or the decision of any party to complete the Closing, each party shall be entitled to rely upon the representations and warranties of the other party or parties set forth herein.

                                  ARTICLE X.
                                INDEMNIFICATION

     Section 10.1 Indemnification by the Seller. Subject to the limitations described in Section 10.5, each Seller, jointly and severally, unconditionally, absolutely and irrevocably agrees to and shall defend, indemnify and hold harmless the Purchasers, and each of the Purchasers' Subsidiaries, stockholders, partners, Affiliates, officers, directors, employees, agents, successors, assigns, heirs and legal and personal representatives (the Purchasers and all such persons or other entities are collectively referred to as the "Purchasers' Indemnified Persons"), from and against, and shall reimburse the Purchasers' Indemnified Persons for, each Loss paid, imposed on or incurred by the Purchasers' Indemnified Persons:

     (a) resulting from any inaccuracy in any representations or warranties of any Seller under this Agreement, or any certificate delivered or to be delivered by any Seller pursuant hereto,

     (b) to the extent caused by any breach of any covenant or agreement in this Agreement by any Seller,

     (c)  which is an Excluded Liability,

     (d) to the extent caused by any violation of any bulk sales law or other similar state laws designed to protect the rights of creditors in sales of substantially all assets in any applicable jurisdiction in respect of the transactions contemplated by this Agreement,

     (e) with the exception of those matters governed by Section 10.1(f) hereof, because of, resulting from or arising out of the business, operations or assets of the Seller prior to the Closing Date but excluding any Assumed Liabilities, or

     (f) to the extent caused by an Environmental Claim, or any Liability which otherwise relates to, or involves a Liability that arises out of or is based upon, any Environmental Law to the extent that such Environmental Claim or Liability is caused by any activity occurring, condition existing, omission to act or other matter existing prior to the Closing Date, subject to reduction, if any, to the extent the liability has been exacerbated by Purchaser after the Closing Date or Purchaser has failed to use reasonable efforts to mitigate such liability after the Closing Date if Purchaser actually knew of such liability; provided, however, no indemnity or reimbursement shall be provided by Seller for any Liability for which an Environmental Claim has not been made unless any proposed cost or expenditure is approved in writing by Seller, which approval will not be withheld unreasonably and; provided further, however, except to the extent that no flexibility exists with regard to ordered compliance with Environmental Laws, no indemnity may be sought for costs associated with an Environmental Claim or Liability that exceeds the minimum standard necessary to attain compliance with Environmental Laws. Purchaser shall at all times have the right to self report to Governmental Authorities any condition it believes constitutes a Liability under Environmental Laws. For the purpose of this
Section 10.1(f), written agreement by Governmental Authorities of clean-up responsibility, or approval by Governmental Authorities of a clean-up plan, shall constitute an Environmental Claim. Any proposed plan to address compliance with Environmental Laws shall be developed jointly between Purchasers and Seller, and must be presented to Seller prior to any implementation;

and any and all actions, suits, claims, proceedings, investigations, demands, assessments, audits, fines, judgments, costs and other Losses (including, without limitation, disbursements and expenses of attorneys) incident to any of the foregoing or to the enforcement of this Section 10.1.

With respect to matters not involving Proceedings commenced or threatened by third parties, within five (5) days after notification from the Purchasers' Indemnified Persons supported by reasonable documentation setting forth the nature of the circumstances entitling the Purchasers' Indemnified Persons to indemnity hereunder, the Seller, at no cost or expense to the Purchasers' Indemnified Persons, shall acknowledge, if Seller agrees to so indemnify, to the Purchasers' Indemnified Persons its obligations to indemnify under this Section
10.1 and shall diligently commence
resolution of such matters in a manner reasonably acceptable to the Purchasers' Indemnified Persons and shall diligently and timely prosecute such resolution to completion; provided, however, with respect to those claims that may be satisfied by payment of a liquidated sum of money, the Seller may, in its sole discretion, but shall not be required to, promptly pay the amount so claimed to the extent supported by reasonable documentation and so long as any settlement includes a complete release of all Purchasers' Indemnified Persons. If litigation or any other Proceeding is commenced or threatened, the provisions of
Section 10.3 shall control.

     Section 10.2 Indemnification by the Purchasers. Subject to the limitations described in Section 10.6, each Purchaser, jointly and severally, unconditionally, absolutely and irrevocably agrees to and shall defend, indemnify and hold harmless the Seller and each of Seller's Subsidiaries, stockholders, partners, Affiliates, officers, directors, employees, agents, successors, assigns, heirs and legal and personal representatives (the Seller and all such persons or other entities are collectively referred to as the "Seller's Indemnified Persons") from and against, and shall reimburse the Seller's Indemnified Persons for, each Loss paid, imposed on or incurred by the Seller's Indemnified Persons:

     (a) resulting from any inaccuracy in any representations or warranties of the Purchasers under this Agreement, or any certificate delivered or to be delivered by the Purchasers pursuant hereto,

     (b) to the extent caused by any breach of any covenant or agreement in this Agreement by the Purchasers,

     (c) which is an Assumed Liability, or

     (d) because of, resulting from or arising out of the operation of the Business after the Closing Date, and any and all actions, suits, claims, proceedings, investigations, demands, assessments, audits, fines, judgments, costs and other Losses (including without limitation disbursements and expenses of attorneys) incident to any of the foregoing or to the enforcement of this Section 10.2.

With respect to matters not involving Proceedings commenced or threatened by third parties, within five (5) days after notification from the Seller's Indemnified Persons supported by reasonable documentation setting forth the nature of the circumstances entitling the Seller's Indemnified Persons to indemnity hereunder, the Purchasers or Enterra (as the case may be), at no cost or expense to the Seller's Indemnified Persons, shall acknowledge, if Purchasers agree to so indemnify, to the Seller's Indemnified Persons their obligations to indemnify under this Section 10.2 and shall diligently commence resolution of such matters in a manner reasonably acceptable to the Seller's Indemnified Persons and shall diligently and timely prosecute such resolution to completion; provided, however, with respect to those claims that may be satisfied by payment of a liquidated sum of money, the Purchasers or Enterra (as the case may be) may promptly pay the amount so claimed to the extent supported by reasonable documentation and so long as any settlement includes a complete release of all Seller's Indemnified Persons. If litigation or any other Proceeding is commenced or threatened, the provisions of Section 10.3 shall control.

     Section 10.3 Notice and Defense of Third Party Claims. If any Proceeding shall be brought or asserted under this Article against an indemnified party or any successor thereto (the "Indemnified Person") in respect of which indemnity may be sought under this Article from an indemnifying person or any successor thereto (the "Indemnifying Person"), the Indemnified Person shall give prompt written notice of such Proceeding to the Indemnifying Person who shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Person and the payment of all expenses. Actual or threatened action by a Governmental Authority or other entity is not a condition or prerequisite to the Indemnifying Person's obligations under this Article. The Indemnified Person shall have the right to employ separate counsel in any of the foregoing Proceedings and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Person. The Indemnified Person's right to participate in the defense or response to any Proceeding should not be deemed to limit or otherwise modify its rights under this Article. In the event that the Indemnifying Person, within ten (10) business days after notice of any such Proceeding, fails to acknowledge its obligation to indemnify hereunder and to assume the defense thereof, the Indemnified Person shall have the right to undertake the defense, compromise or settlement of such Proceeding for the account of the Indemnifying Person, subject to the right of the Indemnifying Person to assume the defense of such Proceeding with counsel reasonably satisfactory to the Indemnified Person at any time prior to the settlement, compromise or final determination thereof. Anything in this Article to the contrary notwithstanding, the Indemnifying Person shall not, without the Indemnified Person's prior written consent, settle or compromise any Proceeding or consent to the entry of any judgment with respect to any Proceeding for anything other than money damages paid by the Indemnifying Person. The Indemnifying Person may, without the Indemnified Person's prior written consent, settle or compromise any such Proceeding or consent to entry of any judgment with respect to any such Proceeding that requires solely the payment of money damages by the Indemnifying Person and that includes as an unconditional term thereof the release by the claimant or the plaintiff of the Indemnified Person from all liability in respect of such Proceeding. As a condition to asserting any rights under this Article, each of the Purchasers' Indemnified Persons must appoint Enterra, and each of the Seller's Indemnified Persons must appoint Zapata, as their sole agents for all matters relating to any claim under this Article. Subject to compliance with the time limitations set forth in Section
9.1 hereof, the Indemnified Person's failure to give prompt written notice to the Indemnifying Person of any actual, threatened or possible demand which may give rise to a right of indemnification hereunder shall not relieve the Indemnifying Person of any liability which the Indemnifying Person may have to the Indemnified Person unless the failure to give such notice materially and adversely prejudiced the Indemnifying Person.

     Section 10.4 Limitations.

     (a) An Indemnifying Person shall have no liability under Section 10.1(a) or 10.2(a) unless notice of a claim for indemnity, or notice of facts as to which an indemnifiable Loss is expected to be incurred, shall have been given within the periods specified in Section 9.1.

     (b) In calculating the amount of any Loss for which any Indemnifying Person is liable under this Article X, there shall be taken into consideration the value of any federal or state income tax effects on the Indemnified Person that result from the circumstances to which the Loss related or from which the Loss arose as well as any payments made by any Indemnifying Person.

     Section 10.5 Limitation of Seller's Liability.

     (a) Notwithstanding anything to the contrary contained in Section 10.1, after the Closing, the aggregate liability of the Seller for any Loss, individually or in the aggregate with all other Losses covered by this Agreement, for which indemnification is required by Seller on behalf of Purchasers' Indemnified Persons pursuant to Section 10.1, shall be limited to
(i) the aggregate amount of the Excluded Liabilities (which may be used to satisfy only the Excluded Liabilities) and (ii) $4,000,000 (for all other matters, exclusive of a termination described in Section 8.2(c), for which liability shall be unlimited). The matters referred to in the immediately prior parenthetical shall include, without limitation, all matters described in
Section 10.1(a), (b), (d), (e) and (f) and the qualifier set forth immediately after Section 10.1(f).

     (b) The Purchasers' Indemnified Persons are entitled to indemnification pursuant to Section 10.l only to the extent that the amount of any Loss, individually or in the aggregate with all other Losses covered by this Agreement, exceeds $250,000 and is not an Assumed Liability and in such event the Purchasers' Indemnified Persons shall be entitled, subject to Section 10.5(a) hereof, to recover the full amount of such Loss in excess of $250,000. Such $250,000 limitation shall not apply, however, to (i) a Net Asset Value adjustment payment pursuant to Section 4.5, or (ii) Seller's obligations pursuant to Section 12.2.

     Section 10.6 Limitation of Purchasers' Liability.

     (a) Notwithstanding anything to the contrary contained in Section 10.2, after the Closing, the aggregate liability of the Purchasers for any Loss, individually or in the aggregate with all other Losses covered by this Agreement, for which indemnification is required by Purchasers on behalf of Seller's Indemnified Persons pursuant to Section 10.2, shall be limited to (i) the aggregate amount of the Assumed Liabilities (which may be used to satisfy only the Assumed Liabilities) and (ii) $4,000,000 (for all other matters, exclusive of a termination described in Section 8.2(b), for which liability shall be unlimited).

     (b) The Seller's Indemnified Persons are entitled to indemnification pursuant to Section 10.2 only to the extent that the amount of any Loss, individually or in the aggregate with all other Losses covered by this Agreement, exceeds $250,000 and is not an Excluded Liability, and in such event the Seller's Indemnified Persons shall be entitled, subject to Section 10.6(a) hereof, to recover the full amount of such Loss in excess of $250,000. Such $250,000 limitation shall not apply, however, to (i) a reimbursement obligation of a Purchaser pursuant to Section 11.1(b) hereof, (ii) a Loss resulting from a breach by a Purchaser of Section 3.7 hereof, (iii) a Loss resulting from Purchasers' reimbursement obligation set forth in Section 12.15, (iv) the Net Asset Value adjustment payment pursuant to Section 4.5; or (v) Purchasers' obligations pursuant to Section 12.2.

     Section 10.7 Limitation on Claims. No party to this Agreement shall make a claim against another party to this Agreement except pursuant to, and subject to the limitations contained in, this Article X.

     Section 10.8 Inconsistent Provisions. The provisions of this Article shall govern and control over any inconsistent provisions of this Agreement.

                                  ARTICLE XI.
                               EMPLOYMENT MATTERS

     Section 11.1 Employment.

     (a) The full-time and part-time employees of the Business, whether currently employed, or employed between the date hereof and the Closing Date, are collectively referred to as the "Zapata Employees". As soon as reasonably practicable after the date of this Agreement, Purchasers shall furnish Seller with a list of the names of each of the Zapata Employees to whom Purchasers reasonably expect to extend offers of employment on the Closing Date ("Continuing Employees").

     (b) Any Zapata Employee who is not a Continuing Employee, as determined according to the list provided by Purchasers to Seller under Section 11.1(a), shall be terminated by Seller prior to the Closing Date. Notwithstanding anything to the contrary in Section 11.1(a), prior to the Closing Date, Seller shall provide Zapata Employees who are not Continuing Employees and who are identified in Section 11.1(a), with severance benefits under the Seller's Severance Plan attached hereto as Exhibit 4; provided, however, that if the aggregate amount of such severance payments referred to in this sentence (taking into account only those Zapata Employees whose employment is terminated by Zapata as required by this Agreement) exceeds Fifty Thousand Dollars ($50,000), Purchasers shall promptly reimburse Seller for the amount of such excess. With respect to any Zapata Employee, however, in no event shall Purchasers be required to reimburse Seller for severance payments in excess of those required by the terms of the Seller's Severance Plan.

     Section 11.2 Purchasers' Responsibility for Zapata Employees' Retirement and Other Benefits.

     (a) Purchasers will cause to be provided pension, medical, 401k plan and other benefits to all Continuing Employees from and after the Closing Date to the same extent provided to similarly situated employees of Purchasers.

     (b) Seller will retain responsibility for and continue to pay all medical, life insurance, disability and other welfare plan expenses and benefits for each Zapata Employee with respect to claims incurred by such employees or their covered dependents under any benefit plan and subject to the terms thereof prior to the Closing Date. Expenses and benefits with respect to claims incurred by Continuing Employees or their covered dependents on or after the Closing Date shall be the responsibility of Purchasers. For purposes of this paragraph, a claim is deemed incurred when the services that are the subject of the claim are performed; provided, however, that in the case of life insurance, a claim is deemed incurred when the death occurs and in the case of long-term disability benefits, when the disability occurs. With respect to each Zapata Employee who is not a Continuing Employee or such employee's dependent, the Seller shall be responsible for health care continuation rights under Section 4980B of the Tax Code and Sections 601-609 of ERISA for those Zapata Employees. The Purchasers shall be responsible for all continuation of health coverage rights under
Section 4980B of the Tax Code and Sections 601-609 of ERISA for all Continuing Employees and their dependents.

     Section 11.3 No Third Party Beneficiaries. No provision of this Article shall create any third party beneficiary or other rights in any employee or former employee (including any beneficiary or dependent thereof) of the Seller in respect to continued employment or resumed employment with either the Purchasers or Seller and no provision of this Article XI shall create any such rights in any employee or former employee (including any beneficiary or dependent thereof) of Seller with respect to any benefits that may be provided directly or indirectly in any Benefit Plan or other employee benefit plan or program.

                                  ARTICLE XII.
                                 MISCELLANEOUS

     Section 12.1 Books and Records. Upon consummation of the transactions provided herein and for a period of five years thereafter, the Seller agrees that upon the reasonable written request of the Purchasers, the Seller will provide the Purchasers with access to the tax records (or copies thereof) retained by the Seller pursuant to this Agreement. All costs and expenses associated with providing such tax records (or copies thereof) shall be borne by the Purchasers. Nothing herein shall be deemed to require the Seller to maintain or refrain from disposing of any books and records transferred pursuant to this Agreement for any period of time after the Closing Date. However, if Seller desires to dispose of any such books or records, Seller agrees to give Purchasers notice of such intention and the opportunity to retain such books and records, at Purchasers' expense.

     Section 12.2  Accounts Receivable.

     (a) In the event that 90% of the face amount of the accounts receivable included within the Assets on the Closing Date (the "90% Amount") are not collected within one hundred twenty (120) days after the Closing Date, then at the request of Purchasers, the Seller shall pay Enterra Sub an amount equal to
(i) the 90% Amount, (ii) less amounts collected by Purchasers, (iii) less the allowance for doubtful accounts utilized in the calculation of the Agreed Upon Net Asset Value.

     (b) For purposes of Section 12.2(a), Purchasers shall use best efforts to diligently collect all accounts receivable. All payments received by Purchasers from any debtor for accounts receivable which are Assets shall be applied first to the oldest accounts receivable applicable to such debtor, whether owed to Seller or Purchasers.

     (c) If and when a payment is made by Seller to Enterra Sub pursuant to
Section 12.2(a), upon receipt of such payment Purchasers shall assign to the Seller making the payment all of its rights with respect to the uncollected accounts receivables giving rise to the payment and shall also thereafter promptly remit any excess collections received by Purchasers with respect to such assigned receivables. If and when the amount subsequently collected by Seller with respect to the assigned receivables equals (i) the payment therefor plus (ii) the costs and expenses reasonably incurred by Seller in the collection of such assigned receivables, Seller shall reassign to Enterra Sub all of such assigned receivables as have not been collected in full by Seller and shall also thereafter promptly remit any excess collections received by Seller. Upon the reasonable written request of Enterra Sub, Seller shall provide it with a status report concerning the collection of assigned receivables.

     Section 12.3 Expenses. The Purchasers and the Seller will each pay their own expenses in connection with the transactions contemplated hereby.

     Section 12.4 Brokers and Finders. Neither the Purchasers nor the Seller shall be responsible to the other party for the payment of any broker's fee, finder's fee or commission of any sort in connection with the transactions described herein. The Seller shall be responsible for payment of any such fee to Wertheim Schroder & Co. Incorporated or any other party to which the Seller has such an obligation. The Purchasers shall be responsible for payment of any such fee to Simmons & Company International, Inc. or any other party to which the Purchasers have such an obligation.

     Section 12.5 Entire Agreement; Assignment. This Agreement constitutes the entire agreement among the parties and their Affiliates with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties and their Affiliates or any of them with respect to the subject matter hereof. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns, but neither this Agreement nor any of the rights, interests and obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, except that this Agreement may be assigned to an Affiliate by any party without the prior written consent of another party; provided however, that notwithstanding such assignment, the assignor shall remain liable for all obligations hereunder.

     Section 12.6 Further Assurances. From time to time as and when requested by the Purchasers, the Seller shall execute such further agreements, assignments, documents, deeds, certificates and other instruments of conveyance and transfer and to take or cause to be taken such other actions as the Purchasers may reasonably require to vest title to the Assets in the Purchasers and as shall be reasonably necessary or advisable to carry out the purposes of and to effect the transactions contemplated by this Agreement.

     Section 12.7 Enforcement of the Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled pursuant to the terms hereof or otherwise, at law or in equity.

     Section 12.8 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws in any jurisdiction, that provision shall be ineffective to the extent of such illegality, invalidity or unenforceability in that jurisdiction and such holding shall not, consistent with applicable law, invalidate or render unenforceable such provision in any other jurisdiction, and the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected thereby, and shall remain in full force and effect in all jurisdictions.

     Section 12.9 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by registered mail (postage prepaid, return receipt requested) or prepaid Federal Express (return receipt requested) to the respective parties as follows:

          if to any Seller:

               Zapata Corporation
               1717 St. James Place, Suite 550
               Houston, Texas 77056
               Attn:   Joseph L. von Rosenberg, III, Esq.
                       Vice President, General Counsel and Corporate Secretary

          with required copy (which shall not constitute notice) to:

               Mr. Avram A. Glazer
               President and Chief Executive Officer
               18 Stoney Clover Lane
               Pittsford, New York 14534

                    and

               John D. Held, Esq.
               Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P.
               3500 Texas Commerce Tower
               Houston, Texas 77002

          if to the Purchasers:

               Enterra Corporation
               13100 Northwest Freeway, Sixth Floor
               Houston, Texas 77040
               Attn:  President

          with required copy (which shall not constitute notice) to:

               Weatherford International Incorporated
               1360 Post Oak Blvd., Suite 1000
               Houston, Texas 77056
               Attn: H. Suzanne Thomas, Esq.

                    and

               David R. King, Esq.
               Morgan, Lewis & Bockius
               2000 One Logan Square
               Philadelphia, Pennsylvania 19103

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

     Section 12.10 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     Section 12.11 Gender: "Including" is Not Limiting; Descriptive Headings. The masculine and neuter genders used in this Agreement each includes the masculine, feminine and neuter genders, and the singular number includes the plural, each where appropriate, and vice versa. Wherever the term "including" or a similar term is used in this Agreement, it shall mean "including by way of example only and without in any way limiting the generality of the clause or concept referred to." The descriptive headings are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     Section 12.12 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and the other Purchasers' Indemnified Parties and Seller's Indemnified Parties, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     Section 12.13 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     Section 12.14 Incorporation by Reference. Any and all schedules, exhibits, annexes, statements, reports, certificates or other documents or instruments referred to herein or attached hereto are incorporated herein by reference hereto as though fully set forth at the point referred to in the Agreement.

     Section 12.15 Non-Competition Agreement with Peter M. Holt and Benjamin D. Holt, Jr. Seller agrees to enforce Seller's rights under the Non-Competition Agreement dated November 9, 1993 among Zapata, Peter M. Holt and Benjamin D. Holt, Jr. (the "Holt Non-Competition Agreement") in accordance with its terms; provided, however, the Purchasers shall promptly reimburse Seller for any costs or expenses (including, without limitation, attorneys' fees) incurred by Seller as a result of such action. Seller agrees not to amend the Holt Non-Competition Agreement, or grant the waiver described in Section 5 of the Holt Non-Competition Agreement, without the prior written consent of Purchasers. Each Seller acknowledges that any violation of this Section 12.15 will result in irreparable injury to the Purchasers and their Affiliates and that damages at law would not be reasonable or adequate compensation to the Purchasers and their Affiliates for a violation of this Section 12.15 and that Purchasers and their Affiliates shall be entitled to have the provisions of this Section 12.15 specifically enforced by preliminary and permanent injunctive relief without the necessity of proving actual damages and without posting bond or other security.

     Section 12.16 Non-Competition by Seller; Equitable Remedies.

     (a) Until three years after the Closing Date, Seller agrees that it will not, anywhere in the world, unless acting in accordance with Enterra's prior written consent: (i) own directly or indirectly, manage, operate or control or participate in the ownership, management, operation or control of, or be connected as a principal, agent, representative, consultant, investor, owner, partner, manager or joint venturer with, or permit its name to be used by or in connection with, any business or enterprise engaged anywhere in the world, in any aspect of the Business, provided that Seller may invest as an investor in the voting securities of any person that is a reporting company under the Securities Exchange Act of 1934, as amended, so long as (A) the aggregate amount of such securities that Seller owns directly or indirectly is less than five percent of the total outstanding voting securities of such person and (B) Seller is not otherwise an Affiliate with respect to such person, or (ii) solicit the employment of any person who on the Closing Date, or who within two years thereafter, is employed by Purchasers on a full or part-time basis, provided, however, that Seller may have employment discussions with, and hire, those persons who approach Seller of their own volition.

     (b) Each Seller acknowledges that (i) the provisions of this Section 12.16 are reasonable and necessary to protect the legitimate interests of Purchasers and their Affiliates, (ii) the Business is international in scope, (iii) any violation of this Section 12.16 will result in irreparable injury to the Purchasers and their Affiliates and that damages at law would not be reasonable or adequate compensation to the Purchasers and their Affiliates for a violation of this Section 12.16 and (iv) Purchasers and their Affiliates shall be entitled to have the provisions of this

Section 12.16 specifically enforced by preliminary and permanent injunctive relief without the necessity of proving actual damages and without posting bond or other security. In the event that any of the provisions of this Section
12.16 should ever be deemed to exceed the time, geographic, or any other limitations permitted by applicable law, then such provisions shall be deemed reformed to the maximum permitted by applicable law.

     (c) Purchasers and each Seller intend to and do hereby confer jurisdiction to enforce the covenants set forth in this Section 12.16 upon the courts of any jurisdiction within the geographical scope of such covenants. In addition to
Section 12.8 hereof and not in limitation thereof, if the courts of any one or more of such jurisdictions hold such covenants unenforceable in whole or in part, it is the intention of Purchasers and each Seller that such determination not bar or in any way adversely affect the right of Purchasers and their Affiliates to equitable relief and remedies hereunder in courts of any other jurisdiction as to breaches or violations of this Section 12.16, such covenants being, for this purpose, severable into diverse and independent covenants.

     (d) Nothing in this Section 12.16 is intended to restrict, and shall not be construed to restrict, Zapata's ownership, management, operation, control or participation of its wholly owned subsidiary, Cimarron Gas Holding Company, or its subsidiaries, which engage in the natural gas marketing, trading, gathering and processing business and which utilizes gas compressors in connection with such business in the ordinary course of business.

     Section 12.17 Equitable Remedies.

     Notwithstanding any other provision of this Agreement, each party will have the right to institute judicial proceedings against the other party or anyone acting by, through or under such other party in order to enforce the instituting party's rights under Section 12.15 or 12.16 through specific performance, injunction or similar equitable relief. For this purpose, each of the parties hereto irrevocably and unconditionally (i) agrees that any suit arising out of this Agreement may be brought and adjudicated in the U.S. District Court for the Southern District of Texas, or, if such court will not accept jurisdiction, in any court of competent jurisdiction sitting in Harris County, Texas, (ii) submits to the non-exclusive jurisdiction of any such court for the purposes of any such suit and (iii) waives and agrees not to assert by way of motion, as a defense or otherwise in any such suit, any claim that it is not subject to the jurisdiction of the above courts, that such suit is brought in an inconvenient forum or that the venue of such suit is improper. Each of the parties hereto also irrevocably and unconditionally consents to the service of any process, pleadings, notices or other papers in a manner permitted by the notice provisions of Section 12.9 hereof.

     Section 12.18 Arbitration.

     (a) Except as provided in Section 12.17, all disputes, differences or questions arising out of or relating to this Agreement (including, without limitation, those as to the validity, interpretation, breach, violation or termination hereof) shall, at the written request of any party hereto, be finally determined and settled pursuant to arbitration in Houston, Texas, by three arbitrators, one to be appointed by Enterra, and one by Seller, and a neutral arbitrator to be appointed by such two appointed arbitrators. The neutral arbitrator shall be an attorney and shall act as chairman. Should (i) either party fail to appoint an arbitrator as hereinabove contemplated within ten (10) days after the party not requesting arbitration has received such written request, or (ii) the two arbitrators appointed by or on behalf of the parties as contemplated in this Section 12.18 fail to appoint a neutral arbitrator as hereinabove contemplated within ten (10) days after the date of the appointment of the last arbitrator appointed, then any person sitting as a Judge of the United States District Court for the Southern District of Texas, Houston Division, upon application of Seller or of Enterra, shall appoint an arbitrator to fill such position with the same force and effect as though such arbitrator had been appointed as hereinabove contemplated.

     (b) The arbitration proceeding shall be conducted in Houston, Texas, in accordance with the Rules of the American Arbitration Association. A determination, award or other action shall be considered the valid action of the arbitrators if supported by the affirmative vote of two or three of the three arbitrators. The costs of arbitration (exclusive of attending the arbitration, and of the fees and expenses of legal counsel to such party, all of which shall be borne by such party) shall be shared equally by Purchasers and Seller. The arbitration award shall be final and conclusive and shall receive recognition, and judgment upon such award may be entered and enforced in any court of competent jurisdiction.









                    [REST OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed as of the day and year first above written.

                              ZAPATA CORPORATION


                              By: /s/ Joseph L. von Rosenberg, III
                                 --------------------------------------
                                 Joseph L. von Rosenberg, III
                                 Vice President, General Counsel and
                                 Corporate Secretary


                              ENERGY INDUSTRIES, INC.


                              By: /s/ Joseph L. von Rosenberg, III
                                 --------------------------------------
                                 Joseph L. von Rosenberg, III
                                 Vice President, General Counsel and
                                 Corporate Secretary


                              ZAPATA ENERGY INDUSTRIES, L.P.

                                 By ZAPATA RENTALS, INC., its general partner


                                 By: /s/ Joseph L. von Rosenberg, III
                                    -----------------------------------
                                    Joseph L. von Rosenberg, III
                                    Vice President, General Counsel and
                                    Corporate Secretary


                              ENTERRA CORPORATION


                              By: /s/ Steven W. Krablin
                                 --------------------------------------
                                 Steven W. Krablin
                                 Vice President


                              ENTERRA COMPRESSION COMPANY


                              By: /s/ Steven W. Krablin
                                 --------------------------------------
                                 Steven W. Krablin
                                 Vice President

                                   EXHIBIT 1
                                  DEFINITIONS


(a) "Accountants' Calculation of Net Asset Value" shall have the meaning set forth in Section 4.5.

(b)  "Affiliate" as used in this Agreement means, with respect to any person,
     (i) any person that, directly or indirectly, controls, is controlled by, or is under common control with, such person in question, (ii) any officer, director, stockholder or partner of such person in question, or member of the extended family of such officer, director, stockholder or partner and
     (iii) any person that, directly or indirectly, controls, is controlled by, or is under common control with, any officer, director, stockholder or partner of such person in question or member of the extended family of such officer, director, stockholder or partner. For the purposes of the definition of Affiliate, "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise.

(c)  "Agreed Upon Net Asset Value" shall have the meaning set forth in Section
     4.5 hereof.

(d)  "Agreement" shall have the meaning specified in the Preamble.

(e)  "Assets" shall have the meaning specified in Section 4.1.

(f)  "Assumed Liabilities" shall have the meaning specified in Section 4.2(b).

(g) "Business" shall mean the natural gas compression businesses historically engaged in by Zapata Sub and Zapata Partnership and their Affiliates.

(h)  "Continuing Employees" shall have the meaning specified in Section 11.1.

(i) "Contracts" mean all agreements contracts, leases or subleases relating to the Business to which any Seller is a party or by which any Seller or any of the Assets is bound.

(j)  "Disclosure Schedule" shall have the meaning specified in the beginning of
     Article II.

(k) "Environmental Claims" means any and all administrative or judicial actions, suits, orders, claims, liens, notices, violations or proceedings arising under any applicable Environmental Law or any Environmental Permit binding upon Seller, or at common law or otherwise, brought, issued or asserted by: (A) a Governmental Authority for compliance, damages, penalties, removal, response, remedial or other action pursuant to any applicable Environmental Law or (B) a third party seeking damages for personal injury caused by Seller or property damage resulting from the release of a Hazardous Material at or from any current or prior facility of any Seller for which Seller would bear liability, including, without limitation, Seller's employees seeking damages for exposure to Hazardous Materials.

(l) "Environmental Laws" means applicable Governmental Requirements currently in effect related to protection of the environment (including, without limitation, natural resources), exposure to, control, emission, discharge, release, threatened release, exposure, handling, use, manufacturing, generation, treatment, storage, transportation or disposal of Hazardous Materials.

(m) "Environmental Permit" means all Governmental Authorizations required for the operation of the Business in conformity with applicable Environmental Laws and includes any and all orders, consent orders or binding agreements issued or entered into by a Governmental Authority and binding upon Seller under any applicable Environmental Laws.

(n) "Equipment Leases" means the lease agreements covering the compressor systems and related equipment used or held for use in the Business.

(o) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and the rulings issued thereunder.

(p)  "Excluded Liabilities" shall have the meaning set forth in Section 4.2.

(q) "GAAP" means as to a particular person, such accounting practice as, in the opinion of independent certified public accountants of recognized national standing, conforms at the time to generally accepted accounting principles in the United States, consistently applied, and which are recognized as such by the Financial Accounting Standards Board.

(r) "Governmental Authority" means any foreign governmental authority, the United States of America, any state of the United States, any local authority and any political subdivision of any of the foregoing, any multi-national organization or body, any agency, department, commission, board, bureau, court or other authority of any of the foregoing, or any quasi-governmental or private body exercising, or purporting to exercise, any executive, legislative, judicial, administrative, police, regulatory or taxing authority or power of any nature.

(s) "Governmental Authorization" means any permit, license, franchise, approval, certificate, consent, ratification, permission, confirmation, endorsement, waiver, certification, registration, qualification or other authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Authority or pursuant to any Governmental Requirement.

(t) "Governmental Requirement" means any currently published and applicable law, treaty, ordinance, statute, rule, code, regulation, judgment, decree or order binding upon Seller, injunction, edict, writ, permit, certificate, stipulation, common law or other published and legally enforceable requirement of any Governmental Authority.

(u) "Hazardous Material" means any hazardous, extremely hazardous, or toxic substance, material or waste not at a background level (taking into account offsite conditions) which is regulated by any Governmental Authority, including without limitation any material or substance that is (i) defined as a "hazardous substance" under applicable state or local law, (ii) (a) crude oil products, including, without limitation, petroleum and (b) solid waste as defined under the Environmental Laws; the prior or continued presence of which would result in investigation or cleanup responsibility of Buyer or Seller under Environmental Laws, (iii) asbestos as regulated by CERCLA, (iv) designated as a "hazardous substance" pursuant to section 311 of the Federal Water Pollution Control Act, as amended, 33 U.S.C. (S)1251 et seq. (33 U.S.C. (S)1321), (v) defined as a "hazardous waste" pursuant to section 1004 of the Resource Conversation and Recovery Act, as amended, 42 U.S.C. (S)6901 et seq. (42 U.S.C. (S)6901), (vi) defined as a "hazardous substance" pursuant to section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. (S)9601 et seq. (42 U.S.C. (S)9601) ("CERCLA"), (vii) defined as a "regulated substance" pursuant to section 9001 of the Resource Conservation and Recovery Act, as amended, 42 U.S.C. (S)6901 et seq. (42 U.S.C. (S)6991) ("RCRA") or (viii) otherwise regulated under the Toxic Substances Control Act, 15 U.S.C. (S)2601, et seq., the Clean Air Act, as amended, 42 U.S.C.
     (S)7401, et seq., the Hazardous Materials Transportation Act, as amended, 49 U.S.C. (S)1801, et seq., or the Federal Insecticide, Fungicide and Rodenticide Act, as amended, 7 U.S.C. (S)136, et seq; or other Governmental Requirement provided, however, the reference to specific statutory or other general legal references contained within this definition shall be construed as those statutes in effect on the date of this Agreement.

(v) "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, together with all rules and regulations promulgated thereunder.

(w)  "Indemnified Person" shall have the meaning specified in Section 10.3.

(x)  "Indemnifying Person" shall have the meaning specified in Section 10.3.

(y) "Inventories" means all inventories used or held for use in connection with the Business, including without limitation, finished goods, work-in-progress and raw materials.

(z)  "IRS" means the Internal Revenue Service.

(aa) "Liability" means any debt, obligation, duty, liability or obligation of any nature (including any guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, whether or not accrued, absolute, undisclosed, unfixed, unliquidated, unsecured, unmatured, unaccrued, contingent, conditional, inchoate, implied, vicarious, joint, several or secondary liability), regardless of whether such debt, obligation, duty, liability or obligation would be required to be disclosed on a balance sheet prepared in accordance with GAAP.

(bb) "Lien" means any mortgage, pledge, hypothecation, assignment, deposit, arrangement, encumbrance, lien (statutory or otherwise), security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever.

(cc) "Loss" means any loss, damage, injury, Liability, claim, demand, Proceeding, settlement judgment, award, punitive damage, award, fine, penalty, Tax, fee, charge, cost or expense (including, without limitation, costs of attempting to avoid or in opposing the imposition thereof, interest, penalties, costs of preparation and investigation, and the fees, disbursements and expenses of attorneys, accountants and other professional advisors). In calculating the dollar amount of any Loss, an allowance shall be made for any insurance proceeds or other amounts, including any Tax benefits, that may be recovered in connection therewith (subject to reduction for any premium relating thereto).

(dd) "Material Adverse Effect" shall mean any material adverse change in the condition (financial or otherwise), assets, Liabilities, reserves, business, or results of operations of the Business.

(ee)  "PBGC" means the Pension Benefit Guaranty Corporation.

(ff) "Permitted Lien" means the following:

     (i) Liens for taxes not due or due but not yet delinquent or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established;

     (ii) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising as required in the conduct of its Business and not overdue for a period of more than sixty (60) days or which are being contested in good faith by appropriate proceedings and other non-consensual Liens arising as required in the conduct of its Business and removed within thirty (30) days of the date on which the entity on whose property the Lien is imposed knows or reasonably should have known of the existence thereof or which are being contested in good faith by appropriate proceedings, in each case for which adequate reserves have been established;

     (iv) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred as required in the ordinary course of the Business. consistent with past practice;

     (v) easements, rights-of-way, restrictions and other similar encumbrances incurred as required in the conduct of its Business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the entity on whose property the Lien is imposed; or

     (vi) Equipment Leases entered into in the ordinary course of the Business, consistent with past practice (all of which are listed in the Disclosure Schedule in accordance with Section 2.11).

(gg) "Proceeding" shall have the meaning specified in Section 2.10.

(hh) "Purchasers" shall have the meaning specified in the Preamble and shall include permitted successors and assigns of Purchasers.

(ii) "Purchasers' Calculation of Net Asset Value" shall have the meaning set forth in Section 4.5.

(jj) "Purchasers' Indemnified Persons" shall have the meaning set forth in
     Section 10.1.

(kk) "Real Property Leases" means all leases covering real property used or held for use in the Business.

(ll) "Seller" shall have the meaning set forth in the Preamble and shall include permitted successors and assigns of any Seller.

(mm) "Seller's Indemnified Persons" shall have the meaning set forth in Section 10.2.

(nn) "Subsidiary" means, when used with reference to a particular person any corporation, a majority of the outstanding voting securities of which is owned or controlled directly or indirectly by such person, or if less than a majority of such voting securities are so owned or controlled, any corporation in regard to which such person possesses, directly or indirectly, the power to direct or cause the direction of management and policies of such corporation. Any partnership, joint venture or other enterprise shall be a Subsidiary of a particular person, if that person has, directly or indirectly, a 50% or greater equity interest or in regard to which such person possesses, directly or indirectly, the power to direct or cause the direction of management and policies of such entity.

(oo) "Tax Code" means the Internal Revenue Code of 1986, as amended.

(pp) "Taxes" means any federal, state, local or foreign taxes, assessments, duties, levies, fees or other governmental charge or impositions.

(qq) "WARN" means the federal Workers Adjustment, Retraining and Notification Act, as amended.

(rr) "Zapata Employees" shall have the meaning set forth in Section 11.1(a).

                                                                      APPENDIX B


                                               September 20, 1995

The Board of Directors
Zapata Corporation
1717 St. James Place
Suite 550
Houston, TX 77056

Members of the Board:

In accordance with the terms of the engagement letter dated as of April 13, 1995 between Zapata Corporation ("Zapata") and Schroder Wertheim & Co. Incorporated ("Schroder Wertheim"), we have acted as exclusive financial advisor to Zapata with regard to a potential sale of its wholly-owned subsidiaries Energy Industries, Inc. and Zapata Energy Industries, L.P. (collectively "EI" or the "Company"). Under the terms of a draft purchase agreement dated September 19, 1995 (the "Draft Purchase Agreement"), Enterra Corporation ("Enterra") would purchase from Zapata all of the assets and property of the natural gas compression businesses historically engaged in by EI (the "Transaction") for cash consideration of $130 million, and assume certain liabilities, subject to certain adjustments based on the net asset value of EI on the closing date (the "Consideration").

We understand that as an inducement to Enterra's entering into a definitive Purchase Agreement, The Malcolm I. Glazer Trust, beneficial owner of approximately 35.3% of the outstanding common stock of Zapata, has agreed on behalf of itself, and any affiliates of such Trust or Malcolm I. Glazer, that the Trust and such affiliates will vote all shares of Zapata common stock owned by them in accordance with the recommendation of Zapata's Board of Directors to Zapata's shareholders with respect to approval of the Transaction by Zapata's stockholders, pursuant to a letter agreement dated September 20, 1995 (the "Glazer Letter").

You have requested that Schroder Wertheim render an opinion (the "Opinion"), as investment bankers, as to the fairness from a financial point of view to Zapata of the Consideration to be received by Zapata. This letter confirms the oral Opinion rendered to the Board of Directors of Zapata on September 20, 1995. It is understood that (i) the Opinion shall be used by the Company solely in connection with its consideration of the Transaction and (ii) the Company will not furnish the Opinion or any other material prepared by Schroder Wertheim (including this letter) to any other person or persons or use or refer to the Opinion or this letter for any other purposes without Schroder Wertheim's prior written approval; provided, however, that the Company may publish the Opinion in its entirety in any proxy statement or similar documents distributed to its stockholders in connection with the Transaction, subject to our prior written approval of any summary, of excerpt from or reference to the Opinion.

The Board of Directors
Zapata Corporation
September 20, 1995
Page 2


Schroder Wertheim, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Schroder Wertheim is a full service securities firm and in the course of our normal trading activities we may from time to time effect transactions and hold positions in securities of Zapata and Enterra. Schroder Wertheim acted as financial advisor to Zapata regarding the Company's negotiations with Enterra and will receive a fee which is contingent upon consummation of the Transaction. Schroder Wertheim rendered investment banking services to Zapata in another transaction for which the firm received a customary fee and has also been engaged as Zapata's financial advisor to assist in the potential divestiture of Zapata's wholly owned subsidiary, Cimaron Gas Holding Company, and its subsidiaries.

In connection with the Opinion set forth herein, we have, among other things:

(i)    reviewed the Draft Purchase Agreement and the Glazer Letter;

(ii) reviewed the unaudited financial statements of EI for the (i) twelve months ended December 31, 1992, (ii) ten months ended October 31, 1993,
       (iii) eleven months ended September 30, 1994, (iv) eight months ended May 31, 1995, (v) eleven months ended August 31, 1995, all of which were prepared by Zapata management;

(iii) reviewed the pro forma unaudited financial statements of EI for the (i) twelve months ended October 31, 1993, (ii) twelve months ended September 30, 1994, (iii) eight months ended May 31, 1994, and (iv) eleven months ended August 31, 1994, all of which were prepared by Zapata management;

(iv) reviewed and discussed, with the management of Zapata and EI, certain financial information prepared by management, including the historical pro forma financial results referred to above, and EI management's projections for future periods, as well as the current financial condition and business prospects of EI;

(v) compared certain financial data for EI under the proposed terms of the Transaction with that of certain publicly traded companies which we deemed to be reasonably comparable to EI;

(vi) compared the financial terms, to the extent publicly available, of certain recent acquisition transactions which we deemed to be reasonably comparable to the proposed financial terms of the Transaction;

(vii) actively solicited the interest of potential buyers, held discussions, both in person and via telephone, with potential buyers regarding their interest in acquiring EI, and reviewed written acquisition proposals relating to EI;

(viii) visited EI's facilities in Corpus Christi, Texas; and

(ix) performed such other financial studies, analyses, inquiries and investigations as we deemed appropriate.

The Board of Directors
Zapata Corporation
September 20, 1995
Page 3


In rendering the Opinion, we have relied upon the accuracy and completeness of all information supplied or otherwise made available to us by Zapata and EI or obtained by us from other sources, and we have not assumed any responsibility for independently verifying such information, undertaken an independent appraisal of the assets or liabilities (contingent or otherwise) of EI, or been furnished with any such appraisals. With respect to projections and financial forecasts for EI, we have been advised by both Zapata and EI, and we have assumed, without independent investigation, that they have been reasonably prepared and reflect the best currently available estimates and judgment as to the expected future financial performance of the Company.

The Opinion is necessarily based upon financial, economic, market and other conditions as they exist, and the information made available to us, as of the date hereof. We disclaim any undertaking or obligation to advise any person of any change in any fact or matter affecting the Opinion which may come or be brought to our attention after the date of the Opinion.

Our opinion is directed to the Board of Directors of Zapata and does not constitute a recommendation to any Zapata stockholders as to how such stockholder should vote regarding the Transaction. The Opinion relates solely to the question of the fairness, from a financial point of view, to Zapata of the Consideration. We have not been asked to express, and we have not expressed, any opinion as to the appropriateness of the Transaction for Zapata from a business or operational point of view.

We have not reviewed any proxy statement or similar document that may be used in connection with the Transaction, as such materials were not prepared as of the date of the Opinion.

Based upon and subject to all the foregoing, we are of the opinion, as investment bankers, that as of the date hereof, the Consideration is fair, from a financial point of view, to Zapata.

Very truly yours,

Schroder Wertheim & Co. Incorporated

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ----------------

                                   FORM 10-K

[X]            ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                 SECURITIES EXCHANGE ACT OF 1934 (FEE REQUIRED)

                  For the fiscal year ended September 30, 1994
                                       OR
[_]          TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
               SECURITIES EXCHANGE ACT OF 1934 (NO FEE REQUIRED)

              For the transition period from          to

                         COMMISSION FILE NUMBER: 1-4219

                               ZAPATA CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         STATE OF DELAWARE                           C-74-1339132
   (STATE OR OTHER JURISDICTION                    (I.R.S. EMPLOYER
                OF                                IDENTIFICATION NO.)
  INCORPORATION OR ORGANIZATION)

           P.O. BOX 4240                               77210-4240
          HOUSTON, TEXAS                              (ZIP CODE)
       (ADDRESS OF PRINCIPAL
        EXECUTIVE OFFICES)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (713) 940-6100

                               ----------------

SECURITIES REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

                                                  NAME OF EACH EXCHANGE ON WHICH
               TITLE OF EACH CLASS                REGISTERED
               -------------------                ------------------------------
Common Stock, $0.25 par value....................    New York Stock Exchange
10 1/4% Subordinated Debentures due 1997.........    New York Stock Exchange
10 7/8% Subordinated Debentures due 2001.........    New York Stock Exchange

SECURITIES REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:
  $2 Noncumulative Convertible Preference Stock, $1 par value.

  On December 28, 1994, there were outstanding 31,721,804 shares of the Company's Common Stock, $0.25 par value. The aggregate market value of the Company's voting stock held by non affiliates of the Company is $54,378,549, based on the closing price in consolidated trading on December 28, 1994, for the Company's Common Stock, the value of the number of shares of Common Stock into which the Company's $2 Preference Stock was convertible on such date and the redemption value of the Company's $6 Preferred Stock (which is not traded).

  INDICATE BY CHECK MARK WHETHER THE REGISTRANT (1) HAS FILED ALL REPORTS REQUIRED TO BE FILED BY SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934 DURING THE PRECEDING 12 MONTHS (OR FOR SUCH SHORTER PERIOD THAT THE REGISTRANT WAS REQUIRED TO FILE SUCH REPORTS), AND (2) HAS BEEN SUBJECT TO SUCH
FILING REQUIREMENTS FOR THE PAST 90 DAYS, YES  X , NO    .

  INDICATE BY CHECK MARK IF DISCLOSURE OF DELINQUENT FILERS PURSUANT TO ITEM 405 OF REGULATION S-K IS NOT CONTAINED HEREIN, AND WILL NOT BE CONTAINED, TO THE BEST OF REGISTRANT'S KNOWLEDGE, IN DEFINITIVE PROXY OR INFORMATION STATEMENTS INCORPORATED BY REFERENCE IN PART III OF THIS FORM 10-K OR ANY AMENDMENT TO THIS FORM 10-K. [_]

DOCUMENTS INCORPORATED BY REFERENCE:

  Documents incorporated by reference: Portions of the Proxy Statement to be filed with the Securities and Exchange Commission pursuant to Regulation 14A under the Securities Exchange Act of 1934 in connection with the Company's 1995 Annual Meeting of Stockholders are incorporated by reference into Part III hereof (to the extent set forth in Items 10, 11, 12 and 13 of Part III of this Annual Report on Form 10-K).
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
 PART I
    Item 1.  Business...................................................     1
             General....................................................     1
             Historical Contributions of Major Divisions................     2
             Natural Gas Services--Compression..........................     3
             Natural Gas Services--Gathering, Processing and Marketing..     6
             Oil and Gas Operations.....................................     7
             Marine Protein Operations..................................    14
             Tidewater Ownership Interest...............................    16
             Employees..................................................    16
             Geographical Information...................................    16
             Executive Officers of the Registrant.......................    17
    Item 2.  Properties.................................................    17
    Item 3.  Legal Proceedings..........................................    18
    Item 4.  Submission of Matters to a Vote of Security Holders........    18
 PART II
    Item 5.  Market for the Registrant's Common Equity and Related
               Stockholder Matters......................................    19
    Item 6.  Selected Financial Data....................................    20
    Item 7.  Management's Discussion and Analysis of Financial Condition
              and Results of Operations.................................    21
    Item 8.  Financial Statements and Supplementary Data................    30
    Item 9.  Changes in and Disagreements with Accountants on Accounting
              and Financial Disclosure..................................    63
 PART III
    Item 10. Directors and Executive Officers of the Registrant.........    63
    Item 11. Executive Compensation.....................................    63
    Item 12. Security Ownership of Certain Beneficial Owners and
               Management...............................................    63
    Item 13. Certain Relationships and Related Transactions.............    63
 PART IV
    Item 14. Exhibits, Financial Statement Schedules and Reports on
               Form 8-K.................................................    64

                                     PART I

ITEM 1. BUSINESS

GENERAL

  Zapata Corporation is a Delaware corporation organized in 1954. As used herein, the term "Zapata" or the "Company" refers to Zapata Corporation or to Zapata and its consolidated subsidiaries, as applicable. In May 1994, Zapata effected a one-for-five reverse stock split (the "Reverse Stock Split") of its common stock, par value $0.25 per share ("Common Stock"). Unless specifically stated otherwise, all Common Stock share and per share amounts set forth in this Annual Report on Form 10-K have been adjusted to reflect the Reverse Stock Split.

  In 1993, Zapata began to redirect its operations into the natural gas services market. The Company is now engaged in the business of natural gas compression as well as gas gathering, processing and marketing. Through its compression operations, the Company rents, fabricates, sells, installs and services natural gas compression packages. Through its gathering, processing and marketing operations, the Company gathers and processes natural gas and its constituent products, and markets and trades in natural gas liquids.

  The Company acquired the common stock of Cimarron Gas Holding Company ("Cimarron") early in fiscal 1993. Cimarron was engaged in the business of marketing and trading natural gas liquids, as well as gathering and processing natural gas and its constituent products. Cimarron was purchased to serve as the vehicle for Zapata's expansion into the gathering and processing segments of the natural gas services markets. Since being acquired, Cimarron has purchased additional gathering and processing assets and expanded its operations through the acquisition of Stellar Energy Corporation and three affiliated companies (collectively "Stellar") in September 1993. During fiscal 1994, the Company generated approximately 65% of its revenues from its gathering, processing, marketing and trading operations. Revenues from these natural gas services operations include natural gas liquids trading activities which typically generate high revenues, high expenses and low margins.

  Zapata acquired the natural gas compression businesses of Energy Industries, Inc. and certain other affiliated companies (collectively "Energy Industries") in November 1993. Energy Industries is engaged in the business of renting, fabricating, selling, installing and servicing natural gas compressor packages. Energy Industries operates one of the ten largest rental fleets of natural gas compressor packages in the United States. The Energy Industries fleet of approximately 700 compressor packages is located in Texas, Louisiana, Arkansas, Oklahoma and New Mexico, as well as offshore in the Gulf of Mexico. During fiscal 1994 the Company generated approximately 30% of its revenues from its compression operations.

  In fiscal 1994, Zapata sold 4.13 million shares of its Tidewater Inc. ("Tidewater") common stock for a net price of $20.80 per share or $85.9 million. The proceeds of such sales were used to reduce the Company's indebtedness and provide the capital necessary to expand the Company's natural gas services operations. The Company now owns 673,077 shares of Tidewater common stock. Tidewater is an international energy services company with two principal lines of business: offshore marine services and compression services.

  In July 1994, Zapata announced that it intended to separate its marine protein operations from its energy-related businesses. Alternatives for a sale of the marine protein operations or a spin-off of the business to the stockholders of Zapata were considered. In September 1994, the Board of Directors determined that the interests of Zapata's stockholders would best be served by a sale of the marine protein operations. As a result of this decision, the Company's financial statements have been restated in 1994 to reflect the Company's marine protein operations as a discontinued operation.

  In September 1994, Zapata announced that its Board of Directors had determined that the Company should immediately undertake efforts to sell its U.S. natural gas producing properties. Zapata's Bolivian oil and gas operations will not be impacted by this decision. Zapata's domestic natural gas reserves have been declining for a number of years, as no exploratory efforts have been undertaken to offset gas production. The Board's decision to sell the properties is simply an acceleration of the liquidation of the gas reserves currently occurring through production. During fiscal 1994, the Company generated approximately 5% of its revenues from its oil and gas operations.

HISTORICAL CONTRIBUTIONS OF MAJOR DIVISIONS

  The following table summarizes historical revenues, operating results (before net interest expense, other income and income taxes), identifiable assets, depreciation, depletion and amortization and capital expenditures for the Company's continuing operations, by major division, for the periods indicated (in thousands). As a result of the decision to sell the marine protein operations, the Company's financial statements have been restated in 1994 to reflect the Company's marine protein operations as a discontinued operation.

                                   OPERATING                   DEPRECIATION,
                                    INCOME       IDENTIFIABLE  DEPLETION AND   CAPITAL
YEAR ENDED SEPTEMBER 30,  REVENUES  (LOSS)          ASSETS     AMORTIZATION  EXPENDITURES
------------------------  -------- ---------     ------------  ------------- ------------
1994
  Natural gas services--
   compression..........  $ 72,522 $  7,970        $102,626       $ 4,867      $ 8,638
  Natural gas services--
   gathering, processing
   and marketing........   156,141   (1,063)         36,742         1,855        4,083
  Oil and gas...........    12,549  (28,285)(2)      20,062        33,770(2)    11,792
  Corporate.............             (8,767)         44,444(1)      2,321           67
                          -------- --------        --------       -------      -------
                          $241,212 $(30,145)       $203,874       $42,813      $24,580
                          ======== ========        ========       =======      =======
1993
  Natural gas services--
   gathering, processing
   and marketing........  $186,291 $   (552)       $ 40,871       $   460      $ 1,757
  Oil and gas...........    20,189    6,032          41,630         7,688        1,327
  Corporate.............             (6,769)        169,888(1)        378            8
                          -------- --------        --------       -------      -------
                          $206,480 $ (1,289)       $252,389       $ 8,526      $ 3,092
                          ======== ========        ========       =======      =======
1992
  Oil and gas...........  $ 30,094 $ 11,248        $ 50,191       $10,303      $ 3,963
  Corporate.............             (5,076)        170,066(1)        372        3,018
                          -------- --------        --------       -------      -------
                          $ 30,094 $  6,172        $220,257       $10,675      $ 6,981
                          ======== ========        ========       =======      =======

--------
(1) Includes Zapata's investment in Tidewater, a substantial portion of which was sold in fiscal 1994 and 1993.
(2) Includes a $29,152,000 provision for oil and gas property valuation as a result of low gas prices and a revision of estimated future costs.

  The net amounts of interest expense (net of interest income), other income and income tax expense (benefit) from continuing operations were as set forth below (in thousands).

                                                                      INCOME
                                                                        TAX
                                                 INTEREST  OTHER      EXPENSE
               YEAR ENDED SEPTEMBER 30,          EXPENSE  INCOME     (BENEFIT)
               ------------------------          -------- -------    ---------
      1994......................................  $4,095  $33,051(1)   $(494)
      1993......................................   8,673   23,571(1)   3,800
      1992......................................   8,910    6,231        678

--------
(1) Includes pretax gains of $37.5 million and $32.9 million in fiscal 1994 and 1993 respectively, from sales of Tidewater common stock.

NATURAL GAS SERVICES--COMPRESSION

  In November 1993, Zapata purchased the natural gas compression businesses of Energy Industries. Energy Industries is engaged in the business of renting, fabricating, selling, installing and servicing natural gas compressor packages. Total consideration paid for the purchase of Energy Industries and for a related noncompetition agreement (collectively, the "Energy Industries Acquisition") was $90.2 million. The purchase price consisted of $74.5 million in cash and 2.7 million shares of Common Stock valued at $5.80 per share, which approximated the average trading price prior to closing of the acquisition.

  Operations. A natural gas compressor package consists of a compressor, a natural gas engine or electric motor, a heat exchanger, a control panel and assorted piping and tubing. Natural gas compression is used in the production, processing and delivery of natural gas. Energy Industries primarily supplies natural gas compressor packages in natural gas production and processing applications. In natural gas production applications, natural gas compression is used to increase the flow rate of gas wells with low reservoir pressures. In natural gas processing applications, natural gas compression is used in the process of separating the various hydrocarbon components of the wellhead natural gas stream. In interstate natural gas pipeline applications, natural gas compression is used to increase the pressure of natural gas from reservoir levels to interstate pipeline standards. Additionally, Energy Industries manufactures heat exchangers used in fabricating natural gas compressor packages and other industrial applications; the Company expects to dispose of the heat exchanger manufacturing operation in fiscal 1995. The heat exchanger operation does not have a material impact on the operating results or financial position of the Company.

  Energy Industries fabricates natural gas compressor packages at its Corpus Christi, Texas fabrication facility from components which are acquired from various suppliers at market prices. Energy Industries maintains an inventory of compressor and engine components at its Corpus Christi facility to support the fabrication and repair of natural gas compressor packages.

  Including its Corpus Christi, Texas location, Energy Industries maintains eleven branch offices in Texas, Louisiana, Oklahoma, Arkansas and New Mexico. Branch office personnel negotiate natural gas compressor package rentals and sales, perform maintenance services for Energy Industries' fleet of rental compressors and other natural gas compressor packages on a contract basis and recondition Energy Industries' rental fleet packages when rental contracts expire. Energy Industries also has facilities for fabricating natural gas compressor packages at its branches in Midland and Houston, Texas and Lafayette, Louisiana, if market conditions require.

  The following table identifies major categories of Energy Industries' natural gas compression revenue for fiscal years 1992 through 1994. The Company acquired Energy Industries in November 1993, therefore Zapata's consolidated financial results include only eleven months of Energy Industries operations. For comparative purposes, however, the 1994 revenues presented in the following tables are for the twelve months ended September 30, 1994.

                                                          1994    1993    1992
                                                         ------- ------- -------
                                                             (IN THOUSANDS)
      Compressor rentals................................ $17,575 $15,256 $13,456
      Fabrication and sales.............................  29,842  22,020  21,943
      Parts and service.................................  21,138  16,662  11,008
      Other.............................................   9,981   9,334   8,260
                                                         ------- ------- -------
        Total........................................... $78,536 $63,272 $54,667
                                                         ======= ======= =======

  Natural Gas Compressor Package Rentals. Energy Industries maintains a fleet of approximately 700 natural gas compressor packages of various capacities for rental to natural gas producers and processors. Energy Industries rents natural gas compressor packages to its customers under contracts which require monthly payments based on a fixed fee or on the volume of gas compressed. The initial fixed term of a natural gas compressor package rental is generally between one and 36 months and thereafter continues on a month-to-month basis. It is typical for a customer to continue to rent a package for a period substantially longer than the initial term of the contract. Contract compression pricing, which is based on prevailing market conditions, generally contains provisions for periodic rate adjustments to reflect market changes.

  Natural gas compressor package rental utilization is affected primarily by the number and age of producing oil and gas wells, the volume of natural gas consumed and natural gas prices. Rental rates for natural gas compressor packages are determined primarily by the demand for packages and secondarily by the size and horsepower of a natural gas compressor package. The following table compares utilizations and rental rates (on a horsepower basis) and fleet size for the Energy Industries fleet of natural gas compressor packages as of the end of each of the past three years.

                                                        AS OF SEPTEMBER 30,
                                                       ------------------------
                                                        1994     1993     1992
                                                       -------  -------  ------
      FLEET UTILIZATION:
        Horsepower....................................    82.6%    74.4%   69.5%
      MONTHLY RENTAL RATE, BASED ON:
        Horsepower....................................  $16.61   $17.25  $17.71
      FLEET SIZE:
        Number of units...............................     706      681     653
        Horsepower.................................... 113,786  106,175  91,069

  Utilization of compressor packages increased from 1992 to 1994 in response to generally strengthening natural gas markets, a return of producer confidence and greater emphasis being placed on the rental operations. Changes in rental rates are primarily caused by the changes in the mix between smaller and higher horsepower natural gas compressor packages in the fleet. Growth in the fleet between 1992 and 1994 resulted from the 1994 acquisition of 41 additional compressors and the construction of new compressor packages each year, net of retirements and sales of older equipment from the rental fleet.

  Natural Gas Compressor Package Sales. In addition to operating a fleet of natural gas compressor packages for rental purposes, Energy Industries designs, fabricates and sells natural gas compressor packages designed to customer specifications. Energy Industries sells compressor packages to natural gas producers, gatherers and transmission companies which expect the long life of their associated reserves or pipeline to justify the capital cost of acquiring, rather than renting, a natural gas compressor package. Most of Energy Industries' natural gas compressor package sales are for larger, high-horsepower packages.

  Because of the relatively high capital costs associated with these units, Energy Industries provides a capital lease financing option to its customers. Under the terms of a typical capital lease, a purchaser will lease the natural gas compressor package from Energy Industries for a period of between three and four years at monthly lease rates. At the termination of the lease, the lessee has the option to purchase the natural gas compressor package for a nominal amount or return the natural gas compressor package to Energy Industries.

  The following table compares natural gas compressor package sales and cost of sales for fiscal years 1992 through 1994.

                                                       1994     1993     1992
                                                      -------  -------  -------
                                                       (IN THOUSANDS, EXCEPT
                                                        PERCENTAGE AMOUNTS)
      Compressor package sales....................... $29,842  $22,020  $21,943
      Cost of sales..................................  24,596   16,867   18,910
                                                      -------  -------  -------
      Gross margin................................... $ 5,246  $ 5,153  $ 3,033
                                                      =======  =======  =======
      Gross margin/percentage........................    17.6%    23.4%    13.8%

  The gross margin percentage in 1993 increased due to certain sales that generated high gross margins.

  Parts and Service. Energy Industries provides on-site maintenance services to its rental and sales customers and to users of other natural gas compressor packages. Maintenance services provided by Energy Industries include regular monitoring of compressor package operations and performance of a standardized, routine maintenance program for equipment in the field. Energy Industries sells compressor parts and engines in connection with maintenance service operations. Each branch location and each field technician maintains a small inventory of commonly used natural gas compressor package parts to support routine repairs to natural gas compressor packages covered under maintenance contracts.

  Natural Gas Compression Markets. Energy Industries conducts the majority of its operations in established natural gas producing regions of the United States, located in Texas, Louisiana, Arkansas, Oklahoma, New Mexico and offshore in the Gulf of Mexico. Its customers include natural gas companies and pipelines which are involved in the production, processing and transmission of natural gas.

  A substantial majority of the demand for natural gas compression (on a horsepower basis) is met through the use of natural gas compressor packages owned by the companies that use them. Energy Industries competes with other fabricators of natural gas compressors for sales in this market. The demand for newly constructed natural gas compressor packages is a function of growth in the consumption of natural gas and the age of producing wells. Natural gas compression is required to maintain production rates and to maximize recoverable reserves as natural gas reservoirs age and field pressure declines.

  The remaining demand for natural gas compression is met through rental of natural gas compressor packages. In addition to well age and natural gas consumption, a structural shift in U.S. oil and gas operations has affected demand for natural gas compression package rentals. Many of the major oil companies have directed their focus toward international operations and away from domestic natural gas reserves. Accordingly, these companies recently have been selling their domestic natural gas reserves and minimizing staff in domestic operations. As a result, demand for rental packages of natural gas compressors is expected to increase as buyers of natural gas reserves or producers with reduced staffs are less likely to own and operate natural gas compressor packages and more likely to rent natural gas compressor packages to meet their natural gas compression needs.

  International Operations. While most of Energy Industries' operations are domestic, Energy Industries sells natural gas compressor packages and parts in Canada through ENSERV, Inc. ("Enserv") and outside the U.S. and Canada through Atlas Copco Airpower, N.V. ("Atlas Copco"). The following table compares domestic and international revenues for 1992 through 1994.

                                                       1994     1993     1992
                                                      -------  -------  -------
                                                       (IN THOUSANDS, EXCEPT
                                                        PERCENTAGE AMOUNTS)
      COMPRESSOR PACKAGE SALES:
        Domestic..................................... $21,397  $16,727  $16,359
        International................................   8,445    5,293    5,584
                                                      -------  -------  -------
          Total...................................... $29,842  $22,020  $21,943
                                                      =======  =======  =======
      PERCENT OF TOTAL SALES:
        Domestic.....................................    71.7%    76.0%    74.6%
        International................................    28.3%    24.0%    25.4%

  Energy Industries has entered into an agreement whereby it is an exclusive supplier of gas compressor packages and parts to Enserv in Canada. This agreement runs through October 1996.

  Additionally, Energy Industries has entered into a marketing agreement with Atlas Copco, headquartered in Belgium, for package sales outside North America. As compensation for use of its worldwide marketing and distribution network, Atlas Copco receives a commission on all such international sales of Energy Industries' equipment. This agreement runs through 1998 and also is subject to automatic annual renewal unless notice is given of a party's desire to terminate the relationship.

  Competition. The principal competitive factors in natural gas compression markets are price, service, availability and delivery time. Energy Industries operates in a highly competitive environment and competes with a large number of companies, some of which are larger and have greater resources than Energy Industries.

  Facilities and Real Estate. Energy Industries own facilities and related real estate in Houston, Midland and Corpus Christi, Texas, Oklahoma City, Oklahoma and Lafayette, Louisiana. The main fabrication facility is in Corpus Christi, Texas, and the other properties are currently being used for branch offices. Other branch facilities are leased from third parties.

NATURAL GAS SERVICES--GATHERING, PROCESSING AND MARKETING

  This segment of the Company's natural gas services operations involves two major categories of business activities: the gathering and processing of natural gas and its constituent products and the marketing and trading of natural gas liquids ("NGL"). The Company purchased all of the stock of Cimarron in November 1992 for $3.8 million, consisting of $2.5 million in cash and 437,333 shares of Common Stock. For purposes of recording the acquisition, the stock consideration was valued at $1.3 million. Two of the three sellers remain as officers of Cimarron, and all of the Cimarron employees became employees of the Company.

  In September 1993, Cimarron acquired the interests of Stellar, a group of companies engaged in natural gas gathering and processing, for an aggregate purchase price of $16.4 million. The purchase price included $6.3 million in cash, the redemption of $3.7 million of notes payable to former Stellar shareholders and the assumption of $6.4 million of indebtedness of Stellar.

  The following table shows revenues and operating results for the two major categories of business activities for fiscal 1994 and 1993 (in thousands):

                                                                 OPERATING
                                                REVENUES       INCOME (LOSS)
                                            ----------------- ----------------
                                              1994     1993    1994     1993
                                            -------- -------- -------  -------
      Gathering and Processing............. $ 22,867 $ 11,671 $   718  $   427
      NGL Marketing........................  133,274  174,620     703    1,345
      Selling and Administrative...........                    (2,484)  (2,324)
                                            -------- -------- -------  -------
        Total.............................. $156,141 $186,291 $(1,063) $  (552)
                                            ======== ======== =======  =======

  Gathering and Processing. Following the acquisition of Stellar and the construction of the Elm Grove gathering system in Oklahoma, Cimarron owns and operates approximately 487 miles of natural gas gathering systems in West Texas and Oklahoma and a gas processing plant in Sutton County, Texas. The systems gather approximately 50 MMcf (million cubic feet) of natural gas per day and the Sutton plant is capable of processing 25 MMcf of natural gas per day following the expansion of the plant's capacity during 1994.

  Cimarron's other gathering and processing activities consist of ownership interests in two natural gas gathering systems, one in Smith County, Texas, and one in Texas and Beaver Counties, Oklahoma, and ownership interests in related gas processing plants. The gathering system in Smith County includes approximately eight miles of eight-inch gathering lines with capacity of about 30 MMcf per day. Five wells owned by others are currently connected to the system. The related skid-mounted cryogenic gas processing plant, which began operations in August 1992, has a throughput capacity of approximately 23 MMcf per day. The gathering system in Oklahoma includes approximately 170 miles of four- to ten-inch gathering lines with capacity of about 25 MMcf per day. That system is connected to 34 wells owned by third parties. The related turbo expander plant, with a throughput capacity of approximately 14 MMcf per day, began operations in 1979.

  A comparison of average daily volumes of gas, measured in thousands of cubic feet, gathered and processed during fiscal 1994 and 1993 is shown below.

                                                                    1994   1993
                                                                   ------ ------
      Gathering................................................... 45,500 14,382
      Processing.................................................. 22,200 10,063

  Marketing and Trading. Cimarron provides marketing services to natural gas liquids processing plant owners and operators. The services include transportation, fractionation, distribution, accounting, price forecasting and sales of natural gas liquids for the account of such owners and operators. Cimarron also actively markets natural gas liquids for its own account, with volumes of approximately 28,000 barrels per day of natural gas liquids in the Midwest and Gulf Coast markets.

  Successful results from Cimarron's marketing activities are dependent upon the ability of Cimarron's marketers to perform an intermediary service for sellers and buyers of natural gas liquids without exposing the Company to undue financial risk through unanticipated price changes. Other marketing services are carried out on a contract basis, with little financial risk to the Company.

  In addition, Cimarron maintains a fleet of approximately 128 leased and 3 owned railcars which transport feedstocks (butane, isobutane, gasoline, MTBE and various aromatic mixtures) to refineries and petrochemical plants, and Cimarron supplies wholesale propane in truckload quantities to propane retailers and wholesalers.

  Competition. Cimarron's Smith County gathering system and processing plant, which are operated by Cimarron's joint venture partner, face competition for new well additions and additional gas processing from one nearby competing system. However, the Company believes that Cimarron's processing plant has superior liquid extraction capabilities. The gathering system and processing plant in Oklahoma, which are operated by Cimarron, face competition for new well additions and additional gas processing from several nearby competing systems.

  Cimarron's marketing activities face significant competition. Cimarron's competitors in its marketing efforts include other oil and gas production companies, major interstate pipelines and their marketing affiliates, and national and local gas gatherers, brokers, marketers and distributors of varying sizes, financial resources and experience. Certain competitors, such as major oil and gas production companies, have financial and other resources substantially in excess of those available to Cimarron. Cimarron's marketing activities are also affected by the actions of governmental regulatory authorities such as the Federal Energy Regulatory Commission ("FERC"). Cimarron is not, however, directly subject to regulation by the FERC. It is impossible to predict how future regulatory actions will impact Cimarron's marketing activities.

OIL AND GAS OPERATIONS

  The Company's principal oil and gas exploration and production activity is the production of natural gas. The Company conducts oil and gas operations in the United States and in Bolivia through its wholly-owned subsidiary, Zapata Exploration Company ("Zapex"). In September 1994, Zapata announced that its Board of Directors had determined that the Company should immediately undertake efforts to sell its U.S. natural gas producing properties. The six properties in the Gulf of Mexico, representing all of Zapata's domestic oil and gas producing operations, may be sold individually or as a package depending upon the interest expressed by prospective buyers. Zapata's Bolivian oil and gas operations will not be impacted by this decision. Zapata's domestic natural gas reserves have been declining for a number of years, as no exploratory efforts have been undertaken to offset gas production. The Board's decision to sell the properties is simply an acceleration of the liquidation of the gas reserves currently occurring through production. Sales proceeds are estimated to equal or exceed the net book value of the properties.

  The Company's major development projects were completed by the end of fiscal 1988. Other than the $9.3 million and $12.2 million oil and gas workover and recompletion programs of the Company's Wisdom gas field completed in 1994 and 1992, the Company has not participated in any significant new domestic exploration or development projects or acquired any additional significant properties since 1988. However, since 1993, the Company committed to participate in the drilling of three exploratory wells in its Bolivian operation, two of which were drilled in 1994.

  The Company's oil and gas operations are subject to all of the risks and hazards typically associated with the exploration for, and production of, oil and gas and the additional risks of offshore operations, including blowouts, cratering, oil spills and fires, each of which could result in damage to or destruction of oil and gas wells, production facilities or other property or the environment or injury to persons. Although the Company maintains customary insurance coverage, it is not fully insured against such risks, either because such insurance is not available or because of high premium costs. In addition, certain of the Company's investments in oil and gas properties are those of a minority interest owner. Accordingly, others who hold interests in such properties may determine the details of any exploration and development drilling program.

  Oil and Gas Reserves. The following table sets forth information as to the Company's proved and proved developed reserves of oil and natural gas as of September 30, 1994, 1993 and 1992:

                                                  UNITED STATES     BOLIVIA
                                                  -------------- --------------
                                                   GAS   LIQUIDS  GAS   LIQUIDS
                                                  (MMCF) (MBBL)  (MMCF) (MBBL)
                                                  ------ ------- ------ -------
      TOTAL PROVED RESERVES AS OF:
        September 30, 1994....................... 34,736  366.8  27,317  744.4
        September 30, 1993....................... 40,735  360.4  22,534  721.9
        September 30, 1992....................... 48,467  448.6  21,210  665.2
      TOTAL PROVED DEVELOPED RESERVES AS OF:
        September 30, 1994....................... 27,386  221.3  27,317  744.4
        September 30, 1993....................... 28,181  200.9  22,534  721.9
        September 30, 1992....................... 40,964  297.6  21,210  665.2

  As used herein, the term "Mcf" means thousand cubic feet, the term "MMcf" means million cubic feet, the term "Bbl" means barrel and the term "MBbl" means thousand barrels. Liquids include crude oil, condensate and natural gas liquids.

  The reserve estimates presented herein were prepared by Huddleston & Co., Inc. ("Huddleston"), independent petroleum reserve engineers. Since September 30, 1994, no major favorable or adverse event has occurred which the Company believes significantly affects or changes estimated reserve quantities as of that date. See, however, "Significant Property" below. Zapata is not a party to any contracts which include an obligation to provide a fixed and determinable quantity of oil and gas in the future. No estimates of the Company's proved net oil or gas reserves have been filed with or included in reports to any federal authority or agency other than the Securities and Exchange Commission since October 1, 1993.

  There are numerous uncertainties inherent in estimating quantities of proved reserves, including many factors beyond the control of the producer. The reserve data set forth herein represent only estimates. Reserve engineering is a subjective process of estimating underground accumulations of crude oil and natural gas that cannot be measured in an exact manner, and the accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. As a result, estimates of different engineers often vary. In addition, results of drilling, testing and production subsequent to the date of an estimate may justify revision of such estimate. Accordingly, reserve estimates are often different from the quantities of crude oil and natural gas that are ultimately recovered. The meaningfulness of such estimates is highly dependent upon the accuracy of the assumptions upon which they were based.

  During fiscal 1994, the Company recorded a $29.2 million pretax writedown of its oil and gas properties in the Gulf of Mexico. The writedown was the result of several factors: lower natural gas prices, additional capitalized costs incurred recently in connection with several workover wells at the Company's Wisdom gas field and an increase in estimated future costs.

  Significant Property. At September 30, 1994, the Company owned interests in six separate domestic producing properties, all of which were located in federal waters in the Gulf of Mexico offshore Texas and Louisiana. The Company owns 100% of the working interest in a single property, the Wisdom gas field, consisting of two blocks on the Outer Continental Shelf, East Breaks 109 and 110, located approximately 100 miles south of Galveston, Texas. This property includes a production platform from which nine development wells have been drilled. The development was completed during fiscal 1988. During fiscal 1994, the Wisdom gas field provided approximately 47% of the Company's U.S. gas production and as of September 30, 1994, the Wisdom field represented approximately 87% of the Company's remaining U.S. proved gas reserves. None of the five other properties individually accounted for more than 10% of the Company's total proved reserves as of September 30, 1994.

  In April 1993, one of the wells in the Wisdom gas field was shut-in when it started producing sand. Prior to the failure, this well was capable of producing 6.5 MMcf per day. After some minor repairs, the well was returned to production at a significantly reduced level. Efforts to restore production from this well have been deferred.

  In early September 1993, an additional well in the Wisdom gas field ceased production as a result of an influx of sand and water. Immediately prior to the time the well ceased producing, this well was capable of producing approximately 5.5 MMcf per day. After some minor repairs, the well was returned to production at a significantly reduced level. Efforts to restore production commenced in February 1994 and the workover/recompletion of this well and one additional well successfully restored production of these two wells to acceptable levels. The Company undertook the recompletion of a third well in the Wisdom gas field which was abandoned after a series of mechanical failures. The Wisdom gas field was producing 10.8 MMcf per day in August 1994 before curtailing production in September due to low gas prices.

  Bolivian Joint Venture. In 1987, the Company wrote off its remaining investment in its oil and gas properties in Bolivia (held by a joint venture in which the Company has a 25% interest), and all cash proceeds received by the Company thereafter have been recognized as revenues. The write-off resulted from the failure of the Bolivian state-owned petroleum company to honor its commitment to pay the joint venture for gas deliveries on a timely basis and to remit past-due payments on an agreed schedule. The Bolivian properties continue to be operated by the joint venture, which began receiving payments with respect to current and past-due invoices on June 30, 1991. The Company received cash payments with respect to its 25% interest in the joint venture of $10.1 million during fiscal 1992 and $3.2 million during fiscal 1993. These amounts, which were recorded as revenues in fiscal 1992 and 1993, respectively, include the collection of past-due amounts and may not be indicative of future cash flows from the Company's Bolivian interest. Based on the Bolivian oil and gas company's performance under renegotiated contracts and improved operating conditions, Zapata returned to the accrual method of accounting for its Bolivian oil and gas operations beginning in October 1993; outstanding receivables related to production from prior months will continue to be recognized as revenue when received. The Company recorded revenues of $4.1 million in fiscal 1994 from its Bolivian interest.

  Production and Sales. The following table sets forth the Company's production of oil and gas, net of all royalties, overriding royalties and other outstanding interests, for the three years ended September 30, 1994, 1993 and 1992. Natural gas production refers only to marketable production of gas on an "as sold" basis.

                                                   UNITED STATES     BOLIVIA
                                                   -------------- --------------
                                                    GAS   LIQUIDS  GAS   LIQUIDS
      PRODUCTION VOLUMES FOR THE YEAR ENDED:       (MMCF) (MBBL)  (MMCF) (MBBL)
      --------------------------------------       ------ ------- ------ -------
        September 30, 1994........................  3,456  73.0   1,967   68.9
        September 30, 1993........................  7,067  47.1   1,665   55.3
        September 30, 1992........................ 10,197  58.6   1,682   54.3

  The following table shows the average sales prices received by the Company for its production for the three years ended September 30, 1994, 1993 and 1992:

                                                   UNITED STATES    BOLIVIA
                                                   ------------- -------------
                                                    GAS  LIQUIDS  GAS  LIQUIDS
      AVERAGE SALES PRICES FOR THE YEAR ENDED:     (MCF)  (BBL)  (MCF)  (BBL)
      ----------------------------------------     ----- ------- ----- -------
        September 30, 1994........................ $2.08 $14.67  $1.34 $12.64
        September 30, 1993........................  2.32  16.53   1.15  17.41
        September 30, 1992........................  1.82  18.45   1.70  17.00

  The following table shows the average production (lifting) costs per unit of production of liquids and gas based on equivalent Mcf for the three years ended September 30, 1994, 1993 and 1992:

      AVERAGE PRODUCTION COSTS FOR THE YEAR ENDED:         UNITED STATES BOLIVIA
      --------------------------------------------         ------------- -------
        September 30, 1994................................     $1.42      $.22
        September 30, 1993................................       .77       .05
        September 30, 1992................................       .75       .03

  Production (lifting) costs are costs incurred to operate, maintain and workover certain wells and related equipment and facilities. They do not include depreciation, depletion and amortization of capitalized acquisition, exploration and development costs, exploration expenses, general and administrative expenses, interest expense or income tax. Production costs for fiscal 1992 and 1994 include the effects of $3.0 million and $600,000, respectively, in workover expense incurred as a part of the Wisdom gas field workover and recompletion programs completed in May 1992 and September 1994. Differences between sales prices and production (lifting) costs do not represent profit.

  Productive Wells and Acreage. On September 30, 1994, the Company's U.S. oil and gas properties consisted of working interests in 40 gross oil and gas wells (17 net wells) capable of production, of which the Company operated 15. The following table shows the number of producing wells and wells capable of production as of September 30, 1994:

                                                               UNITED
                                                               STATES   BOLIVIA
                                                              --------- --------
      PRODUCTIVE OIL AND GAS WELLS:                           OIL  GAS  OIL GAS
      -----------------------------                           --- ----- --- ----
        Gross................................................   3    37  --   17
        Net..................................................   1 15.75  -- 4.37

  One or more completions in the same bore hole are counted as one well. Eleven gross (6.61 net) gas wells in the United States and 12 gross (3.00 net) gas wells in Bolivia are dual completions. A "gross well" is a well in which the Company owns a working interest. A "net well" is deemed to exist when the sum of the fractional working interests owned by the Company in gross wells equals one.

  The following table sets forth certain information with respect to the developed and undeveloped acreage of the Company as of September 30, 1994:

                             DEVELOPED(1)    UNDEVELOPED(2)         TOTAL
                            --------------- ----------------- -----------------
      ACREAGE               GROSS(3) NET(4) GROSS(3)  NET(4)  GROSS(3)  NET(4)
      -------               -------- ------ --------- ------- --------- -------
      United States
        Offshore...........   7,012  3,661     32,803  13,739    39,815  17,400
      Foreign
        Bolivia............   5,440  1,360  1,262,240 337,724 1,267,680 339,084
                             ------  -----  --------- ------- --------- -------
          Total............  12,452  5,021  1,295,043 351,463 1,307,495 356,484
                             ======  =====  ========= ======= ========= =======

--------
(1) Developed acreage is acreage spaced or assignable to productive wells.
(2) Undeveloped acreage is acreage on which wells have not been drilled or completed to a point that would permit the production of commercial quantities of oil and gas, regardless of whether such acreage contains proved reserves. All of the Company's undeveloped acreage is held under leases which are currently held by production except for undeveloped Bolivian acreage.
(3) A "gross acre" is an acre in which a working interest is owned. The number of gross acres represents the sum of acres in which a working interest is owned.
(4) A "net acre" is deemed to exist when the sum of the fractional working interests in gross acres equals one. The number of net acres is the sum of the fractional working interests in gross acres expressed in whole numbers or fractions thereof.

  Drilling Activity. Other than the $9.3 million and $12.2 million workover and recompletion programs during 1994 and 1992, respectively, with respect to the Company's Wisdom gas field, the Company did not participate in any domestic exploratory or development drilling during the years ended September 30, 1994, 1993 and 1992. However, since September 30, 1993, the Company has participated in drilling two exploratory wells in its Bolivian operation which has achieved total depth. The first well, the Los Suris #2, was successful. The second well, the San Antonio #1, has been temporarily abandoned.

  Marketing. The revenues generated by the Company's exploration and production operations are highly dependent upon the prices of, and demand for, natural gas, and, to a lesser extent, oil. For the last several years, prices of oil and gas have reflected a worldwide surplus of supply over demand. From time to time, the Company has curtailed its gas production in response to the low price of gas.

  Market conditions for oil and gas are the result of a number of factors outside the control of the Company, including changing economic conditions, seasonal weather conditions, loss of markets to alternative fuels, increased foreign production, government regulation and the failure or success of members of OPEC to agree to and maintain price and production controls. Historically, demand for, and prices of, natural gas are seasonal, generally peaking in the winter when heating requirements are highest.

  Substantially all of the Company's natural gas production in the United States is sold on the spot market, principally to independent natural gas marketers. During each of the last three fiscal years, no purchaser of the Company's oil and gas production accounted for more than 10% of the Company's total consolidated revenues (including revenues attributable to the Company's discontinued marine protein operations). The Company believes that the loss of any individual purchaser would not have a material adverse effect on the Company.

  Competition. The Company faces significant competition in its oil and gas operations. The Company's competitors in its producing efforts include major oil and gas production companies and numerous independent oil and gas companies, individuals and drilling and income programs. The Company's competitors in its marketing efforts include other oil and gas production companies, major interstate pipelines and their marketing affiliates, and national and local gas gatherers, brokers, marketers and distributors of varying sizes, financial resources and experience. Certain competitors, such as major oil and gas production companies, have financial and other resources substantially in excess of those available to the Company.

  Governmental Regulation. Because its producing properties are located on the federally controlled Gulf Coast portions of the Outer Continental Shelf, various aspects of the production and sale of the Company's oil and gas are regulated by federal authorities. Offshore operations and attendant government royalty matters are within the jurisdiction of the Minerals Management Service, an agency within the Department of the Interior. Historically, all of the Company's domestic natural gas was sold in so-called "first sales" and was subject to certain of the pricing and other provisions of the Natural Gas Policy Act of 1978 (the "NGPA"), the Natural Gas Act (the "NGA"), and the regulations and orders issued by the FERC in implementing those Acts. Under the Natural Gas Wellhead Decontrol Act of 1989 ("Decontrol Act"), all remaining natural gas wellhead pricing, sales certificate and abandonment regulation of first sales by the FERC was terminated on January 1, 1993. Prior to statutory deregulation, the Company utilized the procedures contained in FERC Order No. 490, issued in early 1988, to achieve the required abandonment of some of its previous gas sales, and subsequently used the automatic FERC certificate authority of that order to sell those volumes for resale in interstate commerce. Order No. 490 has been on appeal to the U.S. Court of Appeals for the Sixth Circuit for a considerable length of time; however, in light of favorable Supreme Court review of relevant portions of other analogous FERC rulemakings, motions have been filed at the Sixth Circuit seeking termination of that appeal. Further action on those motions is pending. The Company cannot predict whether Order No. 490 will be upheld, if reviewed by the appellate court, but does not anticipate any material adverse effect upon the marketing of the Company's natural gas production as a result of that review.

  The FERC also regulates interstate natural gas pipeline transportation rates and service conditions, which affect the marketing of gas produced by the Company, as well as the revenues received by the Company for sales of such natural gas. This regulation is pursuant to the NGA, the NGPA and, to the extent of operations on the Outer Continental Shelf, the Outer Continental Shelf Lands Act (the "OCSLA"). Under the OCSLA, all gathering and transporting of gas on the Outer Continental Shelf must be performed on an "open and nondiscriminatory" basis. While the NGA and NGPA do not contain precisely the same standard, since the latter part of 1985, through its Order No. 436 and Order No. 500 rulemakings, the FERC has endeavored to make on-shore natural gas transportation more accessible to gas buyers and sellers on an open and nondiscriminatory basis, and the FERC's efforts have significantly altered the marketing and pricing of natural gas. The FERC has also taken action to require those interstate pipelines which operate offshore on the Outer Continental Shelf to operate in a manner consistent with the FERC's regulations governing onshore operations. Another related effort has been made with respect to intrastate pipeline operations pursuant to the FERC's NGPA 311 authority, under which the FERC establishes rules by which intrastate pipelines may participate in certain interstate activities without becoming subject to full NGA jurisdiction. These Orders have gone through various permutations, due in part to the FERC's response to court review, but have generally remained intact as promulgated. Parts of Order No. 500 pertaining to the FERC's abandonment authority remain subject to court review, however, and the Company is unable to predict the impact on the Company's natural gas operations of further judicial action concerning that Order. The FERC's jurisdiction over natural gas transportation is unaffected by the Decontrol Act.

  On April 8, 1992, the FERC issued Order No. 636 requiring further restructuring of the sales and transportation services provided by interstate pipeline companies. Order 636 amended certain existing regulations and adopted certain new regulations governing all interstate pipelines that perform open access transportation (defined to include storage), under either the NGA or the NGPA within Part 284 of the FERC's regulations. The FERC considered the changes necessary to improve the competitive structure of the interstate natural gas pipeline industry and to create a regulatory framework that will put gas sellers into more direct contractual relations with gas buyers than has historically been the case. Order 636 reflected the FERC's finding that under the preexisting regulatory structure, such interstate pipelines and other gas merchants, including producers, did not compete on an equal basis. Order 636 was designed to equalize that marketplace. This equalization process was implemented through negotiated settlements in individual pipeline service restructuring proceedings, designed specifically to "unbundle" those services (e.g., transportation, sales and storage) provided by many interstate pipelines so that producers, consumers, marketers and other industry participants could secure services from the most economical source, whether interstate pipelines or other parties. The result of the FERC initiatives has been to substantially reduce or bring to an end the interstate pipelines' traditional role as wholesalers of natural gas in favor of providing only natural gas storage, transportation and related services. The restructuring proceedings resulting from Order 636 continued throughout 1994, with all pipelines having received FERC orders approving their compliance filings, subject to conditions, and all such pipelines having implemented these new services.

  Although Order 636 does not regulate gas producers such as the Company, Order 636 was intended to foster increased competition within all phases of the natural gas industry. It is unclear what impact, if any, increased competition within the natural gas industry under Order 636 will have on the Company as a producer. Furthermore, although the FERC earlier denied a stay of the effectiveness of Order 636, thus assuring that its requirements will be implemented, because the requirements of Order 636 were implemented through individual restructuring proceedings on a pipeline-by-pipeline basis, it is impossible to predict what effect, if any, Order 636 ultimately will have on the Company and its gas marketing efforts. Numerous petitions seeking judicial review of the FERC's Order 636 series of orders have been filed and remain pending. Because the restructuring requirements that have emerged to date from this lengthy administrative and judicial review process are in some instances different from those of Orders 636, as originally promulgated and modified on rehearing, it is not possible to predict what effect, if any, the final rule resulting from these Orders will have on the Company.

  Under the NGA, facilities used for and operations involving the processing of natural gas are exempt from FERC jurisdiction. Facilities used for and operations involving the production and gathering of natural gas are exempt from the FERC's NGA jurisdiction, while facilities used for and operations involving interstate transmission are not. State regulation of gathering facilities generally includes various safety, environmental and, in some circumstances, nondiscriminatory take requirements. While some states provide for the rate regulation of pipelines engaged in the intrastate transportation of natural gas, such regulation has not generally been applied against gatherers of natural gas. However, Oklahoma has recently enacted legislation that prohibits the imposition of unjustly or unlawfully discriminatory gathering rates. Natural gas gathering, especially when performed by interstate pipelines or their affiliates, has received greater regulatory scrutiny following the pipeline industry restructuring under Order No. 636, but state and federal agencies have been receptive to a broader examination of all gathering service providers, and the Company cannot predict whether, or to what extent, this scrutiny will lead to further regulatory action affecting Cimarron's independent gathering business.

  The U.S. Oil Pollution Act of 1990 ("OPA '90") and regulations promulgated thereunder impose a variety of regulations on "responsible parties" related to the prevention of oil spills and liability for damages resulting from such spills. A "responsible party" includes the owner or operator of a facility or vessel, or the lessee or permittee of the area in which an offshore facility is located. OPA '90 assigns liability to each responsible party for oil removal costs and a variety of public and private damages. While liability limits apply in some circumstances, a responsible party for an Outer Continental Shelf facility must pay all spill removal costs incurred by a federal, state or local government. OPA '90 also imposes ongoing requirements on a responsible party, including proof of financial responsibility to cover at least some costs in a potential spill and preparation of an oil spill contingency plan. The effect of OPA '90 on offshore oil and gas operators is uncertain because the Minerals Management Service ("MMS") has not yet finalized implementing regulations under OPA '90. The Company cannot predict the final form of the financial responsibility regulations that will be adopted by the MMS, but such regulations have the potential to result in the imposition of material costs.

  The Company's domestic oil and gas operations are subject to extensive state and federal regulations which have increased the cost of doing business by requiring additional equipment or methods to eliminate or reduce pollution and have increased financial exposure as in the case of federal laws and regulations which may result in absolute liability for cleanup and removal of offshore oil spills. Governments may from time to time suspend or curtail operations considered to be detrimental to the ecology or which may jeopardize public safety. The Company does not anticipate any material adverse effect on its financial or competitive position as a result of compliance with such laws and regulations.

MARINE PROTEIN OPERATIONS

  The Company's marine protein operations involve the production and sale of a variety of protein and oil products from menhaden, a species of fish found along the Gulf of Mexico and Atlantic coasts.

  In July 1994, Zapata announced that it intended to separate its marine protein operations from its energy-related businesses. Alternatives for a sale of the marine protein operations or a spin-off of the business to the stockholders of Zapata were considered. In September 1994, the Board of Directors determined that the interests of Zapata's stockholders would best be served by a sale of the marine protein operations. As a result, the operating results related to the marine protein operations are reported under the discontinued operations classification. Based on preliminary offers to purchase the marine protein operations, the Company has recorded an $8.9 million after-tax book loss.

  Because the magnitude of the fish catch depends on the availability of the natural resource, which is affected by various factors beyond the Company's control, and because the prices for the Company's products are established by worldwide supply and demand relationships over which the Company has no control, the Company cannot predict the profitability of this business segment in any given year.

  Fishing. The Company owns a fleet of 51 fishing vessels and 27 spotter aircraft for use in its fishing operations and also leases or charters additional vessels and aircraft where necessary to facilitate operations. During the 1994 fishing season in the Gulf of Mexico, where the fishing season runs from mid-April through October, the Company operated 35 fishing vessels and 26 spotter aircraft. The fishing area in the Gulf stretches from the south Texas coastline to the panhandle of western Florida, with a concentration off the Louisiana and Mississippi coasts. The fishing season on the Atlantic coast begins in early May and usually extends into December. The Company operated 9 fishing vessels and 8 spotter aircraft along the mid-Atlantic coast, concentrated in and around the Chesapeake Bay.

  Menhaden usually school in large, tight clusters and are commonly found in warm, shallow waters. Spotter aircraft locate the schools and direct the fishing vessels to them. The principal fishing vessels are steamers. Each steamer transports two 40-foot purse boats, each carrying several fishermen and one end of a 1,500-foot net. The purse boats encircle the school and capture the fish in the net. The fish are then pumped from the net into refrigerated holds of the steamer, which unloads the fish at the Company's processing plants.

  Processing. The Company owns five processing plants--three in Louisiana, one in Mississippi and one in Virginia--where the menhaden are processed into fish meal, fish oil and fish solubles. The fish are unloaded from the vessels into storage boxes and then conveyed into steam cookers. The fish are then passed through presses to remove most of the oil and water. The solid portions of the fish are dried and then ground into fish meal. The liquid that is produced in the cooking and pressing operations contains oil, water, dissolved protein and some fish solids. This liquid is decanted to remove the solids and is then put through a centrifugal oil/water separation process. The separated fish oil is a finished product. The separated water and protein mixture is further processed through evaporators to remove the soluble protein, which can be sold as a finished product or added to the solid portions of the fish for processing into fish meal.

  Fish meal, the principal product made from menhaden, is sold primarily as a high-protein ingredient. It is also used as a protein supplement in feed formulated for pigs and other livestock. Each use requires certain standards to be met regarding quality and protein content, which are determined by the freshness of the fish and by processing conditions such as speed and temperatures. Fish solubles are a liquid protein product used as an additive in fish meal and also marketed as an independent product to animal feed formulators and the fertilizer industry.

  Fish oil from menhaden is widely used for human consumption as an edible fat. Refined and hydrogenated menhaden oils have a wide variety of applications as ingredients of margarine, cooking oil and solid cooking fats used in baked goods. The U.S. Food and Drug Administration has approved the use of fully hydrogenated menhaden oil and partially hydrogenated menhaden oil for human consumption in the United States and is considering a petition for use of refined unhydrogenated menhaden oil for human consumption in the United States.

  In August 1993, the Company acquired a 60% equity interest in Venture Milling Company ("Venture"), a Delaware corporation involved in the milling of animal feeds and protein-ingredient products for the poultry, hog and dairy industries. Venture leases and operates a feed mill in Seaford, Delaware and manages its processing operations and sales activities independent of the Company. The Company's financial results for the 1994 or 1993 fiscal years were not materially impacted by activity related to Venture.

  Marketing. Most of the Company's products are sold directly to about 300 customers by the Company's marketing department, while a smaller amount is sold through independent sales agents. Total product inventory (at the lower of average cost or market) was $34,143,000 as of September 30, 1994 compared to $33,504,000 on September 30, 1993. While the fishing season usually extends from April into December, sales from inventory continue throughout the year.

  The Company's fish meal is primarily sold to domestic feed producers for utilization as a high-protein ingredient for the poultry industry. Fish oil sales primarily involve export markets where the fish oil is refined for use as an edible oil.

  Competition. The principal competition for the Company's fish meal and fish solubles are other protein sources such as soybean meal and other vegetable or animal products. The Company believes, however, that these other sources are not complete substitutes because fish meal offers nutritional values not contained in such sources. Vegetable fats and oils, such as soybean and palm oils, provide the primary market competition for fish oil. In addition, the Company competes against domestic, privately owned menhaden fishing companies as well as international producers of fish meal and fish oil derived from species such as anchovy and mackerel.

  Fish meal prices generally bear a direct relationship to prevailing soybean meal prices, while prices for fish oil are generally influenced by prices for vegetable fats and oils, such as soybean and palm oils. Thus, the prices for the Company's products are established by worldwide supply and demand relationships over which the Company has no control, and tend to fluctuate to a significant extent over the course of a year and from year to year.

  Regulation. The Company's marine protein operations are subject to federal, state and local laws and regulations relating to the location and periods in which fishing may be conducted, as well as environmental and safety matters. The Company, through its operation of fishing vessels, is subject to the jurisdiction of the U.S. Coast Guard, the National Transportation Safety Board, and the U.S. Customs Service. The U.S. Coast Guard and the National Transportation Safety Board set safety standards and are authorized to investigate vessel accidents and recommend improved safety standards. The U.S. Customs Service is authorized to inspect vessels at will.

  The marine protein operations of the Company also are subject to federal, state and local laws and regulations relating to the protection of the environment, including the federal Water Pollution Control Act of 1972, which was significantly modified in 1977 to deal with toxic water pollutants and renamed as the Clean Water Act, and which imposes strict controls against the discharge of oil and other water pollutants into navigable waters. The Clean Water Act provides penalties for any discharge of pollutants in reportable quantities and, along with the Oil Pollution Act of 1990, imposes substantial liability for the costs of oil removal, remediation and damages. The Company's marine protein operations also are subject to the federal Clean Air Act, as amended; the federal Resource Conservation and Recovery Act, which regulates treatment, storage and disposal of hazardous wastes; the federal Comprehensive Environmental Response, Compensation and Liability Act, which imposes liability, without regard to fault, on certain classes of persons that contributed to the release of a "hazardous substance" into the environment; and the federal Occupational Safety and Health Act ("OSHA"). The OSHA hazard communications standard, the Environmental Protection Agency community right-to-know regulations under Title III of the federal Superfund Amendment and Reauthorization Act and similar state statutes require the Company to organize information about hazardous materials used or produced in its operations. Certain of this information must be provided to employees, state and local governmental authorities and local citizens. Numerous other environmental laws and regulations, along with similar state laws, also apply to the marine protein operations of the Company, and all such laws and regulations are subject to change.

  The Company has made, and anticipates that it will make in the future, expenditures in the ordinary course of its business in connection with environmental matters. Such expenditures have not been material in the past and are not expected to be material in the future. However, there is no assurance that environmental laws and regulations enacted in the future will not adversely affect the Company's marine protein operations.

TIDEWATER OWNERSHIP INTEREST

  The Company now owns 673,077 shares of Tidewater common stock. Zapata sold
3.5 million shares of Tidewater common stock in 1993 and 4.1 million shares in 1994.

  Tidewater, an international energy services company with headquarters in New Orleans, has two principal lines of business: offshore marine services and compression services. Tidewater's offshore marine services division principally provides support services to the domestic and international offshore petroleum industry. Tidewater's compression services division principally provides the domestic energy industry with a broad range of engineered products and technical services used primarily in production, enhanced recovery and transmission of natural gas and in natural gas processing.

EMPLOYEES

  On September 30, 1994, the Company and its subsidiaries employed approximately 1,600 persons. Approximately 120 employees of the Company are represented by an affiliate of the United Food and Commercial Workers Union. The Company considers its employee relations to be generally satisfactory.

  On November 17, 1994, a majority of the Company's shore-based employees at the Company's Moss Point, Mississippi plant voted against union representation by the United Paperworkers International Union. On November 28, 1994, the results of that election were certified by the National Labor Relations Board.

GEOGRAPHICAL INFORMATION

  Certain geographical information with respect to the Company's business is set forth in Note 15 of Notes to Consolidated Financial Statements.

EXECUTIVE OFFICERS OF THE REGISTRANT

  The names, ages and current offices of the executive officers of the Company, who are to serve until the next annual meeting of the Board of Directors to be held in 1995, are set forth below. Also indicated is the date when each such person commenced serving as an executive officer of the Company.

                                                                         DATE BECAME
      NAME AND AGE                          OFFICE                    EXECUTIVE OFFICER
      ------------                          ------                    -----------------
Malcolm I. Glazer (66)..  Chairman of the Board of Directors,         July 1994
                           President and Chief Executive Officer
Ronald C. Lassiter (62).  Acting Chief Operating Officer              December 1994
Lamar C. McIntyre (56)..  Vice President, Chief Financial Officer and October 1994
                           Treasurer
Bruce K. Williams (46)..  Chairman, President and Chief Executive     July 1987
                           Officer of Zapex
Robert W. Jackson (51)..  President and Chief Executive Officer of    November 1992
                           Cimarron

  A description of the business experience during the past five years for each of the executive officers of Zapata is set forth below.

  Malcolm I. Glazer, a director since 1993, has served as Chairman of the Board of Directors since July 1994, and as President and Chief Executive Officer since August 1994. He also is a self-employed, private investor whose diversified portfolio consists of investments in television broadcasting, restaurants, health care, banking, real estate, stocks, government securities and corporate bonds. He is a director and Chairman of the Board of Gilbert/Robinson, Inc.

  Ronald C. Lassiter, who has served as acting Chief Operating Officer of Zapata since December 1994, has been a director since 1974 and was Chairman of the Board of Directors of Zapata from December 1985 to July 1994. From January 1983 to July 1994, he served as Chief Executive Officer of Zapata, and from July 1994 until December 1994, he served as Chairman and Chief Executive Officer of Zapata Protein, Inc. He served as President of Zapata from July 1978 until December 1985, when the office was eliminated. He has served in various positions with Zapata since 1970, and he served as a director of Zapata Gulf Marine Corporation from November 1984 to January 1992. Mr. Lassiter also serves as a director of Daniel Industries, Inc.

  Lamar C. McIntyre has served as Vice President, Chief Financial Officer and Treasurer since October 1994. He served as Vice President, Tax and Treasurer from 1989 through September 1994.

  Bruce K. Williams has served as Chairman, President and Chief Executive Officer of Zapex since January 1991. He served as President of Zapex from July 1987 to January 1991, as Executive Vice President of Zapex from January 1986 to July 1987 and as Vice President-Business Development and Administration of Zapex from January 1983 to January 1986.

  Robert W. Jackson has served as President and Chief Executive Officer of Cimarron since its acquisition by Zapata in November 1992, and for at least the five years prior thereto he was the principal stockholder and Chairman and Chief Executive Officer of Cimarron and its predecessors.

ITEM 2. PROPERTIES

  In addition to the properties discussed above with respect to each business segment, the Company leases office space in Houston, Texas for its executive offices pursuant to a lease which will expire in 2002. The Company believes its facilities are adequate and suitable for its current level of operations. The Company maintains customary compensation, liability, property and marine insurance for all of its operations. Coverage also incudes control of well coverage for oil and gas exploration and production activities.

ITEM 3. LEGAL PROCEEDINGS

  From time to time, the Company is involved in litigation relating to claims arising out of its operations in the normal course of its business. The Company maintains insurance coverage against potential claims in an amount which it believes to be adequate. The Company believes that it is not presently a party to any litigation the outcome of which would have a material adverse effect on its results of operations or financial condition.

  Debentures Action. On July 9, 1991, a purported class action lawsuit styled Armand A. Vari, et al. v. Zapata Corporation, et al. was filed in the U.S. District Court for the Southern District of Florida, Miami Division (Civil Action No. 91-1455), naming as defendants Zapata, each of its directors and two of its executive officers, and IBJ Schroder Bank & Trust Company. The plaintiffs alleged that the defendants violated or aided and abetted violations of various provisions of the federal securities laws and state law in connection with tender offers initiated by Zapata on November 5, 1990 with respect to its then-outstanding Debentures. The plaintiffs, acting on behalf of themselves and purportedly all other persons who either tendered Debentures to Zapata or sold Debentures in the market during the period from November 5, 1990 through December 31, 1990, claimed that the defendants made materially false and misleading statements in connection with the tender offers, and sought damages in an unspecified amount. In November 1991, the U.S. District Court in Miami granted a motion filed by the defendants to transfer the lawsuit to the U.S. District Court for the Southern District of Texas in Houston.

  In April 1994, the Court granted Zapata's and the individual defendants' motion for summary judgment. In granting the motion for summary judgment, the Court dismissed with prejudice all federal claims filed against Zapata and the individual defendants. The plaintiffs did not appeal the judgment, which became final in May 1994. Moreover the plaintiffs did not elect to re-file their state law claims in the appropriate state courts.

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

  No matter was submitted to a vote of Zapata's stockholders during the fourth quarter of fiscal 1994.

                                    PART II

ITEM 5. MARKET FOR THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER
MATTERS

  Zapata's Common Stock is listed on the New York Stock Exchange. On April 27, 1994, Zapata's stockholders approved the Reverse Stock Split effective May 3, 1994, which reduced the number of common shares outstanding from approximately
158.3 million to approximately 31.7 million. The number of authorized shares remained at 165.0 million and par value of the Common Stock was unchanged. The high and low sales prices for the Common Stock as reported in the consolidated transactions reporting system and adjusted to reflect the reverse stock split for each quarterly period for the last two fiscal years, as well as the amount per share of dividends declared during such periods, are shown in the following table.

                         SEPTEMBER 30, JUNE 30, MARCH 31, DECEMBER 31, SEPTEMBER 30, JUNE 30, MARCH 31, DECEMBER 31,
     QUARTER ENDED           1994        1994     1994        1993         1993        1993     1993        1992
     -------------       ------------- -------- --------- ------------ ------------- -------- --------- ------------
High sales price........    $ 5.50      $ 6.25    $6.88      $8.13         $6.25      $6.25     $6.25      $5.63
Low sales price.........      4.00        4.00     5.63       5.00          4.38       5.00      3.75       3.43
Dividends declared......     0.035       0.035       --         --            --         --        --         --

  The Company announced in December 1994 that its Board of Directors had determined to discontinue the payment of dividends on its Common Stock and $2 Noncumulative Convertible Preference Stock ("Preference Stock").

  The rights of holders of the Common Stock to receive dividends or other payments with respect thereto are subject to the prior and superior rights of holders of Zapata's Preferred Stock and Preference Stock, then outstanding. As of the date of this Report, Zapata had outstanding 22,498 shares of $6 Cumulative Preferred Stock ("Preferred Stock") and 2,627 shares of Preference Stock.

  As of June 30, 1994, Zapata redeemed one-half of the approximately 45,000 outstanding shares of the Company's Preferred Stock at $100 per share. The Company will redeem the balance of its outstanding Preferred Stock in January 1995.

  On December 28, 1994, there were 10,148 holders of record of Common Stock.

ITEM 6. SELECTED FINANCIAL DATA

  The following table sets forth certain selected financial information for the periods presented and should be read in conjunction with the Consolidated Financial Statements of the Company and the related notes thereto and with "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in this Report. In connection with the 1990 Restructuring and effective as of October 1, 1990, the Company implemented, for accounting purposes, a "quasi-reorganization," an elective accounting procedure that permits a company which has emerged from financial difficulty to restate its accounts and establish a fresh start in an accounting sense. The Company's financial statements were restated in 1994 to reflect the Company's marine protein operations as a discontinued operation and in 1990 to reflect the Company's offshore drilling operations as a discontinued operation.

                                     YEAR ENDED SEPTEMBER 30,
                         ---------------------------------------------------------
                           1994         1993        1992    1991         1990
                         --------     --------     ------- -------  --------------
                                 (IN THOUSANDS, EXCEPT PER SHARE)

                               AFTER QUASI-                         BEFORE QUASI-
                              REORGANIZATION                        REORGANIZATION
INCOME STATEMENT DATA:
  Revenues.............. $241,212 (1) $206,480 (1) $30,094 $22,496     $31,431
  Operating income
   (loss)...............  (30,145)(2)   (1,289)      6,172    (441)      2,888
  Income (loss) from
   continuing
   operations...........     (695)(3)    9,809 (4)   2,815   2,757     (16,570)
  Per common share
   income (loss) from
   continuing
   operations...........    (0.04)        0.34        0.09    0.09       (2.66)
  Cash dividends paid...    1,566        2,933         --      --          --
  Common Stock dividends
   declared, per share..     0.07          --          --      --          --
CASH FLOW DATA:
  Capital expenditures..   24,580        3,092       6,981   4,057       2,090

                         SEPTEMBER 30, SEPTEMBER 30,  SEPTEMBER 30, SEPTEMBER 30, OCTOBER 1,   SEPTEMBER 30,
                             1994          1993           1992          1991         1990           1990
                         ------------- -------------  ------------- ------------- ----------   --------------
                                                          (IN THOUSANDS)

                                                                                               BEFORE QUASI-
                                       AFTER QUASI-REORGANIZATION                              REORGANIZATION
BALANCE SHEET DATA:
  Working capital.......    $88,112      $157,216(5)     $72,858       $88,303     $99,990       $(340,262)
  Property and
   equipment, net.......     87,083        56,227         50,876        54,594      61,266          61,266
  Net assets of
   discontinued
   operations...........     55,000        68,698         60,679        61,415     354,492         364,130
  Total assets..........    258,874       321,087        280,936       295,367     557,432         587,120
  Current maturities of
   long-term debt.......      2,478         2,384         19,446        10,484     200,740(6)      639,375
  Long-term debt........     59,860       131,584        112,111       131,557     138,933           1,179
  Stockholder's equity..    154,542       146,264        124,880       122,853     112,525        (174,557)

--------
(1) Includes $156.1 million and $186.3 million of revenues in 1994 and 1993, respectively, from Cimarron, which was acquired during the first quarter of fiscal 1993. (After $157.2 million and $186.8 million in expenses in 1994 and 1993, respectively, Cimarron incurred operating losses of $1.1 million and $552,000 in 1994 and 1993, respectively).
(2) Includes a $29.2 million oil and gas valuation provision.
(3) Includes a $37.5 million pretax gain from the sale of 4.1 million shares of Tidewater common stock and expenses of $7.4 million related to the prepayment of Norex indebtedness.
(4) Includes a $32.9 million pretax gain from the sale of 3.5 million shares of Tidewater common stock, a $6.4 million prepayment penalty in connection with the senior debt refinancing and a $5.7 million pretax loss resulting from the disposition of Zapata's investment in Arethusa (Offshore) Limited ("Arethusa").
(5) Includes $75.1 million of restricted cash primarily generated from the sale of Tidewater common stock in June 1993 which was subsequently used to fund the cash portion of the purchase price of the Energy Industries Acquisition.
(6) Includes indebtedness of $173.0 million due to senior creditors, $26.9 million due to the holders of subordinated debentures classified as debt and related restructuring liabilities and $985,000 of current maturities of long-term debt.

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

  The following is a discussion of the Company's financial condition and results of operations. This discussion should be read in conjunction with the Consolidated Financial Statements of the Company appearing under Item 8 herein.

BACKGROUND

  Zapata Corporation has undergone a significant transformation during the last four years and the Company's new identity is still in the process of evolving.

  In fiscal 1991, the Company sold its offshore drilling business in which it historically had a significant presence to Arethusa (Offshore) Limited ("Arethusa"). The cash proceeds from the sale was the catalyst for a comprehensive financial restructuring which resulted in a significant reduction in Zapata's debt and an increase in the number of outstanding shares of the Company's common stock ("Common Stock").

  In fiscal 1992, Zapata Gulf Marine Corporation ("Zapata Gulf") of which Zapata owned 34.7% was merged into Tidewater Inc. ("Tidewater"). As a result, Zapata's investment in the marine services sector was represented by 8.3 million shares of Tidewater common stock.

  Zapata acquired Cimarron Gas Holding Company and its subsidiaries (collectively, "Cimarron") early in fiscal 1993 for $3.8 million consisting of $2.5 million and 437,333 shares of Common Stock. Cimarron was purchased to serve as the vehicle for the Company's expansion into the gathering and processing segments of the natural gas services markets.

  In May 1993, Zapata completed a refinancing of its senior debt which enabled the Company to move forward with its strategic plan to redirect its focus into the natural gas services market. Zapata raised a total of $111.4 million from the issuance of debt and equity pursuant to a Second Amended and Restated Master Restructuring Agreement dated as of April 16, 1993, as amended (the "Norex Agreement"), between Zapata and Norex Drilling Ltd. ("Norex Drilling"), a wholly owned subsidiary of Norex America, Inc. ("Norex America" and collectively with Norex Drilling and other affiliates, "Norex"). The Norex Agreement enabled the Company to refinance its then outstanding senior debt and substantially reduced the amount of required debt service payments for fiscal years 1994 and 1995.

  Under the terms of the Norex Agreement, Zapata issued $82.6 million in principal amount of senior notes to Norex, maturing in three years and bearing interest at 13%. In addition, Norex purchased 3 million shares of Common Stock for $11.25 million and 17.5 million shares of $1 Preference Stock for $17.5 million. The $1 Preference Stock was to pay dividends at an annual rate of 8.5% and was exchangeable into 673,077 shares of Zapata's Tidewater common stock at the option of Norex. In August 1993, Norex exchanged all of its $1 Preference Stock for $17.5 million aggregate principal amount of 8.5% unsecured exchangeable notes, maturing in 1996. Such notes are also exchangeable into 673,077 shares of Tidewater common stock. Such refinancing transactions are collectively referred to as the "Norex Refinancing."

  In June 1993, the Company sold 3.5 million shares of its Tidewater common stock in an underwritten public offering for net proceeds of $73.5 million. Zapata used the proceeds to invest in the natural gas compression sector.

  In September 1993, the Company, through Cimarron, acquired the interests of Stellar Energy Corporation and three affiliated companies (collectively, "Stellar") engaged in natural gas gathering and processing for $16.4 million. The purchase price included $6.3 million, the redemption of $3.7 million of notes payable to former Stellar shareholders and the assumption of $6.4 million of indebtedness of Stellar. The cash portion of the purchase price was financed with working capital. The acquisition of Stellar significantly expanded the Company's gas gathering and processing capability by adding 350 miles of gathering systems in Texas and Oklahoma as well as a processing plant in West Texas.

  In November 1993, Zapata purchased the natural gas compression businesses of Energy Industries, Inc. and certain other affiliated companies as well as certain real estate used by the business (collectively, "Energy Industries"). Energy Industries is engaged in the business of renting, fabricating, selling, installing and servicing natural gas compressor packages. Energy Industries operates the one of the ten largest rental fleets of natural gas compressor packages in the United States. Its compressor fleet is located in Texas, Louisiana, Arkansas, Oklahoma and New Mexico, as well as offshore in the Gulf of Mexico. Total consideration paid for the purchase of Energy Industries and for a related noncompetition agreement (collectively, the "Energy Industries Acquisition") was $90.2 million. The purchase price consisted of $74.5 million and 2.7 million shares of the Common Stock valued at $5.80 per share, which approximated the average trading price prior to closing of the acquisition.

  Additionally, in November 1993 Zapata sold 3.75 million shares of its Tidewater common stock for $77.8 million. In December 1993, $73.7 million of the proceeds from the November sale of Tidewater common stock was used to prepay $68.5 million of the 13% senior indebtedness to Norex, along with accrued interest, and to pay a $3.5 million prepayment premium.

  In March 1994, Zapata sold 375,175 additional shares of its Tidewater common stock for a net price of $21.34 per share generating $8.0 million. The Company currently owns 673,077 shares of Tidewater common stock all of which are reserved for the possible exchange, at the election of Norex, for the $17.5 million aggregate principal amount of 8.5% unsecured exchangeable notes of the Company held by Norex.

  On April 27, 1994, Zapata's stockholders approved a one-for-five reverse stock split of the Company's outstanding Common Stock effective May 3, 1994 that reduced the number of Common Shares outstanding from approximately 158.3 million to approximately 31.7 million. The number of authorized shares remained at 165.0 million and par value of the Common Stock was unchanged. Zapata's Board of Directors declared two quarterly Common Stock dividends in fiscal 1994 of $0.035 per share totalling approximately $1.1 million each that were paid in July 1994 and October 1994.

  As of June 30, 1994, Zapata redeemed one-half of the approximately 45,000 outstanding shares of the Company's $6 Cumulative Preferred Stock (Preferred Stock) at $100 per share. The Company will redeem the balance of its outstanding Preferred Stock in January 1995. Under terms of the Preferred Stock, Zapata can redeem a maximum of 22,500 shares of the stock in a calendar year.

  In July 1994, Zapata announced that it intended to separate its marine protein operations from its energy-related businesses. Alternatives for a sale of the marine protein operations or a spin-off of the business to the stockholders of Zapata were considered. In September 1994, the Board of Directors determined that the interests of Zapata's stockholders would best be served by a sale of the marine protein operations. Based on preliminary offers to purchase the marine protein operations, the Company has recorded an $8.9 million after tax book loss. As a result of the decision to sell, the Company's financial statements were restated to reflect the marine protein operations as a discontinued operation.

  In September 1994, Zapata announced that its Board of Directors had determined that the Company should immediately undertake efforts to sell its U.S. natural gas producing properties. The six properties in the Gulf of Mexico, representing Zapata's domestic oil and gas producing operations, may be sold individually or as a package depending upon the interest expressed by prospective buyers. Zapata's Bolivian oil and gas operations will not be impacted by this decision. Zapata's domestic natural gas reserves have been declining for a number of years as no exploratory efforts have been undertaken to offset gas production. The Board's decision to sell the properties is simply an acceleration of the liquidation of the gas reserves currently occurring through production. Sales proceeds are estimated to equal or exceed the net book value of the properties.

LIQUIDITY AND CAPITAL RESOURCES

  In September 1994, the Company prepaid the remaining $17.3 million of its 13% senior convertible indebtedness to Norex that was due in 1996, along with accrued interest, and paid a prepayment premium of $655,000. The prepayment was facilitated by the initial drawdown of $15 million from a $30 million bank credit facility with Texas Commerce Bank Association (the "TCB Loan Agreement") that Zapata arranged for its natural gas compression operations, Energy Industries, in September 1994.

  At September 30, 1994, Zapata's financial condition is stronger than that of any time in recent history. Long-term debt of $59.9 million compares favorably to working capital of $88.1 million and stockholders' equity of $154.5 million. Additionally, the Company owns 673,077 shares of Tidewater common stock.

  As of September 30, 1994, the Company's weighted-average interest rate had been reduced to 8.8% as a result of the Norex debt prepayments. Mandatory principal payments for the next twelve months total $2.5 million. Depending upon certain conditions, the principal payments due in 1996 may be exchanged for shares of Zapata's Tidewater common stock as provided for in the Norex Agreement.

  The Company considers its current liquidity position to be adequate. The TCB Loan Agreement provides Energy Industries with financial flexibility. Additionally, with the acquisition of Energy Industries, Zapata believes that its cash flow from operations will be sufficient to meet operating needs and its financial commitments.

  The TCB Loan Agreement provides Energy Industries with a revolving credit facility that converts after two years to a three-year amortizing term loan. The TCB Loan Agreement bears interest at a variable interest rate that may be adjusted periodically. Pursuant to the TCB Loan Agreement, Energy Industries has agreed to maintain certain financial covenants and to limit additional indebtedness, dividends, dispositions and acquisitions. The amount of restricted net assets for Energy Industries at September 30, 1994 was approximately $65.0 million. Additionally, Energy Industries' ability to transfer funds to Zapata Corporation was limited to $5.0 million at September 30, 1994. The Company remains subject to a covenant in the Norex Agreement which requires it to maintain a consolidated tangible net worth of at least $100 million.

  Reflecting the effects of the Norex Refinancing and the sale in June 1993 of the Tidewater common stock, Zapata's working capital improved $84.4 million during fiscal 1993 and totalled $157.2 million as of September 30, 1993. In fiscal 1993, cash and restricted cash components increased $55.0 million and current maturities of long-term debt were reduced by $17.1 million to $2.4 million.

  Net cash provided by operating activities during fiscal 1994 totalled $9.3 million as compared to $16.7 million used by operating activities in fiscal 1993. The improvement in 1994 was attributable to the positive contribution from the Company's compression operations, reduced interest expense, lower fees associated with Zapata's senior debt and an increase in fish meal and fish oil inventories in 1993.

  Net cash used by operating activities in fiscal 1993 totalled $16.7 million and compared unfavorably to the $5.2 million provided by operating activities in 1992. The use of cash was attributable to lower operating income, an increase in fish meal and fish oil inventories and the prepayment penalty associated with the Norex Refinancing.

  Due to the significant transactions which occurred during fiscal years 1994 and 1993, cash flow from investing activities is combined with financing activities for the following analysis. On a combined basis, these activities used $11.0 million during fiscal 1994 and $3.4 million during fiscal 1993. This difference can be attributed to increased capital expenditures and to the redemption of preferred stock. Capital expenditures increased in 1994 due to the combination of the following: workover projects at the Wisdom gas field, the expansion of the natural gas gathering and processing operations and the expansion of the compressor rental fleet.

  Net cash used by investing activities of $4.9 million in fiscal 1993 approximated the $4.5 million use of cash in 1992. Investing activities in 1993 consisted of the cash received from the disposition of the Company's investment in Arethusa, the cash used in the acquisitions of Cimarron and Stellar and capital expenditures. Capital expenditures were lower in 1993 as a result of the completion of a major oil and gas production capital project in 1992. Reflecting the Norex Refinancing, net cash provided by financing activities of $1.5 million in fiscal 1993 compared favorably to the net use of cash in fiscal 1992 of $10.5 million.

RESULTS OF OPERATIONS

General

 Fiscal 1994--1993

  Zapata's net loss of $8.3 million for fiscal 1994 compared unfavorably to the net income of $9.4 million in fiscal 1993. A net loss from the discontinued marine protein operation in fiscal 1994 totalled $7.6 million and compared unfavorably to the $436,000 net loss in fiscal 1993. The fiscal 1994 loss from discontinued operations includes an estimated loss on disposition of $8.9 million. The discontinued marine protein results include allocations of interest on general corporate debt of $2.5 million and $3.9 million in 1994 and 1993, respectively.

  On a continuing operations basis, a loss of $695,000 in fiscal 1994 compared unfavorably to income of $9.8 million in fiscal 1993. The fiscal 1994 loss included a $29.2 million pretax write-down of the Company's oil and gas properties in the Gulf of Mexico as a result of low gas prices and a revision of estimated future costs. Sales of Tidewater common stock generated pretax gains of $37.5 million in fiscal 1994 and $32.9 million in fiscal 1993. The fiscal 1994 gain was partially offset by a $7.4 million expense associated with the Norex debt prepayments; this expense was comprised of debt prepayment penalties totalling $4.1 million and a $3.3 million write-off of previously deferred expenses related to the origination of such indebtedness. The fiscal 1993 gain was partially offset by a $6.4 million prepayment penalty that Zapata was required to pay in connection with refinancing of senior indebtedness and a $5.7 million loss from the disposal of Zapata's investment in Arethusa. Interest expense was reduced substantially in fiscal 1994 as compared to 1993 reflecting the effects of the restructuring of indebtedness in fiscal 1993 and overall reduction of the Company's indebtedness in fiscal 1994.

  Revenues of $241.2 million and an operating loss of $30.1 million in fiscal 1994 compared to revenues of $206.5 million and an operating loss of $1.3 million in fiscal 1993. The oil and gas valuation provision in fiscal 1994 more than offset the contribution from the newly-acquired natural gas compression operations. The 1994 operating loss also included a $2.4 million expense related to a reduction in staff at the Company's corporate headquarters and write-off of leasehold improvements.

 Fiscal 1993--1992

  The Company's net income of $9.4 million for fiscal 1993 represented a significant improvement from net income of $2.4 million for fiscal 1992. The discontinued marine protein operations incurred net losses of $436,000 and $384,000 in fiscal 1993 and 1992, respectively, which includes allocations of interest on general corporate debt of $3.9 million and $3.7 million, respectively.

  The Company's income from continuing operations of $9.8 million in fiscal 1993 compared favorably to the income of $2.8 million in fiscal 1992. The improvement was due to the $32.9 million pretax gain from the sale of Tidewater common stock in June 1993.

  The Company's operating loss of $1.3 million for fiscal 1993 compared unfavorably to the fiscal 1992 operating income of $6.2 million. The shortfall was primarily attributable to reduced receipts from Bolivian oil and gas operations. Fiscal 1993 income included equity income of $1.1 million from Zapata's investment in Tidewater compared to equity income of $1.5 million in fiscal 1992.

  As a result of Zapata's decision to sell 3.5 million shares of its Tidewater common stock, Zapata changed the method of accounting for its investment in Tidewater from the equity to the cost method of accounting, effective January 1, 1993. Consequently, Zapata's equity interest in Tidewater's results has not been included as equity income since December 31, 1992. Instead, Tidewater's dividends to Zapata have been included in other income when declared.

  During 1993, revenues and expenses were significantly higher than those reported for the corresponding 1992 period. The increase resulted from the inclusion of the activities of Cimarron which was acquired during the first quarter of fiscal 1993. Cimarron's natural gas liquids trading business typically generates high revenues, high expenses and low margins. Revenues of $206.5 million for fiscal 1993 (including $186.3 million in revenues from Cimarron) were significantly higher than the $30.1 million of revenues reported for fiscal 1992.

 Natural Gas Services Operations--Compression

  In November 1993, Zapata purchased Energy Industries, a participant in all segments of the natural gas compression industry. Additionally, in April 1994 Energy Industries acquired 41 additional compressors for $2.0 million. Energy Industries operates one of the ten largest rental fleets of natural gas compressor packages in the United States. Its compressor fleet is located in Texas, Louisiana, Arkansas, Oklahoma and New Mexico, as well as offshore in the Gulf of Mexico.

  The major segments of Energy Industries' natural gas compression revenues and operating results for the eleven-month period ended September 30, 1994, in thousands, are identified below.

                                                                ELEVEN MONTHS
                                                               ENDED SEPTEMBER
                                                                   30, 1994
                                                              ------------------
                                                                       OPERATING
                                                              REVENUES  RESULTS
                                                              -------- ---------
      Compressor Rental...................................... $16,252   $4,866
      Fabrication and Sales..................................  27,560    5,384
      Parts and Service .....................................  19,608    3,958
      Other..................................................   9,102    1,492
      Selling and Administrative.............................      --   (7,730)
                                                              -------   ------
                                                              $72,522   $7,970
                                                              =======   ======

  Natural gas compressor package rental utilization is affected by the number and age of producing oil and gas wells, the volume of natural gas consumed and natural gas prices. Rental rates are determined by the demand for compressor packages and vary by size and horsepower of a compressor package. Utilization of the Company's rental units has improved during fiscal 1994 to a level that now exceeds the reported industry average due primarily to a greater emphasis being placed on rental operations and to the changes in the size of the compressor packages in the rental fleet. Energy Industries' utilization, rental rates and fleet size as of September 30, 1994 are set forth in the following table.

                                                                   SEPTEMBER 30,
                                                                       1994
                                                                   -------------
      FLEET UTILIZATION:
        Horsepower................................................       82.6%
      MONTHLY RENTAL RATE, BASED ON:
        Horsepower................................................     $16.61
      FLEET SIZE:
        Number of units...........................................        706
        Horsepower................................................    113,786

  The Company expects to dispose of its heat exchanger manufacturing operation in fiscal 1995. The sale of the heat exchanger operation will not have a material impact on the Company's results of operations or financial position.

 Natural Gas Services Operations -- Gathering, Processing and Marketing

  Zapata's natural gas gathering, processing and marketing operations are conducted through Cimarron which was acquired early in fiscal 1993 to serve as the vehicle for the Company's expansion into the natural gas services market. As a division of Zapata, Cimarron's operations involve two major categories of business activities: the gathering and processing of natural gas and its constituent products and the marketing and trading of natural gas liquids
(NGL).

  Revenues and operating results for fiscal 1994 and 1993 are presented in the following table by major category, in thousands.

                                                                 OPERATING
                                                 REVENUES         RESULTS
                                             ----------------- ---------------
                                               1994     1993    1994     1993
                                             -------- -------- -------  ------
      Gathering and Processing.............. $ 22,867 $ 11,671 $   718  $  427
      NGL Marketing.........................  133,274  174,620     703   1,345
      Selling and Administrative............                    (2,484) (2,324)
                                             -------- -------- -------  ------
                                             $156,141 $186,291 $(1,063) $ (552)
                                             ======== ======== =======  ======

  For fiscal 1994, gathering and processing revenues increased as a result of the expansion of the division's gathering and processing operations during fiscal 1994 and 1993 while marketing revenues declined primarily due to the Company's decision to reduce its natural gas trading activities. The gathering and processing operations, however, incurred operating losses in the second and third quarters of fiscal 1994 as processing margins were negatively impacted by an uncharacteristic imbalance in the prices of natural gas and NGL. Subsequent to the end of the third fiscal quarter, liquids prices increased resulting in improved operating results from the gathering and processing operation.

  In fiscal 1993, Zapata's natural gas gathering, processing and marketing division incurred an operating loss that was attributable to weak demand for refinery feedstocks, a soft liquids trading market and a write-off of a liquids trading receivable. Additionally, the division undertook a substantial business development effort in 1993 as prospective acquisition candidates and expansion opportunities were examined. These efforts resulted in increased administrative expenses.

  In fiscal 1994 and 1993, Cimarron significantly expanded its natural gas gathering and processing activities through the acquisition and expansion of natural gas gathering systems in West Texas and Oklahoma and a gas processing plant in Sutton County, Texas. A comparison of average daily volumes of gas, measured in thousands of cubic feet, gathered and processed during fiscal 1994 and 1993 is shown below.

                                                                    1994   1993
                                                                   ------ ------
      Gathering................................................... 45,500 14,382
      Processing.................................................. 22,200 10,063

 Oil and Gas Operations

  Reflecting the $29.2 million property valuation provision, as well as lower prices for U.S. natural gas and lower U.S. natural gas production, revenues of $12.6 million and an operating loss of $28.3 million for fiscal 1994 compared unfavorably to the fiscal 1993 revenues of $20.2 million and operating income of $6.0 million. The valuation provision was the result of several factors: lower natural gas prices, additional capitalized costs incurred recently in connection with several workover wells at the Company's Wisdom gas field and an increase in estimated future costs.

  In September 1994, Zapata announced that its Board of Directors had determined that the Company should immediately undertake efforts to sell its U.S. natural gas producing properties. The six properties in the Gulf of Mexico, representing Zapata's domestic oil and gas producing operations, may be sold individually or as a package depending upon the interest expressed by prospective buyers. Zapata's Bolivian oil and gas operations will not be impacted by this decision. Zapata's domestic natural gas reserves have been declining for a number of years as no exploratory efforts have been undertaken to offset gas production. The Board's decision to sell the properties is simply an acceleration of the liquidation of the gas reserves currently occurring through production. Sales proceeds are estimated to equal or exceed the net book value of the properties.

  The Bolivian operations contributed approximately $3.5 million and $3.2 million to operating income in fiscal 1994 and 1993, respectively. Based on the Bolivian oil and gas company's performance under renegotiated contracts and improved operating conditions, Zapata returned to the accrual method of accounting for its Bolivian oil and gas operations beginning in fiscal 1994.

  Zapata's domestic natural gas production for fiscal 1994 was approximately one-half of the fiscal 1993 period's level of production. The decline in production was due to production difficulties encountered during 1993 at the Wisdom gas field, the Company's most significant oil and gas property. U.S. spot gas prices declined during the second half of fiscal 1994 and compared unfavorably to prices in the corresponding fiscal 1993 period. The decline was due primarily to an oversupply of natural gas that resulted from mild weather conditions during the summer and early fall.

  In late April 1993 one of the oil and gas division's wells in the Wisdom gas field was shut-in when such well started producing sand. Prior to the failure, this well was capable of producing 6.5 MMcf per day. After some minor repairs, the well was returned to production at a significantly reduced level. Efforts to restore production from this well have been deferred.

  In early September 1993 an additional well in the Wisdom gas field ceased production as a result of an influx of sand and water. Immediately prior to the time the well ceased producing, this well was capable of producing approximately 5.5 MMcf per day. After some minor repairs, the well was returned to production at a significantly reduced level. Efforts to restore production commenced in February 1994 and the workover/recompletion of this well and one additional well successfully restored production of these wells to acceptable levels. The Company undertook the recompletion of a third well in the Wisdom gas field which was abandoned after a series of mechanical failures. The Wisdom gas field was producing 10.8 MMcf per day in August 1994 before curtailing production in September due to low gas prices.

  Revenues of $20.2 million and operating income of $6.0 million for fiscal 1993 were substantially below the fiscal 1992 revenues of $30.1 million and operating income of $11.2 million. Despite higher prices for U.S. natural gas and the absence of workover expenses of the Wisdom gas field, the division's 1993 results declined due to the combination of reduced revenues from the Bolivian oil and gas operations and lower U.S. natural gas production. Cash receipts from the Bolivian operation totalled $3.2 million in 1993 versus $10.1 million in 1992. Bolivian receipts, recognized as revenues, included collections of certain past-due receivables in fiscal 1992. Results for the fiscal 1992 period included $3.0 million of Wisdom gas field workover expenses.

  U.S. spot gas prices improved during fiscal 1993 and remained substantially higher than the extremely low levels experienced during fiscal 1992. However, Zapata's natural gas production for fiscal 1993 was 31% lower than the fiscal 1992 level of production. A major contributing factor to the decline in production was due to the production difficulties at the Wisdom gas field.

 Tidewater

  In June 1993, Zapata completed the sale of 3.5 million of its shares of Tidewater common stock through an underwritten public offering. The shares were sold for a net price of $21.25 per share or $73.5 million and the sale generated a 1993 pretax gain of $32.9 million. The gain is reflected on the statement of operations as other income. In November 1993, Zapata sold an additional 3.75 million shares of its Tidewater common stock for a net price of $20.75 per share or $77.8 million and in March 1994, Zapata sold 375,175 additional shares of its Tidewater stock for a net price of $21.34 per share or $8.0 million. The fiscal 1994 sales generated pretax gains totaling $37.5 million; the gains are recorded in other income. As of September 1994, the Company owns 673,077 shares of Tidewater common stock.

  As a result of its decision to sell a portion of its Tidewater common stock, effective January 1, 1993, Zapata changed from the equity to the cost method of accounting for its investment in Tidewater. Consequently, Zapata has not included its percentage of Tidewater's results as equity income since December 31, 1992. Instead, Tidewater dividends to Zapata have been included as other income when, as and if declared.

  For fiscal 1993, Zapata's reported equity income of $1.1 million was based on 15.6% of Tidewater's results for the three months ended December 31, 1992. Such percentage represented Zapata's ownership percentage of Tidewater. For fiscal 1992, the Company's equity income of $1.5 million was based on the combination of 34.7% of Zapata Gulf's results for the three months ended December 31, 1991 and 15.7% of Tidewater's results for the nine months ended September 30, 1992.

OTHER INCOME (EXPENSE)

  Other expense of $4.4 million in fiscal 1994 includes expenses of $7.4 million related to the prepayment of the Norex indebtedness, a $2.8 million gain related to the settlement of a coal note receivable that had previously been written off and $700,000 dividend income from Zapata's Tidewater common stock. Also, fiscal 1994 includes a $1.4 million expense related to a terminated pension plan.

  Other expense of $10.5 million incurred during fiscal 1993 included three significant items: a $6.4 million prepayment penalty incurred in connection with the refinancing of the Company's senior debt in May 1993, a $5.7 million loss resulting from the disposition of the Company's investment in Arethusa which Zapata was required to make when the Company's offshore drilling rig fleet was sold, and $1.3 million dividend income generated by Tidewater common stock.

  Other income in 1992 of $4.7 million was attributable to a $1.7 million pension plan curtailment and settlement gain associated with the termination of management agreements with Arethusa, and to the receipt of $2.7 million from notes written down in previous years.

TAXES

  The provision for U.S. income tax for 1994 reflects a benefit resulting from a pretax loss from consolidated operations. In 1993 and 1992, the provisions reflect expenses resulting from pretax consolidated income.

DISCONTINUED OPERATIONS--MARINE PROTEIN

  In July 1994, Zapata announced that it intended to separate its marine protein operations from its energy-related businesses. Alternatives for a sale of the marine protein operations or a spin-off of the business to the stockholders of Zapata were considered. In September 1994, the Board of Directors determined that the interests of Zapata's stockholders would best be served by a sale of the marine protein operations. Based on preliminary offers to purchase the marine protein operations, the Company has recorded an $8.9 million after tax book loss. As a result of the decision to sell, the operating results related to the marine protein operations are reported under the discontinued operations classification.

  Revenues of $96.6 million and operating income of $5.4 million for fiscal 1994 compared favorably to the fiscal 1993 revenues of $58.6 million and operating income of $4.3 million. The improved results were achieved by increased sales volumes that resulted from the combination of a 37% increase in the fiscal 1994 fish catch as compared to 1993 and to higher levels of inventories which were carried over from the fiscal 1993 fishing season. Compared to the prior year, sales volume of fish meal during fiscal 1994 was 55% higher while the average per ton price of $344 was 9% lower. Likewise, fish oil volumes doubled during 1994 as compared to 1993 while the average per ton price of $300 was 6% lower.

  Although fish catch improved in fiscal 1993, the marine protein division's operating results for 1993 were slightly lower than fiscal 1992 results. Revenues of $58.6 million and operating income of $4.3 million for fiscal 1993 compared unfavorably to the fiscal 1992 revenues of $76.3 million and operating income of $4.7 million. The shortfall was attributable to the combination of lower sales volumes for fish meal and fish oil, and lower prices for fish meal that offset the positive effects from the improved fish catch.

  During 1993, fish meal prices averaged $376 per ton, down slightly from the 1992 average price of $380 per ton. However, because of an oversupply of fish meal from South America, prices for prime fish meal (the marine protein division's primary product) temporarily dropped precipitously during 1993. When prices fell, management intentionally stopped selling product until prices recovered later in the year. This decision contributed to lower meal sales volumes during the year and higher inventories at year-end. The average price at which fish oil was sold during fiscal 1993 increased from $295 per ton in 1992 to $320 per ton.

  The price for fish meal generally bears a relationship to prevailing soybean meal prices, while prices for fish oil are usually based on prices for vegetable fats and oils, such as soybean and palm oils. Thus, the prices for the Company's products are significantly influenced by worldwide supply and demand relationships over which the Company has no control, and tend to fluctuate to a significant extent over the course of a year and from year to year.

  The Company's total fish catch for fiscal 1994 improved for the second consecutive year after dropping in fiscal 1992. The fish catch for fiscal 1994 improved approximately 37% from the 1993 level; the fiscal 1993 catch improved approximately 10% from the catch in fiscal 1992. The annual fish catch can vary from year to year depending on weather conditions and other factors outside the Company's control; the Company cannot predict future fish catch.

RECENTLY ISSUED ACCOUNTING STANDARDS

  In the first quarter of fiscal 1994, Zapata was required to adopt Statement of Financial Accounting Standards No. 109 ("SFAS 109"), "Accounting for Income Taxes." The adoption of SFAS 109 changed Zapata's method of accounting for income taxes to an asset and liability approach. The impact of adopting SFAS 109 was to record an increase to capital in excess of par value of $15.3 million and a net deferred tax asset of $11.6 million arising from the recognition of previously existing credit carryforward items.

  Additionally, in fiscal 1994, the Company adopted Statement of Financial Accounting Standards No. 115 ("SFAS 115"), "Accounting for Certain Investments in Debt and Equity Securities," which addresses the accounting and reporting for investments in equity securities that have readily determinable fair values and for all investments in debt securities. Zapata currently owns 673,077 shares of Tidewater common stock which had a book value of approximately $7.9 million. As a result of adopting SFAS 115, this security is reported at fair value at September 30, 1994 and any unrealized gain or loss recorded as a separate component of stockholders' equity (net of deferred income taxes). At September 30, 1994 an adjustment was made to increase investments in equity securities by $6.6 million and increase stockholders equity by $4.3 million for the unrealized appreciation (net of deferred taxes).

ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders and Board of Directors,
Zapata Corporation:

  We have audited the accompanying consolidated balance sheets of Zapata Corporation and subsidiaries as of September 30, 1994 and the related consolidated statements of operations, cash flows and stockholders' equity for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Zapata Corporation and subsidiaries as of September 30, 1994 and the consolidated results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles. We also audited the adjustments for discontinued operations described in Note 2 that were applied to restate the 1993 and 1992 consolidated financial statements. In our opinion, such adjustments are appropriate and have been properly applied to those consolidated financial statements.

  As described in Notes 1 and 9, the Company adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" and Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" in 1994.


                                          Coopers & Lybrand L.L.P.

Houston, Texas
December 16, 1994

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders and Board of Directors,
Zapata Corporation:

  We have audited the balance sheet of Zapata Corporation (a Delaware corporation) and subsidiary companies as of September 30, 1993, and the related income statement, statement of cash flows and reinvested earnings (deficit) and capital in excess of par value for each of the two years in the period ended September 30, 1993 prior to the restatement (and, therefore, are not presented herein) for discontinued operations as described in Note 2 to the restated financial statements. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Zapata Corporation and subsidiary companies as of September 30, 1993, and the results of their operations and their cash flows for each of the two years in the period ended September 30, 1993, in conformity with generally accepted accounting principles.


                                          Arthur Andersen LLP

Houston, Texas
December 17, 1993

                               ZAPATA CORPORATION

                           CONSOLIDATED BALANCE SHEET

                                  A S S E T S

                                                    SEPTEMBER 30, SEPTEMBER 30,
                                                        1994          1993
                                                    ------------- -------------
                                                          (IN THOUSANDS)
Current assets:
  Cash and cash equivalents........................   $ 14,386      $ 16,008
  Restricted cash..................................        779        75,083
  Receivables......................................     27,591        22,201
  Inventories:
    Compressor equipment and components............     17,629
    Gas liquids products...........................        414         1,437
  Prepaid expenses and other current assets........      2,049         1,615
  Net assets of discontinued operations............     55,000        68,698
                                                      --------      --------
      Total current assets.........................    117,848       185,042
                                                      --------      --------
Investments and other assets:
  Notes receivable (net of a $4.3 million allowance
   in 1994 and 1993)...............................      1,925         2,844
  Investments in equity securities.................     14,471        56,289
  Goodwill.........................................     25,812         7,455
  Deferred income taxes............................      3,315
  Other assets.....................................      8,420        13,230
                                                      --------      --------
      Total investments and other assets...........     53,943        79,818
                                                      --------      --------
Property and equipment:
  Natural gas services--compression................     56,661
  Natural gas services--gathering and processing...     18,395        14,324
  Oil and gas, full cost method....................     77,066        65,274
  Corporate........................................      5,213         5,184
                                                      --------      --------
                                                       157,335        84,782
  Accumulated depreciation, depletion and
   amortization....................................    (70,252)      (28,555)
                                                      --------      --------
                                                        87,083        56,227
                                                      --------      --------
      Total assets.................................   $258,874      $321,087
                                                      ========      ========

    The accompanying notes are an integral part of the financial statements.

                               ZAPATA CORPORATION

                           CONSOLIDATED BALANCE SHEET

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                    SEPTEMBER 30, SEPTEMBER 30,
                                                        1994          1993
                                                    ------------- -------------
                                                          (IN THOUSANDS)
Current liabilities:
  Current maturities of long-term debt.............   $  2,478      $  2,384
  Accounts payable.................................     13,384        16,186
  Accrued liabilities:
    Compensation and employee benefits.............      3,438         1,042
    Other..........................................      9,460         7,431
  Income taxes payable.............................        976           783
                                                      --------      --------
      Total current liabilities....................     29,736        27,826
                                                      --------      --------
Long-term debt.....................................     59,860       131,584
                                                      --------      --------
Deferred income taxes..............................                      105
                                                      --------      --------
Other liabilities..................................     14,736        15,308
                                                      --------      --------
Commitments and contingencies (Note 10)
Stockholders' equity:
  $6.00 cumulative preferred stock (no par),
   outstanding: 22,498 shares (1994) and 44,943
   shares (1993)...................................      2,255         4,500
  $2.00 noncumulative convertible preference stock
   ($1.00 par), outstanding: 2,627 shares (1994)
   and 2,637 shares (1993).........................          3             3
  Common Stock ($0.25 par), outstanding: 31,716,991
   shares (1994) and 28,940,592 shares (1993)......      7,930        36,176
  Capital in excess of par value...................    138,293        92,906
  Reinvested earnings, from October 1, 1990
   (deficit balance prior to quasi-reorganization
   at September 30, 1990: $296,850,000)............      1,785        12,679
  Investment in equity securities-unrealized gain,
   net of taxes....................................      4,276
                                                      --------      --------
                                                       154,542       146,264
                                                      --------      --------
      Total liabilities and stockholders' equity...   $258,874      $321,087
                                                      ========      ========

    The accompanying notes are an integral part of the financial statements.

                               ZAPATA CORPORATION

                      CONSOLIDATED STATEMENT OF OPERATIONS

                                                   YEARS ENDED SEPTEMBER 30,
                                                   ---------------------------
                                                     1994      1993     1992
                                                   --------  --------  -------
                                                   (IN THOUSANDS, EXCEPT PER
                                                        SHARE AMOUNTS)
Revenues.......................................... $241,212  $206,480  $30,094
                                                   --------  --------  -------
Expenses:
  Operating.......................................  212,450   189,114    7,933
  Provision for oil & gas property valuation......   29,152
  Depreciation, depletion and amortization........   13,661     8,526   10,675
  Selling, general and administrative.............   16,094    10,129    5,314
                                                   --------  --------  -------
                                                    271,357   207,769   23,922
                                                   --------  --------  -------
Operating income (loss)...........................  (30,145)   (1,289)   6,172
                                                   --------  --------  -------
Other income (expense):
  Interest income.................................    2,043     2,403    2,642
  Interest expense................................   (6,138)  (11,076) (11,552)
  Gain on sale of Tidewater common stock..........   37,457    32,928
  Equity in income of unconsolidated affiliates...              1,125    1,497
  Other...........................................   (4,406)  (10,482)   4,734
                                                   --------  --------  -------
                                                     28,956    14,898   (2,679)
                                                   --------  --------  -------
Income (loss) from continuing operations before
 income taxes.....................................   (1,189)   13,609    3,493
                                                   --------  --------  -------
Provision (benefit) for income taxes..............     (494)    3,800      678
                                                   --------  --------  -------
Income (loss) from continuing operations..........     (695)    9,809    2,815
                                                   --------  --------  -------
Discontinued marine protein operations (Note 2):
  Income (loss) from discontinued operations, net
   of income taxes................................    1,273      (436)    (384)
  Loss on disposition, net of income taxes........   (8,897)
                                                   --------  --------  -------
                                                     (7,624)     (436)    (384)
                                                   --------  --------  -------
Net income (loss).................................   (8,319)    9,373    2,431
Preferred and preference stock dividends..........      356       404      404
                                                   --------  --------  -------
Net income (loss) to Common Stockholders.......... $ (8,675) $  8,969  $ 2,027
                                                   ========  ========  =======
Per share data:
  Income (loss) from continuing operations........ $  (0.04) $   0.34  $  0.09
  Loss from discontinued operations...............    (0.24)    (0.01)   (0.01)
                                                   --------  --------  -------
  Net income (loss) per share..................... $  (0.28) $   0.33  $  0.08
                                                   ========  ========  =======

    The accompanying notes are an integral part of the financial statements.

                               ZAPATA CORPORATION

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                  YEARS ENDED SEPTEMBER 30,
                                                 -----------------------------
                                                   1994      1993       1992
                                                 --------  ---------  --------
                                                       (IN THOUSANDS)
Cash flow provided (used) by operating
 activities:
  Continuing operations:
    Net income (loss) from continuing
     operations................................. $   (695) $   9,809  $  2,815
                                                 --------  ---------  --------
    Adjustments to reconcile net income (loss)
     to net cash provided (used) by operating
     activities:
      Depreciation, amortization and valuation
       provision................................   42,813      8,526    10,675
      Gain on sale of assets, net...............  (37,457)   (27,198)      (55)
      Equity in income of unconsolidated
       affiliates...............................              (1,125)   (1,497)
      Cash dividends received...................               1,238       620
      Changes in assets and liabilities:
        Receivables.............................    1,113      5,926     1,588
        Inventories.............................      976      2,997
        Accounts payable and accrued
         liabilities............................   (3,617)    (4,867)   (6,769)
        Deferred income taxes...................   (4,137)     1,738       295
        Other assets and liabilities............    4,263     (5,253)   (2,799)
                                                 --------  ---------  --------
          Total adjustments.....................    3,954    (18,018)    2,058
                                                 --------  ---------  --------
        Cash flow provided (used) by continuing
         operations.............................    3,259     (8,209)    4,873
                                                 --------  ---------  --------
  Discontinued operations:
    Income (loss) from discontinued operations..    1,273       (436)     (384)
    Loss on disposition.........................   (8,897)
    Decrease (increase) in net assets of
     discontinued operations....................   13,698     (8,019)      736
                                                 --------  ---------  --------
      Cash flow provided (used) by discontinued
       operations...............................    6,074     (8,455)      352
                                                 --------  ---------  --------
        Net cash provided (used) by operating
         activities.............................    9,333    (16,664)    5,225
                                                 --------  ---------  --------
Cash flow provided (used) by investing
 activities:
  Proceeds from disposition of investments and
   other........................................   88,533     84,466        79
  Restricted cash investments...................   74,304    (75,083)
  Proceeds from notes receivable................    1,061        994     2,359
  Business acquisitions, net of cash acquired...  (73,222)   (12,139)
  Capital expenditures..........................  (24,580)    (3,092)   (6,981)
                                                 --------  ---------  --------
        Net cash provided (used) by investing
         activities.............................   66,096     (4,854)   (4,543)
                                                 --------  ---------  --------
Cash flow provided (used) by financing
 activities:
  Borrowings....................................   15,000    101,375
  Proceeds from issuance of Common Stock........              11,250
  Principal payments of long-term obligations...  (88,240)  (108,216)  (10,484)
  Preferred stock redemption....................   (2,245)
  Dividend payments.............................   (1,566)    (2,933)
                                                 --------  ---------  --------
        Net cash provided (used) by financing
         activities.............................  (77,051)     1,476   (10,484)
                                                 --------  ---------  --------
Net decrease in cash and cash equivalents.......   (1,622)   (20,042)   (9,802)
Cash and cash equivalents at beginning of year..   16,008     36,050    45,852
                                                 --------  ---------  --------
Cash and cash equivalents at end of year........ $ 14,386  $  16,008  $ 36,050
                                                 ========  =========  ========

    The accompanying notes are an integral part of the financial statements.

                               ZAPATA CORPORATION

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                                                         CAPITAL
                                                            IN
                                                          EXCESS              INVESTMENTS
                          PREFERRED PREFERENCE  COMMON    OF PAR   REINVESTED  IN EQUITY
                            STOCK     STOCK     STOCK     VALUE     EARNINGS  SECURITIES
                          --------- ---------- --------  --------  ---------- -----------
                                                 (IN THOUSANDS)
Balance at September 30,
 1991...................   $ 4,500     $ 3     $ 31,698  $ 84,969    $1,683     $
Net income..............                                              2,431
Preferred stock
 dividends declared.....                                               (404)
Other...................                             (1)        1
                           -------     ---     --------  --------    ------
Balance at September 30,
 1992...................     4,500       3       31,697    84,970     3,710
Net income..............                                              9,373
Preferred stock
 dividends declared.....                                               (404)
Refinancing of bank debt
 (3.0 million shares)...                          3,750     7,041
Acquisition of Cimarron
 (437,333 shares).......                            547       741
Other...................                            182       154
                           -------     ---     --------  --------    ------
Balance at September 30,
 1993...................     4,500       3       36,176    92,906    12,679
Net loss................                                             (8,319)
Cash dividends declared:
  Common stock..........                                             (2,219)
  Preferred stock.......                                               (354)
  Preference stock......                                                 (2)
Common Stock one-for-
 five reverse split.....                        (31,657)   31,657
Preferred stock
 redemption.............    (2,245)
Unrealized gain (net of
 taxes).................                                                         4,276
Reclassification of
 deferred tax asset.....                                    1,585
Acquisition of Energy
 Industries (2.7 million
 shares)................                          3,375    12,285
Other...................                             36      (140)
                           -------     ---     --------  --------    ------     ------
Balance at September 30,
 1994...................   $ 2,255     $ 3     $  7,930  $138,293    $1,785     $4,276
                           =======     ===     ========  ========    ======     ======

    The accompanying notes are an integral part of the financial statements.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. SIGNIFICANT ACCOUNTING POLICIES

 Consolidation

  The financial statements include Zapata Corporation and its wholly and majority owned domestic and foreign subsidiaries (collectively, "Zapata" or the "Company"). Investments in affiliated companies and joint ventures representing a 20% to 50% voting interest are accounted for using the equity method, while interests of less than 20% are accounted for using the cost method, except for investments in oil and gas properties. All investments in oil and gas properties and joint ventures are proportionately consolidated. All significant intercompany accounts and transactions are eliminated in consolidation. Certain reclassifications of prior year information have been made to conform with the current year presentation. Additionally, prior year information and footnotes have been restated to reflect the Company's marine protein operation as a discontinued operation.

 Restricted Cash

  Restricted cash includes cash held in short-term investments to collateralize letters of credit totalling $779,000 and $1.0 million in fiscal 1994 and 1993, respectively, that will expire in one year or less. Additionally, in fiscal 1993, $74.1 million from the sale of Tidewater Inc. ("Tidewater") common stock was held in restricted short-term investments for the purpose of consummating the Energy Industries, Inc. acquisition as discussed in Note 4.

 Inventories

  Materials, parts and supplies are stated at average cost. Compressor, fish product and gas liquids inventories are stated at the lower of average cost or market.

  The marine protein division allocates costs to production from its fish catch using a standard cost that is based on the total fish catch and total costs associated with each fishing season. The costs incurred during the off season months of December to April are deferred to the next fishing season (April to December) and then allocated to production as the fish catch is processed.

 Investments in equity securities

  In fiscal 1994, the Company adopted Statement of Financial Accounting Standards No. 115 ("SFAS 115"), "Accounting for Certain Investments in Debt and Equity Securities," which addresses the accounting and reporting for investments in equity securities that have readily determinable fair values and for all investments in debt securities. Zapata currently owns 673,077 shares of Tidewater common stock. As a result of adopting SFAS 115, these securities are considered available for sale and reported at fair value with any unrealized gain or loss recorded as a separate component of stockholders' equity (net of deferred income taxes). Cost of the Tidewater common stock is determined on the average cost method. At September 30, 1994 an adjustment has been made to increase investments in equity securities by $6.6 million to $14.5 million based on the value of such shares at the close of trading on September 30, 1994 of $21.50 per share, with an increase of $4.3 million to stockholders' equity for the unrealized appreciation (net of deferred taxes).

 Goodwill

  Goodwill represents the excess of the cost of an acquisition over fair value of net assets acquired. Management assesses whether there has been a permanent impairment in the value of goodwill and the amount of such impairment by comparing anticipated undiscounted future cash flows with the carrying value of goodwill. Goodwill associated with the acquisition of Energy Industries, Inc. in fiscal 1994 totalled $19.3 million and is being amortized over 40 years using the straight-line method. Goodwill related to the acquisitions of Cimarron Gas Holding Company ("Cimarron") and the Stellar Companies ("Stellar") in fiscal 1993 totalled $7.5 million and is being amortized over 20 years using the straight-line method. Accumulated goodwill amortization totalled $949,000 and $124,000 as of September 30, 1994 and 1993.

 Property, equipment and depreciation

  Property and equipment are recorded at cost. However, the Company effected an accounting quasi-reorganization as of October 1, 1990 at which time the historical cost basis of the Company's property and equipment was adjusted to the fair value of such property and equipment. The carrying value of the assets utilized in the marine protein operations was reduced to estimated fair value.

  Depreciation of property and equipment, other than that related to oil and gas operations, is provided using the straight-line method over the estimated useful lives of the assets. Estimated useful lives of assets acquired new, determined as of the date of acquisition, are as follows:

                                                                    USEFUL LIVES
                                                                    ------------
                                                                      (YEARS)
      Natural gas compressors......................................       15
      Gas gathering systems and gas processing plants..............       15
      Fishing vessels and fish processing plants...................    15-20
      Furniture and fixtures.......................................     3-10

  Gains and losses resulting from sales and retirements of property and equipment are included in operating income. Property and equipment no longer in service pending disposition is classified as other assets and is recorded at estimated net realizable value.

 Oil and gas operations

  Under the full cost accounting method all costs associated with property acquisition and exploration for, and development of, oil and gas reserves are capitalized within cost centers established on a country-by-country basis. Capitalized costs within a cost center, as well as the estimated future expenditures to develop proved reserves and estimated net costs of dismantlement and abandonment, are amortized using the unit-of-production method based on estimated proved oil and gas reserves. All costs relating to production activities are charged to expense as incurred.

  Capitalized oil and gas property costs, less accumulated depreciation, depletion and amortization and related deferred income taxes, are limited to an amount (the ceiling limitation) equal to the sum of (a) the present value (discounted at 10%) of estimated future net revenues from the projected production of proved oil and gas reserves, calculated at prices in effect as of the balance sheet date (with consideration of price changes only to the extent provided by fixed and determinable contractual arrangements), and (b) the lower of cost or estimated fair value of unproved and unevaluated properties, less
(c) income tax effects related to differences in the book and tax basis of the oil and gas properties.

 Revenue recognition

  The Company utilizes the sales method of accounting for sales of natural gas whereby revenues are recognized based on the amount of gas sold to purchasers. The amount of natural gas sold may differ from the amount to which the Company is entitled based on its working interests in the properties. The Company's reserve estimates are adjusted accordingly to reflect any imbalance positions. The gas imbalance position was not significant to the Company's financial position at September 30, 1994.

  All of the Company's oil and gas production from its Bolivian properties is sold to Yacimientos Petroliferos Fiscales Bolivianos ("YPFB"), Bolivia's state-owned oil company. Because of YPFB's improved performance under renegotiated contracts and improved operating conditions in Bolivia, Zapata returned to the accrual method of accounting for its Bolivian oil and gas operations in fiscal 1994. Prior to 1994, the Company used cash-basis revenue recognition for sales from its Bolivian oil and gas properties. The effect of changing to accrual accounting in 1994 increased revenues by $1.8 million. Fiscal 1994, 1993 and 1992 revenues include $4.1 million, $3.2 million and $10.1 million, respectively, related to the Bolivian oil and gas properties.

  Revenues related to the natural gas services marketing activities are recognized when all obligations to deliver products are satisfied. Revenues related to natural gas processing activities are recognized when products are produced and sold, while revenues related to the gathering activities are recognized as gas flows through the Company's pipelines.

  The Company's natural gas compression operation sells, leases and rents gas compressors in the oil and gas industry. Leases are accounted for as either sales-type or operating. Revenue from sales-type leases is recognized at the inception of the lease, whereas, revenue from operating leases is recognized over the lease term.

 Futures Contracts

  The Company's natural gas gathering and processing operation periodically enters into futures contracts to hedge its exposure to price fluctuations on natural gas and natural gas liquids transactions. Recognized gains and losses on hedge contracts are reported as a component of the related transaction. In fiscal 1994 and 1993, the Company recognized a loss of $34,000 and a gain of $178,000, respectively, related to such hedge transactions. At September 30, 1994, such unrealized losses on open hedge transactions were insignificant.

 Income taxes

  Zapata adopted Statement of Financial Accounting Standards No. 109 ("SFAS 109"), "Accounting for Income Taxes" as of October 1, 1993. The adoption of SFAS 109 changed Zapata's method of accounting for income taxes to the asset and liability approach. This approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of existing temporary differences between the financial reporting and tax reporting basis of assets and liabilities, and operating loss and tax credit carryforwards for tax purposes.

 Earnings per share

  Income per share is based on the weighted average number of common shares and common share equivalents outstanding during each year. Common share equivalents include the average shares issuable for convertible preference stock and stock options. Income used for purposes of this calculation has been reduced by accruals for preferred and preference stock dividends.

  Loss per share is based on the weighted average number of common shares outstanding during each year. No common share equivalents are incorporated in fiscal 1994 calculations because to do so would be antidilutive. Preferred stock dividends are considered as their effect is to increase the loss per share.

  The average shares used in the per share calculations were 31,377,498 in 1994, 27,324,993 in 1993 and 25,723,048 in 1992.

 Quasi-reorganization

  In connection with the comprehensive restructuring accomplished in 1991, the Company implemented, for accounting purposes, a "quasi-reorganization," an elective accounting procedure that permits a company which has emerged from previous financial difficulty to restate its accounts and establish a fresh start in an accounting sense. After implementation of the accounting quasi-reorganization, the Company's assets and liabilities were revalued and its deficit in reinvested earnings was charged to capital in excess of par value. The Company effected the accounting quasi-reorganization as of October 1, 1990.

 Common Stock

  On April 27, 1994, Zapata's stockholders approved a one-for-five reverse stock split of Zapata's outstanding common stock (the "Common Stock") effective May 3, 1994 which reduced the number of common shares outstanding from approximately 158.3 million to approximately 31.7 million. The number of authorized shares remained at 165.0 million and the par value of the Common Stock was unchanged. All references to Common Stock, earnings per share, per share price and average number of shares outstanding have been restated to reflect the reverse stock split.

NOTE 2. DISCONTINUED OPERATIONS OF MARINE PROTEIN

  In July 1994, Zapata announced that it intended to separate its marine protein operations from its energy-related businesses. Alternatives for a sale of the marine protein operations or a spin-off of the business to the stockholders of Zapata were considered. In September 1994, the Board of Directors determined that the interests of Zapata's stockholders would best be served by a sale of the marine protein operations. Based on preliminary offers to purchase the marine protein operations, the Company has recorded an $8.9 million after tax book loss.

  The consolidated financial statements have been restated to report separately the net assets and operating results of these discontinued operations. Summarized results and financial position of the discontinued operations are shown below (amounts in thousands):

                                                       YEARS ENDED SEPTEMBER
                                                                30,
                                                      ------------------------
                                                       1994    1993     1992
                                                      ------- -------  -------
FINANCIAL RESULTS
Revenues............................................. $96,614 $58,565  $76,319
Expenses.............................................  94,273  59,151   76,621
                                                      ------- -------  -------
Income (loss) before taxes...........................   2,341    (586)    (302)
Income tax provision.................................   1,068    (150)      82
                                                      ------- -------  -------
Net income (loss) *.................................. $ 1,273 $  (436) $  (384)
                                                      ======= =======  =======

                                                               SEPTEMBER 30,
                                                              -----------------
                                                                1994     1993
                                                              --------  -------
FINANCIAL POSITION
Current assets............................................... $ 49,016  $42,775
Investments and other........................................    8,022    5,938
Property and equipment, net..................................   43,134   44,010
                                                              --------  -------
                                                               100,172   92,723
                                                              --------  -------
Debt.........................................................    9,749    8,392
Other liabilities and deferred income taxes..................   26,526   15,633
                                                              --------  -------
                                                                36,275   24,025
                                                              --------  -------
Net book value...............................................   63,897   68,698
Reserve for loss on disposition..............................   (8,897)
                                                              --------  -------
Estimated net value.......................................... $ 55,000  $68,698
                                                              ========  =======

--------
* Net income (loss) includes allocations of interest expense on general corporate debt of $2.5 million in 1994, $3.9 million in 1993 and $3.7 million in 1992. Interest expense was allocated to discontinued operations based on a ratio of net assets to be sold to the sum of total net assets of the Company plus general corporate debt.

NOTE 3. DISPOSITION OF OIL & GAS ASSETS

  In September 1994, Zapata announced that its Board of Directors had determined that the Company should immediately undertake efforts to sell its U.S. natural gas producing properties. The six properties in the Gulf of Mexico, representing Zapata's domestic oil and gas producing operations, may be sold individually or as a package depending upon the interest expressed by prospective buyers. Zapata's Bolivian oil and gas operations will not be impacted by this decision. Management of the Company estimates the sales proceeds from the disposition of these assets will equal or exceed the net book value of these properties.

  The net book value of the domestic properties to be sold totalled $14.1 million at September 30, 1994. Following is a summary of the results of operations of the Company's domestic oil and gas operations (amounts in thousands):

                                                                  YEAR ENDED
                                                              SEPTEMBER 30, 1994
                                                              ------------------
      Revenues...............................................      $  8,432
      Expenses *.............................................       (40,260)
                                                                   --------
      Loss before income taxes...............................      $(31,828)
                                                                   ========

--------
* Expenses include a $29.2 million valuation provision.

NOTE 4. ACQUISITIONS

  In November 1993, Zapata purchased the natural gas compression business of Energy Industries, Inc. and certain other affiliated companies ("Energy Industries"), as well as certain real estate used by the business. Energy Industries is in the business of renting, fabricating, selling, installing and servicing natural gas compressor packages. Total consideration paid for the purchase of Energy Industries and certain real estate, and for a related noncompetition agreement (collectively, the "Energy Industries Acquisition") was $90.2 million consisting of $74.5 million in cash and 2.7 million shares of Common Stock based on an assigned value of $5.80 per share which approximated the average trading price prior to closing of the acquisition. Additionally, the Company incurred approximately $2.0 million in fees associated with the Energy Industries Acquisition. Zapata accounted for the acquisition using the purchase method of accounting and recorded $19.3 million of goodwill in connection therewith. The goodwill is being amortized over 40 years.

  The following assets and liabilities were acquired in connection with the Energy Industries Acquisition effective November 1, 1993 (in millions):

      Cash............................................................... $ 3.5
      Receivables........................................................   9.3
      Inventory..........................................................  16.2
                                                                          -----
                                                                           29.0
      Goodwill & other assets............................................  19.7
      Property & equipment, net..........................................  49.6
                                                                          -----
                                                                          $98.3
                                                                          =====
      Current Liabilities................................................ $ 5.8
      Long-term debt.....................................................    .2
                                                                          -----
                                                                          $ 6.0
                                                                          =====

  The following pro forma information for Zapata for the twelve months ended September 30, 1994 and September 30, 1993 includes the historical results of Zapata, adjusted for the results of Energy Industries as if the Energy Industries Acquisition had been consummated on October 1, 1992 (unaudited) (in thousands, except per share amounts).

                                                                TWELVE MONTHS
                                                                    ENDED
                                                                SEPTEMBER 30,
                                                              ------------------
                                                                1994      1993
                                                              --------  --------
      Revenues..............................................  $247,226  $269,752
      Income (loss) from continuing operations before taxes.      (891)   20,180
      Income (loss) from continuing operations..............      (501)   14,000
      Income (loss) per share from continuing operations....     (0.03)     0.45

  The pro forma adjustments to Zapata's results for fiscal 1994 to reflect the Energy Industries Acquisition increased revenues by $6,014,000, as well as reducing the loss from continuing operations before taxes by $174,000. Additional pro forma adjustments for fiscal 1994 included the elimination of $124,000 of various operating and administrative expenses that were charged to Energy Industries from an affiliate, additional depreciation of $120,000 and $41,000 of goodwill amortization, a reduction in net interest expense of $161,000 related to notes receivable and payable that were not acquired by Zapata and a federal tax provision of $104,000.

  The pro forma adjustments to Zapata's results for fiscal 1993 to reflect the Energy Industries Acquisition increased revenues by $63,272,000, as well as income before tax by $3,737,000. Additional pro forma adjustments for fiscal 1993 included the elimination of $2,696,000 of various operating and administrative expenses that were charged to Energy Industries from an affiliate, additional depreciation of $1,440,000 and $429,000 of goodwill amortization, a reduction in net interest expense of $2,007,000 related to notes receivable and payable that were not acquired by Zapata, a federal tax provision of $2,380,000 and the issuance of 2.7 million shares of Common Stock.

  The pro forma amounts presented above may not be indicative of the results that would have actually resulted if the transactions had occurred on the date indicated or which may be obtained in the future.

  The Company expects to dispose of its heat exchanger manufacturing operation in fiscal 1995. These operations were acquired as part of the Energy Industries acquisition. The sale of the heat exchanger operation is not expected to have a material impact on the Company's results of operations or financial position.

  During the first quarter of fiscal 1993, Zapata acquired the common stock of Cimarron for $3.8 million consisting of $2.5 million and 437,333 shares of Common Stock. Cimarron through its subsidiaries is involved in natural gas and natural gas liquids related businesses. Zapata accounted for the acquisition using the purchase method of accounting and recorded $2.0 million of goodwill in connection therewith. The goodwill is being amortized over 20 years. The following assets and liabilities were acquired effective October 1, 1992 (in millions):

       Current assets.................................................... $20.3
       Property and equipment, net.......................................   2.0
                                                                          -----
                                                                          $22.3
                                                                          =====
       Current liabilities............................................... $19.6
       Long-term debt....................................................    .7
                                                                          -----
                                                                          $20.3
                                                                          =====

  In September 1993, Cimarron acquired the natural gas gathering and processing plant interests of Stellar for approximately $16.4 million. The purchase price reflects an upward adjustment of $200,000 related to the net working capital of Stellar as of August 31, 1993. The acquisition was financed through the use of working capital cash and assumption of certain existing indebtedness of Stellar. The acquisition of Stellar is not significant to the Company's results of operations or financial position. Zapata accounted for the acquisition using the purchase method of accounting and recorded $5.5 million of goodwill in connection therewith. The goodwill is being amortized over 20 years.

NOTE 5. UNCONSOLIDATED AFFILIATES

  In January 1992, Zapata exchanged its 34.7% interest in Zapata Gulf Marine Corporation ("Zapata Gulf") for approximately 8.3 million shares of Tidewater common stock. Zapata sold 4.1 million and 3.5 million shares of its Tidewater common stock in fiscal 1994 and 1993, respectively. Initially, Zapata followed the equity method of accounting for its investment in Tidewater based on its percent ownership and proxies that allowed the Company to have voting control of 20% of the total shares of Tidewater common stock outstanding.

  Effective January 1, 1993, Zapata changed from the equity to the cost method of accounting for its investment in Tidewater as a result of Zapata's decision to sell 3.5 million of its 8,258,220 shares of Tidewater common stock. Consequently, Zapata has not reported its percentage of Tidewater's results since such time. Instead, Tidewater's dividends of approximately $826,000 and $480,000 that were declared in March 1993 and July 1993, respectively, were included in other income. Zapata received dividends from Tidewater totalling $719,000, $2.5 million and $620,000 in fiscal 1994, 1993 and 1992, respectively.

  The Company was also engaged directly in the offshore drilling business until October 31, 1990, when its offshore drilling rigs were sold to Arethusa (Offshore) Limited ("Arethusa"). In conjunction with the sale, the Company made a $17.5 million investment in Arethusa. In fiscal 1993, the Company disposed of its investment in Arethusa for $11.8 million resulting in a pretax loss of $5.7 million. The Company accounted for its investment in Arethusa using the cost method of accounting.

  A summary of equity in net income of and investments in unconsolidated affiliates is shown below:

                                                          EQUITY IN INVESTMENTS
                                                             NET       AS OF
                                                           INCOME   SEPTEMBER 30
                                                          --------- ------------
                                                              (IN THOUSANDS)
      1994
      Tidewater..........................................  $   --     $ 14,471
                                                           ======     ========
      1993
      Tidewater..........................................  $1,125     $ 56,289
                                                           ======     ========
      1992
      Zapata Gulf and Tidewater..........................  $1,497     $ 96,957
      Arethusa...........................................               17,500
                                                           ------     --------
                                                           $1,497     $114,457
                                                           ======     ========

  In June 1993, Zapata completed a sale of 3.5 million shares of its Tidewater stock through an underwritten public offering. The Tidewater shares were sold at a net price of $21.25 per share or $73.5 million and the sale generated a third-quarter 1993 pretax gain of $32.9 million. In November 1993, Zapata sold
3.75 million shares of its Tidewater common stock through an underwritten public offering for a net price of $20.75 per share or $77.8 million; the sale resulted in a pretax gain of $33.8 million. Additionally, in March 1994, Zapata sold 375,175 shares of its Tidewater common stock for a net price of $21.34 per share or $8.0 million resulting in a pretax gain of $3.6 million. These gains are reflected on the statement of operations as other income. The Company now owns 673,077 shares of Tidewater common stock all of which are reserved for the possible exchange for $17.5 million of senior indebtedness held by Norex. See
Note 6.

NOTE 6. DEBT

  At September 30, 1994 and 1993, Zapata's consolidated debt consisted of the following:

                                                                1994     1993
                                                               ------- --------
                                                                (IN THOUSANDS)
Senior debt:
  Norex senior secured notes due in 1996 at 13%............... $       $ 50,000
  Norex senior convertible notes due in 1996 at 13%...........           34,234
  Norex unsecured exchangeable notes due in 1996 at 8.5%......  17,500   17,500
  Texas Commerce Bank revolving/term credit facility for
   Energy Industries, interest at prime or Eurodollar rates,
   7.75% at September 30, 1994, due in quarterly installments beginning in 1997 through 1999, collateralized by certain
   compression assets.........................................  15,000
  Debt due in monthly installments through 1996,
   collateralized by certain gas gathering systems, average
   interest at prime plus 0.5% (8.25% and 6.5% at September
   30, 1994 and 1993, respectively)...........................   3,775    6,371
  Other debt at 7.7%..........................................     200
                                                               ------- --------
                                                                36,475  108,105
                                                               ------- --------
Subordinated debt:
10 1/4% debentures due 1997...................................  15,621   15,621
10 7/8% debentures due 2001...................................  10,242   10,242
                                                               ------- --------
                                                                25,863   25,863
                                                               ------- --------
Total Debt....................................................  62,338  133,968
                                                               ------- --------
Less current maturities.......................................   2,478    2,384
                                                               ------- --------
Long-term debt................................................ $59,860 $131,584
                                                               ======= ========

  The fair value of total long term debt at September 30, 1994 approximates book value and at September 30, 1993 was estimated to be $136.7 million.

  On May 17, 1993, Zapata completed certain financial transactions with Norex Drilling Ltd. ("Norex Drilling"), a wholly owned subsidiary of Norex America, Inc. ("Norex America" and collectively with Norex Drilling and other affiliates, "Norex"), through which Zapata raised $111.4 million from the issuance of debt and equity pursuant to a Second Amended and Restated Master Restructuring Agreement dated as of April 16, 1993, as amended (the "Norex Agreement"). The Norex Agreement enabled Zapata to refinance its then outstanding senior debt and substantially reduce the amount of required debt service payments for the following two years.

  Under the terms of the Norex Agreement, Zapata issued $50.0 million of senior secured notes and $32.6 million of senior convertible notes to Norex. In addition, Norex purchased 3 million shares of Common Stock for $11.25 million and 17.5 million shares of $1 Preference Stock for $17.5 million. The $1 Preference Stock was to pay dividends at an annual rate of 8.5% and was exchangeable into 673,077 shares of Zapata's Tidewater common stock at the option of Norex. In August 1993, Norex exchanged all of its $1 Preference Stock for $17.5 million aggregate principal amount of 8.5% unsecured exchangeable note, maturing May 16, 1996. Such notes are also exchangeable into 673,077 shares of Tidewater common stock. An officer of Norex was elected to the Zapata Board of Directors in July 1993 and was an executive officer of Zapata from July 1994 to December 1994.

  In December 1993, $73.7 million of the proceeds from the sale of 3.75 million shares of Zapata's Tidewater common stock were used to prepay $68.5 million of the Company's 13% senior indebtedness to

Norex, along with accrued interest, and to pay a $3.5 million prepayment premium. Also, Zapata wrote-off $3.3 million of previously deferred expenses related to the origination of such indebtedness. In September 1994, Zapata repaid the remaining balance of its 13% senior convertible indebtedness to Norex and a required prepayment premium of $655,000 with proceeds from the initial drawdown of $15 million from a $30 million bank credit facility that Zapata arranged with Texas Commerce Bank National Association (the "TCB Loan Agreement") for its natural gas compression operations, Energy Industries.

  The TCB Loan Agreement provides Energy Industries with a $30 million revolving credit facility that converts after two years to a three year amortizing term loan. The TCB Loan Agreement bears interest at a variable interest rate that may be adjusted periodically based upon prime or Eurodollar interest rates. Pursuant to the TCB Loan Agreement, Energy Industries agreed to maintain certain financial covenants and to limit additional indebtedness, dividends, dispositions and acquisitions. The amount of restricted net assets for Energy Industries at September 30, 1994 was approximately $65.0 million. Additionally, Energy Industries' ability to transfer funds to Zapata Corporation was limited to $5.0 million at September 30, 1994. The Company remains subject to a covenant in the Norex debt agreement that requires Zapata to maintain a consolidated tangible net worth as defined in such agreement of at least $100 million. As of September 30, 1994, the Company was in compliance with all provisions governing its outstanding indebtedness.

 Annual maturities

  The annual maturities of long-term debt for the five years ending September 30, 1999 are as follows (in thousands):

        1995            1996                    1997                    1998                   1999
       ------          -------                 -------                 ------                 ------
       $2,478          $18,996                 $20,622                 $5,000                 $5,000

NOTE 7. CASH FLOW INFORMATION

  For purposes of the statement of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents.

  Net cash provided (used) by operating activities reflects cash payments of interest and income taxes.

                                                         1994   1993     1992
                                                        ------ -------  -------
                                                            (IN THOUSANDS)
       Cash paid during the fiscal year for:
         Interest...................................... $7,142 $12,836  $15,328
         Income tax payments (refund)..................  4,507     (10)     158

  In fiscal 1994 and 1993, interest expense of $1.3 million and $1.7 million, respectively, associated with the Norex senior secured and convertible notes was deferred to the maturity date of such notes. As discussed in Note 6, these notes were prepaid in full in fiscal 1994.

NOTE 8. PREFERRED, PREFERENCE AND COMMON STOCK

 Preferred stock

  Zapata has authorized two million shares of preferred stock issuable in one or more series. On June 7, 1994, Zapata announced that it would redeem one-half of the approximately 45,000 outstanding shares of the Company's preferred stock. The preferred stock was redeemed at $100 a share. The Company will redeem the balance of its outstanding preferred stock in January 1995. The 22,498 outstanding shares are entitled to vote on all matters submitted to stockholders, are recorded at the involuntary liquidation preference of $100 per share, and are redeemable at $100 per share. The stated quarterly dividend is $2.25 per share. On September 30, 1993, Zapata paid the accumulated and unpaid balance of preferred dividends totalling $2.9 million. Quarterly dividends were declared and paid in fiscal 1994.

 Preference stock

  Zapata has authorized 18 million shares of preference stock issuable in one or more series. The 2,627 outstanding shares are entitled to vote on all matters submitted to stockholders, are redeemable at $80 per share and $30.00 per share in liquidation. The stated quarterly dividend, which is non-cumulative, is $.50 per share. Dividends were paid July 1, 1994 and October 1, 1994, the first such quarterly dividends since the second quarter of 1986. Each outstanding share is convertible at any time into 2.1 shares of Common Stock. The Company announced in December 1994 that its Board of Directors had determined to discontinue the payment of dividends on its Common Stock and preference stock.

 Common stock

  Zapata has authorized 165 million shares of Common Stock, of which 31,716,991 were issued and outstanding at September 30, 1994.

  On April 27, 1994, Zapata's stockholders approved a one-for-five reverse stock split of the Company's outstanding Common Stock effective May 3, 1994 that reduced the number of common shares outstanding from approximately 158.3 million to approximately 31.7 million. The number of authorized shares remained at 165.0 million and par value of the Common Stock was unchanged.

  Under the 1981 Stock Incentive Plan (the "1981 Plan"), options may be granted at prices equivalent to the market value of the Company's Common Stock at the date of the grant. Options become exercisable in annual installments equal to one-third of the shares covered by the grant beginning one year from the grant date. Options not exercised in the period they become exercisable may be carried forward and exercised in subsequent periods.

  During 1986, the Company amended and restated the 1981 Plan to provide for the award of restricted shares of Common Stock. All shares of Common Stock awarded to participants as restricted stock are subject to certain conditions. At the time of each award, the Compensation Committee of the Board of Directors (the "Committee") establishes a restricted period of not less than one and not more than five years within which the shares covered by the award cannot be sold, assigned, transferred, pledged or otherwise encumbered. Except for such transfer restrictions, the participant as the owner of such shares has all the rights of a holder of Common Stock, including the right to receive dividends paid on such shares and the right to vote the shares. The total of restricted shares issued and shares issued upon the exercise of options granted under the 1981 Plan cannot exceed 140,000, which was the number of shares authorized for issuance prior to the amendment and restatement. No shares of Common Stock are available for further grants of stock options or awards of restricted stock under the 1981 Plan. During 1994, options to purchase 24,000 shares under the 1981 Plan were exercised at $3.13. At September 30, 1994, options to purchase 30,000 shares under the 1981 Plan at $3.13 were outstanding and exercisable.

  Zapata's Special Incentive Plan (the "1987 Plan") provides for the granting of stock options and the awarding of restricted stock. Under the 1987 Plan, options may be granted at prices equivalent to the market value of the Common Stock at the date of grant. Options become exercisable on dates as determined by the Committee, provided that the earliest such date cannot occur before six months after the date of grant. Unexercised options will expire on varying dates, up to a maximum of 10 years from the date of grant. The awards of restricted stock have a restriction period of not less than six months and not more than five years. The 1987 Plan provided for the issuance of up to 600,000 shares of the Common Stock. During 1992, the stockholders approved an amendment to the 1987 Plan that provides for the automatic grant of a nonqualified stock option to directors of Zapata who are not employees of Zapata or any subsidiary of Zapata. At September 30, 1994, a total of 163,666 shares of Common Stock were reserved for the future granting of stock options or the awarding of restricted stock under the 1987 Plan. During 1994, options to purchase 20,000 shares under the 1987 Plan at $7.19 were granted and an option to purchase 20,000 shares at $4.22 was exercised. At September 30, 1994, 172,000 options were outstanding under the 1987 Plan at prices ranging from $3.13 to $7.19 and 98,667 options were exercisable.

  On December 6, 1990, the stockholders approved a new stock option plan (the "1990 Plan"). The 1990 Plan provides for the granting of non-qualified stock options to key employees of the Company. Under the 1990 Plan, options may be granted by the Committee at prices equivalent to the market value of the Common Stock on the date of grant. Options become exercisable in one or more installments on such dates as the Committee may determine, provided that such date cannot occur prior to the expiration of one year of continued employment with the Company following the date of grant. Unexercised options will expire on varying dates up to a maximum of 10 years from the date of grant. The 1990 Plan provides for the issuance of options to purchase up to 1,000,000 shares of the Company's Common Stock. At September 30, 1994, a total of 32,666 shares of Common Stock were reserved for the future granting of stock options under the 1990 Plan. During 1994, options to purchase 35,622 shares under the 1990 Plan at $3.13 were exercised and options to purchase 104,478 shares at $3.13 were cancelled. At September 30, 1994, a total of 663,900 options at a price of $3.13 were outstanding and exercisable under the 1990 Plan. No options were granted in 1994 under the 1990 Plan.

NOTE 9. INCOME TAXES

  Zapata adopted Statement of Financial Accounting Standards No. 109 ("SFAS 109"), "Accounting for Income Taxes" as of October 1, 1993. The adoption of SFAS 109 changed Zapata's method of accounting for income taxes to the asset and liability approach. This approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of existing temporary differences between the financial reporting and tax reporting basis of assets and liabilities, and operating loss and tax credit carryforwards for tax purposes. The impact of adopting SFAS 109 was to record an increase to capital in excess of par value of $15.3 million and a net deferred tax asset of $11.6 million arising from the recognition of previously existing credit carryforward items. Subsequently, the Company announced its decision to sell its marine protein operation, which reduced the amount of tax credit carryforward items that are expected to be utilized, resulting in an adjustment that reduced capital in excess of par and the deferred tax asset by $13.7 million. Due to the implementation of the quasi-reorganization as of October 1, 1990, the Company was required to adjust capital in excess of par value for the recognition of deductible temporary differences and credit carryforward items which existed at the date of the quasi-reorganization. Future reductions in the deferred tax valuation allowance, if any, will be allocated to capital in excess of par value.

  Zapata and its domestic subsidiaries file a consolidated U.S. federal income tax return. The provision for income tax expense (benefit) consisted of the following:

                                                              1994    1993  1992
                                                             ------  ------ ----
                                                               (IN THOUSANDS)
      Current:
        State............................................... $  650  $      $
        U.S. ...............................................  3,585     636
      Deferred:
        U.S. ............................................... (4,729)  3,164  678
                                                             ------  ------ ----
                                                             $ (494) $3,800 $678
                                                             ======  ====== ====

  Income tax expense (benefit) was allocated to operations as follows:

                                                             1994    1993   1992
                                                             -----  ------  ----
                                                              (IN THOUSANDS)
      Continuing Operations................................. $(494) $3,800  $678
      Discontinued Operations............................... 1,068    (150)   82
                                                             -----  ------  ----
          Total............................................. $ 574  $3,650  $760
                                                             =====  ======  ====

  The provision for deferred taxes results from timing differences in the recognition of revenues and expenses for tax and financial reporting purposes. The sources and income tax effects of these differences were as follows:

                                                      1994     1993     1992
                                                     -------  -------  -------
                                                         (IN THOUSANDS)
      Book depreciation in excess of tax
       depreciation................................  $   616  $(1,379) $(2,077)
      Tax deduction related to oil and gas
       exploration and production over (under) book
       expenses....................................   (6,277)    (163)   1,254
      Tax gain in excess of book gain on stock
       sale........................................  (10,116)  (8,065)
      Changes to tax carryforwards and other.......    7,806   12,771    1,501
      Amortization of intangibles..................      452
      Charge off uncollectible note................    2,790
                                                     -------  -------  -------
                                                     $(4,729) $ 3,164  $   678
                                                     =======  =======  =======

  For federal income tax purposes, Zapata has $16.6 million of investment tax credit carryforwards expiring in 1995 through 2001, and has $11.4 million of alternative minimum tax credit carryforwards. The use of tax credits may be limited as a result of a change of ownership as calculated for tax purposes. Investment tax credit carryforwards are reflected in the balance sheet as a reduction of deferred taxes using the flow-through method.

  The following table reconciles the income tax provisions for 1994, 1993 and 1992 computed using the U.S. statutory rate of 35%, 34% and 34%, respectively, to the provisions reflected in the financial statements.

                                                          1994    1993    1992
                                                          -----  ------  ------
                                                            (IN THOUSANDS)
      Taxes at statutory rate...........................  $(416) $4,627  $1,188
      Recovery of nondeductible book losses.............           (259)
      Amortization of intangibles not deductible for
       tax..............................................    185
      Other.............................................   (737)     (1)    (64)
      Equity/dividend income not recognized for tax pur-
       poses............................................   (176)   (567)   (446)
      State taxes.......................................    650
                                                          -----  ------  ------
                                                          $(494) $3,800  $  678
                                                          =====  ======  ======

  Temporary differences and tax credit carryforwards that gave rise to significant portions of deferred tax assets and liabilities as of September 30, 1994 are as follows:

                                                             SEPTEMBER 30, 1994
                                                             ------------------
                                                               (IN THOUSANDS)
      Deferred Tax Assets:
        Asset write-downs not yet deductible................      $ 3,640
        Investment tax credit carryforwards.................       16,603
        Alternative minimum tax credit carryforwards........       11,409
        Other...............................................        2,154
                                                                  -------
          Total deferred tax assets.........................       33,806
        Valuation allowance.................................      (19,321)
                                                                  -------
          Net deferred tax assets...........................       14,485
                                                                  -------
      Deferred Tax Liabilities:
        Property and equipment..............................       (1,444)
        Basis difference on stock investment................       (1,650)
        Pension.............................................       (2,472)
        Unrealized investment gain on Tidewater common
         stock..............................................       (2,302)
        Other...............................................       (3,302)
                                                                  -------
          Total deferred tax liabilities....................      (11,170)
                                                                  -------
          Net deferred tax asset............................      $ 3,315
                                                                  =======

  The valuation allowance represents managements estimates of tax credit carryforwards that may not be ultimately utilized given current facts and circumstances. Management believes that the net deferred tax asset will be realized through future taxable income.

NOTE 10. COMMITMENTS AND CONTINGENCIES

 Sales-type leases receivable

  Energy Industries provides a capital lease financing option to its customers. Future minimum lease payments receivable resulting from the sale of compression packages under sales-type leases are due to Zapata as follows: $3,769,000 in 1995, $241,000 in 1996 and $77,000 in 1997; deferred interest totalling $51,000 is included in such amounts. Energy Industries periodically sells a portion of its lease receivables. Certain lease receivables are sold with partial recourse to Energy Industries. At September 30, 1994 the total amount of recourse to Energy Industries on the unpaid balance of all previously sold lease receivables was $1.7 million. During 1994, Energy Industries sold a total of $8.3 million of lease receivables.

 Operating leases receivable

  Energy Industries maintains a fleet of natural gas compressor packages for rental under operating leases. At September 30, 1994 the net book value of such property was $46.3 million (accumulated depreciation totalled $3.5 million). Future minimum lease payments receivable under remaining noncancellable operating leases as of September 30, 1994 are as follows: $3,256,000 in 1995, $782,000 in 1996 and $190,000 in 1997.

 Operating leases payable

  Future minimum payments under operating lease obligations aggregate $7.6 million, and for the five years ending September 30, 1999 are:

                                                   1995   1996   1997  1998 1999
                                                  ------ ------ ------ ---- ----
                                                          (IN THOUSANDS)
      Lease obligations.......................... $1,906 $1,244 $1,048 $902 $700

  Rental expenses for operating leases were $2.8 million, $723,000 and $38,000 in 1994, 1993 and 1992, respectively.

 Litigation

  On July 9, 1991, a purported class action lawsuit styled Armand A. Vari, et al. v. Zapata Corporation, et al. was filed in the U.S. District Court for the Southern District of Florida, Miami Division (Civil Action No. 91-1455), naming as defendants Zapata, each of its directors and two of its executive officers, and IBJ Schroder Bank & Trust Company. The lawsuit was dismissed on summary judgment in 1994.

  Zapata is defending various claims and litigation arising from continuing and discontinued operations. In the opinion of management, uninsured losses, if any, resulting from these matters and from the matter discussed above will not have a material adverse effect on Zapata's results of operations or financial position.

NOTE 11. FINANCIAL INSTRUMENTS

 Concentrations of Credit Risk

  As indicated in the industry segment information which appears in Note 15, the market for the Company's services and products is primarily the natural gas industry. The Company's customers consist primarily of major integrated international oil companies and independent natural gas marketers and producers. The Company performs ongoing credit evaluations of its customers and generally does not require material collateral. The Company maintains reserves for potential credit losses, and such losses have been within management's expectations.

  At September 30, 1994 and 1993 the Company had cash deposits concentrated primarily in three major banks. In addition, the Company had certificates of deposits, commercial paper and Eurodollar time deposits with a variety of companies and financial institutions with strong credit ratings. As a result of the foregoing, the Company believes that credit risk in such instruments is minimal.

NOTE 12. PENSION PLANS

 Qualified Pension Plans

  Zapata has a noncontributory pension plan covering certain U.S. employees. Plan benefits are generally based on employees' years of service and compensation level. All of the costs of this plan are borne by Zapata. The plan has adopted an excess benefit formula integrated with covered compensation. Participants are 100% vested in the accrued benefit after five years of service.

  Net pension credits for 1994, 1993 and 1992 included the following components:

                                                        1994    1993     1992
                                                       ------  -------  -------
                                                           (IN THOUSANDS)
      Service cost--benefits earned during the year..  $  190  $   189  $   549
      Interest cost on projected benefit obligations.   1,146      939    1,457
      Actual loss (gain) on plan assets..............  (1,477)     728   (3,012)
      Amortization of transition asset and other
       deferrals.....................................    (176)  (3,207)     (65)
                                                       ------  -------  -------
        Net pension credit of continuing operations..  $ (317) $(1,351) $(1,071)
                                                       ======  =======  =======

  The Company's funding policy is to make contributions as required by applicable regulations. No contributions to the plan have been required since 1984. The plan's funded status and amounts recognized in the Company's balance sheet at September 30, 1994 and 1993 is presented below:

                                                               1994     1993
                                                              -------  -------
                                                              (IN THOUSANDS)
      Fair value of plan assets.............................. $21,452  $20,943
                                                              -------  -------
      Actuarial present value of benefit obligations:
        Vested benefits......................................  17,460   14,505
        Nonvested benefits...................................     381      446
                                                              -------  -------
        Accumulated benefit obligation.......................  17,841   14,951
        Additional benefits based on projected salary
         increases...........................................     684      760
                                                              -------  -------
        Projected benefit obligations........................  18,525   15,711
                                                              -------  -------
      Excess of plan assets over projected benefit
       obligations...........................................   2,927    5,232
      Unrecognized transition asset..........................  (3,928)  (4,419)
      Unrecognized prior service cost........................      13       15
      Unrecognized net loss..................................   7,949    7,177
                                                              -------  -------
      Prepaid pension cost................................... $ 6,961  $ 8,005
                                                              =======  =======

  The unrecognized transition asset at October 1, 1987 was $10.6 million, which is being amortized over 15 years. For 1994 and 1993 the actuarial present value of the projected benefit obligation was based on a 4.75% weighted average annual increase in salary levels and a 7.5% discount rate. For 1992 the actuarial present value of the projected benefit obligations was based on a 5.5% annual increase in salary levels and an 8.0% discount rate. Pension plan assets are invested in cash, common and preferred stocks, short-term investments and insurance contracts. The projected long-term rate of return on plan assets was 9.0% in 1994, 1993 and 1992.

  The effect of the assumption changes in 1993 resulted in an increase in the projected benefit obligation and a corresponding increase in the unrecognized net loss. The combined unrecognized net loss of $7.9 million at September 30, 1994 is expected to be reduced by future returns on plan assets and through decreases in future net pension credits.

  In 1986, Zapata terminated the Dredging Pension Plan (the "Dredging Plan") in connection with the sale of the assets of its dredging operations. Annuities were purchased with Executive Life Insurance Co. ("Executive Life") for terminated participants of the Dredging Plan. Subsequently, Executive Life experienced financial difficulties resulting in a reduction of payments to the former participants of the Dredging Plan. The Company is currently negotiating a settlement with the U.S. Department of Labor that the Zapata Corporation Pension Plan would assume the liability associated with the reduction in benefits of the Dredging Plan participants. The accumulated benefit obligation at September 30, 1994 that would be assumed by the plan is estimated to be $2.1 million, of which $1.4 million has been expensed in the 1994 statement of operations as other expense.

  During 1992, Zapata terminated agreements with Arethusa and its subsidiaries, pursuant to which Zapata managed the operation of Arethusa's rigs. In connection therewith, Arethusa agreed to establish a pension plan into which Zapata transferred its pension obligation with respect to certain employees who terminated their employment with Zapata and became employees of Arethusa. A gain of $1.7 million associated with this curtailment and settlement is included in the 1992 statement of operations as other income.

 Supplemental Pension Plan

  Effective April 1, 1992, Zapata adopted a supplemental pension plan, which provides supplemental retirement payments to senior executives of Zapata. The amounts of such payments will be equal to the difference between the amounts received under the applicable pension plan, and the amounts that would otherwise be received if pension plan payments were not reduced as the result of the limitations upon compensation and benefits imposed by federal law. Effective December 1994, the supplemental pension plan was terminated.

  For 1994, 1993 and 1992 the actuarial present value of the projected benefit obligations was based on weighted-average annual increase in salary levels of 2.1%, 2.1% and 5.5%, respectively, and discount rates of 7.5%, 7.5% and 8.0%, respectively.

  Net pension expense for 1994, 1993 and 1992 included the following components:

                                                                  1994 1993 1992
                                                                  ---- ---- ----
                                                                  (IN THOUSANDS)
      Service cost--benefits earned during the year.............. $ 68 $ 86 $28
      Interest cost on projected benefit obligations.............   72   53  25
      Amortization of prior service cost.........................  487   87  44
                                                                  ---- ---- ---
        Net pension expense...................................... $627 $226 $97
                                                                  ==== ==== ===

  No contributions to the plan have been required since the plan is unfunded. The plan's funded status and amounts recognized in the Company's balance sheet at September 30, 1994 and 1993 are presented below:

                                                               1994     1993
                                                              -------  -------
                                                              (IN THOUSANDS)
      Fair value of plan assets.............................. $        $
      Actuarial present value of benefit obligations:
      Vested benefits........................................     935      831
      Nonvested benefits.....................................               34
                                                              -------  -------
        Accumulated benefit obligation.......................     935      865
        Additional benefits based on projected salary
         increases...........................................               90
                                                              -------  -------
        Projected benefit obligation.........................     935      955
                                                              -------  -------
      Excess of projected benefit obligations over plan
       assets................................................    (935)    (955)
      Unrecognized net loss..................................              154
      Unrecognized prior service costs.......................              479
      Additional minimum liability...........................             (543)
                                                              -------  -------
      Unfunded accrued liability............................. $  (935) $  (865)
                                                              =======  =======

NOTE 13. RELATED PARTY TRANSACTIONS

  During 1994, Zapata made purchases totalling $7.3 million from a company owned by a director and shareholder of Zapata. At September 30, 1994, Zapata owed $663,000 related to these purchases.

  Zapata received $317,000, $249,000 and $187,000 in 1994, 1993 and 1992,
respectively, from a director of the Company for use of the Company's executive aircraft under an arrangement which provided for full recovery of expenses associated with such use.

  During 1994 and 1993, Zapata received $104,000 and $31,000, respectively, from Norex associated with an administrative services arrangement pursuant to which Zapata provided office space and certain administrative services to Norex. See Note 6 for additional transactions with Norex.

NOTE 14. OIL AND GAS OPERATIONS (UNAUDITED)

  The following information concerning Zapata's oil and gas operations has been prepared in accordance with Statement of Financial Accounting Standards No. 69, "Disclosures about Oil and Gas Producing Activities," ("SFAS No. 69") and applicable Securities and Exchange Commission (the "SEC") regulations.

  The information concerning capitalized costs of oil and gas properties, costs incurred in property acquisition, exploration and development, and operating results from oil and gas producing activities is taken from Zapata's accounting records with the exception of income taxes. Income tax provisions are calculated using statutory tax rates and reflect permanent differences and tax credits and allowances relating to oil and gas operations that are reflected in the Company's consolidated income tax provision for each period. The pretax income from oil and gas producing activities does not agree with the oil and gas operations operating income in the industry segment information in Note 15 due to the exclusion of certain nonoperating expenses from the information shown as required by SFAS No. 69.

                  CAPITALIZED COSTS OF OIL AND GAS PROPERTIES

                                                         UNITED
                                                         STATES  BOLIVIA  TOTAL
                                                         ------- ------- -------
                                                             (IN THOUSANDS)
1994
Capitalized costs
 Evaluated properties................................... $74,872 $2,195  $77,067
Accumulated depreciation, depletion and amortization....  60,794     55   60,849
                                                         ------- ------  -------
Net capitalized costs................................... $14,078 $2,140  $16,218
                                                         ======= ======  =======
1993
Capitalized costs
 Evaluated properties................................... $65,274         $65,274
Accumulated depreciation, depletion and amortization....  27,078          27,078
                                                         -------         -------
Net capitalized costs................................... $38,196         $38,196
                                                         =======         =======

                    COSTS INCURRED IN PROPERTY ACQUISITION,
                     EXPLORATION AND DEVELOPMENT ACTIVITIES

                                                       UNITED
                                                       STATES  BOLIVIA  TOTAL
                                                       ------  ------- -------
                                                           (IN THOUSANDS)
1994
Expenditures:
  Development......................................... $9,598  $2,195  $11,793
                                                       ======  ======  =======
1993
Expenditures:
  Acquisition of unproved properties.................. $   12          $    12
  Development.........................................   (466)            (466)
                                                       ------          -------
                                                       $ (454)         $  (454)
                                                       ======          =======
1992
Expenditures:
  Acquisition of unproved properties.................. $   18          $    18
  Development.........................................  3,945            3,945
                                                       ------          -------
                                                       $3,963          $ 3,963
                                                       ======          =======

           RESULTS OF OPERATIONS FOR OIL AND GAS PRODUCING ACTIVITIES

                                                     UNITED
                                                     STATES   BOLIVIA  TOTAL
                                                    --------  ------- --------
                                                         (IN THOUSANDS)
1994
Revenues........................................... $  8,432  $ 4,117 $ 12,549
Production costs...................................    5,749      519    6,268
Depreciation, depletion and amortization...........   33,715       55   33,770
                                                    --------  ------- --------
Income before income taxes*........................  (31,032)   3,543  (27,489)
Income taxes.......................................  (10,551)   1,205   (9,346)
                                                    --------  ------- --------
Net income *....................................... $(20,481) $ 2,338 $(18,143)
                                                    ========  ======= ========
1993
Revenues........................................... $ 17,011  $ 3,178 $ 20,189
Production costs...................................    5,642      107    5,749
Depreciation, depletion and amortization...........    7,688             7,688
                                                    --------  ------- --------
Income before income taxes*........................    3,681    3,071    6,752
Income taxes.......................................    1,252    1,044    2,296
                                                    --------  ------- --------
Net income *....................................... $  2,429  $ 2,027 $  4,456
                                                    ========  ======= ========
1992
Revenues........................................... $ 19,984  $10,110 $ 30,094
Production costs...................................    7,877       56    7,933
Depreciation, depletion and amortization...........   10,303            10,303
                                                    --------  ------- --------
Income before income taxes*........................    1,804   10,054   11,858
Income taxes.......................................      613    3,419    4,032
                                                    --------  ------- --------
Net income *....................................... $  1,191  $ 6,635 $  7,826
                                                    ========  ======= ========

--------
* Before deducting selling, general, administrative and interest expenses.

 Oil and gas reserves

  During fiscal 1994, the Company recorded a $29.2 million pretax writedown of its oil and gas properties in the Gulf of Mexico. The writedown was the result of several factors: lower natural gas prices, additional capitalized costs incurred recently in connection with several workover wells at the Company's Wisdom gas field and an increase in estimated future costs.

  Zapata's domestic natural gas production for fiscal 1994 was approximately one half of the fiscal 1993 period's level of production which was 31% lower than the fiscal 1992 level of production. The decline in production was due to production difficulties encountered during 1993 at the Wisdom gas field, the Company's most significant oil and gas property.

  In late April 1993, one of the oil and gas division's wells in the Wisdom gas field was shut-in when the well began producing sand. Prior to the failure, this well was capable of producing 6.5 MMcf per day. After some minor repairs, the well was returned to production at a significantly reduced level. Efforts to restore production from this well have been deferred.

  In early September 1993 an additional well in the Wisdom gas field ceased production as a result of an influx of sand and water. Immediately prior to the time the well ceased producing, this well was capable of producing approximately 5.5 MMcf per day. After some minor repairs, the well was returned to production at a significantly reduced level. Efforts to restore production commenced in February 1994 and the workover/recompletion of this well and one additional well successfully restored production of these wells to acceptable levels. The Company undertook the recompletion of an additional well in the Wisdom gas field which was abandoned after a series of mechanical failures. The Wisdom gas field was producing 10.8 MMcf per day in August 1994 before curtailing production in September due to low gas prices.

  The following table contains estimates of proved oil and gas reserves attributable to Zapata's interest in oil and gas properties which were prepared primarily by independent petroleum reserve engineers (Huddleston & Co., Inc.). Proved reserves are the estimated quantities of natural gas and liquids (crude oil and condensate) which, based upon analysis of geological and engineering data, appear with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, i.e., prices and costs as of the date the estimate is made. Reservoirs are considered proved if economic productivity is supported by actual production or conclusive formation testing. Proved developed reserves are reserves that can be expected to be recovered through existing wells with existing equipment and operating methods.

  These reserve quantities are estimates and may be subject to substantial upward or downward revisions as indicated by past experience. The estimates are based on the most current and reliable information available; however, additional information obtained through future production experience and additional development of existing reservoirs may significantly alter previous estimates of proved reserves. Future changes in the level of hydrocarbon prices relative to the costs to develop and produce reserves can also result in substantial revisions to proved reserve estimates.

  These estimates relate only to those reserves which meet the SEC's definition of proved reserves and do not consider probable reserves and the likelihood of their recovery which, if considered, could result in substantial increases in reported reserves. Future secondary recovery efforts could also yield additional reserves.

                        NATURAL GAS AND LIQUIDS RESERVES

                             UNITED STATES               BOLIVIA                    TOTAL
                         ------------------------  -----------------------  ------------------------
                           LIQUIDS       GAS         LIQUIDS      GAS         LIQUIDS       GAS
                         ------------ -----------  ------------ ----------  ------------ -----------
                         (LIQUIDS IN MILLIONS OF BARRELS, GAS IN BILLIONS OF CUBIC FEET)
Proved reserves as of
   September 30, 1991...          .6         61.8           .7        23.7          1.3         85.5
  Revisions of previous
   estimates............         (.1)        (3.1)                     (.8)         (.1)        (3.9)
  Production............         (.1)       (10.2)                    (1.7)         (.1)       (11.9)
                           ---------  -----------    ---------  ----------    ---------  -----------
Proved reserves as of
   September 30, 1992...          .4         48.5           .7        21.2          1.1         69.7
  Revisions of previous
   estimates............                     (1.1)                     3.0                       1.9
  Production............                     (7.0)                    (1.7)                     (8.7)
  Purchase of reserves
   in place.............                       .4                                                 .4
                           ---------  -----------    ---------  ----------    ---------  -----------
Proved reserves as of
   September 30, 1993...          .4         40.8           .7        22.5          1.1         63.3
  Revisions of previous
   estimates............          .1         (2.8)          .1         6.7           .2          3.9
  Production............         (.1)        (3.3)         (.1)       (1.9)         (.2)        (5.2)
                           ---------  -----------    ---------  ----------    ---------  -----------
Proved reserves as of
   September 30, 1994...          .4         34.7           .7        27.3          1.1         62.0
                           =========  ===========    =========  ==========    =========  ===========
Proved developed re-
   serves as of
   September 30, 1991...          .4         53.5           .7        23.7          1.1         77.2
  September 30, 1992....          .3         41.0           .7        21.2          1.0         62.2
  September 30, 1993....          .2         28.2           .7        22.5           .9         50.7
  September 30, 1994....          .2         27.4           .7        27.3           .9         54.7

 Standardized measure of discounted future net cash flows

  The information presented below concerning the net present value of aftertax cash flows for Zapata's oil and gas producing operations is required by SFAS No. 69 in an attempt to make comparable information concerning oil and gas producing operations available for financial statement users. The information is based on proved reserves as of September 30 for each fiscal year and has been prepared in the following manner:

  1. Estimates were made of the future periods in which proved reserves would be produced based on year-end economic conditions.

  2. The estimated future production streams of proved reserves have been priced using year-end prices with the exception that future prices of gas have been increased for fixed and determinable escalation provisions in existing contracts.

  3. The resulting future gross cash inflows have been reduced by the estimated future costs to develop and produce the proved reserves at year-end cost levels.

  4. Income tax payments have been computed at statutory rates based on the net future cash inflows, the remaining tax basis in oil and gas properties and permanent differences between book and tax income and tax credits or other tax benefits available related to the oil and gas operations.

  5. The resulting after-tax future net cash flows are discounted to present value amounts by applying a 10% annual discount factor.

  Effective April 1, 1984, the Company changed from accrual to cash basis revenue recognition for sales from its Bolivia properties in light of economic and political conditions in Bolivia. On September 30, 1987, the Company wrote off its remaining $17.2 million investment in its oil and gas properties in Bolivia. However, based on the Bolivian oil and gas company's performance under renegotiated contracts and improved operating conditions, Zapata returned to the accrual method of accounting for its Bolivian oil and gas operations in fiscal 1994. Additionally, in 1994 Zapata participated in drilling two exploratory wells in its Bolivian operation. The standardized measure information below excludes cash flow information relating to the Bolivian properties prior to 1994.

  The net present value of future cash flows, computed as prescribed by SFAS No. 69, should not be construed as the fair value of Zapata's oil and gas operations. The computation is based on assumptions that in some cases may not be realistic and estimates that are subject to substantial uncertainties. Since the discounted cash flows are based on proved reserves as defined by the SEC, they are subject to the same uncertainties and limitations inherent in the reserve estimates, which include among others, no consideration of probable reserves and stable hydrocarbon prices at year-end levels. Additionally, the timing of future production and cash flows, given the current state of the U.S. natural gas market, is subject to significant uncertainty. The use of a 10% discount factor by all companies does not provide a basis for quantifying differences in risk with respect to oil and gas operations among different companies. The computations also ignore the impact future exploration and development activities may have on profitability.

            STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS
                          RELATING TO PROVED RESERVES

                                                       UNITED
                                                       STATES  BOLIVIA  TOTAL
                                                      -------- ------- --------
                                                           (IN THOUSANDS)
1994
  Estimated future cash flows Revenues from
   hydrocarbon sales................................. $ 51,380 $44,473 $ 95,853
    Production costs.................................   19,132  12,010   31,142
    Development costs................................    7,899     825    8,724
    Dismantlement and abandonment....................    7,924            7,924
                                                      -------- ------- --------
  Future net cash flows before income taxes..........   16,425  31,638   48,063
  Estimated income tax payments......................      941  10,165   11,106
                                                      -------- ------- --------
  Future net cash flows..............................   15,484  21,473   36,957
  10% discount.......................................    1,570  10,142   11,712
                                                      -------- ------- --------
  Standardized measure of discounted future net cash
   flows............................................. $ 13,914 $11,331 $ 25,245
                                                      ======== ======= ========
1993
  Estimated future cash flows
    Revenues from hydrocarbon sales.................. $104,889         $104,889
    Production costs.................................   28,399           28,399
    Development costs................................   14,960           14,960
                                                      --------         --------
  Future net cash flows before income taxes..........   61,530           61,530
  Estimated income tax payments......................   11,283           11,283
                                                      --------         --------
  Future net cash flows..............................   50,247           50,247
  10% discount.......................................   12,345           12,345
                                                      --------         --------
  Standardized measure of discounted future net cash
   flows............................................. $ 37,902         $ 37,902
                                                      ========         ========

                                                       UNITED
                                                       STATES  BOLIVIA  TOTAL
                                                      -------- ------- --------
                                                           (IN THOUSANDS)
1992
  Estimated future cash flows Revenues from
   hydrocarbon sales................................. $106,284         $106,284
    Production costs.................................   27,059           27,059
    Development costs................................    8,860            8,860
                                                      --------   ---   --------
  Future net cash flows before income taxes..........   70,365           70,365
  Estimated income tax payments......................   12,545           12,545
                                                      --------   ---   --------
  Future net cash flows..............................   57,820           57,820
  10% discount.......................................   10,818           10,818
                                                      --------   ---   --------
  Standardized measure of discounted future net cash
   flows............................................. $ 47,002         $ 47,002
                                                      ========   ===   ========

              CHANGES IN STANDARDIZED MEASURE OF DISCOUNTED FUTURE
                   NET CASH FLOWS RELATING TO PROVED RESERVES

                                                      1994     1993     1992
                                                     -------  -------  -------
                                                         (IN THOUSANDS)
Standardized measure, beginning of year--U.S........ $37,902  $47,002  $58,780
Standardized measure, beginning of year--Bolivia....  10,312
  Change in sales prices, net of production costs... (24,990)   8,163   (3,038)
  Costs incurred or transferred into the
   amortization pool during the period that reduced
   estimated future development costs...............   4,975             2,188
  Changes in estimated future development and
   abandonment costs................................  (4,638)  (4,679)    (660)
  Sales, net of production costs....................  (6,281) (11,369) (12,107)
  Revisions of quantity estimates...................   3,243   (1,800)  (4,260)
  Purchase of reserves in-place.....................            1,098
  Accretion of discount.............................   4,283    5,397    7,004
  Net change in income taxes........................    (149)   2,048    4,291
  Changes in production rates and other.............     588   (7,958)  (5,196)
                                                     -------  -------  -------
Standardized measure, end of year................... $25,245  $37,902  $47,002
                                                     =======  =======  =======

NOTE 15. INDUSTRY SEGMENT AND GEOGRAPHIC INFORMATION (UNAUDITED)

  Zapata's continuing businesses are comprised of three industry segments operating in the U.S. and one foreign country. The natural gas compression segment rents, fabricates, sells, installs and services natural gas compressor packages. The natural gas gathering, processing and marketing segment gathers and processes natural gas and its constituent products, and markets and trades in natural gas liquids in the U.S. The oil and gas segment is engaged in the production of crude oil and natural gas in the U.S. and Bolivia. Export sales of compressors and related equipment in 1994 totalled $9.9 million. Such sales were made primarily to Canadian markets.

                          INDUSTRY SEGMENT INFORMATION

                                                               DEPRECIATION,
                                   OPERATING                     DEPLETION
                                    INCOME       IDENTIFIABLE       AND        CAPITAL
YEAR ENDED SEPTEMBER 30,  REVENUES  (LOSS)          ASSETS     AMORTIZATION  EXPENDITURES
------------------------  -------- ---------     ------------  ------------- ------------
                                                (IN THOUSANDS)
1994
Natural gas services--
 compression............  $ 72,522 $  7,970        $102,626       $ 4,867      $ 8,638
Natural gas services--
 gathering, processing
 and marketing..........   156,141   (1,063)         36,742         1,855        4,083
Oil and gas.............    12,549  (28,285)(2)      20,062        33,770(2)    11,792
Corporate...............             (8,767)         44,444(1)      2,321           67
                          -------- --------        --------       -------      -------
                          $241,212 $(30,145)       $203,874       $42,813      $24,580
                          ======== ========        ========       =======      =======
1993
Natural gas services--
 gathering, processing
 and marketing..........  $186,291 $   (552)       $ 40,871       $   460      $ 1,757
Oil and gas.............    20,189    6,032          41,630         7,688        1,327
Corporate...............             (6,769)        169,888(1)        378            8
                          -------- --------        --------       -------      -------
                          $206,480 $ (1,289)       $252,389       $ 8,526      $ 3,092
                          ======== ========        ========       =======      =======
1992
Oil and gas.............  $ 30,094 $ 11,248        $ 50,191       $10,303      $ 3,963
Corporate...............             (5,076)        170,066(1)        372        3,018
                          -------- --------        --------       -------      -------
                           $30,094 $  6,172        $220,257       $10,675      $ 6,981
                          ======== ========        ========       =======      =======

--------
(1) Includes Zapata's investment in Tidewater, a substantial portion of which was sold in fiscal 1994 and 1993.
(2) Includes a $29,152,000 provision for oil and gas property valuation as a result of low gas prices and a revision of estimated future costs.

NOTE 16. QUARTERLY FINANCIAL DATA (UNAUDITED)

                       CONSOLIDATED QUARTERLY INFORMATION

                                 THREE MONTHS ENDED
                          ---------------------------------------------
                          DEC. 31     MAR 31       JUN 30       SEP 30
                          -------     -------     --------     --------
                             (IN THOUSANDS, EXCEPT PER SHARE
                                        AMOUNTS)
FISCAL 1994
Revenues................. $59,539     $53,285     $ 66,793     $ 61,595
                          =======     =======     ========     ========
Operating income (loss).. $   338     $  (775)    $(18,180)(3) $(11,528)(4)
Other income (expense),
 net.....................  25,867 (1)   3,113 (2)    2,201       (2,225)
Provision (benefit) for
 income taxes............   9,190         984       (5,499)      (5,169)
                          -------     -------     --------     --------
Income (loss) from con-
 tinuing operations......  17,015       1,354      (10,480)      (8,584)
Income (loss) from dis-
 continued operations....     313         918          906       (9,761)(5)
                          -------     -------     --------     --------
Net income (loss)........ $17,328     $ 2,272     $ (9,574)    $(18,345)
                          =======     =======     ========     ========
Per share:
Income (loss) from con-
 tinuing operations...... $  0.55     $  0.04     $  (0.34)    $  (0.27)
Income (loss) from dis-
 continued operations....    0.01        0.03         0.03        (0.31)
                          -------     -------     --------     --------
Net income (loss)........ $  0.56     $  0.07     $  (0.31)    $  (0.58)
                          =======     =======     ========     ========
FISCAL 1993
Revenues................. $57,971     $62,137     $ 45,203     $ 41,169
                          =======     =======     ========     ========
Operating income (loss).. $ 1,983     $  (725)    $   (984)    $ (1,563)
Other income (expense),
 net.....................    (307)     (1,054)      17,451 (6)   (1,192)
Provision (benefit) for
 income taxes............     191        (888)       5,599       (1,102)
                          -------     -------     --------     --------
Income (loss) from con-
 tinuing operations......   1,485        (891)      10,868       (1,653)
Income (loss) from dis-
 continued operations....    (447)       (651)        (378)       1,040
                          -------     -------     --------     --------
Net income (loss)........ $ 1,038     $(1,542)    $ 10,490     $   (613)
                          =======     =======     ========     ========
Per share:
Income (loss) from con-
 tinuing operations...... $  0.06     $ (0.04)    $   0.38     $  (0.06)
Income (loss) from dis-
 continued operations....   (0.02)      (0.02)       (0.01)        0.04
                          -------     -------     --------     --------
Net income (loss)........ $  0.04     $ (0.06)    $   0.37     $  (0.02)
                          =======     =======     ========     ========

--------
(1) Includes a pretax gain of $33.9 million from the sale of 3.75 million shares of Tidewater common stock and a $6.8 million prepayment penalty in connection with the partial prepayment of Zapata's Norex indebtedness.
(2) Includes a pretax gain of $3.6 million from the sale of 375,175 shares of Tidewater common stock.
(3) Includes an $18.8 million valuation provision for oil and gas property valuation.
(4) Includes a $10.4 million valuation provision for oil and gas property valuation.
(5) Includes the estimated loss to be realized on disposal of the marine protein operations including a fourth quarter adjustment to insurance claims of $590,000, net of tax.
(6) Includes a pretax gain of $32.9 million from the sale of 3.5 million shares of Tidewater common stock, a $6.4 million prepayment penalty in connection with the refinancing of Zapata's senior indebtedness and a $6.0 million write-down of Zapata's investment in Arethusa to approximate estimated market value. A $300,000 gain was recorded in the fourth quarter when Zapata disposed of its investment in Arethusa.

                              MANAGEMENT'S REPORT

To the Stockholders, Zapata Corporation:

  The management of Zapata Corporation has prepared and is responsible for the financial statements and related financial data contained in this report. The financial statements were prepared in accordance with generally accepted accounting principles and by necessity include certain amounts determined using management's best estimates and judgements.

  Management is responsible for and maintains accounting and internal control systems which provide reasonable assurance that, among other things, assets are safeguarded and transactions are properly authorized and recorded to permit the preparation of financial statements in accordance with generally accepted accounting principles. The accounting and internal control systems are supported by written policies and procedures. Management believes that as of this date, the Company's system of internal controls is adequate to accomplish the objectives discussed herein.

  The financial statements have been audited by independent public accountants nominated by the Board of Directors and elected by the stockholders. Their audits were made in accordance with generally accepted auditing standards and accordingly, they have obtained an overall understanding of the Company's system of internal accounting controls and have conducted other tests as they consider necessary to support their opinion on the financial statements.

  The Board of Directors, through its Audit Committee composed exclusively of outside directors, is responsible for reviewing and monitoring the financial statements and accounting practices. The Audit Committee meets periodically with management and the independent public accountants to ensure that each is properly discharging its duties. The independent public accountants have full and free access to, and meet with, the Audit Committee, with or without the presence of management.

                                          Malcolm I. Glazer
                                          Chairman, President and Chief
                                           Executive Officer

                                          Lamar C. McIntyre
                                          Vice President, Chief Financial
                                           Officer,
                                          and Treasurer

December 29, 1994

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

  Not applicable.

                                    PART III

ITEM 10. DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

  Pursuant to General Instruction G of Form 10-K, the information called for by
Item 10 of Part III of Form 10-K is incorporated by reference to the information set forth in the Company's definitive proxy statement relating to the 1995 Annual Meeting of Stockholders of the Company (the "1995 Proxy Statement") to be filed pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in response to Items 401 and 405 of Regulation S-K under the Securities Act of 1933, as amended, and the Exchange Act ("Regulation S-K"), or if the 1995 Proxy Statement is not so filed within 120 days after September 30, 1994 such information will be included in an amendment to this report filed not later than the end of such period. Reference is also made to the information appearing in Item 1 of Part I of this Annual Report on Form 10-K under the caption "Business--Executive Officers of the Registrant."

ITEM 11. EXECUTIVE COMPENSATION

  Pursuant to General Instruction G of Form 10-K, the information called for by
Item 11 of Part III of Form 10-K is incorporated by reference to the information set forth in the 1995 Proxy Statement in response to Item 402 of Regulation S-K, or if the 1995 Proxy Statement is not so filed within 120 days after September 30, 1994 such information will be included in an amendment to this report filed not later than the end of such period.

ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  Pursuant to General Instruction G of Form 10-K, the information called for by
Item 12 of Part III of Form 10-K is incorporated by reference to the information set forth in the 1995 Proxy Statement in response to Item 403 of Regulation S-K, or if the 1995 Proxy Statement is not so filed within 120 days after September 30, 1994 such information will be included in an amendment to this report filed not later than the end of such period.

ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Pursuant to General Instruction G of Form 10-K, the information called for by
Item 13 of Part III of Form 10-K is incorporated by reference to the information set forth in the 1995 Proxy Statement in response to Item 404 of Regulation S-K, or if the 1995 Proxy Statement is not so filed within 120 days after September 30, 1994 such information will be included in an amendment to this report filed not later than the end of such period.

                                    PART IV

ITEM 14. EXHIBITS, FINANCIAL STATEMENT SCHEDULES AND REPORTS ON FORM 8-K.

  (A) LIST OF DOCUMENTS FILED.

                                                                           PAGE
                                                                           ----
  (1) Consolidated Financial statements, Zapata Corporation and subsidiary companies--
       Report of Coopers & Lybrand L.L.P., independent public accountants.  30
       Report of Arthur Andersen LLP, independent public accountants, dated December 17, 1993 ..........................................  31
       Consolidated balance sheet--September 30, 1994 and 1993............  32
       Consolidated statement of operations for the years ended Septmeber
        30, 1994, 1993 and 1992...........................................  34
       Consolidated statement of cash flows for the years ended September
        30, 1994, 1993 and 1992...........................................  35
       Consolidated statement of stockholders' equity for the years ended
        September 30, 1994, 1993 and 1992.................................  36
       Notes to consolidated financial statements.........................  37
  (2) Supplemental Schedule:
       Report of Coopers & Lybrand L.L.P., independent public accountants.  68
       III--Zapata Corporation (parent company condensed financial statements).......................................................  69

  All schedules, except those listed above, have been omitted since the information required to be submitted has been included in the financial statements or notes or has been omitted as not applicable or not required.

  (3) Exhibits

  The exhibits indicated by an asterisk (*) are incorporated by reference.

 EXHIBIT
 NUMBER                            DESCRIPTION OF EXHIBIT
 -------                           ----------------------
     3(a)*  --Restated Certificate of Incorporation of Zapata filed with
             Secretary of State of Delaware May 3, 1994 (Exhibit 3(a) to
             Current Report on Form 8-K dated April 27, 1994 (File No. 1-
             4219)).
     3(b)*  --Certificate of Designation, Preferences and Rights of $1
             Preference Stock (Exhibit 3(c) to Zapata's Quarterly Report on
             Form 10-Q for the fiscal quarter ended March 31, 1993 (File No. 1-
             4219)).
     3(c)*  --Certificate of Designation, Preferences and Rights of $100
             Preference Stock (Exhibit 3(d) to Zapata's Quarterly Report on
             Form 10-Q for the fiscal quarter ended March 31, 1993 (File No. 1-
             4219)).
     3(d)   --By-laws of Zapata, as amended effective August 17, 1994.
     4(a)*  --Second Amended and Restated Master Restructuring Agreement, dated as of April 16, 1993 between Zapata and Norex Drilling Ltd.
             (Exhibit 12 to Zapata's Amendment No. 3 to Schedule 13D dated
             April 30, 1993).
     4(b)*  --First Amendment to Second Amended and Restated Master
             Restructuring Agreement dated as of May 17, 1993 between Zapata and Norex Drilling, Ltd. (Exhibit 4(c) to Zapata's Registration
             Statement on Form S-1 (No. 33-68034)).
     4(c)*  --Second Amendment to Second Amended and Restated Master
             Restructuring Agreement, dated as of December 17, 1993 between
             Zapata and Norex Drilling, Ltd. (Exhibit 4(c) to Zapata's Annual
             Report on Form 10-K for the fiscal year ended September 30, 1993
             (File No. 1-4219)).
     4(d)*  --Securities Liquidity Agreement, dated as of December 19, 1990, by and among Zapata and each of the securities holders parties thereto (Exhibit 4(b) to Zapata's Annual Report on Form 10-K for
             the fiscal year ended September 30, 1990 (File No. 1-4219)).
Certain instruments respecting long-term debt of Zapata and its subsidiaries have been omitted pursuant to Regulation S-K, Item 601. Zapata hereby agrees to furnish a copy of any such instrument to the Commission upon request.
    10(a)*+ --Zapata 1990 Stock Option Plan (Exhibit 10(b) to Zapata's Annual
             Report on Form 10-K for the fiscal year ended September 30, 1990
             (File No. 1-4219)).
    10(b)*+ --First Amendment to Zapata 1990 Stock Option Plan (Exhibit 10(c)
             to Zapata's Registration Statement on Form S-1 (Registration No.
             33-40286)).
    10(c)*+ --Zapata Special Incentive Plan, as amended and restated effective
             February 6, 1992 (Exhibit 10(a) to Zapata's Quarterly Report on
             Form 10-Q for the quarter ended March 31, 1992 (File No. 1-4219)).
    10(d)*+ --Zapata 1981 Stock Incentive Plan, as amended and restated
             effective February 12, 1986 (Exhibit 19(a) to Zapata's Quarterly
             Report on Form 10-Q for the fiscal quarter ended March 31, 1986
             (File No. 1-4219)).
    10(e)*+ --Zapata Supplemental Pension Plan effective as of April 1, 1992
             (Exhibit 10(b) to Zapata's Quarterly Report on Form 10-Q for the
             quarter ended March 31, 1992 (File No. 1-4219)).
    10(f)*+ --Zapata Annual Incentive Plan effective January 1, 1991 (Exhibit
             10(h) to Zapata's Registration Statement on Form S-1 (Registration
             No. 33-40286)).
    10(g)*+ --Employment Agreement dated as of April 15, 1991 between Zapata and Marvin Migura (Exhibit 10(n) to Zapata's Registration
             Statement on Form S-1 (Registration No. 33-40268)).
    10(h)*+ --Employment Agreement dated as of April 15, 1991 between Zapata and David W. Skarke (Exhibit 10 m) to Zapata's Annual Report on
             Form 10-K for the fiscal year ended September 30, 1991 (File No.
             1-4219)).

 EXHIBIT
 NUMBER                            DESCRIPTION OF EXHIBIT
 -------                           ----------------------
    10(i)*+ --Incentive Appreciation Agreement, dated November 12, 1992, between Cimarron Gas Companies, Inc. and Robert W. Jackson
             (Exhibit 2(b) to Zapata's Current Report on Form 8-K dated
             November 24, 1992 (File No. 1-4219)).
    10(j)*+ --Cimarron Gas Companies, Inc. Incentive Appreciation Plan,
             effective as of September 30, 1992 (Exhibit 2(c) to Zapata's
             Current Report on Form 8-K dated November 24, 1992 (File No. 1-
             4219)).
    10(k)*+ --Employment Agreement, dated November 12, 1992, between Cimarron
             Gas Companies, Inc. and Robert W. Jackson (Exhibit 10 to Zapata's
             Current Report on Form 8-K dated November 24, 1992 (File No. 1-
             4219)).
    10(l)*+ --Consulting Agreement between Ronald C. Lassiter and Zapata
             Corporation dated as of July 15, 1994 (Exhibit 10(a) to Zapata's
             Quarterly Report on Form 10-Q for the fiscal quarter ended June
             30, 1994 (File No. 1-4219)).
    10(m)*  --Agreement dated as of July 1, 1993 among Zapata Corporation,
             Malcolm I. Glazer, Avram A. Glazer and Norex Drilling Ltd.
             (Exhibit 1 to Zapata's Current Report on Form 8-K dated July 1,
             1993 (File No. 1-4218)).
    10(n)*  --Release Agreement dated as of July 1, 1993 among Zapata
             Corporation, Malcolm I. Glazer and Avram A. Glazer (Exhibit 10(b)
             to Zapata's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1993 (File No. 1-4219)).
    10(o)*  --Merger, Purchase and Sale Agreement dated as of August 5, 1993 by and among Zapata, Zapata Compression Investments, Inc., Zapata
             Rentals, Inc., Zapata Energy Industries, Inc. and EII, Rentals,
             Cormar Enerquip, Holt Company of Louisiana and the shareholder thereof (Exhibit 10(f) to Zapata's Quarterly Report on Form 10-Q
             for the fiscal quarter ended June 30, 1993 (File No. 1-4219)).
    10(p)*  --Real Property Purchase and Sale Agreement, dated as of August 5,
             1993 by and between Zapata Energy Industries, Inc., as Purchaser, and Holt Commercial Properties Ltd., as Seller, (Exhibit 10(g) to
             Zapata's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1993).
    10(q)+  --Noncompetition Agreement dated as of November 9, 1993 by and among Zapata Corporation and Peter M. Holt and Benjamin D. Holt,
             Jr.
    10(r)*+ --Consulting Agreement dated as of November 9, 1993 between Zapata
             Corporation and Peter M. Holt.
    10(s)*  --Stock Purchase Agreement dated as of September 14, 1993 by and among Cimarron Gas Holding Company, Zapata, and those shareholders of Stellar Energy Corporation, Stellar Pipeline Company, Stellar
             Transmission Corporation, and Kodiak Compression, Inc. (Exhibit
             10(ai) to Zapata's Registration Statement on Form S-1 (No. 33-
             68034)).
    10(t)+  --Employment Agreement between Lamar C. McIntyre and Zapata
             Corporation dated as of October 1, 1994.
    10(u)+  --Consulting Agreement dated as of July 1, 1994 between Zapata
             Corporation and Thomas H. Bowersox.
    10(v)*  --Amendment No. 1 to the Merger, Purchase and Sale Agreement dated as of November 4, 1993 by and among Zapata, Zapata Compression
             Investments, Inc., Zapata Rentals, Inc., Zapata Energy Industries,
             Inc. and EII, Rentals, Cormar, Enerquip, Holt Company of Louisiana
             and the Shareholders thereof (Exhibit 10(aj) to Zapata's
             Registration Statement on Form S-1 (No. 33-68034)).
    10(w)*+ --Participation Agreement dated as of November 12, 1992 between
             Cimarron Gas Companies, Inc. and Robert W. Jackson (Exhibit 10(am)
             to Zapata's Registration Statement on Form S-1 (No. 33-68034)).

 EXHIBIT
 NUMBER           DESCRIPTION OF EXHIBIT
 -------          ----------------------
    21    --Subsidiaries of the Registrant.
    23(a) --Consent of Huddleston & Co., Inc.
    23(b) --Consent of Coopers & Lybrand L.L.P.
    23(c) --Consent of Arthur Andersen LLP
    24    --Powers of attorney.
    27    --Financial Data Schedule

--------
+ Management contract or compensatory plan or arrangement required to be filed as an exhibit pursuant to the requirements of Item 14(c) of Form 10-K.

  (B) REPORTS ON FORM 8-K.

  Current Report of Form 8-K dated July 11, 1994 with respect to a press release announcing the separation of Zapata Protein, Inc., the Company's menhaden fishing and marine protein subsidiary; and the change in the management of Zapata.

  Current Report on Form 8-K dated August 18, 1994 with respect to a press release announcing the initiation of a stock repurchase plan for holders of Zapata Common Stock with less than 100 shares.

  (C) FINANCIAL STATEMENT SCHEDULES.

  Filed herewith as financial statement schedules is the schedule supporting Zapata's consolidated financial statements listed under paragraph (a) of this Item, and the Independent Public Accountants' Report with respect thereto.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders and Board of Directors,
Zapata Corporation:

  Our report on the consolidated financial statements of Zapata Corporation and subsidiaries as of and for the year ended September 30, 1994, is included on page 30 of this Form 10-K. In connection with our audit of such financial statements, we have also audited the related financial statement schedule for the year ended September 30, 1994 listed in Item 14(a)(2) of this Form 10-K.

  In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly, in all material respects, the information required to be included therein.

                                          Coopers & Lybrand L.L.P.

Houston, Texas
December 16, 1994

                                                                    SCHEDULE III

                               ZAPATA CORPORATION
                             (PARENT COMPANY ONLY)

                            CONDENSED BALANCE SHEET

                                                                   SEPTEMBER 30,
                                                                       1994
                                                                   -------------
                                                                        (IN
                                                                    THOUSANDS)
Current assets:
  Cash and cash equivalents.......................................   $ 11,096
  Receivables.....................................................        700
  Prepaid expenses and other current assets.......................      1,918
                                                                     --------
    Total current assets..........................................     13,714
                                                                     --------
Investments and other assets:
  Investments in and advances to subsidiaries*....................    174,629
  Investment in equity securities.................................     14,471
  Other assets....................................................      6,026
                                                                     --------
    Total investments and other assets............................    195,126
                                                                     --------
Property and equipment:
  Cost............................................................      5,213
  Accumulated depreciation, depletion and amortization............     (3,316)
                                                                     --------
                                                                        1,897
                                                                     --------
    Total assets..................................................   $210,737
                                                                     ========
Current liabilities:
  Accrued liabilities.............................................   $  2,871
  Accrued interest................................................        533
  Income taxes payable............................................        268
                                                                     --------
    Total current liabilities.....................................      3,672
                                                                     --------
Long-term debt....................................................     43,363
                                                                     --------
Other liabilities.................................................      9,160
                                                                     --------
Stockholders' equity..............................................    154,542
                                                                     --------
    Total liabilities and stockholders' equity....................   $210,737
                                                                     ========

--------
*  Eliminated in consolidation.

        This condensed statement should be read in conjunction with the Consolidated Financial Statements and Notes thereto which are included in Item
                                   8 herein.

                                                                    SCHEDULE III
                                                                     (CONTINUED)

                               ZAPATA CORPORATION
                             (PARENT COMPANY ONLY)

                       CONDENSED STATEMENT OF OPERATIONS

                                                                    YEAR ENDED
                                                                   SEPTEMBER 30,
                                                                       1994
                                                                   -------------
                                                                        (IN
                                                                    THOUSANDS)
Expenses:
  Depreciation....................................................   $  2,321
  General and administrative......................................      4,127
                                                                     --------
                                                                        6,448
                                                                     --------
Operating loss....................................................     (6,448)
                                                                     --------
Other income (expense):
  Interest income.................................................        841
  Interest expense................................................     (5,714)
  Gain on sale of Tidewater common stock..........................     37,457
  Equity in loss of subsidiaries..................................    (29,452)
  Other...........................................................     (4,429)
                                                                     --------
                                                                       (1,297)
                                                                     --------
Loss before income taxes..........................................     (7,745)
Provision for income taxes........................................        574
                                                                     --------
Net loss..........................................................   $ (8,319)
                                                                     ========



        This condensed statement should be read in conjunction with the Consolidated Financial Statements and Notes thereto which are included in Item
                                   8 herein.

                                                                    SCHEDULE III
                                                                     (CONTINUED)

                               ZAPATA CORPORATION
                             (PARENT COMPANY ONLY)

                       CONDENSED STATEMENT OF CASH FLOWS

                                                                   YEAR ENDED
                                                                  SEPTEMBER 30,
                                                                      1994
                                                                  -------------
                                                                       (IN
                                                                   THOUSANDS)
Cash flow used by operating activities:
  Net loss.......................................................   $ (8,319)
  Adjustments to reconcile net loss to net cash used by operating activities:
    Depreciation.................................................      2,321
    Gain on sale of assets.......................................    (37,457)
    Equity in loss of subsidiaries...............................     29,452
    Changes in assets and liabilities:
      Receivables................................................       (700)
      Accounts payable and accrued liabilities...................       (991)
      Deferred income taxes......................................     (4,137)
      Other assets and liabilities...............................      5,844
                                                                    --------
        Total adjustments........................................     (5,668)
                                                                    --------
        Net cash used by operating activities....................    (13,987)
                                                                    --------
Cash flow provided by investing activities:
  Proceeds from sale of Tidewater common stock...................     85,853
  Restricted cash investments....................................     74,083
  Advances from subsidiaries.....................................     17,582
  Business acquisitions, net of cash acquired....................    (73,222)
  Capital expenditures...........................................        (67)
                                                                    --------
        Net cash provided by investing activities................    104,229
                                                                    --------
Cash flow used by financing activities:
  Principal payments of long-term obligations....................    (85,524)
  Preferred stock redemption.....................................     (2,245)
  Dividend payments..............................................     (1,566)
                                                                    --------
        Net cash used by financing activities....................    (89,335)
                                                                    --------
Net increase in cash and cash equivalents........................        907
Cash and cash equivalents at beginning of year...................     10,189
                                                                    --------
Cash and cash equivalents at end of year.........................   $ 11,096
                                                                    ========


        This condensed statement should be read in conjunction with the Consolidated Financial Statements and Notes thereto which are included in Item
                                   8 herein.

                                                                    SCHEDULE III
                                                                     (CONCLUDED)

                               ZAPATA CORPORATION
                             (PARENT COMPANY ONLY)

                    NOTES TO CONDENSED FINANCIAL STATEMENTS

NOTE 1. LONG-TERM OBLIGATION

  Zapata Corporation leases office space in accordance with an agreement that expires in August 2002. Annual payments are approximately $480,000 until August 31, 1997 and approximately $629,000 thereafter.

NOTE 2. ANNUAL MATURITIES OF LONG-TERM DEBT

  The annual maturities of long-term debt for the five years ending September 30, 1999 are as follows (in thousands):

      1995             1996                      1997                     1998                   1999
      ----            -------                   -------                   ----                   ----
      $ --            $17,500                   $15,621                   $ --                   $ --


        This condensed statement should be read in conjunction with the Consolidated Financial Statements and Notes thereto which are included in Item
                                   8 herein.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED.

                                                 ZAPATA CORPORATION
                                                        (Registrant)



                                         By:Lamar C. McIntyre
                                            ___________________________________
                                           (Lamar C. McIntyre, Vice President
                                              and Chief Financial Officer)

December 1, 1994

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THIS REPORT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS ON BEHALF OF THE REGISTRANT AND IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----


         Malcolm I. Glazer*          Principal Executive Officer    December 1, 1994
____________________________________ and Director of the
        (Malcolm I. Glazer)          Registrant


         Lamar C. McIntyre           Principal Financial and        December 1, 1994
____________________________________ Accounting Officer of the
        (Lamar C. McIntyre)          Registrant


           Peter M. Holt*
____________________________________
          (Peter M. Holt)


          Avram A. Glazer*
____________________________________
         (Avram A. Glazer)



        Ronald C. Lassiter *         Directors of the Registrant    December 1, 1994
____________________________________
        (Ronald C. Lassiter)


           Kristian Siem*
____________________________________
          (Kristian Siem)


    *By:   Lamar C. McIntyre
   (Lamar C. McIntyre, Attorney-in-
               Fact)


================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                             _____________________

                                  FORM 10-K/A

        [X]  ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (FEE REQUIRED)

                 For the fiscal year ended September 30, 1994

                                      OR

        [ ]  TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
               SECURITIES EXCHANGE ACT OF 1934 (NO FEE REQUIRED)

                For the transition period from ______ to ______

                        COMMISSION FILE NUMBER: 1-4219

                              ZAPATA CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             STATE OF DELAWARE                C-74-1339132
     (STATE OR OTHER JURISDICTION OF        (I.R.S. EMPLOYER
      INCORPORATION OR ORGANIZATION)       IDENTIFICATION NO.)

              P.O. BOX 4240
             HOUSTON, TEXAS                    77210-4240
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)      (ZIP CODE)

      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (713) 940-6100
                               _________________

SECURITIES REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

                                                NAME OF EACH EXCHANGE ON
       TITLE OF EACH CLASS                      WHICH REGISTERED
       -------------------                      -------------------------------
Common Stock, $0.25 par value...............    New York Stock Exchange
10 1/4% Subordinated Debentures due 1997....    New York Stock Exchange
10 7/8% Subordinated Debentures due 2001....    New York Stock Exchange

SECURITIES REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:
$2 Noncumulative Convertible Preference Stock, $1 par value.

          On December 28, 1994, there were outstanding 31,721,804 shares of the Company's Common Stock, $0.25 par value. The aggregate market value of the Company's voting stock held by non affiliates of the Company is $54,378,549, based on the closing price in consolidated trading on December 28, 1994, for the Company's Common Stock, the value of the number of shares of Common Stock into which the Company's $2 Preference Stock was convertible on such date and the redemption value of the Company's $6 Preferred Stock (which is not traded).

          INDICATE BY CHECK MARK WHETHER THE REGISTRANT (1) HAS FILED ALL REPORTS REQUIRED TO BE FILED BY SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934 DURING THE PRECEDING 12 MONTHS (OR FOR SUCH SHORTER PERIOD THAT THE REGISTRANT WAS REQUIRED TO FILE SUCH REPORTS), AND (2) HAS BEEN SUBJECT TO SUCH FILING REQUIREMENTS FOR THE PAST 90 DAYS, YES /X/, NO / /.

          INDICATE BY CHECK MARK IF DISCLOSURE OF DELINQUENT FILERS PURSUANT TO
ITEM 405 OF REGULATION S-K IS NOT CONTAINED HEREIN, AND WILL NOT BE CONTAINED, TO THE BEST OF REGISTRANT'S KNOWLEDGE, IN DEFINITIVE PROXY OR INFORMATION STATEMENTS INCORPORATED BY REFERENCE IN PART III OF THIS FORM 10-K OR ANY AMENDMENT TO THIS FORM 10-K. /X/

DOCUMENTS INCORPORATED BY REFERENCE: NONE

================================================================================

          The information appearing under the caption "Executive Officers of the Registrant" in Item 1 of the Company's Annual Report on Form 10-K for the year ended September 30, 1994 is amended to read in its entirety as set forth below. The amended information reflects the Company's determination that Joseph B. Mokry, an officer of a subsidiary of the Company, should be considered an executive officer of the Company.

EXECUTIVE OFFICERS OF REGISTRANT

          The names, ages and current offices of the executive officers of the Company, who are to serve until the next annual meeting of the Board of Directors to be held in 1995, are set forth below. Also indicated is the date when each such person commenced serving as an executive officer of the Company.

                                                                                     DATE BECAME
NAME AND AGE                                        OFFICE                           EXECUTIVE OFFICER
------------                 -----------------------------------------------------   -----------------
Malcolm I. Glazer (66 )..    Chairman of the Board of Directors,                     July 1994
                              Chief Executive Officer and President
Ronald C. Lassiter (62)..    Acting Chief Operating Officer                          December 1994
Lamar C. McIntyre (56)...    Vice President, Chief Financial Officer and Treasurer   October 1994
Bruce K. Williams (46)...    Chairman, President and Chief Executive Officer
                              of Zapex                                               July 1987
Robert W. Jackson (51)...    President and Chief Executive Officer of Cimarron       November 1992
Joseph B. Mokry (47).....    President and Chief Operating Officer of
                              Energy Industries                                      January 1995

         A description of the business experience during the past five years for each of the executive officers of Zapata is set forth below.

         Malcolm I. Glazer, a director since 1993, has served as Chairman of the Board of Directors since July 1994; and as President and Chief Executive Officer since August 1994. He is also a self-employed, private investor whose diversified portfolio consists of investments in television broadcasting, restaurants, restaurant equipment, health care, banking, real estate, stocks, government securities and corporate bonds, for more than the past five years.
He is a director and Chairman of the Board of Gilbert/Robinson Restaurants, Inc. (a restaurant holding company) and he is a director of Specialty Equipment Companies, Inc. He is 66 years of age and serves on the Executive Committee and Nominating Committee of the Company's Board of Directors. His current term of office as a director expires in 1996.

         Ronald C. Lassiter, who has served as acting Chief Operating Officer of Zapata since December 1994, has been a director since 1974 and was Chairman of the Board of Directors of Zapata from December 1985 to July 1994. From January 1983 to July 1994, he served as Chief Executive Officer of Zapata, and from July 1994 until December 1994, he served as Chairman and Chief Executive Officer of Zapata Protein, Inc. In December 1994, Mr. Lassiter withdrew from an active management role with Zapata Protein, Inc. as a result of his participation in a group seeking to acquire that subsidiary. He has served in various positions with Zapata since 1970, and he served as a director of Zapata Gulf Marine Corporation from November 1984 to January 1992. Mr. Lassiter also serves as a director of Daniel Industries, Inc.

         Lamar C. McIntyre has served as Vice President, Chief Financial Officer and Treasurer since October 1994. He served as Vice President, Tax from October 1990 through November 1991, and Vice President, Tax and Treasurer from December 1991 through September 1994.

         Bruce K. Williams has served as Chairman, President and Chief Executive Officer of Zapex since January 1991. He served as President of Zapex from July 1987 to January 1991, as Executive Vice President of Zapex from January 1986 to July 1987 and as Vice President-Business Development and Administration of Zapex from January 1983 to January 1986.

         Robert W. Jackson has served as President and Chief Executive Officer of Cimarron since its acquisition by Zapata in November 1992, and for at least the five years prior thereto he was the principal stockholder and chairman and chief executive officer of Cimarron and its predecessors.

         Joseph B. Mokry has served as President and Chief Operating Officer of Energy Industries for more than the past five years and held various management positions for the previous twelve years. He is a member of the executive management committee for Holt Companies.

================================================================================

         The information appearing on Part III to the Company's Annual Report on Form 10-K for the year ended September 30, 1994 is amended to read in its entirety as set forth below.

                                   PART III

ITEM 10.  DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

         The information set forth under "Item 1. Business--Executive Officers of the Registrant" is incorporated herein by reference.

         Set forth below is information respecting the directors of the Company. Each director is elected for a term of three years and serves until his successor is elected and qualified. Ages given are as of December 15, 1994.

         Malcolm I. Glazer, a director since 1993, has served as Chairman of the Board of Directors since July 1994, and as President and Chief Executive Officer of Zapata since August 1994. He also has been a self-employed, private investor whose diversified portfolio consists of investments in television broadcasting, restaurants, restaurant equipment, health care, banking, real estate, stocks, government securities and corporate bonds for more than the past five years. He is a director and Chairman of the Board of Gilbert/Robinson Restaurants, Inc. (a restaurant holding company) and he is a director of Specialty Equipment Companies, Inc. He is 66 years of age and serves on the Executive Committee and Nominating Committee of the Company's Board of Directors. His current term of office as a director expires in 1996.

         Kristian Siem has been a director since 1993. He has been chairman of the Norex Group (a diversified holding company engaged in shipping, drilling, passenger cruise vessels, insurance brokering and travel agencies) since 1979. He served as Chief Operating Officer of the Company from August 1994 until December 1994. Mr. Siem is Chairman of the Board of Directors and Chief Executive Officer of Norex

America, Inc., Chairman of the Board of Directors of Wilrig AS, and a director of Drayton Blue Chip Trust Plc, Lowndes Lambert Group Holdings Plc, DI Industries, Inc. and Det Sondenfjelds-Norske Dampskibsselskab. He is 45 years of age. His current term of office as a director expires in 1997.

         Avram A. Glazer, a director since 1993, has been employed by, and has worked on behalf of, for the past five years Malcolm I. Glazer and a number of entities owned and controlled by Malcolm I. Glazer. He also serves as a director of Gilbert/Robinson Restaurants, Inc. (a restaurant holding company) and a director of Specialty Equipment Companies, Inc. He is 34 years of age and serves on the Executive Committee and Nominating Committee of the Company's Board of Directors. His current term of office as a director expires in 1996. Avram A. Glazer is the son of Malcolm I. Glazer.

         Peter M. Holt has been a director since November 1993. Since July 1984, he has served as Chief Executive Officer of Energy Industries, Inc., which was acquired by Zapata in November 1993. He is also the Chief Executive Officer of certain other companies, including Caterpillar equipment dealerships and companies engaged in used machinery sales, aircraft sales and real estate investment, a position he has held with each such entity for more than the past five years. Mr. Holt is also a director of Texas Commerce Bank, San Antonio, and Chairman of the Board of DUECO, a used equipment cooperative. He is 46 years of age and serves on the Nominating Committee of the Company's Board of Directors. His current term of office as a director expires in 1997.

         Ronald C. Lassiter, a director since 1974, has been acting Chief Operating Officer of Zapata since December 1994. He was Chairman of the Board of Directors of Zapata from December 1985 to July 1994 and Chief Executive Officer of Zapata from January 1983 to July 1994. He has served in various positions with Zapata since 1970, and he served as a director of Zapata Gulf Marine Corporation from November 1984 to January 1992. Mr. Lassiter also serves as a director of Daniel Industries, Inc. He is 62 years of age and serves on the Executive Committee and Compensation Committee of the Company's Board of Directors. His current term of office as a director expires in 1996.

         Luther W. Miller, a director since December 1994, has served as senior attorney in the Rochester, New York law firm of Cooke & Miller for more than the past five years. He is 62 years of age and serves on the Audit Committee and Nominating Committee of the Company's Board of Directors. His current term of office as a director expires in 1995.

         Myrl S. Gelb, a director since December 1994, has served as President
and director of Savannah Bank, N.A. for more than the past five years.   He is
57 years of age and serves on the Executive Committee, Audit Committee and Compensation Committee of the Company's Board of Directors. His current term of office as a director expires in 1995.

         On July 1, 1993, Malcolm I. Glazer, Avram A. Glazer and Norex Drilling, Ltd. entered into an agreement pursuant to which the Company agreed that the Board of Directors would elect and did elect Malcolm I. Glazer, Avram A. Glazer and Kristian Siem to serve as directors on the Company's Board of Directors. Malcolm I. Glazer and Avram A. Glazer became Class I directors and Mr. Siem became a Class II director.

         In connection with the acquisition of Energy Industries, Inc. ("Energy Industries"), the Company agreed to use its best efforts to elect Peter M. Holt as a member of the Board of Directors and as a member of the Executive Committee and Nominating Committee of the Board of Directors. In November 1993, the

Board of Directors elected Mr. Holt as a Class II director. If the term of office for the class of directors for which Mr. Holt was elected expires prior to 1996, the Company agreed to use its best efforts to cause the Nominating Committee of the Board of Directors to nominate Mr. Holt as a director of the Company for an additional three-year term.

         Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during the fiscal year ended September 30, 1994 and Forms 5 and amendments thereto with respect to such year and certain written representations that no Form 5 is required, the Company believes that no person subject to Section 16 of the Securities Exchange Act of 1934 with respect to the Company failed to file on a timely basis, as disclosed in such Forms, reports required by Section 16(a) of such Act during such fiscal year or prior years.

ITEM 11.  EXECUTIVE COMPENSATION.

          The following tables sets forth information regarding annual, long-term and other compensation with respect to the fiscal years ended September 30, 1994, 1993 and 1992 for services in all capacities rendered to the Company by the persons who served as chief executive officer during fiscal 1994 and the four most highly compensated executive officers of the Company other than the chief executive officer who was serving as executive officer on September 30, 1994 (the "Named Officers").

                                                    SUMMARY COMPENSATION TABLE
                                                                                          LONG-TERM
                                                 ANNUAL COMPENSATION                      COMPENSATION
                                                ---------------------                     ------------
                                                                                                            ALL OTHER
                                                              SALARY        BONUS           LTIP              COMP.
   NAME AND PRINCIPAL POSITION                    YEAR           $            $           PAYOUTS($)         ($)(4)
-----------------------------------------       -------      --------     -----------     ----------       ----------
Malcolm I. Glazer, Chairman and
 Chief Executive Officer (1).............         1994        29,800(1)           --             --              --

Ronald C. Lassiter, Chairman and
 Chief Executive Officer of
 Zapata Protein, Inc. (2)................          1994       361,779(2)          --             --              --
                                                   1993       358,600(2)     175,000             --           2,100
                                                   1992       358,600        125,510      2,006,519(3)        1,200

Robert W. Jackson, President and Chief
 Executive Officer of Cimarron (5).......          1994       200,000             --             --              --
                                                   1993       200,000             --             --              --

Marvin J. Migura, Senior Vice President
  and Chief Financial Officer (6)                  1994       165,600             --             --           3,600
                                                   1993       165,600         70,000             --           3,000
                                                   1992       162,970         57,960             --           1,400

Joseph B. Mokry, President and Chief
  Operating Officer of Energy
 Industries, Inc.........................          1994       172,260         100,080            --           8,512

Kristian Siem
 Chief Operating Officer (7).............          1994        92,348              --            --              --

________________
(1) In August 1994, Mr. Glazer was elected as Chairman, President and Chief Executive Officer. He received no compensation during the period for acting in these capacities other than director and board committee fees, which are included in the "Salary" column.

(2) Mr. Lassiter served as Chief Executive Officer during fiscal 1992 and 1993 and until July 1994. From July 1994 until December 1994, he was Chairman and Chief Executive Officer of Zapata Protein, Inc. In December 1994, Mr. Lassiter withdrew from an active management role with Zapata Protein, Inc. as a result of his participation in a group seeking to acquire that subsidiary. Since December 1994, he has been acting Chief Operating Officer of Zapata Corporation. Amounts in the "Salary" column include amounts paid to Mr. Lassiter under the consulting agreement described below under "Employment Agreements and Other Incentive Plans."

(3) In connection with the merger of Zapata Gulf with a subsidiary of Tidewater, Inc. in January 1992, Mr. Lassiter received this payment under the Equity Incentive Plan established by Zapata Gulf in 1989. There are no further amounts payable under this plan.

(4) The amounts indicated represent the Company's contributions to the profit-sharing plan.

(5)  Mr. Jackson became an executive officer of the Company in November 1992.

(6) Mr. Migura resigned as an executive officer of the Company effective as of October 28, 1994.

(7) Mr. Siem was Chief Executive Officer during July and August 1994 and Chief Operating Officer from August 1994 until December 1994. The amount shown in the "Salary" column for Mr. Siem includes director and board committee fees and amounts paid under a consulting agreement with the Company providing for his services as Chief Operating Officer.

AGGREGATED FISCAL YEAR-END OPTION VALUES

                                           NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                                          UNDERLYING UNEXERCISED            IN-THE-MONEY OPTIONS
                                        OPTIONS AT FISCAL YEAR-END      OPTIONS AT FISCAL YEAR-END ($)
                                        ----------------------------    ------------------------------
                                         Exercisable    Unexercisable    Exercisable     Unnexercisable
                                        -----------    -------------    -----------     --------------
Malcolm I. Glazer...........                6,666          13,334               0              0
Ronald C. Lassiter..........              244,000               0         335,000              0
Robert W. Jackson...........                    0               0               0              0
Marvin J. Migura............              140,000               0         192,500              0
Joseph B. Mokry.............                    0               0               0              0
Kristian Siem...............                6,666          13,334               0              0

          The options included in the foregoing table were granted in 1990 under Zapata's 1990 Stock Option Plan, except in the case of Messrs. Glazer and Siem, whose options were granted in 1993 under the Company's Amended and Restated Special Incentive Plan with respect to their service as non-employee directors. The options were granted at market value on the date of grant and are exercisable in cumulative one-third installments commencing one year from the date of grant, with full vesting occurring on the third anniversary of the grant date. On September 30, 1994, the closing price of Common Stock on the NYSE was $4.50 per share, after giving effect to the one-for-five reverse stock split.
No options were granted to, or exercised by, the Named Officers during the year ended September 30, 1994.

PENSION PLAN INFORMATION

          Effective January 15, 1995, the Company amended its Pension Plan to provide that highly-compensated employees (those having covered annual compensation in excess of $66,000) will not earn additional benefits under the plan after that date. In addition, the Company terminated its Supplemental Pension Plan except with respect to benefits already accrued. Messrs. Glazer, Siem, Jackson and Mokry are not participants in the Pension Plan or the Supplemental Pension Plan. Mr. Lassiter retired for purposes of the Pension Plan effective August 1, 1994 and receives annual benefits of $87,860 under the Pension Plan and $203,025 under the Supplemental Pension Plan. Mr. Migura's estimated annual benefit is $62,412 (assuming payments commence at age 65 on a single life annuity basis).

EMPLOYMENT AGREEMENTS AND OTHER INCENTIVE PLANS

          Effective as of March 15, 1991, Zapata entered into employment agreements with, among others, Messrs. Lassiter and Migura. As a result of the termination of Mr. Migura's employment in October 1994, he will receive payments for three years equivalent to his base salary in effect at the time of termination ($165,600 annually). The agreements also provided for continuation of salary for a three-year period following termination of employment under certain circumstances occurring within two years after a change of control. A "change of control" for purposes of this provision occurred in July 1992. As a result of the change in Mr. Lassiter's responsibilities in July 1994, Mr. Lassiter terminated his employment under this provision of his contract. Subsequently, Mr. Lassiter entered in a consulting agreement with the Company under which he agreed to serve as Chairman and Chief Executive Officer of Zapata Protein, Inc. for the same aggregate compensation he would have been entitled to receive under the termination provisions of the employment agreement, with the payment schedule deferred over a more extended period of time so long as Mr. Lassiter continues to serve under the consulting agreement. The payments to Mr. Lassiter under these provisions are included in the "Salary" column of the Summary Compensation Table.

          Effective as of August 17, 1994, Zapata entered into a consulting agreement with Mr. Siem under which he agreed to provide certain consulting services to the Company and serve as its Chief Operating Officer in exchange for a quarterly fee of $75,000. Mr. Siem ceased to serve as the Company's Chief Operating Officer on December 15, 1994.

          The employment agreements of Messrs. Lassiter and Migura provide that all payments to be made thereunder shall be reduced as necessary such that the present value of all parachute payments, as defined under federal tax laws, will be one dollar less than three times the executive's base amount of salary, so as to avoid the excise taxes on the executive or the disallowance of a tax deduction by Zapata.

          Effective as of September 30, 1992, Cimarron entered into an employment agreement with Robert W. Jackson (the "Jackson Agreement"). The Jackson Agreement provides for Mr. Jackson's continuing employment as President, Chief Executive Officer and Director of Cimarron for a period of five years. However, if Mr. Jackson's employment is terminated for cause, his salary will cease as of such date. If Mr. Jackson's employment is terminated by death or total or permanent disability, his salary will cease as of the end of the month in which such event occurs. If Mr. Jackson's employment is terminated without cause, Cimarron will be obligated to pay the salary then being paid for the remainder of the term of the Jackson Agreement. In the event that Mr. Jackson voluntarily resigns for "good reason," Cimarron is obligated to continue to pay the salary then being paid for the remainder of the term of the Jackson Agreement. "Good reason" is defined as (i) the assignment to Mr. Jackson of any duties materially inconsistent with his position, a substantial change in his reporting responsibilities or the failure to re-elect him as President, Chief Executive Officer or Director of Cimarron; (ii) a reduction in Mr. Jackson's base salary or benefits; (iii) the transfer of Mr. Jackson; or (iv) a material breach by Cimarron of the Jackson Agreement. If Mr. Jackson voluntarily resigns without good reason, his salary will cease as of the date of resignation.

COMPENSATION OF DIRECTORS

          During the year ended September 30, 1994, those members of Zapata's Board of Directors who were not employees of the Company were paid an annual retainer of $20,000, plus $3,000 for serving as chairman of any committee, plus $700 for each Board or committee meeting attended. Effective October 1, 1994, the per meeting fee was changed to an annual fee of $1,000 for each Committee of the Board on which a Board member serves and the additional fee for serving as chairman of a committee was eliminated. Those directors who also are Zapata employees do not receive any additional compensation for their services as directors.

          Pursuant to the Company's Amended and Restated Special Incentive Plan, each non-employee director of the Company automatically receives, following initial appointment or election to the Board of Directors, a grant of options to purchase 20,000 shares of the Company's Common Stock at the fair market value on the date of the grant. Each such option is exercisable in three equal annual installments after the date of the grant.

          On August 27, 1981, Zapata and B. John Mackin, a director of Zapata until his resignation in February 1994, entered into a Consulting and Retirement Agreement pursuant to which Mr. Mackin, who was then serving as Chairman of the Board and Chief Executive Officer of Zapata, agreed to continue serving as Chairman of the Board and Chief Executive Officer of Zapata until his normal retirement date, and to serve as a consultant to the Company following his retirement. The agreement provides for annual retirement income of $225,000 for the remainder of Mr. Mackin's life and thereafter $112,500 annually to his wife should she survive him. Mr. Mackin retired as an employee of the Company on December 31, 1985 and receives the amounts provided for under the agreement.
The agreement was deemed appropriate by the Board of Directors because by serving the Company in the stated capacities, Mr. Mackin forfeited retirement benefits comparable to those provided for under such agreement and which otherwise would have accrued to him with respect to his previous employment, and he was not eligible to participate in Zapata's Pension Plan.

          In November 1993, Peter M. Holt and Zapata entered into a three-year consulting agreement pursuant to which Zapata will pay Mr. Holt an annual consulting fee of $200,000 for the first year, $150,000 for the second year and $130,000 for the third year. During the first eighteen months of the term of the consulting agreement, Mr. Holt will serve in the capacity of chairman and chief executive officer of the divisions or subsidiaries of Zapata engaged in the natural gas compression business and shall have the title of chairman and chief executive officer. Mr. Holt has agreed that, upon receipt of the written request of the chief executive officer of Zapata during such eighteen month period, he will relinquish the title of chief executive officer of such divisions or subsidiaries, but will continue to have the title of chairman of such divisions or subsidiaries. During the second eighteen months of the term of the consulting agreement, Mr. Holt will serve in the capacity of chairman of such divisions or subsidiaries and shall have the title of chairman.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

          Members of the Compensation Committee of the Board of Directors during the year ended September 30, 1994 included Messrs. Holt, M. Glazer, Siem, Daniel
P. Whitty and until his resignation in February 1994, Mr. B. John Mackin.  Mr.
A. Glazer became a member of the Committee in August 1994. Daniel P. Whitty resigned from the Board of Directors in November 1994.

          Peter M. Holt is a director of the Company and is the beneficial owner of 8.9% of the Company's Common Stock. In November 1993, the Company purchased the natural gas compression business of Energy Industries for an aggregate of $67,227,631 in cash and 13,500,000 shares of the Company's Common Stock. At the time of the acquisition, Mr. Holt was the chief executive officer of Energy Industries, as well as its majority shareholder. As part of the acquisition of Energy Industries, the Company entered into a noncompetition agreement with Mr. Holt. In exchange for Mr. Holt's covenant not to compete with the Company's natural gas compression business for a three-year period after the closing date in the states of Arkansas, Louisiana, Kansas, New Mexico, Oklahoma and Texas, the Company paid Mr. Holt $3,886,514. Also, in connection with the acquisition of Energy Industries, the Company entered into a three-year Consulting Agreement with Mr. Holt. See "Compensation of Directors," above.

          Energy Industries, now a wholly-owned subsidiary of the Company, purchases parts used in manufacturing and servicing compressors and for resale to its customers from an affiliate of Mr. Holt. Energy Industries paid approximately $7.3 to this affiliate of Mr. Holt in fiscal 1994. The Company believes that such payments are comparable to those that would have been made to other non-affiliated entities.

          Mr. Holt also uses an aircraft of another affiliated company of his for travel in connection with his duties at Energy Industries. Energy Industries pays Mr. Holt's affiliates for this usage, the amount of which was $16,085 for the fiscal year ended September 30, 1994. The Company believes that such payments are comparable to those that would be made to other non-affiliated firms for comparable services.

          Mr. Siem has been a director of the Company since 1993. Mr. Siem is also the chairman and chief executive officer of Norex America, Inc. On May 17, 1993, Zapata completed certain financial transactions with Norex Drilling Ltd. ("Norex Drilling"), a wholly-owned subsidiary of Norex America, Inc. ("Norex America" and collectively with Norex Drilling and other affiliates, "Norex"), through which Zapata raised $111.4 million from the issuance of debt and equity pursuant to a Second Amended and Restated Master Restructuring Agreement dated as of April 16, 1993, as amended (as so amended, the "Norex Agreement"). The Norex Agreement enabled Zapata to refinance its then outstanding senior debt and substantially reduce the amount of its required debt service payments for the following two years. Under the terms of the Norex Agreement, Zapata issued $50.0 million of senior secured notes and $32.6 million of senior convertible notes to Norex. In addition, Norex purchased 3 million shares of Common Stock for $11.25 million and 17.5 million shares of $1 Preference Stock for $17.5 million. The $1 Preference Stock was to pay dividends at an annual rate of 8.5% and was exchangeable into 673,077 shares of Zapata's Tidewater common stock at the option of Norex. In August 1993, Norex exchanged all of its $1 Preference Stock for $17.5 million aggregate principal amount of 8.5% unsecured exchangeable notes, maturing May 16, 1996. Such notes also are exchangeable into 673,077 shares of Tidewater, Inc. common stock.

          In December 1993, $73.7 million of the proceeds from the sale of 3.75 million shares of Zapata's Tidewater common stock were used to prepay $68.5 million of the Company's 13% senior indebtedness to Norex, along with accrued interest, and to pay a $3.5 million prepayment premium. Also, Zapata wrote-off $3.3 million of previously deferred expenses related to the origination of such indebtedness. In September 1994, Zapata repaid the remaining balance of its 13% senior convertible indebtedness to Norex and a required prepayment penalty of $655,000.

          The Company entered into an administrative services arrangement with Norex Drilling effective June 1, 1993, pursuant to which it provided office space and certain administrative services to Norex Drilling. Norex Drilling reimbursed the Company on a quarterly basis for the full cost of providing such services as and when incurred, plus an administrative fee of 2.5% . In fiscal 1994, the Company billed Norex Drilling $104,000 under this arrangement, which was terminated in December 1994.

          For information on Mr. Mackin's Consulting and Retirement Agreement with the Company, see, "Compensation of Directors," above.

ITEM 12.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

          The following persons were known by Zapata to be the beneficial owners of more than 5% of Zapata's voting securities:

                                                                 SHARES OWNED       PERCENT
       TITLE OF CLASS                NAME AND ADDRESS            BENEFICIALLY       OF CLASS
------------------------------  ---------------------------  ---------------------  --------
Common Stock..................  The Malcolm I. Glazer Trust        10,395,384(1)     32.8%
                                and Malcolm I. Glazer
                                1482 South Ocean Boulevard
                                Palm Beach, Florida

                                Norex America, Inc.,                3,139,224(2)      9.9
                                P.O. Box 429
                                Hamilton, Bermuda

                                Peter M. Holt                       2,822,628(3)      8.9
                                c/o Holt Company of Texas
                                S.W.W. White at Holt Avenue
                                San Antonio, Texas

$2 Preference Stock...........  Larry A. Reiten                           150         5.7
                                Route 1, Box 297
                                Bayfield, Wisconsin

________________
(1) Based on information contained in a Schedule 13D, as amended as of October 25, 1994, which was filed with the Securities Exchange Commission (the "Commission") by The Malcolm I. Glazer Trust (the "Trust") and Mr. Glazer. The Schedule 13D states that Mr. Glazer contributed all of his shares of Common Stock to the Trust and that, as trustee and beneficiary of the Trust, Mr. Glazer is a beneficial owner of the shares of Common Stock held by the Trust.

(2) Includes 260,000 shares held by Norex Plc, which owns approximately 46.7% of the outstanding capital stock of Norex America.

(3) Based on (i) information contained in a Schedule 13D, as amended as of June 8, 1994, which was filed with the Commission by Mr. Holt and (ii) additional information provided to the Company by Mr. Holt. The Schedule 13D and the additional information indicates ownership as follows:
     1,021,969 shares held by Mr. Holt, individually; 115,950 shares held by the Peter M. Holt Grantor Trust; 28,033 shares held by the Peter Holt H-R Trust; 220,478 shares held by the S Stock GST Trust for Peter M. Holt; 60,478 shares held by the S Stock GST Trust for Benjamin D. Holt III; 120,478 shares held by the S Stock GST Trust for Anne Holt; 207,582 shares held by the Holt Corporate Stock Marital Trust--1985; 200,886 shares held by the Holt Corporate Stock Life Trust--1985 and 840,097 shares held by Benjamin D. Holt, Jr. Peter M. Holt disclaims beneficial ownership as to all of the shares held by the S Stock GST Trust for Benjamin D. Holt III and the S Stock GST Trust for Anne Holt. The amount in the table also includes 6,667 shares of Common Stock, which Mr. Holt has the right to acquire within 60 days through the exercise of nonqualified stock options.

          The directors and the executive officers of Zapata named in the Summary Compensation Table in Item 11 and the directors and the executive officers of Zapata as a group, beneficially owned the following amounts of equity securities of Zapata as of December 28, 1994.

                                                           SHARES OWNED            PERCENT
  TITLE OF CLASS              NAME                        BENEFICIALLY(1)          OF CLASS
-----------------         ---------------                 ---------------          --------

Common Stock              Myrl S. Gelb                                0                *
                          Avram A. Glazer                         6,666                *
                          Malcolm I. Glazer                  10,402,050(2)           32.7
                          Peter M. Holt                       2,822,627(3)            7.1
                          R. C. Lassiter                         98,477                *
                          Luther W. Miller                            0                *
                          Kristian Siem                       3,145,890(4)           10.5
                          Robert W. Jackson                     384,436(5)             *
                          Joseph B. Mokry                             0                *
                          Directors and executive officers
                          as a group (11) persons            17,001,485              53.6

________________
*    Less than 1%
(1) Except as otherwise noted, individuals listed in the table have sole voting and investment power with respect to the indicated shares. Investment power with respect to certain shares held by certain officers of the Company under the Profit Sharing Plan is limited; such shares amount to less than 1% of the total number of shares of Common Stock held by all officers and directors as a group. Included in the amounts indicated are shares which are subject to options exercisable within 60 days of December 28, 1994. The number of such shares are 6,666 for each of Messrs. A. Glazer, M. Glazer, Holt and Siem; 42,000 for Mr. McIntyre and 166,664 shares for the directors and executive officers as a group.

(2)  10,395,384 shares are owned by the Malcolm I. Glazer Trust.

(3) Includes 28,033 shares held by the Peter Holt H-R Trust; 220,478 shares held by the S Stock GST Trust for Peter M. Holt; 60,478 shares held by the S Stock GST Trust for Benjamin D. Holt III; 120,478 shares held by the S Stock GST Trust for Anne Holt; 207,582 shares held by the Holt Corporate Stock Marital Trust--1985; 200,886 shares held by the Holt Corporate Stock Life Trust--1985 and 840,097 shares held by Benjamin D. Holt, Jr. Peter M. Holt disclaims beneficial ownership as to all of the shares held by the S Stock GST Trust for Benjamin D. Holt III and the S Stock GST Trust for Anne Holt.

(4) Includes 260,000 shares held by Norex Plc, which owns approximately 46.7% of the outstanding capital stock of Norex America.

(5)  All such shares are owned by the Robert W. Jackson Trust.

ITEM 13.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

          The Company allowed Jack T. Trotter, a director of the Company until November 1994, the use of a corporate aircraft under an arrangement which provided the Company with full recovery of the expenses associated with such use, including all direct and indirect costs. For fiscal 1994, Mr. Trotter paid the Company a total of $317,000 for the use of the corporate aircraft.

          For further information concerning certain transactions and relationships of Peter M. Holt and Kristian Siem with the Company, see "Compensation Committee Interlocks and Insider Participation" above.

          Ronald C. Lassiter is an equity participant in an entity with which the Company is negotiating for the sale of the Company's subsidiary, Zapata Protein, Inc. The Company understands that Mr. Lassiter would also serve as Chief Executive Officer of the purchasing entity following the sale.

================================================================================

          Item 14(a)(3) of the Company's Annual Report on Form 10-K for the year ended September 30, 1994 is amended to add the following exhibit.

          10(x)--Consulting Agreement dated as of August 17, 1994 between Zapata Corporation and Kristian Siem.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED.

                                                   ZAPATA CORPORATION
                                                      (Registrant)



                                              /s/ Joseph L. von Rosenberg III
                                          By: _________________________________
                                           (Joseph L. von Rosenberg III, Vice
                                             President, General Counsel and
                                                  Corporate Secretary)

January 30, 1995

                           SCHEDULE 14A INFORMATION
         Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant   [X]
Filed by a party other than the Registrant   [__]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only.
         (As permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material pursuant to (S)240.14a-11(c) or (S)240.14a-12

                              ZAPATA CORPORATION

_______________________________________________________________________________
               (Name of Registrant as Specified in Its Charter)

_______________________________________________________________________________
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 4a-6(j)(2)
     or Item 22(a)(z) of Schedule 14A.
[ ]  $500 per each party to the controversy pursuant to Exchange Act
     Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)  Title of each class of securities to which transaction applies:

_______________________________________________________________________________

(2)  Aggregate number of securities to which transactions applies:

_______________________________________________________________________________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

_______________________________________________________________________________

(4)  Proposed maximum aggregate value of transaction:

_______________________________________________________________________________

(5)  Total fee paid:

_______________________________________________________________________________

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount Previously Paid:

_______________________________________________________________________________

(2)  Form, Schedule or Registration Statement no.:

_______________________________________________________________________________

(3)  Filing Party:

_______________________________________________________________________________

(4)  Date Filed:

_______________________________________________________________________________

                         [LOGO OF ZAPATA CORPORATION]



                                June 26, 1995



To Our Stockholders:

You are cordially invited to attend the 1995 Annual Meeting of Stockholders to be held on July 27, 1995, at 12:00 noon, New York time, at the offices of Bloomberg Financial Markets Commodity News, 499 Park Avenue, New York, New York 10022.

At the meeting, we will report on the progress of the Company, comment on matters of interest, and respond to your questions. A copy of the Company's 1994 annual report to stockholders has been or is being furnished to stockholders.

Whether or not you plan to attend the meeting, we ask that you indicate the manner in which you wish your shares to be voted and sign and return your proxy as promptly as possible in the enclosed envelope so that your vote may be recorded. You may vote your shares in person if you attend the meeting, even if you send in your proxy.

I appreciate your continued interest in the Company.

Sincerely yours,

/s/ Avram A. Glazer

Avram A. Glazer
President and Chief Executive Officer

                              TABLE OF CONTENTS


                                                                       PAGE

Notice of Annual Meeting of Stockholders

Proxy Statement . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
     Voting Securities  . . . . . . . . . . . . . . . . . . . . . . . .    1
     Certain Beneficial Owners  . . . . . . . . . . . . . . . . . . . .    2
     Election of Directors. . . . . . . . . . . . . . . . . . . . . . .    3
     Nominees . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
     Continuing Directors . . . . . . . . . . . . . . . . . . . . . . .    3
     Board of Directors and Committees of the Board . . . . . . . . . .    4
     Security Ownership of Management . . . . . . . . . . . . . . . . .    6
     Executive Compensation . . . . . . . . . . . . . . . . . . . . . .    7
     Compliance with Section 16(a) of the Exchange Act  . . . . . . . .   10
     Certain Relationships and Related Transactions . . . . . . . . . .   10
     Report of the Compensation Committee . . . . . . . . . . . . . . .   11
     Compensation Committee Interlocks and Insider Participation  . . .   12
     Stockholder Return Performance Graphs  . . . . . . . . . . . . . .   14
     Ratification of the Appointment of Independent Accountants . . . .   15
     Stockholder Proposal on Cumulative Voting  . . . . . . . . . . . .   15
     Other Matters  . . . . . . . . . . . . . . . . . . . . . . . . . .   17
     Stockholder Proposals for 1996 Annual Meeting of Stockholders. . .   17

                              ZAPATA CORPORATION

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JULY 27, 1995


     The Annual Meeting of the Stockholders of Zapata Corporation will be held at the offices of Bloomberg Financial Markets Commodity News, 499 Park Avenue, New York, New York 10022 on Thursday, July 27, 1995, at 12:00 noon, New York time, for the purpose of considering and voting on:

     1. Election of two directors as members of Class III of the Board of Directors for three-year terms.

     2. Ratification of the appointment of Coopers & Lybrand L. L. P. as independent public accountants for the Company for 1995.

     3. A stockholder proposal to request the Board of Directors to take the steps necessary to provide for cumulative voting of the Company's Common Stock.

     4. Such other business as may properly come before the meeting and any adjournment thereof.

     The Board of Directors has fixed June 20, 1995 as the record date for determining the stockholders of the Company entitled to notice of and to vote at the meeting and at any adjournment thereof, and only holders of the Company's Common Stock and $2 Noncumulative Convertible Preference Stock of record at the close of business on such date will be entitled to notice of and to vote at the meeting or adjournment.

                         By order of the Board of Directors,

                         /s/ Joseph L. von Rosenberg III

                         Joseph L. von Rosenberg III
                         Vice President, General Counsel
                           and Corporate Secretary


Houston, Texas
June 26, 1995

  TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY AS PROMPTLY AS POSSIBLE. AN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR THIS PURPOSE.

                                PROXY STATEMENT

          This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Zapata Corporation, a Delaware corporation (hereinafter called the "Company"), to be voted at the 1995 Annual Meeting of Stockholders to be held at the offices of Bloomberg Financial Markets Commodity News, 499 Park Avenue, New York, New York 10022 on Thursday, July 27, 1995, at 12:00 noon, New York time, and any and all adjournments thereof.

          Solicitation of proxies by mail is expected to commence on June 26, 1995, and the cost thereof will be borne by the Company. In addition to such solicitation by mail, certain of the directors, officers and regular employees of the Company may, without extra compensation, solicit proxies by telephone and personal interview. Arrangements will be made with brokerage houses, custodians, nominees and other fiduciaries to send proxy materials to their principals, and they will be reimbursed by the Company for postage and clerical expenses. Furthermore, American Stock Transfer & Trust Co. has been retained to assist in the solicitation of proxies for a nominal fee.

          Shares represented by properly executed proxies will be voted as specified. If no specifications have been given in a proxy, the shares represented thereby will be voted FOR the election of nominees listed herein as directors (Item 1), FOR the ratification of Coopers & Lybrand L. L. P. as independent public accountants for 1995 (Item 2), AGAINST the stockholder proposal to request the Board of Directors to take the steps necessary to provide for cumulative voting of the Company's Common Stock (the "Stockholder Proposal") (Item 3), and, in the discretion of the persons named in the proxy, on any other business that may properly come before the meeting.

          Proxies may be revoked at any time prior to the exercise thereof by filing with the Corporate Secretary, at the Company's principal executive offices, a written revocation or a duly executed proxy bearing a later date or by appearing at the meeting and voting in person. The principal executive offices of the Company are located at One Riverway, Suite 2100, Houston, Texas 77056. The mailing address of the Company is P.O. Box 4240, Houston, Texas 77210-4240. For a period of at least ten days prior to the Annual Meeting of Stockholders, a complete list of stockholders entitled to vote at the meeting will be available for inspection by stockholders of record during ordinary business hours for proper purposes at the Company's principal executive offices.


                               VOTING SECURITIES

          Stockholders of record at the close of business on June 20, 1995 (the "Record Date"), are entitled to vote at the meeting and at any adjournments thereof. On that date the issued and outstanding capital stock of the Company consisted of 29,502,407 shares of Common Stock (the "Common Stock") and 2,627 shares of $2 Noncumulative Convertible Preference Stock (the "$2 Preference Stock"), each of which shares is entitled to one vote. The presence at the meeting, in person or by proxy, of the holders of a majority of the outstanding shares of voting stock of the Company is necessary to constitute a quorum for the transaction of business at the Annual Meeting of Stockholders. If there are not sufficient shares represented in person or by proxy at the meeting to constitute a quorum, the meeting may be postponed or adjourned in order to permit further solicitations of proxies by the Company. Proxies given pursuant to this solicitation and not revoked will be voted at any postponement or adjournment of the Annual Meeting of Stockholders in the manner set forth above.

          The two nominees receiving the greatest number of votes cast by the holders of Common Stock and $2 Preference Stock will be elected as directors. There will be no cumulative voting in the election of directors. The Stockholder Proposal and the ratification of independent public accountants require the affirmative vote of holders of a majority of the shares of Common Stock and $2 Preference Stock present in person or represented by duly executed proxies at the Annual Meeting of Stockholders and entitled to vote on the subject matter.

          Under Delaware law, abstentions are treated as present and entitled to vote and thus will be counted in determining whether a quorum is present. Abstentions will have the same effect as a vote against a matter, except as to the election of directors, as to which they will have no effect. A broker non-vote (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary power to vote on a particular matter) is counted for purposes of determining the existence of a quorum but will have no effect on the outcome of the vote on the Stockholder Proposal or the ratification of independent public accountants.

                           CERTAIN BENEFICIAL OWNERS

          The following information relates to the holders of the Company's voting securities known to the Company on June 20, 1995 to own beneficially 5% or more of any class of the Company's voting securities. For the purposes of this Proxy Statement, beneficial ownership of securities is defined in accordance with the rules of the Securities and Exchange Commission (the "Commission") to mean generally the power to vote or dispose of securities, regardless of any economic interest therein.


                                                             Shares Owned               Percent
    Title of Class           Name and Address                Beneficially               of Class
---------------------------  ---------------------------     --------------------    -------------

Common Stock...............  The Malcolm I. Glazer Trust     10,402,050 (1)                   35.3
                             and Malcolm I. Glazer
                             1482 South Ocean Boulevard
                             Palm Beach, Florida 33480

                             Peter M. Holt                    2,822,617 (2)                    9.6
                             c/o Holt Company of Texas
                             S.W.W. White at Holt Avenue
                             San Antonio, Texas 78222

$2 Preference Stock........  Larry A. Reiten                        150                        5.7
                             Route 1, Box 297
                             Bayfield, Wisconsin 54814-9701

________________
(1) Based on information contained in a Schedule 13D, as amended as of October 25, 1994, which was filed with the Commission by The Malcolm I. Glazer Trust (the "Trust") and Mr. Glazer. The Schedule 13D states that Mr. Glazer contributed all of his shares of Common Stock to the Trust and that, as trustee and beneficiary of the Trust, Mr. Glazer is a beneficial owner of the shares of Common Stock held by the Trust. The amount in the table also includes 6,666 shares of Common Stock, which Mr. Glazer has the right to acquire within 60 days through the exercise of nonqualified stock options.
(2) Based on (i) information contained in a Schedule 13D, as amended as of June 8, 1994, which was filed with the Commission by Mr. Holt and (ii) additional information provided to the Company by Mr. Holt. The Schedule 13D and the additional information indicates ownership as follows:
     1,021,969 shares held by Mr. Holt, individually; 115,950 shares held by the Peter M. Holt Grantor Trust; 28,033 shares held by the Peter Holt H-R Trust; 220,478 shares held by the S Stock GST Trust for Peter M. Holt; 60,478 shares held by the S Stock GST Trust for Benjamin D. Holt III; 120,478 shares held by the S Stock GST Trust for Anne Holt; 207,582 shares held by the Holt Corporate Stock Marital Trust--1985; 200,886 shares held by the Holt Corporate Stock Life Trust--1985 and 840,097 shares held by Benjamin D. Holt, Jr. Peter M. Holt disclaims beneficial ownership as to all of the shares held by the S Stock GST Trust for Benjamin D. Holt III and the S Stock GST Trust for Anne Holt. The amount in the table also includes 6,666 shares of Common Stock, which Mr. Holt has the right to acquire within 60 days through the exercise of nonqualified stock options.

                             ELECTION OF DIRECTORS

          The Company's Restated Certificate of Incorporation, as amended, provides for the classification of the Board of Directors into three classes (Class I, Class II and Class III), having staggered terms of three years each. The current term of office of directors in Class III expires at the forthcoming Annual Meeting of Stockholders. The terms of office of the directors in Classes I and II will expire at the annual meetings of stockholders to be held in 1996 and 1997, respectively. Two Class III directors will be elected at the Annual Meeting of Stockholders to serve for three-year terms expiring at the 1998 annual meeting of stockholders.

          It is the intention of the persons designated as proxies in the enclosed proxy card, unless the proxy is marked with contrary instructions, to vote for the election of Messrs. Robert V. Leffler, Jr. and W. George Loar as Class III directors to serve until the 1998 annual meeting of stockholders and until their successors have been duly elected and qualified. In May 1995, the Board of Directors appointed Messrs. Leffler and Loar to fill the vacancies created by the resignations of Messrs. Myrl S. Gelb and Luther W. Miller. If either of these nominees becomes unavailable for any reason, shares represented by such proxies will be voted for such person or persons, if any, as may be designated by the Board of Directors. At present, it is not anticipated that any nominee will be unable to serve. Directors will be elected by a plurality of the votes cast.

                                   NOMINEES

          The following sets forth certain information with respect to the business experience of each nominee during the past five years.

          Robert V. Leffler, Jr., age 49, has served as a director since May 1995. Mr. Leffler also has served as owner of the Leffler Agency, an advertising and marketing/public relations firm based in Baltimore, Maryland that specializes in sports, rental real estate, and medical areas, for more than the past five years.

          W. George Loar, age 72, has been a director since May 1995. Mr. Loar has been retired for the past five years from his position as Vice President and General Manager of KQTV, a St. Joseph, Missouri ABC-affiliated television station.


                             CONTINUING DIRECTORS

          The following sets forth certain information with respect to all members of the Board of Directors whose current terms will continue after the Annual Meeting of Stockholders. Information is provided concerning the business experience of each continuing director during the past five years and the other directorships held by each continuing director. Unless otherwise indicated, each person has had the same occupation for at least five years.

Class I Directors - Term Expiring 1996

          Malcolm I. Glazer, age 66, has been a director since July 1993. Mr. Glazer has served as Chairman of the Board of Directors since July 1994, and served as President and Chief Executive Officer of the Company from August 1994 until March 1995. Mr. Glazer has been a self-employed, private investor whose diversified portfolio consists of investments in television broadcasting, restaurants, restaurant equipment, food services equipment, health care, banking, real estate, stocks, government securities and corporate bonds, for more than the past five years. He is a director and Chairman of the Board of The Houlihan's Restaurant

Group, Inc., and also is a director of Specialty Equipment Companies, Inc. and Envirodyne Industries, Inc. Malcolm I. Glazer is the father of Avram A. Glazer.

          Ronald C. Lassiter, age 62, has been a director since 1974. Mr. Lassiter served as Acting Chief Operating Officer of the company from December 1994 to March 1995. He served as Chairman of the Board of Directors of the Company from December 1985 to July 1994, and Chief Executive Officer from January 1983 to July 1994. From July 1994 until December 1994, he was Chairman and Chief Executive Officer of Zapata Protein, Inc. In December 1994, Mr. Lassiter withdrew from an active management role with Zapata Protein, Inc. as a result of his participation in a group seeking to acquire that subsidiary. That proposed acquisition was not consummated, and Mr. Lassiter has resumed his active management role as Chairman and Chief Executive Officer of Zapata Protein, Inc. pursuant to the consulting agreement described under "Employment Agreements and Other Incentive Plan." He has served in various positions with the Company since 1970, and he served as a director of Zapata Gulf Marine Corporation from November 1984 to January 1992. In addition, Mr. Lassiter serves as a director of Daniel Industries, Inc.

Class II Directors - Term Expiring 1997

          Avram A. Glazer, age 34, has been a director since July 1993. Mr. Glazer has served as President and Chief Executive Officer of the Company since March 1995. For the past five years, he has been employed by, and has worked on behalf of, Malcolm I. Glazer and a number of entities owned and controlled by Malcolm I. Glazer, including Florida Management Office, TV Management Office, Farmington Mobile Home Park, Inc., Century Development Corporation d/b/a KGNS Laredo, and Canandaigua Mobile Park. Mr. Glazer's principal responsibilities include identifying, implementing, monitoring and disposing of Malcolm I. Glazer's investment interests. He also serves as a director of The Houlihan's Restaurant Group, Inc., and is a director of Speciality Equipment Companies, Inc. and Envirodyne Industries, Inc. Avram A. Glazer is the son of Malcolm I. Glazer.

          Peter M. Holt, age 46, has been a director since November 1993. Since July 1984, Mr. Holt has served as the Chief Executive Officer of Energy Industries, Inc., which was acquired by the Company in November 1993. Mr. Holt is also the Chief Executive Officer of certain other companies, including Caterpillar equipment dealerships and companies engaged in used machinery sales, aircraft sales and real estate investments, a position he has held with each such entity for more than the past five years. In addition, Mr. Holt is a director of Texas Commerce Bank-San Antonio, and Chairman of the Board of DUECO, a used equipment cooperative.


                BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

          During fiscal 1994, the Board of Directors held seven (7) meetings. The Board of Directors has established an Audit Committee, Compensation Committee, Nominating Committee and an Executive Committee to oversee specific matters affecting the Company.

          The Audit Committee is currently composed of Messrs. W. George Loar (Chairman) and Robert Leffler, Jr. The Audit Committee held two (2) meetings in fiscal 1994. The Audit Committee meets with the Company's independent accountants to review the Company's accounting policies, internal controls and other accounting and auditing matters; makes recommendations to the Board as to the engagement of independent accountants; and reviews the letter of engagement and statement of fees relating to the scope of the annual audit and special audit work which may be recommended or required by the independent accountants.

          The Compensation Committee, currently composed of Messrs. Avram Glazer (Chairman), Robert Leffler, Jr. and R. C. Lassiter, held one (1) meeting during fiscal 1994. The functions performed by the Compensation Committee include: reviewing the Company's executive salary and bonus structure; reviewing

Zapata's stock option plans (and making grants thereunder); recommending directors' fees; setting bonus goals; and approving salary and bonus awards to key executives.

          The Nominating Committee, currently composed of Messrs. W. George Loar (Chairman), Malcolm Glazer and Peter Holt, held one (1) meeting during fiscal 1994. The functions performed by the Nominating Committee include: proposing candidates to fill vacancies on the Board of Directors, reviewing the structure and composition of the Board, and considering qualifications requisite for continuing Board service. The Nominating Committee will consider candidates recommended by a stockholder of the Company. Any such recommendation should be provided to the Corporate Secretary of the Company.

          The Executive Committee, currently composed of Messrs. Avram Glazer (Chairman), Malcolm Glazer, R. C. Lassiter and W. George Loar, held five (5) meetings in fiscal 1994. The Executive Committee reviews and develops strategies and policies of the Company and recommends changes thereto.

          During the fiscal year ended September 30, 1994 each director attended at least 75% of the aggregate number of meetings of the Company's Board of Directors and respective committees on which he served.

Compensation of Directors

          During the year ended September 30, 1994, those members of Zapata's Board of Directors who were not employees of the Company were paid an annual retainer of $20,000, plus $3,000 for serving as chairman of any committee, plus $700 for each Board or committee meeting attended. Effective October 1, 1994, the per-meeting fee was changed to an annual fee of $1,000 for each committee of the Board on which a Board member serves and the additional fee for serving as chairman of a committee was eliminated. Effective April 1, 1995, the Company changed the payment schedule of directors' fees from an annual payment to a quarterly payment. Those directors who also are Zapata employees do not receive any additional compensation for their services as directors.

          Pursuant to the Company's Amended and Restated Special Incentive Plan, each non-employee director of the Company automatically receives, following initial appointment or election to the Board of Directors, a grant of options to purchase 20,000 shares of the Company's Common Stock at the fair market value on the date of the grant. Each such option is exercisable in three equal annual installments after the date of the grant.

          On August 27, 1981, the Company and B. John Mackin, a former director of the Company who resigned in February 1994, entered into a Consulting and Retirement Agreement pursuant to which Mr. Mackin, who was then serving as Chairman of the Board and Chief Executive Officer of the Company, agreed to continue serving as Chairman of the Board and Chief Executive Officer of the Company until his normal retirement date, and to serve as a consultant to the Company following his retirement. The agreement provides for annual retirement income of $225,000 for the remainder of Mr. Mackin's life and thereafter $112,500 annually to his wife should she survive him. Mr. Mackin retired as an employee of the Company on December 31, 1985, and receives amounts provided for under the agreement. The agreement was deemed appropriate by the Board of Directors since, by serving the Company in the stated capacities, Mr. Mackin forfeited retirement benefits comparable to those provided for under such agreement and which otherwise would have accrued to him in respect of his previous employment, and he was not eligible to participate in the Company's pension plan.

          In November 1993, Peter M. Holt and the Company entered into a three-year Consulting Agreement pursuant to which the Company will pay Mr. Holt an annual consulting fee of $200,000 for the first year, $150,000 for the second year and $130,000 for the third year. Pursuant to the Consulting Agreement, during the first eighteen months of its term, Mr. Holt served in the capacity of Chairman and Chief Executive Officer of the divisions or subsidiaries of the Company engaged in the natural gas compression business, and had the title of Chairman and Chief Executive Officer. The Consulting Agreement provides that commencing in May 1995 and for the balance of the remaining 18 months of the term of the Consulting Agreement, Mr. Holt is to serve as Chairman of such divisions and subsidiaries. Mr. Holt also is the Chief Executive Officer of such divisions and subsidiaries.

                       SECURITY OWNERSHIP OF MANAGEMENT

          Set forth below is certain information with respect to beneficial ownership of the Company's Common Stock as of June 20, 1995 by each director, nominee director, persons named in the Summary Compensation Table under "Executive Compensation" below and by the directors and executive officers of the Company as a group.




                                                          Shares Owned      Percent
Title of Class            Name                           Beneficially(1)    of Class
--------------         ----------                        ---------------    --------

Common Stock           Avram A. Glazer                        6,666           *
                       Malcolm I. Glazer                 10,402,050 (2)      35.3
                       Peter M. Holt                      2,822,617 (3)       9
                       R. C. Lassiter                        98,477           *
                       Robert V. Leffler, Jr.                     0           *
                       W. George Loar                             0           *
                       Robert W. Jackson                    350,436 (4)       *
                       Joseph B. Mokry                            0           *
                       Kristian Siem                        889,224 (5)       3.0
                       Directors and executive officers
                         as a group (11 persons)         14,724,168          49.9


________________
*    Less than 1%
(1) Except as otherwise noted, individuals listed in the table have sole voting and investment power with respect to the indicated shares. Investment power with respect to certain shares held by certain officers of the Company under the Profit Sharing Plan is limited; such shares amount to less than 1% of the total number of shares of Common Stock held by all officers and directors as a group. Included in the amounts indicated are shares which are subject to options exercisable within 60 days of December 28, 1994. The number of such shares are 6,666 for each of Messrs. A. Glazer, M. Glazer, and Holt; and 173,331 shares for the directors and executive officers as a group.
(2)  10,395,384 shares are owned by the Malcolm I. Glazer Trust.
(3) Includes 1,021,969 shares held by Mr. Holt, individually; 115,950 shares held by the Peter M. Holt Grantor Trust; 28,033 shares held by the Peter Holt H-R Trust; 220,478 shares held by the S Stock GST Trust for Peter M. Holt; 60,478 shares held by the S Stock GST Trust for Benjamin D. Holt III; 120,478 shares held by the S Stock GST Trust for Anne Holt; 207,582 shares held by the Holt Corporate Stock Marital Trust--1985; 200,886 shares held by the Holt Corporate Stock Life Trust--1985 and 840,097 shares held by Benjamin D. Holt, Jr. Peter M. Holt disclaims beneficial ownership as to all of the shares held by the S Stock GST Trust for Benjamin D. Holt III and the S Stock GST Trust for Anne Holt.
(4)  All such shares are owned by the Robert W. Jackson Trust.
(5)  All such shares are owned by Norex America, Inc.

                            EXECUTIVE COMPENSATION

          The following tables set forth information regarding annual, long-term and other compensation with respect to the fiscal years ended September 30, 1994, 1993 and 1992 for services in all capacities rendered to the Company by those persons who served as the Company's Chief Executive Officer during the fiscal year ended September 30, 1994 and the other four most highly compensated executive officers of the Company other than the Chief Executive Officer who was serving as an executive officer on September 30, 1994 (the "Named Officers"). The format and information presented are as prescribed in the rules of the Commission.

                          Summary Compensation Table


                                                             Long-Term
                                   Annual Compensation      Compensation
                                --------------------------  ------------   -------------
                                                                LTIP          All Other
Name & Principal Position       Year  Salary($)    Bonus($)   Payouts($)     Comp.($)(4)
----------------------------------------------------------------------------------------
Malcolm I. Glazer,              1994    29,800 (1)       --           --            --
Chairman and Chief
Executive Officer (1)

Ronald C. Lassiter,             1994   361,779 (2)       --           --            --
Chairman and Chief              1993   358,600 (2)  175,000           --         2,100
Executive Officer of            1992   358,600      125,510    2,006,519 (3)     1,200
Zapata Protein, Inc. (2)

Robert W. Jackson,              1994   200,000           --           --            --
President and Chief             1993   200,000           --           --            --
Executive Officer of
Cimarron (5)

Marvin J. Migura,               1994   165,600           --           --         3,600
Senior Vice President and       1993   165,600       70,000           --         3,000
Chief Financial Officer (6)     1992   162,970       57,960           --         1,400

Joseph B. Mokry,                1994   172,260      100,080           --         8,512
President and Chief
Operating Officer of
Energy Industries, Inc.

Kristian Siem, Chief            1994    92,348           --           --            --
Operating Officer (7)


_________________
(1) In August 1994, Mr. Glazer was elected as Chairman, President and Chief Executive Officer. Mr. Glazer served as President and Chief Executive Officer until March 1995. He received no compensation during such period for acting in these capacities other than the Director and board committee fees, which are included in the "Salary" column. Mr. Glazer continues to serve as Chairman of the Company.

(2) Mr. Lassiter served as Chief Executive Officer during fiscal 1992 and 1993 and until July 1994. From July 1994 until December 1994, he was Chairman and Chief Executive Officer of Zapata Protein, Inc. In December 1994, Mr. Lassiter withdrew from an active management role with Zapata Protein, Inc. as a result of his participation in a group seeking to acquire that subsidiary. That proposed acquisition was not consummated, and Mr. Lassiter has resumed his active management role with Zapata Protein, Inc. From December 1994 to March 1995, he served as Acting Chief Operating Officer of Zapata Corporation. Amounts in the "Salary" column include amounts paid to Mr. Lassiter under the consulting agreement described below in "Employment Agreements and Other Incentive Plans."

(3) In connection with the merger of Zapata Gulf Marine Corporation with a subsidiary of Tidewater, Inc. in January 1992, Mr. Lassiter received such payment under the Equity Incentive Plan established by Zapata Gulf Marine Corporation in 1989. There are no further amounts payable under such plan.
(4) The amounts indicated represent the Company's contributions to its Profit-Sharing Plan.
(5)  Mr. Jackson became an executive officer of the Company in November 1992.
(6) Mr. Migura resigned as an executive officer of the Company effective as of October 28, 1994.
(7) Mr. Siem was Chief Executive Officer during July and August 1994 and Chief Operating Officer from August 1994 until December 1994. The amount shown in the "Salary" column for Mr. Siem includes Director and board committee fees and amounts paid under a consulting agreement with the Company providing for his services as Chief Operating Officer. For additional information concerning compensation payable to Kristian Siem, see "Employment Agreements and Other Incentive Plans" in this Proxy Statement.

          While the officers of the Company receive benefits in the form of certain perquisites, none of the Named Officers receives perquisites which exceed in value the lesser of $50,000 or 10% of such officer's salary and bonus.



                   Aggregated Fiscal Year-End Option Values


                          Number of Securities           Value of Unexercised
                         Underlying Unexercised        In-the-Money Options at
                      Options at Fiscal Year-End(#)       Fiscal Year-End($)
-------------------   -----------------------------   -------------------------
Name                    Exercisable/Unexercisable     Exercisable/Unexercisable
-------------------   -----------------------------   -------------------------
Malcolm I. Glazer             6,666 / 13,334                   0 / 0
-------------------   -----------------------------    ------------------------
Ronald C. Lassiter              244,000 / 0                 335,000 / 0
-------------------   -----------------------------    ------------------------
Robert W. Jackson                  0 / 0                       0 / 0
-------------------   -----------------------------    ------------------------
Marvin J. Migura                140,000 / 0                 192,500 / 0
-------------------   -----------------------------    ------------------------
Joseph B. Mokry                    0 / 0                       0 / 0
-------------------   -----------------------------    ------------------------
Kristian Siem                 6,666 / 13,334                   0 / 0
-------------------   -----------------------------    ------------------------

          The options included in the foregoing table were granted in 1990 under the Company's 1990 Stock Option Plan, except in the case of Messrs. Glazer and Siem, whose options were granted in 1993 under the Company's Amended and Restated Special Incentive Plan with respect to their service as non-employee directors. The options were granted at Market Value on the date of grant and are exercisable in cumulative one-third installments commencing one year from the date of grant, with full vesting occurring on the third anniversary of the grant date. On September 30, 1994, the closing price of Common Stock on the NYSE was $4.50 per share. No options were granted to, or exercised by, the Named Officers in fiscal 1994.


                           Pension Plan Information

          Effective January 15, 1995, the Company amended its Pension Plan to provide that highly-compensated employees (those having covered annual compensation in excess of $66,000) will not earn additional benefits under the plan after that date. In addition, the Company terminated its Supplemental Pension Plan except with respect to benefits already accrued. Messrs. Glazer, Jackson and Mokry are not participants in the Pension Plan or the Supplemental Pension Plan. Mr. Lassiter retired for purposes of the Pension Plan effective August 1, 1994 and receives annual benefits of $87,860 under the Pension Plan and $101,512 under the Supplemental Pension Plan. Mr. Migura's estimated annual benefit is $62,412 (assuming payments commence at age 65 on a single life annuity basis).

Employment Agreements and Other Incentive Plans

          Effective as of March 15, 1991, Zapata entered into employment agreements with, among others, Messrs. Lassiter and Migura. As a result of the termination of Mr. Migura's employment in October 1994, he will receive payments for three years equivalent to his base salary in effect at the time of termination ($165,600 annually). The agreements also provided for continuation of salary for a three-year period following termination of employment under certain circumstances occurring within two years after a change of control. A "change of control" for purposes of this provision occurred in July 1992. As a result of the change in Mr. Lassiter's responsibilities in July 1994, Mr. Lassiter terminated his employment under this provision of his contract. Subsequently, Mr. Lassiter entered into a consulting agreement with the Company under which he agreed to serve as Chairman and Chief Executive Officer of Zapata Protein, Inc. for the same aggregate compensation he would have been entitled to receive under the termination provisions of the employment agreement, with the payment schedule deferred over a more extended period of time so long as Mr. Lassiter continues to serve under the consulting agreement. The payments to Mr. Lassiter under these provisions are included in the "Salary" column of the Summary Compensation Table.

          The employment agreements of Messrs. Lassiter and Migura provide that all payments to be made thereunder shall be reduced as necessary such that the present value of all parachute payments, as defined under federal tax laws, will be one dollar less than three times the executive's base amount of salary, so as to avoid the excise taxes on the executive or the disallowance of a tax deduction by Zapata.

          Effective as of August 17, 1994, Zapata entered into a consulting agreement with Mr. Siem under which he agreed to provide certain consulting services to the Company and serve as its Chief Operating Officer in exchange for a quarterly fee of $75,000. Mr. Siem ceased to serve as the Company's Chief Operating Officer on December 15, 1994. His consulting agreement was terminated pursuant to the terms and conditions of a settlement agreement entered into on March 7, 1995 under which the Company paid Mr. Siem $300,000 in exchange for his agreement to waive and release all claims under the consulting agreement. See "Compensation Committee Interlocks and Insider Participation" for related information concerning payments by the Company to entities with which Mr. Siem is affiliated to repurchase shares of the Company's common stock and repay outstanding debt held by such entities, and information concerning Mr. Siem's resignation from the Company's Board of Directors.

          Effective as of September 30, 1992 Cimarron entered into an employment agreement with Robert W. Jackson (the "Jackson Agreement"). The Jackson Agreement provides for Mr. Jackson's continuing employment as President, Chief Executive Officer and Director of Cimarron for a period of five years. However, if Mr. Jackson's employment is terminated for cause, his salary will cease as of such date. If Mr. Jackson's employment is terminated by death or total or permanent disability, his salary will cease as of the end of the month in which such event occurs. If Mr. Jackson's employment is terminated without cause, Cimarron will be obligated to pay the salary then being paid for the remainder of the term of the Jackson Agreement. In the event that Mr. Jackson voluntarily resigns for "good reason," Cimarron is obligated to continue to pay the salary then being paid for the remainder of the term of the Jackson Agreement. "Good reason" is defined as (i) the assignment to Mr. Jackson of any duties materially inconsistent with his position, a substantial change in his reporting responsibilities or the failure to re-elect him as President, Chief Executive Officer or Director of Cimarron; (ii) a reduction in Mr. Jackson's base salary or benefits; (iii) the transfer of Mr. Jackson; or (iv) a material breach by Cimarron of the Jackson Agreement. If Mr. Jackson voluntarily resigns without good reason, his salary will cease as of the date of resignation.



               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

          Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors, officers and greater than 10% stockholders are required by the Commission's regulations to furnish the Company with copies of all Section 16(a) forms they file.


          To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended September 30, 1994 all reports required by Section 16(a) to be filed by its directors, officers and greater than 10% beneficial owners were filed on a timely basis.



                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          The Company allowed Jack T. Trotter, a director of the Company until November 1994, the use of a corporate aircraft under an arrangement which provided the Company with full recovery of the expenses associated with such use, including all direct and indirect costs. For fiscal 1994, Mr. Trotter paid the Company a total of $317,000 for the use of the corporate aircraft.


          On February 14, 1995, the Company entered into a stock purchase agreement for the sale of Zapata Protein, Inc. with ZP Acquisition Corp. ("ZP").
R. C. Lassiter held an ownership interest in ZP, which committed to buy all of the issued and outstanding shares of Zapata Protein for $56 million. ZP and its guarantors failed to close the transaction and perform their obligations under the purchase agreement and related guaranty agreement. The Company has filed a lawsuit in the District Court of Harris County, Texas, number 95-26579, styled Zapata Corporation v. ZP Acquisition Corp., et al, seeking to recover all
                                            -----
damages arising from the aforementioned failure to close the Zapata Protein transaction.

          For information concerning certain related transactions and relationships of Peter M. Holt and Kristian Siem with the Company, and certain proposed transactions between the Company and Malcolm Glazer, see "Compensation Committee Interlocks and Insider Participation" in this Proxy Statement.


                     REPORT OF THE COMPENSATION COMMITTEE

          The Compensation Committee (the "Committee") is responsible for the approval and administration of compensation programs for the Company's executive officers. The Committee endeavors to ensure that the compensation programs for its executive officers are effective in attracting and retaining key executives responsible for the success of the Company and are administered in an appropriate fashion in the long-term best interest of the Company and its stockholders. The Committee seeks to align total compensation for its executive officers with the performance of the Company and the individual performance of each executive officer in assisting the Company in accomplishing its goals. The Company's present compensation program consists of (1) an annual component, which includes base salary and an annual incentive bonus, and (2) a long-term component consisting of stock options.


Base Salary

          The Committee's policy with respect to 1994 base salaries for executive officers was generally to keep them at the same levels as had been in effect for 1993. This decision was based on the Committee's subjective determination, based on recommendations from the Chief Executive Officer, that the base salary rates were at an appropriate level in light of compensation surveys in which the Company participated and the expectation that executive compensation policies would be reviewed on a comprehensive basis at a later date. The Committee did not consider a salary increase for Mr. Lassiter because his salary is governed by a negotiated consulting agreement. When Kristian Siem became Chief Executive Officer in July 1994 following Mr. Lassiter's resignation, his salary was fixed at an annual rate of $300,000 pursuant to a negotiated consulting agreement. In August 1994, Malcolm Glazer was elected Chairman, President and Chief Executive Officer. He received no compensation for acting in these capacities other than Director and board committee fees.


Annual Incentive Bonus

          The 1994 bonus amounts for the executive officers were awarded by the Committee based on the recommendations of the Chief Operating Officer, which in turn were based on a subjective assessment of their performance in helping the Company achieve the goals set forth in the Company's strategic plan, to the extent applicable to each executive officer's area of responsibility. The Committee did not utilize any formulas based on stock prices or other quantitative measures of corporate performance in determining the 1994 bonus amounts. Neither Malcolm Glazer, Kristian Siem nor R. C. Lassiter received a bonus for 1994.



Stock Options

          The Company believes that to achieve its long-term growth objectives and to align management and its stockholders' interests, it is in the Company's best interest from time to time to grant stock options to key members of its management staff. The Company's 1990 Stock Option Plan is administered by the Committee, which has the full power and authority to designate participants
and   determine   the   terms  and  provisions  of  the  option agreements.  The
price of each option granted is the fair market value of a share of the Company's Common Stock on the date the option is granted. No options were granted under the 1990 Stock Option Plan during 1994. The Committee believes that options should be granted only once every several years so that option grants do not become considered a part of normal annual compensation.

THE COMPENSATION COMMITTEE
Avram A. Glazer (Chairman)
Robert V. Leffler, Jr.
R. C. Lassiter (nonvoting)



          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

          Members of the Compensation Committee of the Board of Directors during the year ended September 30, 1994 included Peter M. Holt, Malcolm I. Glazer, Kristian Siem and Daniel P. Whitty, and until his resignation in February 1994,
B. John Mackin. Mr. A. Glazer became a member of the Committee in August 1994. Daniel P. Whitty resigned from the Board of Directors in November 1994. Myrl S. Gelb became a member of the Board of Directors and the Compensation Committee in December 1994. He resigned as a director in May 1995 and was replaced as a member of the committee by Robert V. Leffler, Jr.


          Peter M. Holt is a director of the Company and is the beneficial owner of 9.6% of the Company's Common Stock. In November 1993, the Company purchased the natural gas compression business of Energy Industries for an aggregate of $67,227,631 in cash and 2,700,000 shares of the Company's Common Stock. At the time of the acquisition, Mr. Holt was Chief Executive Officer of Energy Industries, as well as its majority shareholder. As part of the acquisition of Energy Industries, the Company entered into a noncompetition agreement with Mr. Holt. In exchange for Mr. Holt's covenant not to compete with the Company's natural gas compression business for a three-year period after the closing date in the states of Arkansas, Louisiana, Kansas, New Mexico, Oklahoma and Texas, the Company paid Mr. Holt $3,886,514. Also, in connection with the acquisition of Energy Industries, the Company entered into a three-year Consulting Agreement with Mr. Holt. See "Board of Directors and Committees of the Board - Compensation of Directors" in this Proxy Statement.


          Energy Industries, now a wholly-owned subsidiary of the Company, purchases parts used in manufacturing and servicing compressors and for resale to its customers from an affiliate of Mr. Holt. Energy Industries paid approximately $7.3 million to this affiliate of Mr. Holt in fiscal 1994. The Company believes that such payments are comparable to those that would have been made to other nonaffiliated entities.


          Mr. Holt also uses an aircraft of another affiliated company of his for travel in connection with his duties at Energy Industries. Energy Industries pays Mr. Holt's affiliate for this usage, the amount of which was $16,085 for the fiscal year ended September 30, 1994. The Company believes that such payments are comparable to those that would be made to other nonaffiliated firms for comparable services.


          Mr. Siem served as a director of the Company from 1993 until his resignation in April 1995. Mr. Siem is also the Chairman and Chief Executive Officer of Norex America, Inc. On May 17, 1993, Zapata completed certain financial transactions with Norex Drilling Ltd. ("Norex Drilling"), a wholly-owned subsidiary of Norex America, Inc. ("Norex America" and collectively with Norex Drilling and other affiliates, "Norex"), through which Zapata raised $111.4 million from the issuance of debt and equity pursuant to a Second Amended and Restated Master Restructuring Agreement dated as of April 16, 1993, as amended (as so amended, the "Norex Agreement"). Under the terms of the Norex Agreement, Zapata issued $50.0 million of senior secured notes and $32.6 million of senior convertible notes to Norex. In addition, Norex purchased 3 million shares of Common Stock for $11.25 million and 17.5 million shares of $1 Preference Stock for $17.5 million. The $1 Preference Stock was to pay dividends at an annual rate of 8.5% and was exchangeable into 673,077 shares of Zapata's Tidewater common stock at the option of Norex. In August 1993, Norex exchanged all of its $1 Preference Stock for $17.5 million aggregate principal amount of 8.5% unsecured exchangeable notes, maturing May 16, 1996. The 8.5% unsecured notes were exchangeable into the 673,077 shares of Tidewater common stock for which the $1 Preference Stock had previously been exchangeable. In March 1995 the Company entered into an agreement with Norex under which the Company was permitted to sell the shares of Tidewater, Inc. common stock and apply the net proceeds toward repayment of the 8.5% unsecured notes. All of such shares were sold in March 1995 for $12.7 million and the proceeds applied to reduce the outstanding principal amount of the 8.5% unsecured notes from $17.5 million to $4.8 million in April 1995. On April 10, 1995 Zapata repurchased from Norex 2,250,000 shares of the Company's Common Stock for an aggregate purchase price of $9,000,000. Pursuant to a conditional resignation letter dated March 7, 1995, Mr. Siem's resignation from the Company's Board of Directors became effective when the repurchase of the 2,250,000 shares of the Company's Common Stock from Norex, the receipt by Norex of the proceeds of the sale of the Tidewater, Inc. common stock and the payment to Mr. Siem of certain unpaid directors' fees and reimbursed expenses had all been completed. As a result, Mr. Siem's resignation from the Board of Directors became effective on April 10, 1995.


          In December 1993, $73.7 million of the proceeds from the sale of 3.75 million shares of Zapata's Tidewater common stock were used to prepay $68.5 million of the Company's 13% senior indebtedness to Norex, along with accrued interest, and to pay a $3.5 million prepayment premium. Also, Zapata wrote off $3.3 million of previously deferred expenses related to the origination of such indebtedness. In September 1994, Zapata repaid the remaining balance of its 13% senior convertible indebtedness to Norex and a required prepayment penalty of $655,000.


          The Company also entered into an administrative services arrangement with Norex Drilling effective June 1, 1993, pursuant to which it provided office space and certain administrative services to Norex Drilling. Norex Drilling reimbursed the Company on a quarterly basis for the full cost of providing such services as and when incurred, plus an administrative fee of 2.5%. In fiscal 1994, the Company billed Norex Drilling $104,000 under this arrangement, which was terminated in December 1994.


          On June 16, 1995, the Company and Malcolm Glazer entered into a non-binding letter of intent under which the Company would acquire 4,189,298 shares, or 31% of the outstanding common stock of Envirodyne Industries, Inc. ("Envirodyne") in a private transaction in exchange for an unsecured, subordinated promissory note to be issued by the Company. The note will bear interest payable quarterly at a rate equal to the reference rate of Chemical Bank. Earlier, a special committee of disinterested directors was established by the Company's Board of Directors to evaluate this possible acquisition and the evaluation presently is underway. The acquisition of the shares is subject to, among other things, the completion of the Committee's evaluation process; receipt by the Committee of a fairness opinion from Wertheim Schroder & Co. Incorporated, an investment banking firm that was retained by the Committee to review the proposed acquisition; negotiation and execution of a definitive purchase agreement and expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. The purchase price will be determined with reference to the 30-day average sales price of Envirodyne's common stock.

          For information on Mr. Mackin's consulting and retirement Agreement with the Company, see "Compensation of Directors" above.

                     STOCKHOLDER RETURN PERFORMANCE GRAPH



          The following graph compares the yearly percentage change in the Company's cumulative total return on its Common Stock over the preceding five-year period with the cumulative total return of the Standard & Poor's 500 Stock Index ("S&P 500 Index") and with two peer groups of publicly traded companies over the same period. The first peer group (the "1993 Peer Group") is the peer group used by the Company in the presentation of the performance graph included in the proxy soliciting material for its 1993 and 1994 annual meetings and consists of the following companies: Edisto Resources Corporation, Energy Service Company, Inc., Global Marine Inc., Marine Drilling Companies, Inc., Mesa, Inc., Reading & Bates Corporation, and Western Company of North America. The second peer group (the "1994 Peer Group") is a new group of peer issuers selected by the Company in order to provide a better comparison to companies in the natural gas services sector of the energy industry, in which the Company's current operations are concentrated. (The 1993 Peer Group includes several companies in the offshore drilling industry in which the Company no longer operates.) The 1994 Peer Group consists of Tidewater, Inc., Enterra Corp., Production Operators Corp., Western Gas Resources, Inc., Aquila Gas Pipeline Corporation, Tejas Gas Corporation, KN Energy, Inc., and USX-Delhi Group. In accordance with Commission rules, the 1993 Peer Group is presented along with the 1994 Peer Group in the year of transition.

                             [GRAPH APPEARS HERE]

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
                AMONG ZAPATA CORPORATION, THE S & P 500 INDEX,
                  THE 1994 PEER GROUP AND THE 1993 PEER GROUP

Measurement Period      ZAPATA          1994           1993
(Fiscal Year Covered)   CORPORATION     PEER GROUP     PEER GROUP    S & P 500
--------------------    -----------     ----------     ----------    ---------
Measurement Pt-
09/30/89
FYE 09/30/89            $100            $100           $100          $100
FYE 09/30/90            $ 48            $146           $128          $ 91
FYE 09/30/91            $ 31            $143           $ 59          $119
FYE 09/30/92            $ 38            $188           $ 41          $132
FYE 09/30/93            $ 38            $269           $ 61          $149
FYE 09/30/94            $ 35            $212           $ 52          $155

* $100 INVESTED ON 09/30/89 IN STOCK OR INDEX-
  INCLUDING REINVESTMENT OF DIVIDENDS.
  FISCAL YEAR ENDING SEPTEMBER 30.

          RATIFICATION OF THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS

          Subject to stockholder ratification, the Board of Directors has appointed Coopers & Lybrand L.L.P. to serve as the Company's independent public accountants for the fiscal year ending September 30, 1995. Representatives of Coopers & Lybrand L.L.P. are expected to be present at the meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

Vote Required

          The affirmative vote of a majority of the total number of shares of Common Stock and $2 Preference Stock present in person or represented by proxy at the meeting is required to approve the ratification of Coopers & Lybrand L.L.P. as the Company's independent public accountants.

          The Board of Directors recommends a vote FOR ratification of the selection of Coopers & Lybrand L.L.P. as the Company's independent public accountants for the fiscal year ending September 30, 1995.

                   STOCKHOLDER PROPOSAL ON CUMULATIVE VOTING

          Martin Glotzer, who resides at 7061 North Kedzie Avenue #301, Chicago, Illinois 60645, is the owner of 2,000 shares, and John J. Gilbert, who resides at 29 East 64th Street, New York, New York 10021-7043, is the owner of 203 shares and co-trustee with Margaret R. Gilbert under the will of Caston J. Gilbert for 40 shares, and both representing an additional family interest of 1,600 shares of the Company's Common Stock. These stockholders have advised the Company that it is their intention to present the following resolution for consideration and action by stockholders at the 1995 Annual Meeting of
Stockholders:

     "RESOLVED: That the stockholders of Zapata Corporation, assembled in annual meeting in person and by proxy, hereby request the Board of Directors to take the steps necessary to provide for cumulative voting in the election of directors, which means each stockholder shall be entitled to as many votes as shall equal the number of shares he or she owns multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single candidate, or any two or more of them as he or she may see fit."

Proponent's Statement in Support of Proposal

Ms. Gilbert and Messrs. Glotzer and Gilbert have made the following statement in support of this proposal:

     "REASONS: Support along the lines we suggest were shown at the last annual meeting, when 6.7%, __________ [left blank by proponents] owners of 7,077,149 shares, were cast in favor of this proposal. The vote against included __________ [left blank by proponents] unmarked proxies.

     "A law enacted in California provides that all state pension holding and state college funds invested in shares must be voted in favor of cumulative voting proposals, showing increasing recognition of the importance of this democratic means of electing directors.

     "The National Bank Act provides for cumulative voting. Unfortunately, in many cases companies get around it by forming holding companies without cumulative voting. Banking authorities have the right to question the capability of directors to be on banking boards. Unfortunately, in many cases authorities come in after and say the director or directors were not qualified. We were delighted to see that the SEC has finally taken action to prevent bad directors from being on the board's of public companies.

     "We think cumulative voting is the answer to find new directors for various committees.

     "Additionally, some recommendations have been made to carry out the Valdez 10 points. The 11th should be to having cumulative voting and ending stagger systems of electing directors, in our opinion.

     "When Alaska became a state, it took away cumulative voting over our objections. The Valdez oil spill might have been prevented if environmental directors were elected through cumulative voting. Also, the high derivative losses might have been prevented with cumulative voting.

     "Many successful corporations have cumulative voting. For example, Pennzoil having cumulative voting defeated Texaco in that famous case. Another example is Ingersoll-Rand, which has cumulative voting and won two awards. In FORTUNE magazine it was ranked second in its industry as 'America's Most Admired Corporations' and the WALL STREET TRANSCRIPT noted 'on almost any criteria used to evaluate management, Ingersoll-Rand excels.' In 1994 they raised their dividend. We believe that Zapata should follow these examples.

     "If you agree, please mark your proxy for this resolution; otherwise it is automatically cast against it, unless you have marked to abstain."

Comment by Management

          The Board of Directors believes that directors should be chosen for their capacity and willingness to represent all stockholders, and that the present system of voting for directors provides the best assurance that the decisions of the directors will be made in the best interest of all the stockholders, rather than for the benefit of special interest groups.

          Cumulative voting tends to produce special interest directors beholden to the narrow interests of those who elect them, even though such interests may be adverse to the overall welfare of the Company and the stockholders as a whole. A board encumbered by such conflicting factions could impede the ability of the Company to arrive at decisions that represent the long-term interest of all stockholders and to react timely and decisively in critical situations. The factionalism caused by cumulative voting could also deter independent persons of standing and reputation from serving on the Board and reduce the sense of cooperation and confidence which the Board presently maintains.

          Neither Delaware, the State in which the Company and most major publicly-owned corporations are incorporated, nor the Model Business Corporation Act, which reflects a consensus of the academic and practicing legal community, requires cumulative voting. This is in accord with the Board's belief that the principle of majority rule is the appropriate one for the election of directors.

          Under the corporation law of the State of Delaware, the action recommended in this proposal could be taken only if the Board of Directors recommended an amendment to the Company's Restated Certificate of Incorporation establishing cumulative voting and directed that the amendment be submitted to a vote of the Company's stockholders. The Company's Board of Directors has not recommended, and does not recommend, such an amendment. Therefore, a vote in favor of this proposal would be only an advisory recommendation to the Board of Directors that it take steps to initiate such an amendment.

          At certain annual meetings of stockholders of, among others, Florida Power & Light Company, FPL Group, Inc., Rockefeller Center Properties, Inc., Citicorp, The Chase Manhattan Corporation and Chemical

Banking Corporation, Mr. Gilbert submitted similar cumulative voting proposals. At all such meetings, the proposals were overwhelmingly rejected by the stockholders.

Vote Required

          The affirmative vote of a majority of the total number of shares of Common Stock and $2 Preference Stock present in person or represented by proxy at the meeting is required to approve the Stockholder Proposal.

          The Board of Directors recommends a vote AGAINST the Stockholder Proposal.

                                 OTHER MATTERS

          The Board of Directors knows of no other matter to be presented at the 1995 Annual Meeting of Stockholders. If any additional matter should be presented properly, it is intended that the enclosed proxy will be voted in accordance with the discretion of the persons named in the proxy.

         STOCKHOLDER PROPOSALS FOR 1996 ANNUAL MEETING OF STOCKHOLDERS

          Proposals of stockholders intended to be presented at the 1996 annual meeting of stockholders must be received by the Company by January 15, 1996 to be considered for inclusion in the proxy statement and form of proxy relating to the 1996 meeting.

                         By Order of the Board of Directors,

                         /s/ Joseph L. von Rosenberg III

                         Joseph L. von Rosenberg III
                         Vice President, General Counsel
                           and Corporate Secretary


June 26, 1995

                                     PROXY

                               ZAPATA CORPORATION

                                 P.O. BOX 4240
                               HOUSTON, TX 77210
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints Avram A. Glazer, Joseph L. von Rosenberg III and Lamar C. McIntyre and each of them, attorneys and agents with full power of substitution, to vote as proxy all the shares of Common Stock and $2 Noncumulative Convertible Preference Stock of Zapata Corporation held of record by the undersigned on June 20, 1995 at the 1995 Annual Meeting of Stockholders of Zapata Corporation to be held on July 27, 1995 and at any adjournments thereof, in the manner indicated on the reverse hereof and in their discretion on such other matters as may properly come before said meeting or any adjournments thereof.

  If you wish to vote in accordance with the recommendations of the Board of Directors, you may just sign and date on the reverse side and mail in the postage paid envelope provided. Specific choices may be made on the reverse side.

                        (SIGN AND DATE ON REVERSE SIDE)


[X] PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE.
                    FOR ALL                                     Nominees:
             (except as specified     WITHHOLD AUTHORITY    Term Ending 1998:
                    below)              TO VOTE FOR
1. Election of       [_]                    [_]           Robert V. Leffler, Jr.
   Directors.
                                                            W. George Loar
Instructions: To withhold vote for individual(s) write name(s) below.

------------------------------------------------
                                                 FOR     AGAINST   ABSTAIN
2. Ratification of appointment of independent    [_]       [_]       [_]
   public accountants for 1995

3. Stockholder proposal for cumulative voting     [_]       [_]       [_]

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS
INDICATED, WILL BE VOTED FOR ITEM 1--ALL NOMINEES LISTED AT
LEFT FOR ELECTION AS DIRECTORS, FOR ITEM 2, AND AGAINST
ITEM 3. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
ITEMS 1 AND 2, AND RECOMMENDS A VOTE AGAINST ITEM 3.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
PROMPTLY USING THE ENCLOSED ENVELOPE


SIGNATURE                DATE           SIGNATURE                    DATE
         ---------------     ----------          -------------------     ------
                                               SIGNATURE IF HELD JOINTLY

NOTE: When signing as Executor, Administrator, Trustee or the like, please give full title.

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C. 20549

                                  FORM 10-Q/A

(MARK ONE)

[X] QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15 (D) OF THE SECURITIES
  EXCHANGE ACT OF 1934

                   FOR QUARTERLY PERIOD ENDED JUNE 30, 1995

                                      OR

[_] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15 (D) OF THE SECURITIES
  EXCHANGE ACT OF 1934

                  FOR THE TRANSITION PERIOD FROM     TO

                         COMMISSION FILE NUMBER 1-4219

                              ZAPATA CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               DELAWARE                             C-74-1339132
     (STATE OR OTHER JURISDICTION                 (I.R.S. EMPLOYER
   OF INCORPORATION OR ORGANIZATION)             IDENTIFICATION NO.)


    1717 ST. JAMES PLACE, SUITE 550                     77056
            HOUSTON, TEXAS                           (ZIP CODE)
    (ADDRESS OF PRINCIPAL EXECUTIVE
               OFFICES)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (713) 940-6100

  Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15 (d) of the Securities Exchange Act of 1934 during the preceding 12 months (or such shorter period that the registrant was required to file such reports), and (2) has been subject to
such filing requirements for the past 90 days.   Yes [X]    No [_]

  Number of shares outstanding of the registrant's Common Stock, par value $.25 per share, on November 13, 1995: 29,548,407.

                          PART I FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS

  Zapata Corporation

  Condensed Consolidated Balance Sheet .....................................   3
  Condensed Consolidated Income Statement ..................................   4
  Divisional Revenues and Operating Results ................................   5
  Condensed Consolidated Statement of Cash Flows ...........................   6
  Notes to Financial Statements ............................................   7

                               ZAPATA CORPORATION

                      CONDENSED CONSOLIDATED BALANCE SHEET

                                                        JUNE 30,   SEPTEMBER 30,
                                                          1995         1994
                                                        ---------  -------------
                                                            (IN THOUSANDS)
                        ASSETS
Current assets:
  Cash and cash equivalents............................ $   4,081    $ 13,094
  Restricted cash......................................        77         779
  Receivables..........................................    31,228      39,595
  Inventories:
   Compressor equipment and components.................    24,174      17,629
   Fish products.......................................    25,845      34,143
   Gas liquids products................................       656         414
   Materials, parts and supplies.......................     3,456       3,601
  Prepaid expenses and other current assets............     4,269       2,609
                                                        ---------    --------
    Total current assets...............................    93,786     111,864
                                                        ---------    --------
Investments and other assets:
  Notes receivable.....................................       --        1,925
  Investments..........................................     2,100      14,471
  Goodwill.............................................    25,438      26,105
  Deferred income taxes................................     5,968       2,915
  Other assets.........................................    18,396      16,149
                                                        ---------    --------
                                                           51,902      61,565
                                                        ---------    --------
Property and equipment.................................   232,870     217,523
Accumulated depreciation...............................  (108,972)    (99,913)
                                                        ---------    --------
                                                          123,898     117,610
                                                        ---------    --------
    Total assets....................................... $ 269,586    $291,039
                                                        =========    ========
         LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current maturities of long-term debt................. $   8,866    $  3,009
  Accounts payable and accrued liabilities.............    36,256      48,271
                                                        ---------    --------
    Total current liabilities..........................    45,122      51,280
                                                        ---------    --------
Long-term debt.........................................    61,948      69,078
                                                        ---------    --------
Other liabilities......................................    19,365      16,139
                                                        ---------    --------
Stockholders' equity:
  Preferred and preference stock.......................         3       2,258
  Common stock.........................................     7,376       7,930
  Capital in excess of par value.......................   129,344     138,293
  Reinvested earnings from October 1, 1990.............     7,168       1,785
  Investments unrealized gain (loss), net of taxes.....      (740)      4,276
                                                        ---------    --------
                                                          143,151     154,542
                                                        ---------    --------
    Total liabilities and stockholders' equity......... $ 269,586    $291,039
                                                        =========    ========

    The accompanying notes are an integral part of the financial statements.

                               ZAPATA CORPORATION

                    CONDENSED CONSOLIDATED INCOME STATEMENT

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                          THREE MONTHS
                                              ENDED         NINE MONTHS ENDED
                                            JUNE 30,            JUNE 30,
                                        ------------------  ------------------
                                          1995      1994      1995      1994
                                        --------  --------  --------  --------
Revenues............................... $ 56,037  $ 86,496  $179,708  $241,924
                                        --------  --------  --------  --------
Expenses:
  Operating............................   45,877    74,214   152,823   209,215
  Provisions for asset write-downs.....   12,607    18,810    12,607    18,810
  Depreciation, depletion and amortiza-
   tion................................    3,641     4,475    10,775    11,969
  Selling, general and administrative..    3,376     5,055    10,204    14,531
                                        --------  --------  --------  --------
                                          65,501   102,554   186,409   254,525
                                        --------  --------  --------  --------
Operating loss.........................   (9,464)  (16,058)   (6,701)  (12,601)
                                        --------  --------  --------  --------
Other income (expense):
  Interest income......................      371       431     1,055     1,628
  Interest expense.....................   (1,583)   (1,869)   (4,872)   (7,482)
  Gain on sales of Tidewater common
   stock...............................      --        --      4,811    37,457
  Other................................      (92)    3,016       928    (2,859)
                                        --------  --------  --------  --------
                                          (1,304)    1,578     1,922    28,744
                                        --------  --------  --------  --------
Income (loss) from continuing opera-
 tions before taxes....................  (10,768)  (14,480)   (4,779)   16,143
                                        --------  --------  --------  --------
Provision for income taxes
  State................................      217       248       546       717
  Federal..............................   (3,843)   (5,154)   (1,862)    5,400
                                        --------  --------  --------  --------
                                          (3,626)   (4,906)   (1,316)    6,117
                                        --------  --------  --------  --------
Income (loss) from continuing opera-
 tions.................................   (7,142)   (9,574)   (3,463)   10,026
Discontinued operations:
  Reversal of reserve for loss on
   disposition, net of income taxes....    8,897       --      8,897       --
                                        --------  --------  --------  --------
Net income (loss)......................    1,755    (9,574)    5,434    10,026
Preferred stock dividends..............      --        101        51       303
                                        --------  --------  --------  --------
Net income (loss) to common stockhold-
 ers................................... $  1,755  $ (9,675) $  5,383  $  9,723
                                        ========  ========  ========  ========
Per share data:
  Income (loss) from continuing opera-
   tions............................... $  (0.24) $  (0.31) $  (0.11) $   0.31
  Income from discontinued operations..     0.30       --       0.28       --
                                        --------  --------  --------  --------
Net income (loss) per share............ $   0.06  $  (0.31) $   0.17  $   0.31
                                        ========  ========  ========  ========
Average common shares and equivalents
 outstanding...........................   29,824    31,671    31,120    31,708
                                        ========  ========  ========  ========

    The accompanying notes are an integral part of the financial statements.

                               ZAPATA CORPORATION

                   DIVISIONAL REVENUES AND OPERATING RESULTS

                                 (IN THOUSANDS)

                                      THREE MONTHS ENDED    NINE MONTHS ENDED
                                           JUNE 30,             JUNE 30,
                                      --------------------  ------------------
                                        1995       1994       1995      1994
                                      ---------  ---------  --------  --------
Revenues:
  Natural gas compression............ $  19,329  $  21,810  $ 53,086  $ 49,874
  Marine protein.....................    21,737     19,703    61,311    62,307
  Natural gas gathering and process-
   ing...............................    12,509     41,957    57,829   120,456
  Oil and gas........................     2,462      3,026     7,482     9,287
                                      ---------  ---------  --------  --------
                                      $  56,037  $  86,496  $179,708  $241,924
                                      =========  =========  ========  ========
Operating income (loss):
  Natural gas compression............ $   1,704  $   2,460  $  4,801  $  4,842
  Marine protein.....................   (10,428)     2,122    (8,599)    6,016
  Natural gas gathering and process-
   ing...............................       (39)      (473)     (482)     (696)
  Oil and gas........................       310    (18,743)      528   (18,103)
  Corporate..........................    (1,011)    (1,424)   (2,949)   (4,660)
                                      ---------  ---------  --------  --------
                                      $  (9,464) $ (16,058) $ (6,701) $(12,601)
                                      =========  =========  ========  ========

    The accompanying notes are an integral part of the financial statements.

                               ZAPATA CORPORATION

                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

                                 (IN THOUSANDS)

                                                            NINE MONTHS ENDED
                                                                JUNE 30,
                                                            ------------------
                                                              1995      1994
                                                            --------  --------
Cash flow provided (used) by operating activities:
  Continuing operations:
   Net income (loss) from continuing operations............ $ (3,463) $ 10,026
                                                            --------  --------
   Adjustments to reconcile net income (loss) to net cash
    provided (used) by operating activities:
    Depreciation, amortization and valuation provisions....   23,382    30,779
    Gain on sale of assets.................................   (5,268)  (37,457)
    Changes in other assets and liabilities................   (9,719)   (6,282)
                                                            --------  --------
      Total adjustments....................................    8,395   (12,960)
                                                            --------  --------
    Net cash provided (used) by continuing operations......    4,932    (2,934)
                                                            --------  --------
Cash flow provided (used) by investing activities:
  Proceeds from dispositions of investments and other......   12,381    88,533
  Proceeds from restricted cash investments................      702    75,083
  Proceeds from notes receivable...........................    5,495     1,061
  Business acquisitions, net of cash acquired..............      --    (73,222)
  Capital expenditures.....................................  (18,339)  (20,049)
                                                            --------  --------
      Net cash provided by investing activities............      239    71,406
                                                            --------  --------
Cash flow used by financing activities:
  Borrowings...............................................   12,864       --
  Principal payments of long-term obligations..............  (14,137)  (69,360)
  Preferred stock redemption and common stock buybacks.....  (11,758)   (2,245)
  Dividend payments........................................   (1,153)     (404)
                                                            --------  --------
      Net cash used by financing activities................  (14,184)  (72,009)
                                                            --------  --------
Net decrease in cash and cash equivalents..................   (9,013)   (3,537)
Cash and cash equivalents at beginning of period...........   13,094    15,273
                                                            --------  --------
Cash and cash equivalents at end of period................. $  4,081  $ 11,736
                                                            ========  ========

    The accompanying notes are an integral part of the financial statements.

                              ZAPATA CORPORATION

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1. FINANCIAL STATEMENTS

  The condensed consolidated financial statements included herein have been prepared by Zapata Corporation ("Zapata" or the "Company"), without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. The financial statements reflect all adjustments that are, in the opinion of management, necessary to fairly present such information. All such adjustments are of a normal recurring nature. Although Zapata believes that the disclosures are adequate to make the information presented not misleading, certain information and footnote disclosures, including significant accounting policies, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been condensed or omitted pursuant to such rules and regulations. It is suggested that these condensed financial statements be read in conjunction with the financial statements and the notes thereto included in Zapata's latest annual report on Form 10-K.

  In April 1995, Zapata adopted Statement of Financial Accounting Standards No. 121 ("SFAS 121") "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," which established accounting standards for the impairment of long-lived assets, certain identifiable intangibles, and goodwill related to those assets to be held and used, and for long-lived assets and certain identifiable intangibles to be disposed of. As a result of adopting SFAS 121, the Company recorded a $12.6 million pretax provision for asset impairment to reduce its marine protein assets to their estimated fair market value. The fair market value of the marine protein assets was determined based upon the highest third-party competitive bid which had been received by the Company.

NOTE 2. SALE OF NATURAL GAS COMPRESSION OPERATIONS

  In April 1995, Zapata announced that the Company was considering the sale of its natural gas compression operations. In June 1995, Zapata announced that it had entered into an agreement to sell the assets of its natural gas compression division for $130 million to Enterra Corporation and reflected these operations as discontinued operations in the Company's financial statements as of and for the periods presented in its Form 10-Q. The sale is subject to stockholder approval and certain governmental approvals.

  Subsequent to filing the Company's Form 10-Q for the period ended June 30, 1995, management concluded that it would seek stockholder approval, under Delaware law, for the sale of its natural gas compression operations. As a result of this additional condition, the criteria for reporting these operations as discontinued as of June 30, 1995 had not been met. Therefore, the Company's Form 10-Q as of June 30, 1995 has been amended to show the natural gas compression operations in continuing operations. The result of this restatement had no effect on net income or net income per share data, for any period presented however, it did have the following effects (in thousands):

                                      THREE MONTHS ENDED   NINE MONTHS ENDED
                                           JUNE 30,            JUNE 30,
                                      -------------------  ------------------
                                        1995      1994       1995      1994
                                      --------- ---------  --------  --------
Income statement:
Income (loss) from continuing
 operations:
  As previously reported............. $ (7,679) $ (10,681) $ (5,223) $  8,633
  As restated........................   (7,142)    (9,574)   (3,463)   10,026
                                      --------  ---------  --------  --------
Effect of correction................. $    537  $   1,107  $  1,760  $  1,393
                                      ========  =========  ========  ========
Income from discontinued operations,
 net of income taxes:
  As previously reported............. $    537  $   1,107  $  1,760  $  1,393
  As restated........................       --         --        --        --
                                      --------  ---------  --------  --------
Effect of correction................. $   (537) $  (1,107) $ (1,760) $ (1,393)
                                      ========  =========  ========  ========

                                             (Table continued on the next page)

                                      THREE MONTHS ENDED    NINE MONTHS ENDED
                                           JUNE 30,             JUNE 30,
                                      --------------------  ------------------
                                        1995       1994       1995      1994
                                      ---------  ---------  --------  --------
Per share data:
Income (loss) from continuing
 operations:
  As previously reported............  $   (0.26) $   (0.34) $  (0.17) $   0.26
  As restated.......................      (0.24)     (0.31)    (0.11)     0.31
                                      ---------  ---------  --------  --------
Effect of correction................  $    0.02  $    0.03  $   0.06  $   0.05
                                      =========  =========  ========  ========
Income from discontinued operations:
  As previously reported............  $    0.32  $    0.03  $   0.34  $   0.05
  As restated.......................       0.30         --      0.28        --
                                      ---------  ---------  --------  --------
Effect of correction................  $   (0.02) $   (0.03) $  (0.06) $  (0.05)
                                      =========  =========  ========  ========

NOTE 3. DISCONTINUED MARINE PROTEIN OPERATIONS SUBSEQUENTLY RETAINED

  Zapata has decided to retain the marine protein operations which had previously been reported as a discontinued operation. In April 1995, the Company announced the cancellation of the sale of the marine protein division. Zapata had previously announced that an agreement to sell its marine protein operations had been reached. However, the acquisition group failed to close the transaction.

  The Company has concluded that the value of its marine protein operations could be more effectively realized by retaining these operations as part of Zapata's ongoing operations, rather than pursuing another sale transaction. As a result, marine protein's net assets and results of operations for all periods have been reclassified from discontinued operations to continuing operations. Marine protein's results of operations from October 1994 through March 1995 had previously been offset against an after-tax reserve of $8.9 million established in the fourth quarter of fiscal 1994 for the estimated loss on disposition. As a result of the Company's decision to retain the marine protein operations, the $8.9 million reserve has been reversed in the current quarter. Marine protein revenues of $39.6 million and operating income of $1.8 million for the first six months of fiscal 1995 have been reclassified to continuing operations. Also, marine protein assets and liabilities of $80.7 million and $23.9 million, respectively, as of June 30, 1995 and assets and liabilities of $100.2 million and $32.6 million, respectively, as of September 30, 1994 have been reclassified to continuing operations.

  As a result of adopting SFAS 121, Zapata recorded a $12.6 million pretax provision for asset impairment to reduce its marine protein assets. The provision was based on the estimated fair market value of the marine protein assets. The fair market value of the marine protein assets was determined based upon the highest third-party competitive bid which had been received by the Company.

NOTE 4. RESTATED FISCAL 1995 RESULTS OF OPERATIONS

  Zapata's first and second quarter income statements for fiscal 1995 have been restated as follows to reclassify the marine protein operating results to continuing operations, amounts in thousands.

                                                            THREE MONTHS ENDED
                                                          ----------------------
                                                          DECEMBER 31, MARCH 31,
                                                              1994       1995
                                                          ------------ ---------
   Revenues..............................................   $65,551     $58,120
   Operating income (loss)...............................     2,064         699
   Net income............................................   $   748     $ 2,931

NOTE 5. SUBSEQUENT EVENT

  In August 1995, Zapata completed the sale of its remaining U.S. offshore oil and gas properties. The Company received cash, a production payment entitling Zapata to a share of future revenues derived from the properties and other contract consideration. No gain or loss was recognized from the sale.

  In August 1995, Zapata announced that it had acquired 31% of the outstanding common stock of Envirodyne Industries, Inc. ("Envirodyne") for $18.8 million from Malcolm Glazer, Chairman of the Board of Zapata and a director of Envirodyne. Zapata paid the purchase price by issuing to the seller a subordinated promissory note bearing interest at prime and maturing in August 1997. Envirodyne is one of the world's major suppliers of food packaging products and food service supplies. This acquisition is the first major step in the transformation of Zapata away from the energy business and into food-related businesses. Zapata is evaluating acquiring additional shares or proposing a merger with, or acquisition of, Envirodyne in the future.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS
               OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

ITEM 2. BUSINESS

  In April 1995, Zapata announced that the Company was considering the sale of its two natural gas services businesses: the natural gas compression operation and the natural gas gathering and processing operation. The decision to consider exiting the energy industry was based on the belief that businesses outside the energy industry may provide better opportunities for the Company to pursue. The decision to consider redirecting operations away from the energy industry does not imply a decision to liquidate Zapata. The Company is evaluating opportunities to reinvest the stockholders' capital.

  In August 1995, Zapata announced that it had acquired 31% of the outstanding common stock of Envirodyne Industries, Inc. ("Envirodyne"), a manufacturer of food packaging and food service supplies for $18.8 million. This acquisition is the first major step in the transformation of Zapata away from the energy business and into food-related businesses. Zapata is evaluating acquiring additional shares or proposing a merger with, or acquisition of, Envirodyne in the future. Zapata is also looking at other opportunities in food-related areas.

  In June 1995, Zapata announced that it had entered into an agreement to sell the assets of its natural gas compression division for $130 million. The sale is subject to stockholder approval and certain governmental approvals. Due to the preliminary nature of the decision process regarding the possible sale of the natural gas gathering and processing operation, the financial statement impact of the ultimate disposition of this business cannot be determined at this time.

  Zapata has decided to retain the marine protein operations which had previously been reported as a discontinued operation. In April 1995, the Company announced the cancellation of the sale of the marine protein division. Zapata had previously announced that an agreement to sell its marine protein operations had been reached. However, the acquisition group failed to close the transaction. The Company has concluded that the value of the marine protein operations could be more effectively realized by retaining these operations as part of Zapata's ongoing operations, rather than pursuing another sale transaction. As a result, marine protein's net assets and results of operations for all periods have been reclassified from discontinued operations to continuing operations.

  In August 1995, Zapata completed the sale of its remaining U.S. offshore oil and gas properties. The Company received cash, a production payment entitling Zapata to a share of future revenues derived from the properties and other contract considerations. The Company currently plans to retain its Bolivian oil and gas operations.

LIQUIDITY AND CAPITAL RESOURCES

  In April 1995, Zapata used the proceeds of $12.7 million from the sale of its remaining 673,077 shares of Tidewater Inc. ("Tidewater") common stock to reduce the Company's $17.5 million in notes due to Norex America, Inc. Remaining mandatory principal payments for the next twelve months total $8.4 million. In July 1995, a subsidiary of the Company, Zapata Protein, Inc., arranged a $15.0 million bank credit facility.

  Cash provided by operating activities totalled $4.9 million during the first nine months of fiscal 1995 as compared to a $2.9 million use of cash during the corresponding prior-year period. The use of cash in fiscal 1994 was primarily due to increases in working capital. Cash provided by investing activities totalled $239,000 during the first nine months of fiscal 1995 as compared to $71.4 million during the first nine months of fiscal 1994. The fiscal 1994 period included proceeds of $85.9 million from the sale of 4.13 million shares of Zapata's Tidewater common stock. Net cash used by financing activities totalled $14.2 million during the first nine months of fiscal 1995 as compared to $72.0 million in the corresponding prior-year period, which included a $68.5 million prepayment of senior debt.

  In April 1995, Zapata repurchased 2.25 million shares of Zapata's common stock from Norex America, Inc. for $4.00 per share. The shares repurchased by Zapata represented 7% of the Company's then outstanding common stock. Following the repurchase of these shares, Zapata had approximately 29.5 million shares of common stock outstanding.

  In June 1995, Zapata announced that its board of directors had authorized the repurchase of up to 7.5 million shares of its common stock depending on market conditions.

  In August 1995, Zapata announced that it had acquired 31% of the outstanding common stock of Envirodyne Industries, Inc. ("Envirodyne") for $18.8 million from Malcolm Glazer, Chairman of the Board of Zapata and a director of Envirodyne. Zapata paid the purchase price by issuing to the seller a subordinated promissory note bearing interest at prime and maturing in August 1997. Envirodyne is one of the world's major suppliers of food packaging products and food service supplies. This acquisition is the first major step in the transformation of Zapata away from the energy business and into food-related businesses. Zapata is evaluating acquiring additional shares or proposing a merger with, or acquisition of, Envirodyne in the future.

RESULTS OF OPERATIONS

  Zapata's net income of $1.8 million for the third quarter of fiscal 1995 compared favorably to the fiscal 1994 third quarter net loss of $9.6 million. The fiscal 1995 third quarter net income included net income of $8.9 million from discontinued operations as a result of the reversal of an estimated loss on the disposition of the marine protein operations which was recorded in fiscal 1994.

  The Company's net loss from continuing operations of $7.1 million for the three months ended June 30, 1995 compared favorably to a net loss of $9.6 million for the corresponding 1994 period. The fiscal 1995 results include a $12.6 million pretax provision for asset impairment of the Company's marine protein assets as a result of adopting Statement of Financial Accounting Standards No. 121 ("SFAS 121") while the fiscal 1994 results include a pretax valuation provision of $18.8 million associated with the Company's oil and gas operations. Revenues of $56.0 million and an operating loss of $9.5 million in the fiscal 1995 third quarter compared to revenues of $86.5 million and an operating loss of $16.1 million in the 1994 third quarter. The decrease in revenues from the prior year reflects the Company's decision to decrease natural gas trading activity in its gathering and processing operations.

  Year-to-date, fiscal 1995 revenues of $179.7 million, an operating loss of $6.7 million and net income of $5.4 million compared to fiscal 1994 revenues of $241.9 million, an operating loss of $12.6 million and net income of $10.0 million.

  Marine Protein--As a result of the Company's decision to retain the marine protein operations, the net assets and results of marine protein's operations for all periods have been reclassified from discontinued operations to continuing operations and the $8.9 million after-tax loss on disposition recorded September 1994 has been reversed in the current quarter. As a result of adopting SFAS 121, the Company recorded a $12.6 million pretax provision for asset impairment to reduce its marine protein assets to their estimated fair market value. The fair market value of the marine protein assets was determined based upon the highest third-party competitive bid which had been received by the Company. SFAS 121 requires companies to write down assets to their estimated fair market value when assets are determined to be impaired.

  Reflecting the provision for asset impairment, revenues of $21.7 million and operating loss of $10.4 million in the third quarter of fiscal 1995 compared unfavorably to revenues of $19.7 million and operating income of $2.1 million in the third quarter of 1994. Current quarter sales volume of fish oil was double the prior-year period level while fish meal sales volume was 14% lower in the current quarter as compared to the prior-year quarter. The average price for fish oil increased to $349 per ton in the third quarter of fiscal 1995 from $302 per ton in the 1994 third quarter; fish meal prices averaged $355 per ton in the 1995 period and $346 per ton in the 1994 period. The fiscal 1995 fish catch is approximately 22% lower than the fiscal 1994 fish catch due principally to inclement weather conditions that hampered fishing during the current quarter.

  Reflecting the effects of the provision for asset impairment and the lower fish catch, year-to-date fiscal 1995 revenues of $61.3 million and operating loss of $8.6 million compared unfavorably to fiscal 1994 revenues of $62.3 million and operating income of $6.0 million. Fiscal 1995 sales volume of fish oil was 6% higher than the fiscal 1994 sales volume while fiscal 1995 fish meal sales volume declined 3% as compared to fiscal 1994. Year-to-date, fiscal 1995 fish oil prices have averaged $301 per ton versus $317 per ton in fiscal 1994. Likewise, fiscal 1995 fish meal prices have averaged $347 per ton versus $353 per ton in fiscal 1994.

  Natural Gas Gathering, Processing and Marketing--Zapata's natural gas gathering, processing and marketing operations are conducted through Cimarron Gas Holding Company and its subsidiaries (collectively, "Cimarron"), which were acquired early in fiscal 1993. As a division of Zapata, Cimarron's operations involve two major categories of business activities: the gathering and processing of natural gas and its constituent products and the marketing and trading of natural gas liquids (NGL's).

  Revenues and operating results for the three-month and nine-month periods ended June 30, 1995 and 1994 are presented in the following table by major category, in thousands.

                                     THREE MONTHS ENDED    NINE MONTHS ENDED
                                          JUNE 30,              JUNE 30,
                                     --------------------  -------------------
                                       1995       1994       1995      1994
                                     ---------  ---------  --------  ---------
REVENUES
Gathering & Processing.............. $   4,420  $   7,255  $ 14,010  $  18,458
NGL Marketing.......................     8,089     34,702    43,819    101,998
                                     ---------  ---------  --------  ---------
                                     $  12,509  $  41,957  $ 57,829  $ 120,456
                                     =========  =========  ========  =========
OPERATING RESULTS
Gathering & Processing.............. $     203  $    (164) $    357  $     148
NGL Marketing.......................        35        147        63        696
Selling & Administrative............      (277)      (456)     (902)    (1,540)
                                     ---------  ---------  --------  ---------
                                     $     (39) $    (473) $   (482) $    (696)
                                     =========  =========  ========  =========

  For the third quarter of fiscal 1995, gathering and processing revenues were lower than the prior year as a result of the negative impact of lower natural gas prices, while operating results improved, reflecting increased processing margins. However, marketing revenues and operating income have declined in fiscal 1995 as compared to 1994, due to the Company's decision to reduce its natural gas trading activities.

  A comparison of average daily volumes of gas, measured in millions of cubic feet, gathered and processed during the three-month and nine-month periods ended June 30, 1995 and 1994 is shown below.

                                           THREE MONTHS ENDED  NINE MONTHS ENDED
                                                JUNE 30,           JUNE 30,
                                           ------------------- -----------------
          AVERAGE DAILY VOLUMES
                  (MMCF)                     1995      1994      1995     1994
          ---------------------            --------- --------- -------- --------
Gathering.................................      57.0      47.7     53.5     44.9
Processing................................      26.5      25.0     26.6     21.9

  In April 1995, Zapata announced that the Company was considering the sale of its natural gas gathering and processing operation. Due to the preliminary nature of the decision process regarding the possible sale of the natural gas gathering and processing operation, the financial statement impact of the ultimate disposition of this business cannot be determined at this time.

  Oil and Gas--Revenues of $2.5 million and operating income of $310,000 for the third quarter of fiscal 1995 compared favorably to the corresponding fiscal 1994 period's revenues of $3.0 million and operating loss of $18.7 million. The fiscal 1994 period loss included an $18.8 million property valuation provision. Although the Company's U.S. natural gas prices improved during the third quarter of fiscal 1995, current quarter prices were lower than the prior-year quarter prices. Zapata's domestic natural gas production for the third quarter of fiscal 1995 approximated the level of production in the corresponding fiscal 1994 period. The Company's Bolivian operations contributed $399,000 to operating income in the third quarter of fiscal 1995 as compared to $483,000 in the third quarter of fiscal 1994.

  Year-to-date, fiscal 1995 revenues of $7.5 million and operating income of $528,000 compared favorably to the fiscal 1994 revenues of $9.3 million and operating loss of $18.1 million due primarily to the 1994 property write-down. Bolivian operations contributed operating income of $1.2 million in fiscal 1995 and $2.4 million in fiscal 1994.

  Natural Gas Compression--In April 1995, Zapata announced that the Company was considering the sale of its natural gas compression operations. In June 1995, Zapata announced that it had entered into an agreement to sell the assets of its natural gas compression division for $130 million to Enterra Corporation. The sale is subject to stockholder approval and certain governmental approvals.

  The major segments of Energy Industries' natural gas compression revenues and operating results for the three-month and nine-month periods ended June 30, 1995 and the three-month and eight-month periods ended June 30, 1994, in thousands, are identified below.

                                                        NINE MONTHS EIGHT MONTHS
                                  THREE MONTHS ENDED       ENDED       ENDED
                                       JUNE 30,          JUNE 30,     JUNE 30,
                                  --------------------  ----------- ------------
                                    1995       1994        1995         1994
                                  ---------  ---------  ----------- ------------
REVENUES
Compressor Rental................ $   4,403  $   5,163    $12,978     $12,066
Fabrication and Sales............     8,989      9,272     21,879      17,150
Parts & Service..................     4,731      5,187     14,919      14,123
Other............................     1,206      2,188      3,310       6,535
                                  ---------  ---------    -------     -------
                                  $  19,329  $  21,810    $53,086     $49,874
                                  =========  =========    =======     =======
OPERATING RESULTS
Compressor Rental................ $   1,175  $   1,336    $ 3,592     $ 3,686
Fabrication and Sales............       875      1,206      2,421       1,762
Parts & Service..................       850      1,152      2,818       2,760
Other............................       198        383        348         908
Selling & Administrative.........    (1,394)    (1,617)    (4,378)     (4,274)
                                  ---------  ---------    -------     -------
                                  $   1,704  $   2,460    $ 4,801     $ 4,842
                                  =========  =========    =======     =======

  (The Other segment includes the results of the heat exchanger manufacturing operation which was sold during the second quarter of fiscal 1995 and used equipment sales.)

  Natural gas compressor package rental utilization is affected primarily by the number and age of producing oil and gas wells, the volume of natural gas consumed and natural gas prices. Rental rates are determined primarily by the demand for compressor packages and vary by size and horsepower of a compressor package. Energy Industries' utilization, rental rates and fleet size as of June 30, 1995 and 1994 are compared in the following table.

                                                     JUNE 30, 1995 JUNE 30, 1994
                                                     ------------- -------------
FLEET UTILIZATION:
  Horsepower........................................       81.5%         77.8%
MONTHLY RENTAL RATE, BASED ON:
  Horsepower........................................   $  15.54      $  17.43
FLEET SIZE:
  Number of units...................................        771           701
  Horsepower........................................    129,467       107,494

  Reflecting the effects of low natural gas prices, Energy Industries' operating results continued to be negatively impacted during the third quarter of fiscal 1995. As a result, Energy Industries' operating income during the third quarter of fiscal 1995 compared unfavorably to the third quarter income of fiscal 1994.

                           PART II OTHER INFORMATION

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITYHOLDERS

  The Company held its 1995 Annual Meeting of Stockholders on July 27, 1995 (the "1995 Annual Meeting"). An aggregate of 29,505,034 shares of the Company's equity securities were outstanding and entitled to vote at the 1995 Annual Meeting as follows: 29,502,407 shares of Common Stock and 2,627 shares of $2 Noncumulative Convertible Preference Stock. At this meeting, the stockholders voted on the following matters:

                        ELECTION OF CLASS III DIRECTORS

                                                             FOR      AGAINST
                                                          ---------- ---------
   Robert V. Leffler, Jr................................. 23,515,741 1,523,931
   W. George Loar........................................ 23,510,424 1,529,248

  In addition to the Class III Directors elected at the 1995 Annual Meeting, Malcolm I. Glazer and Ronald C. Lassiter continue to serve as Class I Directors until the 1996 Annual Meeting of Stockholders, and Avram A. Glazer and Peter M. Holt continue to serve as Class II Directors until the 1997 Annual Meeting of Stockholders.

                        RATIFICATION OF THE APPOINTMENT
                        OF COOPERS & LYBRAND L.L.P. AS
                        INDEPENDENT PUBLIC ACCOUNTANTS

                                                                                              BROKER
      FOR                  AGAINST                         ABSTAINED                         NON-VOTE
      ---                  -------                         ---------                         --------
   24,603,811              329,905                          108,067                           91,175

  Subject to stockholder approval, the Board of Directors of the Company appointed Coopers & Lybrand L.L.P. to serve as the Company's independent public accountants for the year ending September 30, 1995.

                   STOCKHOLDER PROPOSAL ON CUMULATIVE VOTING

                                                                                           BROKER
      FOR                 AGAINST                         ABSTAINED                       NON-VOTE
      ---                ----------                       ---------                       ---------
   1,874,627             15,385,521                        234,018                        8,250,338

  Mr. Martin Glotzer, a stockholder of the Company, presented the stockholder proposal to be voted on at the 1995 Annual Meeting in which he requested that the stockholders of the Company amend the Company's Restated Certificate of Incorporation, as amended, to provide for cumulative voting on the election of directors of the Company.

ITEM 6. EXHIBITS AND REPORTS ON FORM 8-K

  (a) EXHIBITS:

  The exhibits indicated by an asterisk (*) are incorporated by reference to the Zapata Corporation Annual Report on Form 10-K for the fiscal year ended September 30, 1994. The exhibits indicated by double asterisk (**) were filed on Form 10-Q for quarter ended June 30, 1995.

  3(a)*  --Restated Certificate of Incorporation of Zapata filed with Secretary of State of Delaware May 3, 1994 (Exhibit 3(a) to Current Report on
          Form 8-K dated April 27, 1994 (File No. 1-4219)).
  3(b)*  --Certificate of Designation, Preferences and Rights of $1 Preference
          Stock (Exhibit 3(c) to Zapata's Quarterly Report on Form 10-Q for the
          fiscal quarter ended March 31, 1993 (File No. 1-4219)).
  3(c)*  --Certificate of Designation, Preferences and Rights of $100
          Preference Stock (Exhibit 3(d) to Zapata's Quarterly Report on Form
          10-Q for the fiscal quarter ended March 31, 1993 (File No.
          1-4219)).
  3(d)*  --By-laws of Zapata, as amended effective August 17, 1994.
  4(a)*  --Second Amended and Restated Master Restructuring Agreement, dated as of April 16, 1993 between Zapata and Norex Drilling Ltd. (Exhibit 12 to Zapata's Amendment No. 3 to Schedule 13D dated April 30, 1993).
  4(b)*  --First Amendment to Second Amended and Restated Master Restructuring
          Agreement dated as of May 17, 1993 between Zapata and Norex Drilling
          Ltd. (Exhibit 4(c) to Zapata's Registration Statement on Form S-1
          (No. 33-68034)).
  4(c)*  --Second Amendment to Second Amended and Restated Master Restructuring
          Agreement, dated as of December 17, 1993 between Zapata and Norex
          Drilling Ltd. (Exhibit 4(c) to Zapata's Annual Report on Form 10-K
          for the fiscal year ended September 30, 1993 (File No. 1-4219)).
  4(d)*  --Securities Liquidity Agreement, dated as of December 19, 1990, by and among Zapata and each of the securities holders parties thereto
          (Exhibit 4(b) to Zapata's Annual Report on Form 10-K for the fiscal year ended September 30, 1990 (File No. 1-4219)).
  4(e)*  --Consent Letter and Waiver dated as of March 7, 1995 by and between
          Norex America, Inc. and Zapata Corporation. (Exhibit 4(e) to Zapata's
          Quarterly Report on Form 10-Q for the quarter ended March 31, 1995
          (File No. 1-4219)).
 10(a)** --Letter Agreement dated June 29, 1995 by and between Enterra
          Corporation and Zapata Corporation.
 10(b)** --Assignment and Assumption of Consulting Agreement effective as of
          July 1, 1995 by and between Zapata Corporation and Zapata Protein,
          Inc.
 27      --Financial Data Schedule.

    (b) REPORTS ON FORM 8-K

  Current Report on Form 8-K dated June 9, 1995 reporting event of May 30, 1995 (Item 5. Other events reported the election of Robert V. Leffler, Jr. and
W. George Loar to serve as Class III Directors, filling the vacancies left by the resignations of Myrl S. Gelb and Luther W. Miller).

  Current Report on Form 8-K dated April 21, 1995 reporting event of April 13, 1995 (Item 5. Other events reported the repurchase by the Company of 2.25 million shares of its common stock and the resignation of Kristian Siem as a director of the Company).

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

                                          Zapata Corporation

November 13, 1995                         By: /s/ Joseph L. Von Rosenberg III
                                              ------------------------
                                              JOSEPH L. VON ROSENBERG III
                                              VICE PRESIDENT, GENERAL COUNSEL
                                              AND CORPORATE SECRETARY

November 13, 1995                         By: /s/ Lamar C. McIntyre
                                              ------------------------
                                              LAMAR C. MCINTYRE
                                              VICE PRESIDENT, CHIEF FINANCIAL
                                              OFFICER,
                                              TREASURER AND ASSISTANT
                                              SECRETARY

                                 EXHIBIT INDEX

 NUMBER                                  EXHIBIT
 ------                                  -------
  3(a)*  --Restated Certificate of Incorporation of Zapata filed with Secretary of State of Delaware May 3, 1994 (Exhibit 3(a) to Current Report on
          Form 8-K dated April 27, 1994 (File No. 1-4219)).
  3(b)*  --Certificate of Designation, Preferences and Rights of $1 Preference
          Stock (Exhibit 3(c) to Zapata's Quarterly Report on Form 10-Q for the
          fiscal quarter ended March 31, 1993 (File No. 1-4219)).
  3(c)*  --Certificate of Designation, Preferences and Rights of $100
          Preference Stock (Exhibit 3(d) to Zapata's Quarterly Report on Form
          10-Q for the fiscal quarter ended March 31, 1993 (File No.
          1-4219)).
  3(d)*  --By-laws of Zapata, as amended effective August 17, 1994.
  4(a)*  --Second Amended and Restated Master Restructuring Agreement, dated as of April 16, 1993 between Zapata and Norex Drilling Ltd. (Exhibit 12 to Zapata's Amendment No. 3 to Schedule 13D dated April 30, 1993).
  4(b)*  --First Amendment to Second Amended and Restated Master Restructuring
          Agreement dated as of May 17, 1993 between Zapata and Norex Drilling
          Ltd. (Exhibit 4(c) to Zapata's Registration Statement on Form S-1
          (No. 33-68034)).
  4(c)*  --Second Amendment to Second Amended and Restated Master Restructuring
          Agreement, dated as of December 17, 1993 between Zapata and Norex
          Drilling Ltd. (Exhibit 4(c) to Zapata's Annual Report on Form 10-K
          for the fiscal year ended September 30, 1993 (File No. 1-4219)).
  4(d)*  --Securities Liquidity Agreement, dated as of December 19, 1990, by and among Zapata and each of the securities holders parties thereto
          (Exhibit 4(b) to Zapata's Annual Report on Form 10-K for the fiscal year ended September 30, 1990 (File No. 1-4219)).
  4(e)*  --Consent Letter and Waiver dated as of March 7, 1995 by and between
          Norex America, Inc. and Zapata Corporation. (Exhibit 4(e) to Zapata's
          Quarterly Report on Form 10-Q for the quarter ended March 31, 1995
          (File No. 1-4219)).
 10(a)** --Letter Agreement dated June 29, 1995 by and between Enterra
          Corporation and Zapata Corporation.
 10(b)** --Assignment and Assumption of Consulting Agreement effective as of
          July 1, 1995 by and between Zapata Corporation and Zapata Protein,
          Inc.
 27      --Financial Data Schedule.

 * Incorporated by reference to the Zapata Corporation Annual Report on Form 10-K for the fiscal year ended September 30, 1994.
**Filed with Form 10-Q for quarter ended June 30, 1995.

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ----------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                               ----------------

             DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): NONE

                               ZAPATA CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         DELAWARE                   1-4219                  C-74-1339132
     (STATE OR OTHER        (COMMISSION FILE NO.)         (I.R.S. EMPLOYEE
       JURISDICTION                                     IDENTIFICATION NO.)
    OF INCORPORATION)

   1717 ST. JAMES PLACE, SUITE 550
            HOUSTON, TEXAS                            77056
   (ADDRESS OF PRINCIPAL EXECUTIVE                  (ZIP CODE)
               OFFICES)

                                 (713) 940-6100
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

            FORMER ADDRESS: P.O. BOX 4240, HOUSTON, TEXAS 77210-4240 (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Item 5.Other Events

  In connection with its decision to retain its marine protein operations which had previously been reported as a discontinued operation, Zapata Corporation (the "Company") has reclassified its consolidated financial statements for the fiscal years ended September 30, 1992, 1993 and 1994 as set forth herein to reflect those marine protein operations as continuing operations for those periods.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS AS PRESENTED HEREIN HAVE BEEN UPDATED SOLELY AS IT RELATES TO THE RECLASSIFICATION OF THE COMPANY'S MARINE PROTEIN OPERATIONS TO CONTINUING OPERATIONS ON MAY 5, 1995. SEE NOTE 14 TO THE CONSOLIDATED FINANCIAL STATEMENTS INCLUDED HEREIN FOR FURTHER INFORMATION REGARDING SUCH RECLASSIFICATION.

  The following is a discussion of the Company's financial condition and results of operations. This discussion should be read in conjunction with the Consolidated Financial Statements of the Company appearing herein and the Company's Form 10-Q's for the periods ended December 31, 1994 and March 31, 1995 and Form 10-Q/A for the period ended June 30, 1995.

BACKGROUND

  Zapata Corporation has undergone a significant transformation during the last four years and the Company's new identity is still in the process of evolving.

  In fiscal 1991, the Company sold its offshore drilling business in which it historically had a significant presence to Arethusa (Offshore) Limited ("Arethusa"). The cash proceeds from the sale was the catalyst for a comprehensive financial restructuring which resulted in a significant reduction in Zapata's debt and an increase in the number of outstanding shares of the Company's common stock ("Common Stock").

  In fiscal 1992, Zapata Gulf Marine Corporation ("Zapata Gulf") of which Zapata owned 34.7% was merged into Tidewater Inc. ("Tidewater"). As a result, Zapata's investment in the marine services sector was represented by 8.3 million shares of Tidewater common stock.

  Zapata acquired Cimarron Gas Holding Company and its subsidiaries (collectively, "Cimarron") early in fiscal 1993 for $3.8 million consisting of $2.5 million and 437,333 shares of Common Stock. Cimarron was purchased to serve as the vehicle for the Company's expansion into the gathering and processing segments of the natural gas services markets.

  In May 1993, Zapata completed a refinancing of its senior debt which enabled the Company to move forward with its strategic plan to redirect its focus into the natural gas services market. Zapata raised a total of $111.4 million from the issuance of debt and equity pursuant to a Second Amended and Restated Master Restructuring Agreement dated as of April 16, 1993, as amended (the "Norex Agreement"), between Zapata and Norex Drilling Ltd. ("Norex Drilling"), a wholly owned subsidiary of Norex America, Inc. ("Norex America" and collectively with Norex Drilling and other affiliates, "Norex"). The Norex Agreement enabled the Company to refinance its then outstanding senior debt and substantially reduced the amount of required debt service payments for fiscal years 1994 and 1995.

  Under the terms of the Norex Agreement, Zapata issued $82.6 million in principal amount of senior notes to Norex, maturing in three years and bearing interest at 13%. In addition, Norex purchased 3 million shares of Common Stock for $11.25 million and 17.5 million shares of $1 Preference Stock for $17.5 million. The $1 Preference Stock was to pay dividends at an annual rate of 8.5% and was exchangeable into 673,077 shares of Zapata's Tidewater common stock at the option of Norex. In August 1993, Norex exchanged all of its $1 Preference Stock for $17.5 million aggregate principal amount of 8.5% unsecured exchangeable notes, maturing in 1996. Such notes are also exchangeable into 673,077 shares of Tidewater common stock. Such refinancing transactions are collectively referred to as the "Norex Refinancing."

  In June 1993, the Company sold 3.5 million shares of its Tidewater common stock in an underwritten public offering for net proceeds of $73.5 million. Zapata used the proceeds to invest in the natural gas compression sector.

  In September 1993, the Company, through Cimarron, acquired the interests of Stellar Energy Corporation and three affiliated companies (collectively, "Stellar") engaged in natural gas gathering and processing for $16.4 million. The purchase price included $6.3 million, the redemption of $3.7 million of notes payable to former Stellar shareholders and the assumption of $6.4 million of indebtedness of Stellar. The cash portion of the purchase price was financed with working capital. The acquisition of Stellar significantly expanded the Company's gas gathering and processing capability by adding 350 miles of gathering systems in Texas and Oklahoma as well as a processing plant in West Texas.

  In November 1993, Zapata purchased the natural gas compression businesses of Energy Industries, Inc. and certain other affiliated companies as well as certain real estate used by the business (collectively, "Energy Industries"). Energy Industries is engaged in the business of renting, fabricating, selling, installing and servicing natural gas compressor packages. Energy Industries operates the one of the ten largest rental fleets of natural gas compressor packages in the United States. Its compressor fleet is located in Texas, Louisiana, Arkansas, Oklahoma and New Mexico, as well as offshore in the Gulf of Mexico. Total consideration paid for the purchase of Energy Industries and for a related noncompetition agreement (collectively, the "Energy Industries Acquisition") was $90.2 million. The purchase price consisted of $74.5 million and 2.7 million shares of the Common Stock valued at $5.80 per share, which approximated the average trading price prior to closing of the acquisition.

  Additionally, in November 1993 Zapata sold 3.75 million shares of its Tidewater common stock for $77.8 million. In December 1993, $73.7 million of the proceeds from the November sale of Tidewater common stock was used to prepay $68.5 million of the 13% senior indebtedness to Norex, along with accrued interest, and to pay a $3.5 million prepayment premium.

  In March 1994, Zapata sold 375,175 additional shares of its Tidewater common stock for a net price of $21.34 per share generating $8.0 million. The Company currently owns 673,077 shares of Tidewater common stock all of which are reserved for the possible exchange, at the election of Norex, for the $17.5 million aggregate principal amount of 8.5% unsecured exchangeable notes of the Company held by Norex.

  On April 27, 1994, Zapata's stockholders approved a one-for-five reverse stock split of the Company's outstanding Common Stock effective May 3, 1994 that reduced the number of Common Shares outstanding from approximately 158.3 million to approximately 31.7 million. The number of authorized shares remained at 165.0 million and par value of the Common Stock was unchanged. Zapata's Board of Directors declared two quarterly Common Stock dividends in fiscal 1994 of $0.035 per share totalling approximately $1.1 million each that were paid in July 1994 and October 1994.

  As of June 30, 1994, Zapata redeemed one-half of the approximately 45,000 outstanding shares of the Company's $6 Cumulative Preferred Stock (Preferred Stock) at $100 per share. The Company will redeem the balance of its outstanding Preferred Stock in January 1995. Under terms of the Preferred Stock, Zapata can redeem a maximum of 22,500 shares of the stock in a calendar year.

  In July 1994, Zapata announced that it intended to separate its marine protein operations from its energy-related businesses. Alternatives for a sale of the marine protein operations or a spin-off of the business to the stockholders of Zapata were considered. In September 1994, the Board of Directors determined that the interests of Zapata's stockholders would best be served by a sale of the marine protein operations. Based on preliminary offers to purchase the marine protein operations, the Company has recorded an $8.9 million after tax book loss. As a result of the decision to sell, the Company's financial statements were restated to reflect the marine protein operations as a discontinued operation. On May 5, 1995, Zapata decided to retain the marine protein operations which had previously been reported as a discontinued operation. Zapata had previously announced that an agreement to sell its marine protein operations had been reached. However, the acquisition group failed to close the transaction. The Company concluded that the value of its marine protein operations could be more effectively realized by retaining these operations as part of Zapata's ongoing operations, rather than pursuing another sale transaction.

  In September 1994, Zapata announced that its Board of Directors had determined that the Company should immediately undertake efforts to sell its U.S. natural gas producing properties. The six properties in the Gulf of Mexico, representing Zapata's domestic oil and gas producing operations, may be sold individually or as a package depending upon the interest expressed by prospective buyers. Zapata's Bolivian oil and gas operations will not be impacted by this decision. Zapata's domestic natural gas reserves have been declining for a number of years as no exploratory efforts have been undertaken to offset gas production. The Board's decision to sell the properties is simply an acceleration of the liquidation of the gas reserves currently occurring through production. Sales proceeds were estimated to equal or exceed the net book value of the properties.

LIQUIDITY AND CAPITAL RESOURCES

  In September 1994, the Company prepaid the remaining $17.3 million of its 13% senior convertible indebtedness to Norex that was due in 1996, along with accrued interest, and paid a prepayment premium of $655,000. The prepayment was facilitated by the initial drawdown of $15 million from a $30 million bank credit facility with Texas Commerce Bank Association (the "TCB Loan Agreement") that Zapata arranged for its natural gas compression operations, Energy Industries, in September 1994.

  At September 30, 1994, Zapata's financial condition is stronger than that of any time in recent history. Long-term debt of $69.1 million compares favorably to working capital of $60.6 million and stockholders' equity of $154.5 million. Additionally, the Company owns 673,077 shares of Tidewater common stock.

  As of September 30, 1994, the Company's weighted-average interest rate had been reduced to 8.8% as a result of the Norex debt prepayments. Mandatory principal payments for the next twelve months total $3.0 million. Depending upon certain conditions, the principal payments due in 1996 may be exchanged for shares of Zapata's Tidewater common stock as provided for in the Norex Agreement.

  The Company considers its current liquidity position to be adequate. The TCB Loan Agreement provides Energy Industries with financial flexibility. Additionally, with the acquisition of Energy Industries, Zapata believes that its cash flow from operations will be sufficient to meet operating needs and its financial commitments.

  The TCB Loan Agreement provides Energy Industries with a revolving credit facility that converts after two years to a three-year amortizing term loan. The TCB Loan Agreement bears interest at a variable interest rate that may be adjusted periodically. Pursuant to the TCB Loan Agreement, Energy Industries has agreed to maintain certain financial covenants and to limit additional indebtedness, dividends, dispositions and acquisitions. The amount of restricted net assets for Energy Industries at September 30, 1994 was approximately $65.0 million. Additionally, Energy Industries' ability to transfer funds to Zapata Corporation was limited to $5.0 million at September 30, 1994. The Company remains subject to a covenant in the Norex Agreement which requires it to maintain a consolidated tangible net worth of at least $100 million.

  Reflecting the effects of the Norex Refinancing and the sale in June 1993 of the Tidewater common stock, Zapata's working capital improved $88.8 million during fiscal 1993 and totalled $119.1 million as of September 30, 1993. In fiscal 1993, cash and restricted cash components increased $54.8 million and current maturities of long-term debt were reduced by $16.9 million to $2.7 million.

  Net cash provided by operating activities during fiscal 1994 totalled $11.1 million as compared to $15.6 million used by operating activities in fiscal 1993. The improvement in 1994 was attributable to the positive contribution from the Company's compression operations, reduced interest expense, lower fees associated with Zapata's senior debt and an increase in fish meal and fish oil inventories in 1993.

  Net cash used by operating activities in fiscal 1993 totalled $15.6 million and compared unfavorably to the $11.5 million provided by operating activities in 1992. The use of cash was attributable to lower operating income, an increase in fish meal and fish oil inventories and the prepayment penalty associated with the Norex Refinancing.

  Due to the significant transactions which occurred during fiscal years 1994 and 1993, cash flow from investing activities is combined with financing activities for the following analysis. On a combined basis, these activities used $13.3 million during fiscal 1994 and $4.7 million during fiscal 1993. This difference can be attributed to increased capital expenditures and to the redemption of preferred stock. Capital expenditures increased in 1994 due to the combination of the following: workover projects at the Wisdom gas field, the expansion of the natural gas gathering and processing operations and the expansion of the compressor rental fleet.

  Net cash used by investing activities of $6.0 million in fiscal 1993 compared to the $9.1 million use of cash in 1992. Investing activities in 1993 consisted of the cash received from the disposition of the Company's investment in Arethusa, the cash used in the acquisitions of Cimarron and Stellar and capital expenditures. Capital expenditures were lower in 1993 as a result of the completion of major oil and gas production and marine protein capital projects in 1992. Reflecting the Norex Refinancing, net cash provided by financing activities of $1.4 million in fiscal 1993 compared favorably to the net use of cash in fiscal 1992 of $10.7 million.

RESULTS OF OPERATIONS

General

  The results of operations have been reclassified to reflect the marine protein operations as a continuing operation.

 Fiscal 1994--1993

  Zapata's net loss of $8.3 million for fiscal 1994 compared unfavorably to the net income of $9.4 million in fiscal 1993. The fiscal 1994 loss from discontinued operations reflects the estimated loss on disposition of the marine protein operations of $8.9 million. The fiscal 1994 loss also includes a $29.2 million pretax write-down of the Company's oil and gas properties in the Gulf of Mexico as a result of low gas prices and a revision of estimated future costs. Sales of Tidewater common stock generated pretax gains of $37.5 million in fiscal 1994 and $32.9 million in fiscal 1993. The fiscal 1994 gain was partially offset by a $7.4 million expense associated with the Norex debt prepayments; this expense was comprised of debt prepayment penalties totalling $4.1 million and a $3.3 million write-off of previously deferred expenses related to the origination of such indebtedness. The fiscal 1993 gain was partially offset by a $6.4 million prepayment penalty that Zapata was required to pay in connection with refinancing of senior indebtedness and a $5.7 million loss from the disposal of Zapata's investment in Arethusa. Interest expense was reduced substantially in fiscal 1994 as compared to 1993 reflecting the effects of the restructuring of indebtedness in fiscal 1993 and overall reduction of the Company's indebtedness in fiscal 1994.

  Revenues of $337.8 million and an operating loss of $24.7 million in fiscal 1994 compared to revenues of $265.0 million and operating income of $3.0 million in fiscal 1993. The oil and gas valuation provision in fiscal 1994 more than offset the contribution from the newly-acquired natural gas compression operations. The 1994 operating loss also included a $2.4 million expense related to a reduction in staff at the Company's corporate headquarters and write-off of leasehold improvements.

 Fiscal 1993--1992

  The Company's net income of $9.4 million for fiscal 1993 represented a significant improvement from net income of $2.4 million for fiscal 1992. The improvement was due to the $32.9 million pretax gain from the sale of Tidewater common stock in June 1993.

  The Company's operating income of $3.0 million for fiscal 1993 compared unfavorably to the fiscal 1992 operating income of $10.9 million. The shortfall was primarily attributable to reduced receipts from Bolivian oil and gas operations. Fiscal 1993 income included equity income of $1.1 million from Zapata's investment in Tidewater compared to equity income of $1.5 million in fiscal 1992.

  As a result of Zapata's decision to sell 3.5 million shares of its Tidewater common stock, Zapata changed the method of accounting for its investment in Tidewater from the equity to the cost method of accounting, effective January 1, 1993. Consequently, Zapata's equity interest in Tidewater's results has not been included as equity income since December 31, 1992. Instead, Tidewater's dividends to Zapata have been included in other income when declared.

  During 1993, revenues and expenses were significantly higher than those reported for the corresponding 1992 period. The increase resulted from the inclusion of the activities of Cimarron which was acquired during the first quarter of fiscal 1993. Cimarron's natural gas liquids trading business typically generates high revenues, high expenses and low margins. Revenues of $265.0 million for fiscal 1993 (including $186.3 million in revenues from Cimarron) were significantly higher than the $106.4 million of revenues reported for fiscal 1992.

 Marine Protein

  In July 1994, Zapata announced that it intended to separate its marine protein operations from its energy-related businesses. Alternatives for a sale of the marine protein operations or a spin-off of the business to the stockholders of Zapata were considered. In September 1994, the Board of Directors determined that the interests of Zapata's stockholders would best be served by a sale of the marine protein operations. Based on preliminary offers to purchase the marine protein operations, the Company has recorded an $8.9 million after tax book loss. As a result of the decision to sell, the operating results related to the marine protein operations were originally reported under the discontinued operations classification in the Company's 1994 Form 10-K. However, on May 5, 1995, the Company decided to retain the marine protein operation and as a result these operations have been reclassified to continuing operations. See Note 14.

  Revenues of $96.6 million and operating income of $5.4 million for fiscal 1994 compared favorably to the fiscal 1993 revenues of $58.6 million and operating income of $4.3 million. The improved results were achieved by increased sales volumes that resulted from the combination of a 37% increase in the fiscal 1994 fish catch as compared to 1993 and to higher levels of inventories which were carried over from the fiscal 1993 fishing season. Compared to the prior year, sales volume of fish meal during fiscal 1994 was 55% higher while the average per ton price of $344 was 9% lower. Likewise, fish oil volumes doubled during 1994 as compared to 1993 while the average per ton price of $300 was 6% lower.

  Although fish catch improved in fiscal 1993, the marine protein division's operating results for 1993 were slightly lower than fiscal 1992 results. Revenues of $58.6 million and operating income of $4.3 million for fiscal 1993 compared unfavorably to the fiscal 1992 revenues of $76.3 million and operating income of $4.7 million. The shortfall was attributable to the combination of lower sales volumes for fish meal and fish oil, and lower prices for fish meal that offset the positive effects from the improved fish catch.

  During 1993, fish meal prices averaged $376 per ton, down slightly from the 1992 average price of $380 per ton. However, because of an oversupply of fish meal from South America, prices for prime fish meal (the marine protein division's primary product) temporarily dropped precipitously during 1993. When prices fell, management intentionally stopped selling product until prices recovered later in the year. This decision contributed to lower meal sales volumes during the year and higher inventories at year-end. The average price at which fish oil was sold during fiscal 1993 increased from $295 per ton in 1992 to $320 per ton.

  The price for fish meal generally bears a relationship to prevailing soybean meal prices, while prices for fish oil are usually based on prices for vegetable fats and oils, such as soybean and palm oils. Thus, the prices for the Company's products are significantly influenced by worldwide supply and demand relationships over which the Company has no control, and tend to fluctuate to a significant extent over the course of a year and from year to year.

  The Company's total fish catch for fiscal 1994 improved for the second consecutive year after dropping in fiscal 1992. The fish catch for fiscal 1994 improved approximately 37% from the 1993 level; the fiscal 1993 catch improved approximately 10% from the catch in fiscal 1992. The annual fish catch can vary from year to year depending on weather conditions and other factors outside the Company's control; the Company cannot predict future fish catch.

 Natural Gas Services Operations--Compression

  In November 1993, Zapata purchased Energy Industries, a participant in all segments of the natural gas compression industry. Additionally, in April 1994 Energy Industries acquired 41 additional compressors for $2.0 million. Energy Industries operates one of the ten largest rental fleets of natural gas compressor packages in the United States. Its compressor fleet is located in Texas, Louisiana, Arkansas, Oklahoma and New Mexico, as well as offshore in the Gulf of Mexico.

  The major segments of Energy Industries' natural gas compression revenues and operating results for the eleven-month period ended September 30, 1994, in thousands, are identified below.

                                                                ELEVEN MONTHS
                                                               ENDED SEPTEMBER
                                                                   30, 1994
                                                              ------------------
                                                                       OPERATING
                                                              REVENUES  RESULTS
                                                              -------- ---------
      Compressor Rental...................................... $16,252   $4,866
      Fabrication and Sales..................................  27,560    5,384
      Parts and Service .....................................  19,608    3,958
      Other..................................................   9,102    1,492
      Selling and Administrative.............................      --   (7,730)
                                                              -------   ------
                                                              $72,522   $7,970
                                                              =======   ======

  Natural gas compressor package rental utilization is affected by the number and age of producing oil and gas wells, the volume of natural gas consumed and natural gas prices. Rental rates are determined by the demand for compressor packages and vary by size and horsepower of a compressor package. Utilization of the Company's rental units has improved during fiscal 1994 to a level that now exceeds the reported industry average due primarily to a greater emphasis being placed on rental operations and to the changes in the size of the compressor packages in the rental fleet. Energy Industries' utilization, rental rates and fleet size as of September 30, 1994 are set forth in the following table.

                                                                   SEPTEMBER 30,
                                                                       1994
                                                                   -------------
      FLEET UTILIZATION:
        Horsepower................................................       82.6%
      MONTHLY RENTAL RATE, BASED ON:
        Horsepower................................................     $16.61
      FLEET SIZE:
        Number of units...........................................        706
        Horsepower................................................    113,786

  The Company expects to dispose of its heat exchanger manufacturing operation in fiscal 1995. The sale of the heat exchanger operation will not have a material impact on the Company's results of operations or financial position.

 Natural Gas Services Operations -- Gathering, Processing and Marketing

  Zapata's natural gas gathering, processing and marketing operations are conducted through Cimarron which was acquired early in fiscal 1993 to serve as the vehicle for the Company's expansion into the natural gas services market. As a division of Zapata, Cimarron's operations involve two major categories of business activities: the gathering and processing of natural gas and its constituent products and the marketing and trading of natural gas liquids
(NGL).

  Revenues and operating results for fiscal 1994 and 1993 are presented in the following table by major category, in thousands.

                                                                 OPERATING
                                                 REVENUES         RESULTS
                                             ----------------- ---------------
                                               1994     1993    1994     1993
                                             -------- -------- -------  ------
      Gathering and Processing.............. $ 22,867 $ 11,671 $   718  $  427
      NGL Marketing.........................  133,274  174,620     703   1,345
      Selling and Administrative............                    (2,484) (2,324)
                                             -------- -------- -------  ------
                                             $156,141 $186,291 $(1,063) $ (552)
                                             ======== ======== =======  ======

  For fiscal 1994, gathering and processing revenues increased as a result of the expansion of the division's gathering and processing operations during fiscal 1994 and 1993 while marketing revenues declined primarily due to the Company's decision to reduce its natural gas trading activities. The gathering and processing operations, however, incurred operating losses in the second and third quarters of fiscal 1994 as processing margins were negatively impacted by an uncharacteristic imbalance in the prices of natural gas and NGL. Subsequent to the end of the third fiscal quarter, liquids prices increased resulting in improved operating results from the gathering and processing operation.

  In fiscal 1993, Zapata's natural gas gathering, processing and marketing division incurred an operating loss that was attributable to weak demand for refinery feedstocks, a soft liquids trading market and a write-off of a liquids trading receivable. Additionally, the division undertook a substantial business development effort in 1993 as prospective acquisition candidates and expansion opportunities were examined. These efforts resulted in increased administrative expenses.

  In fiscal 1994 and 1993, Cimarron significantly expanded its natural gas gathering and processing activities through the acquisition and expansion of natural gas gathering systems in West Texas and Oklahoma and a gas processing plant in Sutton County, Texas. A comparison of average daily volumes of gas, measured in thousands of cubic feet, gathered and processed during fiscal 1994 and 1993 is shown below.

                                                                    1994   1993
                                                                   ------ ------
      Gathering................................................... 45,500 14,382
      Processing.................................................. 22,200 10,063

 Oil and Gas Operations

  Reflecting the $29.2 million property valuation provision, as well as lower prices for U.S. natural gas and lower U.S. natural gas production, revenues of $12.6 million and an operating loss of $28.3 million for fiscal 1994 compared unfavorably to the fiscal 1993 revenues of $20.2 million and operating income of $6.0 million. The valuation provision was the result of several factors: lower natural gas prices, additional capitalized costs incurred recently in connection with several workover wells at the Company's Wisdom gas field and an increase in estimated future costs.

  In September 1994, Zapata announced that its Board of Directors had determined that the Company should immediately undertake efforts to sell its U.S. natural gas producing properties. The six properties in the Gulf of Mexico, representing Zapata's domestic oil and gas producing operations, may be sold individually or as a package depending upon the interest expressed by prospective buyers. Zapata's Bolivian oil and gas operations will not be impacted by this decision. Zapata's domestic natural gas reserves have been declining for a number of years as no exploratory efforts have been undertaken to offset gas production. The Board's decision to sell the properties is simply an acceleration of the liquidation of the gas reserves currently occurring through production. Sales proceeds are estimated to equal or exceed the net book value of the properties.

  The Bolivian operations contributed approximately $3.5 million and $3.2 million to operating income in fiscal 1994 and 1993, respectively. Based on the Bolivian oil and gas company's performance under renegotiated contracts and improved operating conditions, Zapata returned to the accrual method of accounting for its Bolivian oil and gas operations beginning in fiscal 1994.

  Zapata's domestic natural gas production for fiscal 1994 was approximately one-half of the fiscal 1993 period's level of production. The decline in production was due to production difficulties encountered during 1993 at the Wisdom gas field, the Company's most significant oil and gas property. U.S. spot gas prices declined during the second half of fiscal 1994 and compared unfavorably to prices in the corresponding fiscal 1993 period. The decline was due primarily to an oversupply of natural gas that resulted from mild weather conditions during the summer and early fall.

  In late April 1993 one of the oil and gas division's wells in the Wisdom gas field was shut-in when such well started producing sand. Prior to the failure, this well was capable of producing 6.5 MMcf per day. After some minor repairs, the well was returned to production at a significantly reduced level. Efforts to restore production from this well have been deferred.

  In early September 1993 an additional well in the Wisdom gas field ceased production as a result of an influx of sand and water. Immediately prior to the time the well ceased producing, this well was capable of producing approximately 5.5 MMcf per day. After some minor repairs, the well was returned to production at a significantly reduced level. Efforts to restore production commenced in February 1994 and the workover/recompletion of this well and one additional well successfully restored production of these wells to acceptable levels. The Company undertook the recompletion of a third well in the Wisdom gas field which was abandoned after a series of mechanical failures. The Wisdom gas field was producing 10.8 MMcf per day in August 1994 before curtailing production in September due to low gas prices.

  Revenues of $20.2 million and operating income of $6.0 million for fiscal 1993 were substantially below the fiscal 1992 revenues of $30.1 million and operating income of $11.2 million. Despite higher prices for U.S. natural gas and the absence of workover expenses of the Wisdom gas field, the division's 1993 results declined due to the combination of reduced revenues from the Bolivian oil and gas operations and lower U.S. natural gas production. Cash receipts from the Bolivian operation totalled $3.2 million in 1993 versus $10.1 million in 1992. Bolivian receipts, recognized as revenues, included collections of certain past-due receivables in fiscal 1992. Results for the fiscal 1992 period included $3.0 million of Wisdom gas field workover expenses.

  U.S. spot gas prices improved during fiscal 1993 and remained substantially higher than the extremely low levels experienced during fiscal 1992. However, Zapata's natural gas production for fiscal 1993 was 31% lower than the fiscal 1992 level of production. A major contributing factor to the decline in production was due to the production difficulties at the Wisdom gas field.

 Tidewater

  In June 1993, Zapata completed the sale of 3.5 million of its shares of Tidewater common stock through an underwritten public offering. The shares were sold for a net price of $21.25 per share or $73.5 million and the sale generated a 1993 pretax gain of $32.9 million. The gain is reflected on the statement of operations as other income. In November 1993, Zapata sold an additional 3.75 million shares of its Tidewater common stock for a net price of $20.75 per share or $77.8 million and in March 1994, Zapata sold 375,175 additional shares of its Tidewater stock for a net price of $21.34 per share or $8.0 million. The fiscal 1994 sales generated pretax gains totaling $37.5 million; the gains are recorded in other income. As of September 1994, the Company owns 673,077 shares of Tidewater common stock.

  As a result of its decision to sell a portion of its Tidewater common stock, effective January 1, 1993, Zapata changed from the equity to the cost method of accounting for its investment in Tidewater. Consequently, Zapata has not included its percentage of Tidewater's results as equity income since December 31, 1992. Instead, Tidewater dividends to Zapata have been included as other income when, as and if declared.

  For fiscal 1993, Zapata's reported equity income of $1.1 million was based on 15.6% of Tidewater's results for the three months ended December 31, 1992. Such percentage represented Zapata's ownership percentage of Tidewater. For fiscal 1992, the Company's equity income of $1.5 million was based on the combination of 34.7% of Zapata Gulf's results for the three months ended December 31, 1991 and 15.7% of Tidewater's results for the nine months ended September 30, 1992.

OTHER INCOME (EXPENSE)

  Other expense of $4.3 million in fiscal 1994 includes expenses of $7.4 million related to the prepayment of the Norex indebtedness, a $2.8 million gain related to the settlement of a coal note receivable that had previously been written off and $700,000 dividend income from Zapata's Tidewater common stock. Also, fiscal 1994 includes a $1.4 million expense related to a terminated pension plan.

  Other expense of $10.6 million incurred during fiscal 1993 included three significant items: a $6.4 million prepayment penalty incurred in connection with the refinancing of the Company's senior debt in May 1993, a $5.7 million loss resulting from the disposition of the Company's investment in Arethusa which Zapata was required to make when the Company's offshore drilling rig fleet was sold, and $1.3 million dividend income generated by Tidewater common stock.

  Other income in 1992 of $4.4 million was attributable to a $1.7 million pension plan curtailment and settlement gain associated with the termination of management agreements with Arethusa, and to the receipt of $2.7 million from notes written down in previous years.

TAXES

  The provisions for U.S. income tax for 1994, 1993 and 1992 reflect expenses resulting from pretax consolidated income.

RECENTLY ISSUED ACCOUNTING STANDARDS

  In the first quarter of fiscal 1994, Zapata was required to adopt Statement of Financial Accounting Standards No. 109 ("SFAS 109"), "Accounting for Income Taxes." The adoption of SFAS 109 changed Zapata's method of accounting for income taxes to an asset and liability approach. The impact of adopting SFAS 109 was to record an increase to capital in excess of par value of $15.3 million and a net deferred tax asset of $11.6 million arising from the recognition of previously existing credit carryforward items.

  Additionally, in fiscal 1994, the Company adopted Statement of Financial Accounting Standards No. 115 ("SFAS 115"), "Accounting for Certain Investments in Debt and Equity Securities," which addresses the accounting and reporting for investments in equity securities that have readily determinable fair values and for all investments in debt securities. Zapata currently owns 673,077 shares of Tidewater common stock which had a book value of approximately $7.9 million. As a result of adopting SFAS 115, this security is reported at fair value at September 30, 1994 and any unrealized gain or loss recorded as a separate component of stockholders' equity (net of deferred income taxes). At September 30, 1994 an adjustment was made to increase investments in equity securities by $6.6 million and increase stockholders equity by $4.3 million for the unrealized appreciation (net of deferred taxes).

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders and Board of Directors,
Zapata Corporation:

  We have audited the accompanying consolidated balance sheets of Zapata Corporation and subsidiaries as of September 30, 1994 and the related consolidated statements of operations, cash flows and stockholders' equity for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Zapata Corporation and subsidiaries as of September 30, 1994 and the consolidated results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.

  As described in Notes 1 and 9, the Company adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" and Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" in 1994.


                                          Coopers & Lybrand L.L.P.

Houston, Texas
December 16, 1994, except for Note 14,
 as to which the date is May 5, 1995

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders and Board of Directors,
Zapata Corporation:

  We have audited the accompanying balance sheet of Zapata Corporation (a Delaware corporation) and subsidiary companies as of September 30, 1993, and the related income statement, statement of cash flows and reinvested earnings (deficit) and capital in excess of par value for each of the two years in the period ended September 30, 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Zapata Corporation and subsidiary companies as of September 30, 1993, and the results of their operations and their cash flows for each of the two years in the period ended September 30, 1993, in conformity with generally accepted accounting principles.


                                          Arthur Andersen LLP

Houston, Texas
December 17, 1993

                               ZAPATA CORPORATION

                         CONSOLIDATED BALANCE SHEET(1)

                                  A S S E T S

                                                    SEPTEMBER 30, SEPTEMBER 30,
                                                        1994          1993
                                                    ------------- -------------
                                                          (IN THOUSANDS)
Current assets:
  Cash and cash equivalents........................   $ 13,094      $ 15,273
  Restricted cash..................................        779        75,083
  Receivables......................................     39,595        28,321
  Inventories:
    Fish products..................................     34,143        33,504
    Compressor equipment and components............     17,629            --
    Gas liquids products...........................        414         1,271
    Materials, parts and supplies..................      3,601         3,392
  Prepaid expenses and other current assets........      2,609         2,280
                                                      --------      --------
      Total current assets.........................    111,864       159,124
                                                      --------      --------
Investments and other assets:
  Notes receivable (net of a $4.3 million allowance
   in 1994 and 1993)...............................      1,925         2,844
  Investments in equity securities.................     14,471        56,289
  Goodwill.........................................     26,105         7,781
  Deferred income taxes............................      2,915            --
  Other assets.....................................     16,149        18,842
                                                      --------      --------
      Total investments and other assets...........     61,565        85,756
                                                      --------      --------
Property and equipment:
  Marine protein...................................     60,188        56,611
  Natural gas services--compression................     56,661            --
  Natural gas services--gathering and processing...     18,395        14,324
  Oil and gas, full cost method....................     77,066        65,274
  Corporate........................................      5,213         5,184
                                                      --------      --------
                                                       217,523       141,393
  Accumulated depreciation, depletion and
   amortization....................................    (99,913)      (41,156)
                                                      --------      --------
                                                       117,610       100,237
                                                      --------      --------
      Total assets.................................   $291,039      $345,117
                                                      ========      ========

--------
(1) The Consolidated Balance Sheet has been reclassified to present the marine protein operations as continuing operations. See Note 14.

    The accompanying notes are an integral part of the financial statements.

                               ZAPATA CORPORATION

                         CONSOLIDATED BALANCE SHEET(1)

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                    SEPTEMBER 30, SEPTEMBER 30,
                                                        1994          1993
                                                    ------------- -------------
                                                          (IN THOUSANDS)
Current liabilities:
  Current maturities of long-term debt.............   $  3,009      $  2,714
  Accounts payable.................................     16,882        20,674
  Accrued liabilities:
    Compensation and employee benefits.............     11,148         6,181
    Other..........................................     19,165         9,695
  Income taxes payable.............................      1,076           783
                                                      --------      --------
      Total current liabilities....................     51,280        40,047
                                                      --------      --------
Long-term debt.....................................     69,078       139,646
                                                      --------      --------
Deferred income taxes..............................                    3,686
                                                      --------      --------
Other liabilities..................................     16,139        15,474
                                                      --------      --------
Commitments and contingencies (Note 10)
Stockholders' equity:
  $6.00 cumulative preferred stock (no par),
   outstanding: 22,498 shares (1994) and 44,943
   shares (1993)...................................      2,255         4,500
  $2.00 noncumulative convertible preference stock
   ($1.00 par), outstanding: 2,627 shares (1994)
   and 2,637 shares (1993).........................          3             3
  Common Stock ($0.25 par), outstanding: 31,716,991
   shares (1994) and 28,940,592 shares (1993)......      7,930        36,176
  Capital in excess of par value...................    138,293        92,906
  Reinvested earnings, from October 1, 1990
   (deficit balance prior to quasi-reorganization
   at September 30, 1990: $296,850,000)............      1,785        12,679
  Investment in equity securities-unrealized gain,
   net of taxes....................................      4,276            --
                                                      --------      --------
                                                       154,542       146,264
                                                      --------      --------
      Total liabilities and stockholders' equity...   $291,039      $345,117
                                                      ========      ========

--------
(1) The Consolidated Balance Sheet has been reclassified to present the marine protein operations as continuing operations. See Note 14.

    The accompanying notes are an integral part of the financial statements.

                               ZAPATA CORPORATION

                    CONSOLIDATED STATEMENT OF OPERATIONS(1)

                                                 YEARS ENDED SEPTEMBER 30,
                                                 ----------------------------
                                                   1994      1993      1992
                                                 --------  --------  --------
                                                 (IN THOUSANDS, EXCEPT PER
                                                       SHARE AMOUNTS)
Revenues........................................ $337,826  $265,045  $106,413
                                                 --------  --------  --------
Expenses:
  Operating.....................................  294,330   235,069    70,385
  Provision for oil & gas property valuation....   29,152        --        --
  Depreciation, depletion and amortization......   18,196    13,036    14,923
  Selling, general and administrative...........   20,848    13,934    10,204
                                                 --------  --------  --------
                                                  362,526   262,039    95,512
                                                 --------  --------  --------
Operating income (loss).........................  (24,700)    3,006    10,901
                                                 --------  --------  --------
Other income (expense):
  Interest income...............................    2,043     2,404     2,644
  Interest expense..............................   (9,356)  (15,811)  (16,270)
  Gain on sale of Tidewater common stock........   37,457    32,928        --
  Equity in income of unconsolidated affiliates.       --     1,125     1,497
  Other.........................................   (4,292)  (10,629)    4,419
                                                 --------  --------  --------
                                                   25,852    10,017    (7,710)
                                                 --------  --------  --------
Income from continuing operations before income
 taxes..........................................    1,152    13,023     3,191
Provision for income taxes......................      574     3,650       760
                                                 --------  --------  --------
Income (loss) from continuing operations........      578     9,373     2,431
                                                 --------  --------  --------
Discontinued marine protein operations (Notes 2
 and 14):
  Loss on disposition, net of income taxes......   (8,897)       --        --
                                                 --------  --------  --------
                                                   (8,897)       --        --
                                                 --------  --------  --------
Net income (loss)...............................   (8,319)    9,373     2,431
Preferred and preference stock dividends........      356       404       404
                                                 --------  --------  --------
Net income (loss) to Common Stockholders........ $ (8,675) $  8,969  $  2,027
                                                 ========  ========  ========
Per share data:
  Income (loss) from continuing operations...... $   0.01  $   0.33  $   0.08
  Loss from discontinued operations.............    (0.29)       --        --
                                                 --------  --------  --------
  Net income (loss) per share................... $  (0.28) $   0.33  $   0.08
                                                 ========  ========  ========

--------
(1) The Consolidated Statement of Operations has been reclassified to present the marine protein operations as continuing operations. See Note 14.

    The accompanying notes are an integral part of the financial statements.

                               ZAPATA CORPORATION

                    CONSOLIDATED STATEMENT OF CASH FLOWS(1)

                                                  YEARS ENDED SEPTEMBER 30,
                                                 -----------------------------
                                                   1994      1993       1992
                                                 --------  ---------  --------
                                                       (IN THOUSANDS)
Cash flow provided (used) by operating
 activities:
  Continuing operations:
    Net income (loss) from continuing
     operations................................. $    578  $   9,373  $  2,431
                                                 --------  ---------  --------
    Adjustments to reconcile net income (loss)
     to net cash provided (used) by operating
     activities:
      Depreciation, amortization and valuation
       provision................................   47,348     13,036    14,923
      Gain on sale of assets, net...............  (37,457)   (27,303)      (46)
      Equity in income of unconsolidated
       affiliates...............................       --     (1,125)   (1,497)
      Cash dividends received...................       --      1,238       620
      Changes in assets and liabilities:
        Receivables.............................   (4,771)     8,330       569
        Inventories.............................      (38)   (10,883)    5,369
        Accounts payable and accrued
         liabilities............................    5,505     (6,189)   (5,659)
        Deferred income taxes...................   (3,608)     3,006       680
        Other assets and liabilities............    3,533     (5,099)   (5,852)
                                                 --------  ---------  --------
          Total adjustments.....................   10,512    (24,989)    9,107
                                                 --------  ---------  --------
        Net cash provided (used) by continuing
         operations.............................   11,090    (15,616)   11,538
                                                 --------  ---------  --------
Cash flow provided (used) by investing
 activities:
  Proceeds from disposition of investments and
   other........................................   88,533     85,244       106
  Restricted cash investments...................   74,304    (75,083)       --
  Proceeds from notes receivable................    1,061        994     2,359
  Business acquisitions, net of cash acquired...  (73,222)   (12,600)       --
  Capital expenditures..........................  (28,251)    (4,569)  (11,595)
                                                 --------  ---------  --------
        Net cash provided (used) by investing
         activities.............................   62,425     (6,014)   (9,130)
                                                 --------  ---------  --------
Cash flow provided (used) by financing
 activities:
  Borrowings....................................   16,873    101,375        --
  Proceeds from issuance of Common Stock........       --     11,250        --
  Principal payments of long-term obligations...  (88,756)  (108,333)  (10,672)
  Preferred stock redemption....................   (2,245)        --        --
  Dividend payments.............................   (1,566)    (2,933)       --
                                                 --------  ---------  --------
        Net cash provided (used) by financing
         activities.............................  (75,694)     1,359   (10,672)
                                                 --------  ---------  --------
Net decrease in cash and cash equivalents.......   (2,179)   (20,271)   (8,264)
Cash and cash equivalents at beginning of year..   15,273     35,544    43,808
                                                 --------  ---------  --------
Cash and cash equivalents at end of year........ $ 13,094  $  15,273  $ 35,544
                                                 ========  =========  ========

--------
(1) The Consolidated Statement of Cash Flows has been reclassified to present the marine protein operations as continuing operations. See Note 14.

    The accompanying notes are an integral part of the financial statements.

                               ZAPATA CORPORATION

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                                                         CAPITAL
                                                            IN
                                                          EXCESS              INVESTMENTS
                          PREFERRED PREFERENCE  COMMON    OF PAR   REINVESTED  IN EQUITY
                            STOCK     STOCK     STOCK     VALUE     EARNINGS  SECURITIES
                          --------- ---------- --------  --------  ---------- -----------
                                                 (IN THOUSANDS)
Balance at September 30,
 1991...................   $ 4,500     $ 3     $ 31,698  $ 84,969    $1,683
Net income..............                                              2,431
Preferred stock
 dividends declared.....                                               (404)
Other...................                             (1)        1
                           -------     ---     --------  --------    ------     ------
Balance at September 30,
 1992...................     4,500       3       31,697    84,970     3,710
Net income..............                                              9,373
Preferred stock
 dividends declared.....                                               (404)
Refinancing of bank debt
 (3.0 million shares)...                          3,750     7,041
Acquisition of Cimarron
 (437,333 shares).......                            547       741
Other...................                            182       154
                           -------     ---     --------  --------    ------     ------
Balance at September 30,
 1993...................     4,500       3       36,176    92,906    12,679
Net loss................                                             (8,319)
Cash dividends declared:
  Common stock..........                                             (2,219)
  Preferred stock.......                                               (354)
  Preference stock......                                                 (2)
Common Stock one-for-
 five reverse split.....                        (31,657)   31,657
Preferred stock
 redemption.............    (2,245)
Unrealized gain (net of
 taxes).................                                                        $4,276
Reclassification of
 deferred tax asset.....                                    1,585
Acquisition of Energy
 Industries (2.7 million
 shares)................                          3,375    12,285
Other...................                             36      (140)
                           -------     ---     --------  --------    ------     ------
Balance at September 30,
 1994...................   $ 2,255     $ 3     $  7,930  $138,293    $1,785     $4,276
                           =======     ===     ========  ========    ======     ======

    The accompanying notes are an integral part of the financial statements.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. SIGNIFICANT ACCOUNTING POLICIES

 Consolidation

  The financial statements include Zapata Corporation and its wholly and majority owned domestic and foreign subsidiaries (collectively, "Zapata" or the "Company"). Investments in affiliated companies and joint ventures representing a 20% to 50% voting interest are accounted for using the equity method, while interests of less than 20% are accounted for using the cost method, except for investments in oil and gas properties. All investments in oil and gas properties and joint ventures are proportionately consolidated. All significant intercompany accounts and transactions are eliminated in consolidation. Certain reclassifications of prior year information have been made to conform with the current year presentation. THE CONSOLIDATED FINANCIAL STATEMENTS PRESENTED HEREIN HAVE BEEN UPDATED SOLELY AS IT RELATES TO THE RECLASSIFICATION OF THE COMPANY'S MARINE PROTEIN OPERATIONS TO CONTINUING OPERATIONS ON MAY 5, 1995. SEE NOTE 14 TO THE CONSOLIDATED FINANCIAL STATEMENTS INCLUDED HEREIN FOR FURTHER INFORMATION REGARDING SUCH RECLASSIFICATION.

 Restricted Cash

  Restricted cash includes cash held in short-term investments to collateralize letters of credit totalling $779,000 and $1.0 million in fiscal 1994 and 1993, respectively, that will expire in one year or less. Additionally, in fiscal 1993, $74.1 million from the sale of Tidewater Inc. ("Tidewater") common stock was held in restricted short-term investments for the purpose of consummating the Energy Industries, Inc. acquisition as discussed in Note 4.

 Inventories

  Materials, parts and supplies are stated at average cost. Compressor, fish product and gas liquids inventories are stated at the lower of average cost or market.

  The marine protein division allocates costs to production from its fish catch using a standard cost that is based on the total fish catch and total costs associated with each fishing season. The marine protein inventory is calculated on a standard cost basis each month and adjusted to an actual cost basis quarterly. The costs incurred during the off season months of December to April are deferred to the next fishing season (April to December) and then allocated to production as the fish catch is processed. The offseason deferred cost was approximately $1.9 million at September 30, 1994 and 1993.

 Investments in equity securities

  In fiscal 1994, the Company adopted Statement of Financial Accounting Standards No. 115 ("SFAS 115"), "Accounting for Certain Investments in Debt and Equity Securities," which addresses the accounting and reporting for investments in equity securities that have readily determinable fair values and for all investments in debt securities. Zapata currently owns 673,077 shares of Tidewater common stock. As a result of adopting SFAS 115, these securities are considered available for sale and reported at fair value with any unrealized gain or loss recorded as a separate component of stockholders' equity (net of deferred income taxes). Cost of the Tidewater common stock is determined on the average cost method. At September 30, 1994 an adjustment has been made to increase investments in equity securities by $6.6 million to $14.5 million based on the value of such shares at the close of trading on September 30, 1994 of $21.50 per share, with an increase of $4.3 million to stockholders' equity for the unrealized appreciation (net of deferred taxes).

 Goodwill

  Goodwill represents the excess of the cost of an acquisition over fair value of net assets acquired. Management assesses whether there has been a permanent impairment in the value of goodwill and the amount of such impairment by comparing anticipated undiscounted future cash flows with the carrying value of goodwill. Goodwill associated with the acquisition of Energy Industries, Inc. in fiscal 1994 totalled $19.3 million and is being amortized over 40 years using the straight-line method. Goodwill related to the acquisitions of Cimarron Gas Holding Company ("Cimarron") and the Stellar Companies ("Stellar") in fiscal 1993 totalled $7.5 million and is being amortized over 20 years using the straight-line method. Accumulated goodwill amortization totalled $949,000 and $124,000 as of September 30, 1994 and 1993.

 Property, equipment and depreciation

  Property and equipment are recorded at cost. However, the Company effected an accounting quasi-reorganization as of October 1, 1990 at which time the historical cost basis of the Company's property and equipment was adjusted to the fair value of such property and equipment. The carrying value of the assets utilized in the marine protein operations was reduced to estimated fair value.

  Depreciation of property and equipment, other than that related to oil and gas operations, is provided using the straight-line method over the estimated useful lives of the assets. Estimated useful lives of assets acquired new, determined as of the date of acquisition, are as follows:

                                                                    USEFUL LIVES
                                                                    ------------
                                                                      (YEARS)
      Natural gas compressors......................................       15
      Gas gathering systems and gas processing plants..............       15
      Fishing vessels and fish processing plants...................    15-20
      Furniture and fixtures.......................................     3-10

  Gains and losses resulting from sales and retirements of property and equipment are included in operating income. Property and equipment no longer in service pending disposition is classified as other assets and is recorded at estimated net realizable value.

 Oil and gas operations

  Under the full cost accounting method all costs associated with property acquisition and exploration for, and development of, oil and gas reserves are capitalized within cost centers established on a country-by-country basis. Capitalized costs within a cost center, as well as the estimated future expenditures to develop proved reserves and estimated net costs of dismantlement and abandonment, are amortized using the unit-of-production method based on estimated proved oil and gas reserves. All costs relating to production activities are charged to expense as incurred.

  Capitalized oil and gas property costs, less accumulated depreciation, depletion and amortization and related deferred income taxes, are limited to an amount (the ceiling limitation) equal to the sum of (a) the present value (discounted at 10%) of estimated future net revenues from the projected production of proved oil and gas reserves, calculated at prices in effect as of the balance sheet date (with consideration of price changes only to the extent provided by fixed and determinable contractual arrangements), and (b) the lower of cost or estimated fair value of unproved and unevaluated properties, less
(c) income tax effects related to differences in the book and tax basis of the oil and gas properties.

 Revenue recognition

  The Company utilizes the sales method of accounting for sales of natural gas whereby revenues are recognized based on the amount of gas sold to purchasers. The amount of natural gas sold may differ from the amount to which the Company is entitled based on its working interests in the properties. The Company's reserve estimates are adjusted accordingly to reflect any imbalance positions. The gas imbalance position was not significant to the Company's financial position at September 30, 1994.

  All of the Company's oil and gas production from its Bolivian properties is sold to Yacimientos Petroliferos Fiscales Bolivianos ("YPFB"), Bolivia's state-owned oil company. Because of YPFB's improved performance under renegotiated contracts and improved operating conditions in Bolivia, Zapata returned to the accrual method of accounting for its Bolivian oil and gas operations in fiscal 1994. Prior to 1994, the Company used cash-basis revenue recognition for sales from its Bolivian oil and gas properties. The effect of changing to accrual accounting in 1994 increased revenues by $1.8 million. Fiscal 1994, 1993 and 1992 revenues include $4.1 million, $3.2 million and $10.1 million, respectively, related to the Bolivian oil and gas properties.

  Revenues related to the natural gas services marketing activities are recognized when all obligations to deliver products are satisfied. Revenues related to natural gas processing activities are recognized when products are produced and sold, while revenues related to the gathering activities are recognized as gas flows through the Company's pipelines.

  The Company's natural gas compression operation sells, leases and rents gas compressors in the oil and gas industry. Leases are accounted for as either sales-type or operating. Revenue from sales-type leases is recognized at the inception of the lease, whereas, revenue from operating leases is recognized over the lease term.

 Futures Contracts

  The Company's natural gas gathering and processing operation periodically enters into futures contracts to hedge its exposure to price fluctuations on natural gas and natural gas liquids transactions. Recognized gains and losses on hedge contracts are reported as a component of the related transaction. In fiscal 1994 and 1993, the Company recognized a loss of $34,000 and a gain of $178,000, respectively, related to such hedge transactions. At September 30, 1994, such unrealized losses on open hedge transactions were insignificant.

 Income taxes

  Zapata adopted Statement of Financial Accounting Standards No. 109 ("SFAS 109"), "Accounting for Income Taxes" as of October 1, 1993. The adoption of SFAS 109 changed Zapata's method of accounting for income taxes to the asset and liability approach. This approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of existing temporary differences between the financial reporting and tax reporting basis of assets and liabilities, and operating loss and tax credit carryforwards for tax purposes.

 Earnings per share

  Income per share is based on the weighted average number of common shares and common share equivalents outstanding during each year. Common share equivalents include the average shares issuable for convertible preference stock and stock options. Income used for purposes of this calculation has been reduced by accruals for preferred and preference stock dividends.

  Loss per share is based on the weighted average number of common shares outstanding during each year. No common share equivalents are incorporated in fiscal 1994 calculations because to do so would be antidilutive. Preferred stock dividends are considered as their effect is to increase the loss per share.

  The average shares used in the per share calculations were 31,377,498 in 1994, 27,324,993 in 1993 and 25,723,048 in 1992.

 Quasi-reorganization

  In connection with the comprehensive restructuring accomplished in 1991, the Company implemented, for accounting purposes, a "quasi-reorganization," an elective accounting procedure that permits a company which has emerged from previous financial difficulty to restate its accounts and establish a fresh start in an accounting sense. After implementation of the accounting quasi-reorganization, the Company's assets and liabilities were revalued and its deficit in reinvested earnings was charged to capital in excess of par value. The Company effected the accounting quasi-reorganization as of October 1, 1990.

 Common Stock

  On April 27, 1994, Zapata's stockholders approved a one-for-five reverse stock split of Zapata's outstanding common stock (the "Common Stock") effective May 3, 1994 which reduced the number of common shares outstanding from approximately 158.3 million to approximately 31.7 million. The number of authorized shares remained at 165.0 million and the par value of the Common Stock was unchanged. All references to Common Stock, earnings per share, per share price and average number of shares outstanding have been restated to reflect the reverse stock split.

NOTE 2. DISCONTINUED OPERATIONS OF MARINE PROTEIN

  In July 1994, Zapata announced that it intended to separate its marine protein operations from its energy-related businesses. Alternatives for a sale of the marine protein operations or a spin-off of the business to the stockholders of Zapata were considered. In September 1994, the Board of Directors determined that the interests of Zapata's stockholders would best be served by a sale of the marine protein operations. This determination resulted in the consolidated financial statements being restated to present the net assets and operating results of the marine protein operations as a discontinued operation. Additionally, based on preliminary offers to purchase the marine protein operations, the Company has recorded an $8.9 million after tax book loss to reflect the estimated loss on disposition of the marine protein operations. In the third quarter of fiscal 1995, the Company announced its decision to retain the marine protein operations. See Note 14 of Notes to the Consolidated Financial Statements.

NOTE 3. DISPOSITION OF OIL & GAS ASSETS

  In September 1994, Zapata announced that its Board of Directors had determined that the Company should immediately undertake efforts to sell its U.S. natural gas producing properties. The six properties in the Gulf of Mexico, representing Zapata's domestic oil and gas producing operations, may be sold individually or as a package depending upon the interest expressed by prospective buyers. Zapata's Bolivian oil and gas operations will not be impacted by this decision. Management of the Company estimates the sales proceeds from the disposition of these assets will equal or exceed the net book value of these properties.

  The net book value of the domestic properties to be sold totalled $14.1 million at September 30, 1994. Following is a summary of the results of operations of the Company's domestic oil and gas operations (amounts in thousands):

                                                                  YEAR ENDED
                                                              SEPTEMBER 30, 1994
                                                              ------------------
      Revenues...............................................      $  8,432
      Expenses *.............................................       (40,260)
                                                                   --------
      Loss before income taxes...............................      $(31,828)
                                                                   ========

--------
* Expenses include a $29.2 million valuation provision.

NOTE 4. ACQUISITIONS

  In November 1993, Zapata purchased the natural gas compression business of Energy Industries, Inc. and certain other affiliated companies ("Energy Industries"), as well as certain real estate used by the business. Energy Industries is in the business of renting, fabricating, selling, installing and servicing natural gas compressor packages. Total consideration paid for the purchase of Energy Industries and certain real estate, and for a related noncompetition agreement (collectively, the "Energy Industries Acquisition") was $90.2 million consisting of $74.5 million in cash and 2.7 million shares of Common Stock based on an assigned value of $5.80 per share which approximated the average trading price prior to closing of the acquisition. Additionally, the Company incurred approximately $2.0 million in fees associated with the Energy Industries Acquisition. Zapata accounted for the acquisition using the purchase method of accounting and recorded $19.3 million of goodwill in connection therewith. The goodwill is being amortized over 40 years.

  The following assets and liabilities were acquired in connection with the Energy Industries Acquisition effective November 1, 1993 (in millions):

      Cash............................................................... $ 3.5
      Receivables........................................................   9.3
      Inventory..........................................................  16.2
                                                                          -----
                                                                           29.0
      Goodwill & other assets............................................  19.7
      Property & equipment, net..........................................  49.6
                                                                          -----
                                                                          $98.3
                                                                          =====
      Current Liabilities................................................ $ 5.8
      Long-term debt.....................................................    .2
                                                                          -----
                                                                          $ 6.0
                                                                          =====

  The following pro forma information for Zapata for the twelve months ended September 30, 1994 and September 30, 1993 includes the historical results of Zapata, adjusted for the results of Energy Industries as if the Energy Industries Acquisition had been consummated on October 1, 1992 (unaudited) (in thousands, except per share amounts).

                                                                TWELVE MONTHS
                                                                    ENDED
                                                                SEPTEMBER 30,
                                                              -----------------
                                                                1994     1993
                                                              -------- --------
      Revenues............................................... $343,840 $328,317
      Income from continuing operations before taxes.........    1,450   19,594
      Income from continuing operations......................      772   13,564
      Income per share from continuing operations............     0.01     0.44

  The pro forma adjustments to Zapata's results for fiscal 1994 to reflect the Energy Industries Acquisition increased revenues by $6,014,000, as well as increasing income from continuing operations before taxes by $174,000. Additional pro forma adjustments for fiscal 1994 included the elimination of $124,000 of various operating and administrative expenses that were charged to Energy Industries from an affiliate, additional depreciation of $120,000 and $41,000 of goodwill amortization, a reduction in net interest expense of $161,000 related to notes receivable and payable that were not acquired by Zapata and a federal tax provision of $104,000.

  The pro forma adjustments to Zapata's results for fiscal 1993 to reflect the Energy Industries Acquisition increased revenues by $63,272,000, as well as income before tax by $3,737,000. Additional pro forma adjustments for fiscal 1993 included the elimination of $2,696,000 of various operating and administrative expenses that were charged to Energy Industries from an affiliate, additional depreciation of $1,440,000 and $429,000 of goodwill amortization, a reduction in net interest expense of $2,007,000 related to notes receivable and payable that were not acquired by Zapata, a federal tax provision of $2,380,000 and the issuance of 2.7 million shares of Common Stock.

  The pro forma amounts presented above may not be indicative of the results that would have actually resulted if the transactions had occurred on the date indicated or which may be obtained in the future.

  The Company expects to dispose of its heat exchanger manufacturing operation in fiscal 1995. These operations were acquired as part of the Energy Industries acquisition. The sale of the heat exchanger operation is not expected to have a material impact on the Company's results of operations or financial position.

  During the first quarter of fiscal 1993, Zapata acquired the common stock of Cimarron for $3.8 million consisting of $2.5 million and 437,333 shares of Common Stock. Cimarron through its subsidiaries is involved in natural gas and natural gas liquids related businesses. Zapata accounted for the acquisition using the purchase method of accounting and recorded $2.0 million of goodwill in connection therewith. The goodwill is being amortized over 20 years. The following assets and liabilities were acquired effective October 1, 1992 (in millions):

       Current assets.................................................... $20.3
       Property and equipment, net.......................................   2.0
                                                                          -----
                                                                          $22.3
                                                                          =====
       Current liabilities............................................... $19.6
       Long-term debt....................................................    .7
                                                                          -----
                                                                          $20.3
                                                                          =====

  In September 1993, Cimarron acquired the natural gas gathering and processing plant interests of Stellar for approximately $16.4 million. The purchase price reflects an upward adjustment of $200,000 related to the net working capital of Stellar as of August 31, 1993. The acquisition was financed through the use of working capital cash and assumption of certain existing indebtedness of Stellar. The acquisition of Stellar is not significant to the Company's results of operations or financial position. Zapata accounted for the acquisition using the purchase method of accounting and recorded $5.5 million of goodwill in connection therewith. The goodwill is being amortized over 20 years.

NOTE 5. UNCONSOLIDATED AFFILIATES

  In January 1992, Zapata exchanged its 34.7% interest in Zapata Gulf Marine Corporation ("Zapata Gulf") for approximately 8.3 million shares of Tidewater common stock. Zapata sold 4.1 million and 3.5 million shares of its Tidewater common stock in fiscal 1994 and 1993, respectively. Initially, Zapata followed the equity method of accounting for its investment in Tidewater based on its percent ownership and proxies that allowed the Company to have voting control of 20% of the total shares of Tidewater common stock outstanding.

  Effective January 1, 1993, Zapata changed from the equity to the cost method of accounting for its investment in Tidewater as a result of Zapata's decision to sell 3.5 million of its 8,258,220 shares of Tidewater common stock. Consequently, Zapata has not reported its percentage of Tidewater's results since such time. Instead, Tidewater's dividends of approximately $826,000 and $480,000 that were declared in March 1993 and July 1993, respectively, were included in other income. Zapata received dividends from Tidewater totalling $719,000, $2.5 million and $620,000 in fiscal 1994, 1993 and 1992, respectively.

  The Company was also engaged directly in the offshore drilling business until October 31, 1990, when its offshore drilling rigs were sold to Arethusa (Offshore) Limited ("Arethusa"). In conjunction with the sale, the Company made a $17.5 million investment in Arethusa. In fiscal 1993, the Company disposed of its investment in Arethusa for $11.8 million resulting in a pretax loss of $5.7 million. The Company accounted for its investment in Arethusa using the cost method of accounting.

  A summary of equity in net income of and investments in unconsolidated affiliates is shown below:

                                                          EQUITY IN INVESTMENTS
                                                             NET       AS OF
                                                           INCOME   SEPTEMBER 30
                                                          --------- ------------
                                                              (IN THOUSANDS)
      1994
      Tidewater..........................................  $   --     $ 14,471
                                                           ======     ========
      1993
      Tidewater..........................................  $1,125     $ 56,289
                                                           ======     ========
      1992
      Zapata Gulf and Tidewater..........................  $1,497     $ 96,957
      Arethusa...........................................               17,500
                                                           ------     --------
                                                           $1,497     $114,457
                                                           ======     ========

  In June 1993, Zapata completed a sale of 3.5 million shares of its Tidewater stock through an underwritten public offering. The Tidewater shares were sold at a net price of $21.25 per share or $73.5 million and the sale generated a third-quarter 1993 pretax gain of $32.9 million. In November 1993, Zapata sold 3.75 million shares of its Tidewater common stock through an underwritten public offering for a net price of $20.75 per share or $77.8 million; the sale resulted in a pretax gain of $33.8 million. Additionally, in March 1994, Zapata sold 375,175 shares of its Tidewater common stock for a net price of $21.34 per share or $8.0 million resulting in a pretax gain of $3.6 million. These gains are reflected on the statement of operations as other income. The Company now owns 673,077 shares of Tidewater common stock all of which are reserved for the possible exchange for $17.5 million of senior indebtedness held by Norex. See
Note 6.

NOTE 6. DEBT


  At September 30, 1994 and 1993, Zapata's consolidated debt consisted of the following:

                                                                 1994     1993
                                                                ------- --------
                                                                 (IN THOUSANDS)
Senior debt:
  Norex senior secured notes due in 1996 at 13%................ $       $ 50,000
  Norex senior convertible notes due in 1996 at 13%............           34,234
  Norex unsecured exchangeable notes due in 1996 at 8.5%.......  17,500   17,500
  Texas Commerce Bank revolving/term credit facility for Energy
   Industries, interest at prime or Eurodollar rates, 7.75% at
   September 30, 1994, due in quarterly installments beginning in 1997 through 1999, collateralized by certain compression assets......................................................  15,000
  U.S. government guaranteed obligations:
    Amounts due in installments through 2009, interest from
     6.63% to 6.85%............................................   7,961    8,276
    Amounts due in installments through 2014, interest at
     Eurodollar rates plus .45%, 5.51% at September 30, 1994...   1,588       --
  Debt due in monthly installments through 1996, collateralized by certain gas gathering systems, average interest at prime plus 0.5% (8.25% and 6.5% at September 30, 1994 and 1993,
   respectively)...............................................   3,775    6,371
  Other debt at 7.7%...........................................     400      116
                                                                ------- --------
                                                                 46,224  116,497
                                                                ------- --------
Subordinated debt:
10 1/4% debentures due 1997....................................  15,621   15,621
10 7/8% debentures due 2001....................................  10,242   10,242
                                                                ------- --------
                                                                 25,863   25,863
                                                                ------- --------
Total Debt.....................................................  72,087  142,360
                                                                ------- --------
Less current maturities........................................   3,009    2,714
                                                                ------- --------
Long-term debt................................................. $69,078 $139,646
                                                                ======= ========

  The fair value of total long term debt at September 30, 1994 approximates book value and at September 30, 1993 was estimated to be $144.7 million.

  On May 17, 1993, Zapata completed certain financial transactions with Norex Drilling Ltd. ("Norex Drilling"), a wholly owned subsidiary of Norex America, Inc. ("Norex America" and collectively with Norex Drilling and other affiliates, "Norex"), through which Zapata raised $111.4 million from the issuance of debt and equity pursuant to a Second Amended and Restated Master Restructuring Agreement dated as of April 16, 1993, as amended (the "Norex Agreement"). The Norex Agreement enabled Zapata to refinance its then outstanding senior debt and substantially reduce the amount of required debt service payments for the following two years.

  Under the terms of the Norex Agreement, Zapata issued $50.0 million of senior secured notes and $32.6 million of senior convertible notes to Norex. In addition, Norex purchased 3 million shares of Common Stock for $11.25 million and 17.5 million shares of $1 Preference Stock for $17.5 million. The $1 Preference Stock was to pay dividends at an annual rate of 8.5% and was exchangeable into 673,077 shares of Zapata's Tidewater common stock at the option of Norex. In August 1993, Norex exchanged all of its $1 Preference Stock for $17.5 million aggregate principal amount of 8.5% unsecured exchangeable note, maturing May 16, 1996. Such notes are also exchangeable into 673,077 shares of Tidewater common stock. An officer of Norex was elected to the Zapata Board of Directors in July 1993 and was an executive officer of Zapata from July 1994 to December 1994.

  In December 1993, $73.7 million of the proceeds from the sale of 3.75 million shares of Zapata's Tidewater common stock were used to prepay $68.5 million of the Company's 13% senior indebtedness to Norex, along with accrued interest, and to pay a $3.5 million prepayment premium. Also, Zapata wrote-off $3.3 million of previously deferred expenses related to the origination of such indebtedness. In September 1994, Zapata repaid the remaining balance of its 13% senior convertible indebtedness to Norex and a required prepayment premium of $655,000 with proceeds from the initial drawdown of $15 million from a $30 million bank credit facility that Zapata arranged with Texas Commerce Bank National Association (the "TCB Loan Agreement") for its natural gas compression operations, Energy Industries.

  The TCB Loan Agreement provides Energy Industries with a $30 million revolving credit facility that converts after two years to a three year amortizing term loan. The TCB Loan Agreement bears interest at a variable interest rate that may be adjusted periodically based upon prime or Eurodollar interest rates. Pursuant to the TCB Loan Agreement, Energy Industries agreed to maintain certain financial covenants and to limit additional indebtedness, dividends, dispositions and acquisitions. The amount of restricted net assets for Energy Industries at September 30, 1994 was approximately $65.0 million. Additionally, Energy Industries' ability to transfer funds to Zapata Corporation was limited to $5.0 million at September 30, 1994. The Company remains subject to a covenant in the Norex debt agreement that requires Zapata to maintain a consolidated tangible net worth as defined in such agreement of at least $100 million. As of September 30, 1994, the Company was in compliance with all provisions governing its outstanding indebtedness.

  During 1993, marine protein refinanced its U.S. government guaranteed debt in order to achieve lower interest rates; other significant terms were unchanged. Interest rates ranged from 10.0% to 10.2% prior to the refinancing and ranged from 6.6% to 6.8% afterwards. The U.S. government guaranteed debt is collateralized by a first lien on all of the vessels refurbished by the financing proceeds and certain plant assets.

 Annual maturities

  The annual maturities of long-term debt for the five years ending September 30, 1999 are as follows (in thousands):

        1995            1996                    1997                    1998                   1999
       ------          -------                 -------                 ------                 ------
       $3,009          $19,451                 $21,104                 $5,509                 $5,538

NOTE 7. CASH FLOW INFORMATION

  For purposes of the statement of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents.

  Net cash provided (used) by operating activities reflects cash payments of interest and income taxes.

                                                          1994   1993    1992
                                                         ------ ------- -------
                                                             (IN THOUSANDS)
       Cash paid during the fiscal year for:
         Interest....................................... $7,719 $13,680 $16,190
         Income tax payments (refund)...................  5,960      37     204

  In fiscal 1994 and 1993, interest expense of $1.3 million and $1.7 million, respectively, associated with the Norex senior secured and convertible notes was deferred to the maturity date of such notes. As discussed in Note 6, these notes were prepaid in full in fiscal 1994.

NOTE 8. PREFERRED, PREFERENCE AND COMMON STOCK

 Preferred stock

  Zapata has authorized two million shares of preferred stock issuable in one or more series. On June 7, 1994, Zapata announced that it would redeem one-half of the approximately 45,000 outstanding shares of the Company's preferred stock. The preferred stock was redeemed at $100 a share. The Company will redeem the balance of its outstanding preferred stock in January 1995. The 22,498 outstanding shares are entitled to vote on all matters submitted to stockholders, are recorded at the involuntary liquidation preference of $100 per share, and are redeemable at $100 per share. The stated quarterly dividend is $2.25 per share. On September 30, 1993, Zapata paid the accumulated and unpaid balance of preferred dividends totalling $2.9 million. Quarterly dividends were declared and paid in fiscal 1994.

 Preference stock

  Zapata has authorized 18 million shares of preference stock issuable in one or more series. The 2,627 outstanding shares are entitled to vote on all matters submitted to stockholders, are redeemable at $80 per share and $30.00 per share in liquidation. The stated quarterly dividend, which is non-cumulative, is $.50 per share. Dividends were paid July 1, 1994 and October 1, 1994, the first such quarterly dividends since the second quarter of 1986. Each outstanding share is convertible at any time into 2.1 shares of Common Stock. The Company announced in December 1994 that its Board of Directors had determined to discontinue the payment of dividends on its Common Stock and preference stock.

 Common stock

  Zapata has authorized 165 million shares of Common Stock, of which 31,716,991 were issued and outstanding at September 30, 1994.

  On April 27, 1994, Zapata's stockholders approved a one-for-five reverse stock split of the Company's outstanding Common Stock effective May 3, 1994 that reduced the number of common shares outstanding from approximately 158.3 million to approximately 31.7 million. The number of authorized shares remained at 165.0 million and par value of the Common Stock was unchanged.

  Under the 1981 Stock Incentive Plan (the "1981 Plan"), options may be granted at prices equivalent to the market value of the Company's Common Stock at the date of the grant. Options become exercisable in annual installments equal to one-third of the shares covered by the grant beginning one year from the grant date. Options not exercised in the period they become exercisable may be carried forward and exercised in subsequent periods.

  During 1986, the Company amended and restated the 1981 Plan to provide for the award of restricted shares of Common Stock. All shares of Common Stock awarded to participants as restricted stock are subject to certain conditions. At the time of each award, the Compensation Committee of the Board of Directors (the "Committee") establishes a restricted period of not less than one and not more than five years within which the shares covered by the award cannot be sold, assigned, transferred, pledged or otherwise encumbered. Except for such transfer restrictions, the participant as the owner of such shares has all the rights of a holder of Common Stock, including the right to receive dividends paid on such shares and the right to vote the shares. The total of restricted shares issued and shares issued upon the exercise of options granted under the 1981 Plan cannot exceed 140,000, which was the number of shares authorized for issuance prior to the amendment and restatement. No shares of Common Stock are available for further grants of stock options or awards of restricted stock under the 1981 Plan. During 1994, options to purchase 24,000 shares under the 1981 Plan were exercised at $3.13. At September 30, 1994, options to purchase 30,000 shares under the 1981 Plan at $3.13 were outstanding and exercisable.

  Zapata's Special Incentive Plan (the "1987 Plan") provides for the granting of stock options and the awarding of restricted stock. Under the 1987 Plan, options may be granted at prices equivalent to the market value of the Common Stock at the date of grant. Options become exercisable on dates as determined by the Committee, provided that the earliest such date cannot occur before six months after the date of grant. Unexercised options will expire on varying dates, up to a maximum of 10 years from the date of grant. The awards of restricted stock have a restriction period of not less than six months and not more than five years. The 1987 Plan provided for the issuance of up to 600,000 shares of the Common Stock. During 1992, the stockholders approved an amendment to the 1987 Plan that provides for the automatic grant of a nonqualified stock option to directors of Zapata who are not employees of Zapata or any subsidiary of Zapata. At September 30, 1994, a total of 163,666 shares of Common Stock were reserved for the future granting of stock options or the awarding of restricted stock under the 1987 Plan. During 1994, options to purchase 20,000 shares under the 1987 Plan at $7.19 were granted and an option to purchase 20,000 shares at $4.22 was exercised. At September 30, 1994, 172,000 options were outstanding under the 1987 Plan at prices ranging from $3.13 to $7.19 and 98,667 options were exercisable.

  On December 6, 1990, the stockholders approved a new stock option plan (the "1990 Plan"). The 1990 Plan provides for the granting of non-qualified stock options to key employees of the Company. Under the 1990 Plan, options may be granted by the Committee at prices equivalent to the market value of the Common Stock on the date of grant. Options become exercisable in one or more installments on such dates as the Committee may determine, provided that such date cannot occur prior to the expiration of one year of continued employment with the Company following the date of grant. Unexercised options will expire on varying dates up to a maximum of 10 years from the date of grant. The 1990 Plan provides for the issuance of options to purchase up to 1,000,000 shares of the Company's Common Stock. At September 30, 1994, a total of 32,666 shares of Common Stock were reserved for the future granting of stock options under the 1990 Plan. During 1994, options to purchase 35,622 shares under the 1990 Plan at $3.13 were exercised and options to purchase 104,478 shares at $3.13 were cancelled. At September 30, 1994, a total of 663,900 options at a price of $3.13 were outstanding and exercisable under the 1990 Plan. No options were granted in 1994 under the 1990 Plan.

NOTE 9. INCOME TAXES

  Zapata adopted Statement of Financial Accounting Standards No. 109 ("SFAS 109"), "Accounting for Income Taxes" as of October 1, 1993. The adoption of SFAS 109 changed Zapata's method of accounting for income taxes to the asset and liability approach. This approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of existing temporary differences between the financial reporting and tax reporting basis of assets and liabilities, and operating loss and tax credit carryforwards for tax purposes. The impact of adopting SFAS 109 was to record an increase to capital in excess of par value of $15.3 million and a net deferred tax asset of $11.6 million arising from the recognition of previously existing credit carryforward items. Subsequently, the Company announced its decision to sell its marine protein operation, which reduced the amount of tax credit carryforward items that are expected to be utilized, resulting in an adjustment that reduced capital in excess of par and the deferred tax asset by $13.7 million. Due to the implementation of the quasi-reorganization as of October 1, 1990, the Company was required to adjust capital in excess of par value for the recognition of deductible temporary differences and credit carryforward items which existed at the date of the quasi-reorganization. Future reductions in the deferred tax valuation allowance, if any, will be allocated to capital in excess of par value.

  Zapata and its domestic subsidiaries file a consolidated U.S. federal income tax return. The provision for income tax expense (benefit) consisted of the following:

                                                              1994    1993  1992
                                                             ------  ------ ----
                                                               (IN THOUSANDS)
      Current:
        State............................................... $  882  $   75 $280
        U.S. ...............................................  3,902     619   --
      Deferred:
        State...............................................    150      --   --
        U.S. ............................................... (4,360)  2,956  480
                                                             ------  ------ ----
                                                             $  574  $3,650 $760
                                                             ======  ====== ====

  Income tax expense (benefit) was allocated to operations as follows:

                                                             1994     1993  1992
                                                            -------  ------ ----
                                                              (IN THOUSANDS)
      Continuing Operations................................ $   574  $3,650 $760
      Discontinued Operations..............................  (3,710)     --   --
                                                            -------  ------ ----
          Total............................................ $(3,136) $3,650 $760
                                                            =======  ====== ====

  The provision for deferred taxes results from timing differences in the recognition of revenues and expenses for tax and financial reporting purposes. The sources and income tax effects of these differences were as follows:

                                                       1994     1993     1992
                                                     --------  -------  -------
                                                          (IN THOUSANDS)
      Book depreciation in excess of tax
       depreciation................................  $    897  $(1,344) $(2,452)
      Tax deduction related to oil and gas
       exploration and production over (under) book
       expenses....................................    (6,277)    (163)   1,254
      Tax gain in excess of book gain on stock
       sale........................................   (10,116)  (8,065)
      Changes to tax carryforwards and other.......     8,044   12,528    1,678
      Amortization of intangibles..................       452       --       --
      Charge off uncollectible note................     2,790       --       --
                                                     --------  -------  -------
                                                     $ (4,210) $ 2,956  $   480
                                                     ========  =======  =======

  For federal income tax purposes, Zapata has $17.6 million of investment tax credit carryforwards expiring in 1995 through 2001, and has $11.7 million of alternative minimum tax credit carryforwards. The use of tax credits may be limited as a result of a change of ownership as calculated for tax purposes. Investment tax credit carryforwards are reflected in the balance sheet as a reduction of deferred taxes using the flow-through method.

  The following table reconciles the income tax provisions for continuing operations for 1994, 1993 and 1992 computed using the U.S. statutory rate of 35%, 34% and 34%, respectively, to the provisions reflected in the financial statements.

                                                          1994    1993    1992
                                                          -----  ------  ------
                                                            (IN THOUSANDS)
      Taxes at statutory rate...........................  $ 403  $4,427  $1,085
      Recovery of nondeductible book losses.............     --    (259)     --
      Amortization of intangibles not deductible for
       tax..............................................    196      --      --
      Other.............................................   (881)    (26)   (159)
      Equity/dividend income not recognized for tax pur-
       poses............................................   (176)   (567)   (446)
      State taxes.......................................  1,032      75     280
                                                          -----  ------  ------
                                                          $ 574  $3,650  $  760
                                                          =====  ======  ======

  Temporary differences and tax credit carryforwards that gave rise to significant portions of deferred tax assets and liabilities as of September 30, 1994 are as follows:

                                                             SEPTEMBER 30, 1994
                                                             ------------------
                                                               (IN THOUSANDS)
      Deferred Tax Assets:
        Asset write-downs not yet deductible................      $ 5,150
        Investment tax credit carryforwards.................       17,639
        Alternative minimum tax credit carryforwards........       11,683
        Other...............................................        2,555
                                                                  -------
          Total deferred tax assets.........................       37,027
        Valuation allowance.................................      (19,429)
                                                                  -------
          Net deferred tax assets...........................       17,598
                                                                  -------
      Deferred Tax Liabilities:
        Property and equipment..............................       (3,477)
        Basis difference on stock investment................       (1,650)
        Pension.............................................       (3,356)
        Unrealized investment gain on Tidewater common
         stock..............................................       (2,302)
        Other...............................................       (3,898)
                                                                  -------
          Total deferred tax liabilities....................      (14,683)
                                                                  -------
          Net deferred tax asset............................      $ 2,915
                                                                  =======

  The valuation allowance represents managements estimates of tax credit carryforwards that may not be ultimately utilized given current facts and circumstances. Management believes that the net deferred tax asset will be realized through future taxable income.

NOTE 10. COMMITMENTS AND CONTINGENCIES

 Sales-type leases receivable

  Energy Industries provides a capital lease financing option to its customers. Future minimum lease payments receivable resulting from the sale of compression packages under sales-type leases are due to Zapata as follows: $3,769,000 in 1995, $241,000 in 1996 and $77,000 in 1997; deferred interest totalling $51,000 is included in such amounts. Energy Industries periodically sells a portion of its lease receivables. Certain lease receivables are sold with partial recourse to Energy Industries. At September 30, 1994 the total amount of recourse to Energy Industries on the unpaid balance of all previously sold lease receivables was $1.7 million. During 1994, Energy Industries sold a total of $8.3 million of lease receivables.

 Operating leases receivable

  Energy Industries maintains a fleet of natural gas compressor packages for rental under operating leases. At September 30, 1994 the net book value of such property was $46.3 million (accumulated depreciation totalled $3.5 million). Future minimum lease payments receivable under remaining noncancellable operating leases as of September 30, 1994 are as follows: $3,256,000 in 1995, $782,000 in 1996 and $190,000 in 1997.

 Operating leases payable

  Future minimum payments under operating lease obligations aggregate $10.7 million, and for the five years ending September 30, 1999 are:

                                                 1995   1996   1997   1998  1999
                                                ------ ------ ------ ------ ----
                                                         (IN THOUSANDS)
      Lease obligations........................ $3,292 $1,567 $1,353 $1,194 $992

  The Company has an operating lease agreement with a purchase option that totals $2.1 million. The purchase option price includes a nonrefundable deposit of $1.2 million that is currently classified with other assets. The Company intends to exercise this purchase option during 1995, therefore, operating lease payments totalling $3.7 million related to this lease have not been included in the future minimum payments under operating lease obligations noted above.

  Rental expenses for operating leases were $4.5 million, $2.7 million and $1.9 million in 1994, 1993 and 1992, respectively.

 Litigation

  On July 9, 1991, a purported class action lawsuit styled Armand A. Vari, et al. v. Zapata Corporation, et al. was filed in the U.S. District Court for the Southern District of Florida, Miami Division (Civil Action No. 91-1455), naming as defendants Zapata, each of its directors and two of its executive officers, and IBJ Schroder Bank & Trust Company. The lawsuit was dismissed on summary judgment in 1994.

  Zapata is defending various claims and litigation arising from continuing and discontinued operations. In the opinion of management, uninsured losses, if any, resulting from these matters and from the matter discussed above will not have a material adverse effect on Zapata's results of operations or financial position.

NOTE 11. FINANCIAL INSTRUMENTS

 Concentrations of Credit Risk

  As indicated in the industry segment information which appears in Note 16, the market for the Company's services and products is primarily the natural gas industry. The Company's customers consist primarily of major integrated international oil companies and independent natural gas marketers and producers. The Company performs ongoing credit evaluations of its customers and generally does not require material collateral. The Company maintains reserves for potential credit losses, and such losses have been within management's expectations.

  At September 30, 1994 and 1993 the Company had cash deposits concentrated primarily in three major banks. In addition, the Company had certificates of deposits, commercial paper and Eurodollar time deposits with a variety of companies and financial institutions with strong credit ratings. As a result of the foregoing, the Company believes that credit risk in such instruments is minimal.

NOTE 12. PENSION PLANS

 Qualified Pension Plans

  Zapata has two noncontributory pension plans covering certain U.S. employees. Plan benefits are generally based on employees' years of service and compensation level. All of the costs of these plans are borne by Zapata. Each plan has adopted an excess benefit formula integrated with covered compensation. Participants are 100% vested in the accrued benefit after five years of service.

  Net pension credits for 1994, 1993 and 1992 included the following components:

                                                        1994    1993     1992
                                                       ------  -------  -------
                                                           (IN THOUSANDS)
      Service cost--benefits earned during the year..  $  692  $   660  $   945
      Interest cost on projected benefit obligations.   2,278    1,982    2,395
      Actual loss (gain) on plan assets..............  (2,730)   1,028   (4,950)
      Amortization of transition asset and other
       deferrals.....................................    (546)  (5,445)      22
                                                       ------  -------  -------
        Net pension credit...........................  $ (306) $(1,775) $(1,588)
                                                       ======  =======  =======

  The Company's funding policy is to make contributions as required by applicable regulations. No contributions to the plan have been required since 1984. The plans' funded status and amounts recognized in the Company's balance sheet at September 30, 1994 and 1993 is presented below:

                                                               1994     1993
                                                              -------  -------
                                                              (IN THOUSANDS)
      Fair value of plan assets.............................. $38,899  $38,053
                                                              -------  -------
      Actuarial present value of benefit obligations:
        Vested benefits......................................  31,503   28,362
        Nonvested benefits...................................     782      903
                                                              -------  -------
        Accumulated benefit obligation.......................  32,285   29,265
        Additional benefits based on projected salary
         increases...........................................   2,126    1,943
                                                              -------  -------
        Projected benefit obligations........................  34,411   31,208
                                                              -------  -------
      Excess of plan assets over projected benefit
       obligations...........................................   4,488    6,845
      Unrecognized transition asset..........................  (6,698)  (7,535)
      Unrecognized prior service cost........................     151      179
      Unrecognized net loss..................................  11,547   11,054
                                                              -------  -------
      Prepaid pension cost................................... $ 9,488  $10,543
                                                              =======  =======

  The unrecognized transition asset at October 1, 1987 was $15.8 million, which is being amortized over 15 years. For 1994 and 1993 the actuarial present value of the projected benefit obligation was based on a 4.75% weighted average annual increase in salary levels and a 7.5% discount rate. For 1992 the actuarial present value of the projected benefit obligations was based on a 5.5% annual increase in salary levels and an 8.0% discount rate. Pension plan assets are invested in cash, common and preferred stocks, short-term investments and insurance contracts. The projected long-term rate of return on plan assets was 9.0% in 1994, 1993 and 1992.

  The effect of the assumption changes in 1993 resulted in an increase in the projected benefit obligation and a corresponding increase in the unrecognized net loss. The combined unrecognized net loss of $11.5 million at September 30, 1994 is expected to be reduced by future returns on plan assets and through decreases in future net pension credits.

  In 1986, Zapata terminated the Dredging Pension Plan (the "Dredging Plan") in connection with the sale of the assets of its dredging operations. Annuities were purchased with Executive Life Insurance Co. ("Executive Life") for terminated participants of the Dredging Plan. Subsequently, Executive Life experienced financial difficulties resulting in a reduction of payments to the former participants of the Dredging Plan. The Company is currently negotiating a settlement with the U.S. Department of Labor that the Zapata Corporation Pension Plan would assume the liability associated with the reduction in benefits of the Dredging Plan participants. The accumulated benefit obligation at September 30, 1994 that would be assumed by the plan is estimated to be $2.1 million, of which $1.4 million has been expensed in the 1994 statement of operations as other expense.

  During 1992, Zapata terminated agreements with Arethusa and its subsidiaries, pursuant to which Zapata managed the operation of Arethusa's rigs. In connection therewith, Arethusa agreed to establish a pension plan into which Zapata transferred its pension obligation with respect to certain employees who terminated their employment with Zapata and became employees of Arethusa. A gain of $1.7 million associated with this curtailment and settlement is included in the 1992 statement of operations as other income.

 Supplemental Pension Plan

  Effective April 1, 1992, Zapata adopted a supplemental pension plan, which provides supplemental retirement payments to senior executives of Zapata. The amounts of such payments will be equal to the difference between the amounts received under the applicable pension plan, and the amounts that would otherwise be received if pension plan payments were not reduced as the result of the limitations upon compensation and benefits imposed by federal law. Effective December 1994, the supplemental pension plan was terminated.

  For 1994, 1993 and 1992 the actuarial present value of the projected benefit obligations was based on weighted-average annual increase in salary levels of 2.1%, 2.1% and 5.5%, respectively, and discount rates of 7.5%, 7.5% and 8.0%, respectively.

  Net pension expense for 1994, 1993 and 1992 included the following components:

                                                                  1994 1993 1992
                                                                  ---- ---- ----
                                                                  (IN THOUSANDS)
      Service cost--benefits earned during the year.............. $ 68 $ 86 $28
      Interest cost on projected benefit obligations.............   72   53  25
      Amortization of prior service cost.........................  487   87  44
                                                                  ---- ---- ---
        Net pension expense...................................... $627 $226 $97
                                                                  ==== ==== ===

  No contributions to the plan have been required since the plan is unfunded. The plan's funded status and amounts recognized in the Company's balance sheet at September 30, 1994 and 1993 are presented below:

                                                               1994     1993
                                                              -------  -------
                                                              (IN THOUSANDS)
      Fair value of plan assets.............................. $    --  $    --
                                                              -------  -------
      Actuarial present value of benefit obligations:
      Vested benefits........................................     935      831
      Nonvested benefits.....................................               34
                                                              -------  -------
        Accumulated benefit obligation.......................     935      865
        Additional benefits based on projected salary
         increases...........................................               90
                                                              -------  -------
        Projected benefit obligation.........................     935      955
                                                              -------  -------
      Excess of projected benefit obligations over plan
       assets................................................    (935)    (955)
      Unrecognized net loss..................................              154
      Unrecognized prior service costs.......................              479
      Additional minimum liability...........................             (543)
                                                              -------  -------
      Unfunded accrued liability............................. $  (935) $  (865)
                                                              =======  =======

NOTE 13. RELATED PARTY TRANSACTIONS

  During 1994, Zapata made purchases totalling $7.3 million from a company owned by a director and shareholder of Zapata. At September 30, 1994, Zapata owed $663,000 related to these purchases.

  Zapata received $317,000, $249,000 and $187,000 in 1994, 1993 and 1992,
respectively, from a director of the Company for use of the Company's executive aircraft under an arrangement which provided for full recovery of expenses associated with such use.

  During 1994 and 1993, Zapata received $104,000 and $31,000, respectively, from Norex associated with an administrative services arrangement pursuant to which Zapata provided office space and certain administrative services to Norex. See Note 6 for additional transactions with Norex.

NOTE 14. DISCONTINUED MARINE PROTEIN OPERATIONS SUBSEQUENTLY RETAINED

  On May 5, 1995, the Company decided to retain the marine protein operations which had previously been reported as a discontinued operation. Zapata had previously announced that an agreement to sell its marine protein operations had been reached. However, the acquisition group failed to close the transaction.

  The Company concluded that the value of its marine protein operations could be more effectively realized by retaining these operations as part of Zapata's ongoing operations, rather than pursuing another sale transaction. As a result, marine protein's net assets and results of operations and cash flows for all periods have been reclassified from discontinued operations to continuing operations.

  The following is a summary of certain selected financial data for the marine protein operations for the periods in which these operations were reported as a discontinued operation:


                                                       YEARS ENDED SEPTEMBER
                                                                30,
                                                      ------------------------
                                                       1994    1993     1992
                                                      ------- -------  -------
FINANCIAL RESULTS
Revenues............................................. $96,614 $58,565  $76,319
Expenses.............................................  94,273  59,151   76,621
                                                      ------- -------  -------
Income (loss) before taxes...........................   2,341    (586)    (302)
Income tax provision.................................   1,068    (150)      82
                                                      ------- -------  -------
Net income (loss) *.................................. $ 1,273 $  (436) $  (384)
                                                      ======= =======  =======

                                                                SEPTEMBER 30,
                                                               ----------------
                                                                 1994    1993
                                                               -------- -------
FINANCIAL POSITION
Current assets................................................ $ 49,016 $42,775
Investments and other.........................................    8,022   5,938
Property and equipment, net...................................   30,527  44,010
                                                               -------- -------
                                                                 87,565  92,723
                                                               -------- -------
Debt..........................................................    9,749   8,392
Other liabilities and deferred income taxes...................   26,526  15,633
                                                               -------- -------
                                                                 36,275  24,025
                                                               -------- -------
Net book value................................................   51,290  68,698
                                                               ======== =======

--------
* Net income (loss) includes allocations of interest expense on general corporate debt of $2.5 million in 1994, $3.9 million in 1993 and $3.7 million in 1992. Interest expense was allocated to discontinued operations based on a ratio of net assets to be sold to the sum of total net assets of the Company plus general corporate debt.

NOTE 15. OIL AND GAS OPERATIONS (UNAUDITED)

  The following information concerning Zapata's oil and gas operations has been prepared in accordance with Statement of Financial Accounting Standards No. 69, "Disclosures about Oil and Gas Producing Activities," ("SFAS No. 69") and applicable Securities and Exchange Commission (the "SEC") regulations.

  The information concerning capitalized costs of oil and gas properties, costs incurred in property acquisition, exploration and development, and operating results from oil and gas producing activities is taken from Zapata's accounting records with the exception of income taxes. Income tax provisions are calculated using statutory tax rates and reflect permanent differences and tax credits and allowances relating to oil and gas operations that are reflected in the Company's consolidated income tax provision for each period. The pretax income from oil and gas producing activities does not agree with the oil and gas operations operating income in the industry segment information in Note 16 due to the exclusion of certain nonoperating expenses from the information shown as required by SFAS No. 69.

                  CAPITALIZED COSTS OF OIL AND GAS PROPERTIES

                                                         UNITED
                                                         STATES  BOLIVIA  TOTAL
                                                         ------- ------- -------
                                                             (IN THOUSANDS)
1994
Capitalized costs
 Evaluated properties................................... $74,872 $2,194  $77,066
Accumulated depreciation, depletion and amortization....  60,794     55   60,849
                                                         ------- ------  -------
Net capitalized costs................................... $14,078 $2,139  $16,217
                                                         ======= ======  =======
1993
Capitalized costs
 Evaluated properties................................... $65,274         $65,274
Accumulated depreciation, depletion and amortization....  27,078          27,078
                                                         -------         -------
Net capitalized costs................................... $38,196         $38,196
                                                         =======         =======


                    COSTS INCURRED IN PROPERTY ACQUISITION,
                     EXPLORATION AND DEVELOPMENT ACTIVITIES

                                                       UNITED
                                                       STATES  BOLIVIA  TOTAL
                                                       ------  ------- -------
                                                           (IN THOUSANDS)
1994
Expenditures:
  Development......................................... $9,598  $2,195  $11,793
                                                       ======  ======  =======
1993
Expenditures:
  Acquisition of unproved properties.................. $   12          $    12
  Development.........................................   (466)            (466)
                                                       ------          -------
                                                       $ (454)         $  (454)
                                                       ======          =======
1992
Expenditures:
  Acquisition of unproved properties.................. $   18          $    18
  Development.........................................  3,945            3,945
                                                       ------          -------
                                                       $3,963          $ 3,963
                                                       ======          =======

           RESULTS OF OPERATIONS FOR OIL AND GAS PRODUCING ACTIVITIES

                                                     UNITED
                                                     STATES   BOLIVIA  TOTAL
                                                    --------  ------- --------
                                                         (IN THOUSANDS)
1994
Revenues........................................... $  8,432  $ 4,117 $ 12,549
Production costs...................................    5,750      518    6,268
Depreciation, depletion and amortization...........   33,715       55   33,770
                                                    --------  ------- --------
Income before income taxes*........................  (31,033)   3,544  (27,489)
Income taxes.......................................  (10,551)   1,205   (9,346)
                                                    --------  ------- --------
Net income *....................................... $(20,482) $ 2,339 $(18,143)
                                                    ========  ======= ========
1993
Revenues........................................... $ 17,011  $ 3,178 $ 20,189
Production costs...................................    5,642      107    5,749
Depreciation, depletion and amortization...........    7,688             7,688
                                                    --------  ------- --------
Income before income taxes*........................    3,681    3,071    6,752
Income taxes.......................................    1,252    1,044    2,296
                                                    --------  ------- --------
Net income *....................................... $  2,429  $ 2,027 $  4,456
                                                    ========  ======= ========
1992
Revenues........................................... $ 19,984  $10,110 $ 30,094
Production costs...................................    7,877       56    7,933
Depreciation, depletion and amortization...........   10,303            10,303
                                                    --------  ------- --------
Income before income taxes*........................    1,804   10,054   11,858
Income taxes.......................................      613    3,419    4,032
                                                    --------  ------- --------
Net income *....................................... $  1,191  $ 6,635 $  7,826
                                                    ========  ======= ========

--------
* Before deducting selling, general, administrative and interest expenses.

 Oil and gas reserves

  During fiscal 1994, the Company recorded a $29.2 million pretax writedown of its oil and gas properties in the Gulf of Mexico. The writedown was the result of several factors: lower natural gas prices, additional capitalized costs incurred recently in connection with several workover wells at the Company's Wisdom gas field and an increase in estimated future costs.

  Zapata's domestic natural gas production for fiscal 1994 was approximately one half of the fiscal 1993 period's level of production which was 31% lower than the fiscal 1992 level of production. The decline in production was due to production difficulties encountered during 1993 at the Wisdom gas field, the Company's most significant oil and gas property.

  In late April 1993, one of the oil and gas division's wells in the Wisdom gas field was shut-in when the well began producing sand. Prior to the failure, this well was capable of producing 6.5 MMcf per day. After some minor repairs, the well was returned to production at a significantly reduced level. Efforts to restore production from this well have been deferred.

  In early September 1993 an additional well in the Wisdom gas field ceased production as a result of an influx of sand and water. Immediately prior to the time the well ceased producing, this well was capable of producing approximately 5.5 MMcf per day. After some minor repairs, the well was returned to production at a significantly reduced level. Efforts to restore production commenced in February 1994 and the workover/recompletion of this well and one additional well successfully restored production of these wells to acceptable levels. The Company undertook the recompletion of an additional well in the Wisdom gas field which was abandoned after a series of mechanical failures. The Wisdom gas field was producing 10.8 MMcf per day in August 1994 before curtailing production in September due to low gas prices.

  The following table contains estimates of proved oil and gas reserves attributable to Zapata's interest in oil and gas properties which were prepared primarily by independent petroleum reserve engineers (Huddleston & Co., Inc.). Proved reserves are the estimated quantities of natural gas and liquids (crude oil and condensate) which, based upon analysis of geological and engineering data, appear with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, i.e., prices and costs as of the date the estimate is made. Reservoirs are considered proved if economic productivity is supported by actual production or conclusive formation testing. Proved developed reserves are reserves that can be expected to be recovered through existing wells with existing equipment and operating methods.

  These reserve quantities are estimates and may be subject to substantial upward or downward revisions as indicated by past experience. The estimates are based on the most current and reliable information available; however, additional information obtained through future production experience and additional development of existing reservoirs may significantly alter previous estimates of proved reserves. Future changes in the level of hydrocarbon prices relative to the costs to develop and produce reserves can also result in substantial revisions to proved reserve estimates.

  These estimates relate only to those reserves which meet the SEC's definition of proved reserves and do not consider probable reserves and the likelihood of their recovery which, if considered, could result in substantial increases in reported reserves. Future secondary recovery efforts could also yield additional reserves.

                        NATURAL GAS AND LIQUIDS RESERVES

                             UNITED STATES               BOLIVIA                    TOTAL
                         ------------------------  -----------------------  ------------------------
                           LIQUIDS       GAS         LIQUIDS      GAS         LIQUIDS       GAS
                         ------------ -----------  ------------ ----------  ------------ -----------
                         (LIQUIDS IN MILLIONS OF BARRELS, GAS IN BILLIONS OF CUBIC FEET)
Proved reserves as of
   September 30, 1991...          .6         61.8           .7        23.7          1.3         85.5
  Revisions of previous
   estimates............         (.1)        (3.1)                     (.8)         (.1)        (3.9)
  Production............         (.1)       (10.2)                    (1.7)         (.1)       (11.9)
                           ---------  -----------    ---------  ----------    ---------  -----------
Proved reserves as of
   September 30, 1992...          .4         48.5           .7        21.2          1.1         69.7
  Revisions of previous
   estimates............                     (1.1)                     3.0                       1.9
  Production............                     (7.0)                    (1.7)                     (8.7)
  Purchase of reserves
   in place.............                       .4                                                 .4
                           ---------  -----------    ---------  ----------    ---------  -----------
Proved reserves as of
   September 30, 1993...          .4         40.8           .7        22.5          1.1         63.3
  Revisions of previous
   estimates............          .1         (2.8)          .1         6.7           .2          3.9
  Production............         (.1)        (3.3)         (.1)       (1.9)         (.2)        (5.2)
                           ---------  -----------    ---------  ----------    ---------  -----------
Proved reserves as of
   September 30, 1994...          .4         34.7           .7        27.3          1.1         62.0
                           =========  ===========    =========  ==========    =========  ===========
Proved developed re-
   serves as of
   September 30, 1991...          .4         53.5           .7        23.7          1.1         77.2
  September 30, 1992....          .3         41.0           .7        21.2          1.0         62.2
  September 30, 1993....          .2         28.2           .7        22.5           .9         50.7
  September 30, 1994....          .2         27.4           .7        27.3           .9         54.7

 Standardized measure of discounted future net cash flows

  The information presented below concerning the net present value of aftertax cash flows for Zapata's oil and gas producing operations is required by SFAS No. 69 in an attempt to make comparable information concerning oil and gas producing operations available for financial statement users. The information is based on proved reserves as of September 30 for each fiscal year and has been prepared in the following manner:

  1. Estimates were made of the future periods in which proved reserves would be produced based on year-end economic conditions.

  2. The estimated future production streams of proved reserves have been priced using year-end prices with the exception that future prices of gas have been increased for fixed and determinable escalation provisions in existing contracts.

  3. The resulting future gross cash inflows have been reduced by the estimated future costs to develop and produce the proved reserves at year-end cost levels.

  4. Income tax payments have been computed at statutory rates based on the net future cash inflows, the remaining tax basis in oil and gas properties and permanent differences between book and tax income and tax credits or other tax benefits available related to the oil and gas operations.

  5. The resulting after-tax future net cash flows are discounted to present value amounts by applying a 10% annual discount factor.

  Effective April 1, 1984, the Company changed from accrual to cash basis revenue recognition for sales from its Bolivia properties in light of economic and political conditions in Bolivia. On September 30, 1987, the Company wrote off its remaining $17.2 million investment in its oil and gas properties in Bolivia. However, based on the Bolivian oil and gas company's performance under renegotiated contracts and improved operating conditions, Zapata returned to the accrual method of accounting for its Bolivian oil and gas operations in fiscal 1994. Additionally, in 1994 Zapata participated in drilling two exploratory wells in its Bolivian operation. The standardized measure information below excludes cash flow information relating to the Bolivian properties prior to 1994.

  The net present value of future cash flows, computed as prescribed by SFAS No. 69, should not be construed as the fair value of Zapata's oil and gas operations. The computation is based on assumptions that in some cases may not be realistic and estimates that are subject to substantial uncertainties. Since the discounted cash flows are based on proved reserves as defined by the SEC, they are subject to the same uncertainties and limitations inherent in the reserve estimates, which include among others, no consideration of probable reserves and stable hydrocarbon prices at year-end levels. Additionally, the timing of future production and cash flows, given the current state of the U.S. natural gas market, is subject to significant uncertainty. The use of a 10% discount factor by all companies does not provide a basis for quantifying differences in risk with respect to oil and gas operations among different companies. The computations also ignore the impact future exploration and development activities may have on profitability.

            STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS
                          RELATING TO PROVED RESERVES

                                                       UNITED
                                                       STATES  BOLIVIA  TOTAL
                                                      -------- ------- --------
                                                           (IN THOUSANDS)
1994
  Estimated future cash flows Revenues from
   hydrocarbon sales................................. $ 51,380 $44,473 $ 95,853
    Production costs.................................   19,132  12,010   31,142
    Development costs................................    7,899     825    8,724
    Dismantlement and abandonment....................    7,924            7,924
                                                      -------- ------- --------
  Future net cash flows before income taxes..........   16,425  31,638   48,063
  Estimated income tax payments......................      941  10,165   11,106
                                                      -------- ------- --------
  Future net cash flows..............................   15,484  21,473   36,957
  10% discount.......................................    1,570  10,142   11,712
                                                      -------- ------- --------
  Standardized measure of discounted future net cash
   flows............................................. $ 13,914 $11,331 $ 25,245
                                                      ======== ======= ========
1993
  Estimated future cash flows
    Revenues from hydrocarbon sales.................. $104,889         $104,889
    Production costs.................................   28,399           28,399
    Development costs................................   14,960           14,960
                                                      --------         --------
  Future net cash flows before income taxes..........   61,530           61,530
  Estimated income tax payments......................   11,283           11,283
                                                      --------         --------
  Future net cash flows..............................   50,247           50,247
  10% discount.......................................   12,345           12,345
                                                      --------         --------
  Standardized measure of discounted future net cash
   flows............................................. $ 37,902         $ 37,902
                                                      ========         ========

                                                       UNITED
                                                       STATES  BOLIVIA  TOTAL
                                                      -------- ------- --------
                                                           (IN THOUSANDS)
1992
  Estimated future cash flows Revenues from
   hydrocarbon sales................................. $106,284         $106,284
    Production costs.................................   27,059           27,059
    Development costs................................    8,860            8,860
                                                      --------   ---   --------
  Future net cash flows before income taxes..........   70,365           70,365
  Estimated income tax payments......................   12,545           12,545
                                                      --------   ---   --------
  Future net cash flows..............................   57,820           57,820
  10% discount.......................................   10,818           10,818
                                                      --------   ---   --------
  Standardized measure of discounted future net cash
   flows............................................. $ 47,002         $ 47,002
                                                      ========   ===   ========

              CHANGES IN STANDARDIZED MEASURE OF DISCOUNTED FUTURE
                   NET CASH FLOWS RELATING TO PROVED RESERVES

                                                      1994     1993     1992
                                                     -------  -------  -------
                                                         (IN THOUSANDS)
Standardized measure, beginning of year--U.S........ $37,902  $47,002  $58,780
Standardized measure, beginning of year--Bolivia....  10,312
  Change in sales prices, net of production costs... (24,990)   8,163   (3,038)
  Costs incurred or transferred into the
   amortization pool during the period that reduced
   estimated future development costs...............   4,975             2,188
  Changes in estimated future development and
   abandonment costs................................  (4,638)  (4,679)    (660)
  Sales, net of production costs....................  (6,281) (11,369) (12,107)
  Revisions of quantity estimates...................   3,243   (1,800)  (4,260)
  Purchase of reserves in-place.....................            1,098
  Accretion of discount.............................   4,283    5,397    7,004
  Net change in income taxes........................    (149)   2,048    4,291
  Changes in production rates and other.............     588   (7,958)  (5,196)
                                                     -------  -------  -------
Standardized measure, end of year................... $25,245  $37,902  $47,002
                                                     =======  =======  =======

NOTE 16. INDUSTRY SEGMENT AND GEOGRAPHIC INFORMATION (UNAUDITED)

  Zapata's continuing businesses are comprised of four industry segments operating in the U.S. and one foreign country. The marine protein segment is engaged in menhaden fishing for the production of fish meal and fish oil in the U.S. The natural gas compression segment rents, fabricates, sells, installs and services natural gas compressor packages. The natural gas gathering, processing and marketing segment gathers and processes natural gas and its constituent products, and markets and trades in natural gas liquids in the U.S. The oil and gas segment is engaged in the production of crude oil and natural gas in the U.S. and Bolivia. Export sales of fish oil and fish meal were approximately $25.8 million, $12.8 million and $16.2 million in 1994, 1993 and 1992, respectively. Such sales were made primarily to European markets. In 1992 net sales to one customer by the marine protein segment were approximately $12.4 million. Export sales of compressors and related equipment in 1994 totalled $9.9 million. Such sales were made primarily to Canadian markets.

                          INDUSTRY SEGMENT INFORMATION

                                                               DEPRECIATION,
                                   OPERATING                     DEPLETION
                                    INCOME       IDENTIFIABLE       AND        CAPITAL
YEAR ENDED SEPTEMBER 30,  REVENUES  (LOSS)          ASSETS     AMORTIZATION  EXPENDITURES
------------------------  -------- ---------     ------------  ------------- ------------
                                                (IN THOUSANDS)
1994
Marine protein..........  $ 96,614 $  5,445        $ 87,565       $ 4,535      $ 3,671
Natural gas services--
 compression............    72,522    7,970         102,626         4,867        8,638
Natural gas services--
 gathering, processing
 and marketing..........   156,141   (1,063)         36,742         1,855        4,083
Oil and gas.............    12,549  (28,285)(2)      20,062        33,770(2)    11,792
Corporate...............             (8,767)         44,044(1)      2,321           67
                          -------- --------        --------       -------      -------
                          $337,826 $(24,700)       $291,039       $47,348      $28,251
                          ======== ========        ========       =======      =======
1993
Marine protein..........  $ 58,565 $  4,295        $ 92,728       $ 4,510      $ 1,477
Natural gas services--
 gathering, processing
 and marketing..........   186,291     (552)         40,871           460        1,757
Oil and gas.............    20,189    6,032          41,630         7,688        1,327
Corporate...............             (6,769)        169,888(1)        378            8
                          -------- --------        --------       -------      -------
                          $265,045 $  3,006        $345,117       $13,036      $ 4,569
                          ======== ========        ========       =======      =======
1992
Marine protein..........  $ 76,319 $  4,729        $ 84,082       $ 4,248      $ 4,614
Oil and gas.............    30,094   11,248          50,191        10,303        3,963
Corporate...............             (5,076)        170,066(1)        372        3,018
                          -------- --------        --------       -------      -------
                          $106,413 $ 10,901        $304,339       $14,923      $11,595
                          ======== ========        ========       =======      =======

--------
(1) Includes Zapata's investment in Tidewater, a substantial portion of which was sold in fiscal 1994 and 1993.
(2) Includes a $29,152,000 provision for oil and gas property valuation as a result of low gas prices and a revision of estimated future costs.

NOTE 17. QUARTERLY FINANCIAL DATA (UNAUDITED)

                       CONSOLIDATED QUARTERLY INFORMATION

                                 THREE MONTHS ENDED
                          ---------------------------------------------
                          DEC. 31     MAR 31       JUN 30       SEP 30
                          -------     -------     --------     --------
                             (IN THOUSANDS, EXCEPT PER SHARE
                                        AMOUNTS)
FISCAL 1994
Revenues................. $80,228     $75,200     $ 86,496     $ 95,902
                          =======     =======     ========     ========
Operating income (loss).. $ 2,154     $ 1,303     $(16,058)(3) $(12,099)(4)
Other income (expense),
 net.....................  24,622 (1)   2,544 (2)    1,578       (2,892)
Provision (benefit) for
 income taxes............   9,448       1,575       (4,906)      (5,543)
                          -------     -------     --------     --------
Income (loss) from con-
 tinuing operations......  17,328       2,272       (9,574)      (9,448)
Loss on disposition, net
 of income taxes.........      --          --           --       (8,897)(5)
                          -------     -------     --------     --------
Net income (loss)........ $17,328     $ 2,272     $ (9,574)    $(18,345)
                          =======     =======     ========     ========
Per share:
Income (loss) from con-
 tinuing operations...... $  0.56     $  0.05     $  (0.31)    $  (0.29)
Loss on disposition, net
 of income taxes.........      --          --           --        (0.29)
                          -------     -------     --------     --------
Net income (loss)........ $  0.56     $  0.05     $  (0.31)    $  (0.58)
                          =======     =======     ========     ========
FISCAL 1993
Revenues................. $70,925     $71,854     $ 58,173     $ 64,093
                          =======     =======     ========     ========
Operating income (loss).. $ 2,496     $  (291)    $   (569)    $  1,370
Other income (expense),
 net.....................  (1,479)     (2,456)      16,482 (6)   (2,530)
Provision (benefit) for
 income taxes............     (21)     (1,205)       5,423         (547)
                          -------     -------     --------     --------
Net income (loss)........ $ 1,038     $(1,542)    $ 10,490     $   (613)
                          =======     =======     ========     ========
Net income (loss) per
 share................... $  0.04     $ (0.06)    $   0.37     $  (0.02)
                          =======     =======     ========     ========

--------
(1) Includes a pretax gain of $33.9 million from the sale of 3.75 million shares of Tidewater common stock and a $6.8 million prepayment penalty in connection with the partial prepayment of Zapata's Norex indebtedness.
(2) Includes a pretax gain of $3.6 million from the sale of 375,175 shares of Tidewater common stock.
(3) Includes an $18.8 million valuation provision for oil and gas property valuation.
(4) Includes a $10.4 million valuation provision for oil and gas property valuation.
(5) Includes the estimated loss to be realized on disposal of the marine protein operations, net of taxes.
(6) Includes a pretax gain of $32.9 million from the sale of 3.5 million shares of Tidewater common stock, a $6.4 million prepayment penalty in connection with the refinancing of Zapata's senior indebtedness and a $6.0 million write-down of Zapata's investment in Arethusa to approximate estimated market value. A $300,000 gain was recorded in the fourth quarter when Zapata disposed of its investment in Arethusa.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

  (c) EXHIBITS:


   27  --Financial Data Schedule.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED HEREUNTO DULY AUTHORIZED.

                                          ZAPATA CORPORATION



                                              /s/  Joseph L. von Rosenberg III
                                          By: _________________________________
                                               Joseph L. von Rosenberg III
                                           Vice President, General Counsel and
                                                   Corporate Secretary

Date: November 13, 1995